Registration No. 333-117147


    As filed with the Securities and Exchange Commission on November 2, 2005


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 POST EFFECTIVE
                               AMENDMENT NO. 3 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               MOTIENT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                      4812                      93-0976127
 (State of Incorporation)  (Primary S.I.C. Code Number)       (I.R.S. Employer
                                                             Identification No.)

                             300 Knightsbridge Pkwy.
                             Lincolnshire, IL 60069
                                 (847) 478-4200
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                Robert L. Macklin
                          General Counsel and Secretary
                             300 Knightsbridge Pkwy.
                             Lincolnshire, Il 60069
                                 (847) 478-4200
            (Name, Address, Including Zip Code, And Telephone Number,
                   Including Area Code, Of Agent For Service)


        Approximate Date Of Commencement Of Proposed Sale To The Public:
     From time to time after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           ---------------------------

                           ---------------------------


         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and is subject to change. The selling stockholders may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where an offer or sale of these securities is not permitted.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 2, 2005

                                   PROSPECTUS

                               MOTIENT CORPORATION


                                13,968,089 SHARES


                                  COMMON STOCK




         This prospectus relates solely to the offer and sale by the selling stockholders identified in this prospectus of up to 13,968,089 shares of our common stock. The selling stockholders are offering all of the shares to be sold in the offering, but they are not required to sell any of these shares. The selling stockholders may sell the offered shares in public or private transactions, at prevailing market prices or at privately negotiated prices in transactions that may or may not involve the Pink Sheets. In connection with these sales, the selling stockholders may use underwriters, broker-dealers, or agents, who may receive compensation or commissions for the sales. We will incur expenses in connection with the registration of the common stock, but we will not receive any of the proceeds from the sale of our common stock by the selling stockholders.


Our common stock is not listed on any national securities exchange or on the NASDAQ Stock Market. Our common stock is quoted on the Pink Sheets under the symbol "MNCP". On October 26, 2005, the last reported bid price for our common stock was $16.90.

                           --------------------------

         The purchase of our common stock involves a high degree of risk. See "Risk Factors" beginning on Page 6 for a discussion of factors that you should carefully consider before purchasing the shares offered by this prospectus.

                           --------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           --------------------------


                  The date of this Prospectus is ______, 2005.

                                TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
Cautionary Note Regarding Forward-Looking Statements............................................................        1
Prospectus Summary..............................................................................................        2
Risk Factors....................................................................................................        6
Use of Proceeds.................................................................................................       12
Determination of Offering Price.................................................................................       12
Price and Related Information Concerning Registered Shares......................................................       13
Selected Financial Data.........................................................................................       14
Selected Pro Forma Financial Data...............................................................................       18
Selected Quarterly Financial Data...............................................................................       24
Management's Discussion and Analysis of Financial Condition and Results of Operations...........................       26
Business........................................................................................................       60
Management......................................................................................................       78
Certain Relationships and Related Transactions..................................................................       83
Principal Stockholders..........................................................................................       85
Selling Stockholders............................................................................................       87
Description of Motient's Securities.............................................................................       91
Shares Eligible for Future Sale.................................................................................       94
Plan of Distribution............................................................................................       95
Legal Matters...................................................................................................       96
Experts.........................................................................................................       96
Where You Can Find More Information.............................................................................       97
Index to Motient Financial Statements...........................................................................      F-0
Index to TerreStar Financial Statements.........................................................................      T-0
Index to MSV Financial Statements...............................................................................      M-0


If it is against the law in any state to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.

You should rely only on the information provided or incorporated by reference in this prospectus or any supplement. Neither we nor any of the selling stockholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," "project," or "intend." These forward-looking statements reflect our plans, expectations and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, or cautionary statements, include, among others, those under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview," and elsewhere in this prospectus, including in conjunction with the forward-looking statements included in this prospectus. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the cautionary statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission from time to time, including our reports on Forms 10-Q and 10-K which will be filed in the future, as well as our other reports and filings with the SEC.

Our forward-looking statements are based on information available to us today, and we will not update these statements. Our actual results may differ significantly from the results discussed.

                               PROSPECTUS SUMMARY

This summary outlines and highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and related notes before you make an investment decision.

Whenever we refer in this prospectus to "Motient," "the Company," "we," "us," or "our," we mean Motient Corporation, a Delaware Corporation, and, unless the context indicates otherwise, its predecessors and subsidiaries, including its majority owned subsidiary, TerreStar Networks Inc.

Our Business Segments

Motient owns, operates and develops two-way wireless communications businesses. We are currently developing a satellite communications service via our majority ownership of TerreStar Networks Inc., a development stage company in the process of building its first satellite. TerreStar was formerly a subsidiary of another satellite communications company, Mobile Satellite Ventures LP, or MSV, as it is commonly known. We own 49% of MSV, but do not have operating control of its business. In addition, we own and operate a two-way wireless data network (our DataTac network) which we use to provide our customers with two-way wireless data communication services, and we also have the capabilities to provide our customers with convenient and cost-effective access to other wireless data networks, such as the Sprint and Cingular networks.


In September, 2005, we announced a transaction that would result in the consolidation of the ownership of MSV and TerreStar within Motient, thereby simplifying the ownership and governance of both and better enabling them to pursue more effectively their deployment of separate hybrid satellite and terrestrial based communications networks. We also announced that this transaction would likely lead to the spin-off of TerreStar as well.


Our Satellite Communications Business - TerreStar


On May 11, 2005, we acquired approximately an additional 13.4% ownership in TerreStar Networks, Inc. for a total ownership interest of 61% in, and operating control over TerreStar. Prior to that date, TerreStar was a subsidiary of MSV established to, among other things, develop a satellite communications system using frequencies in the 2 GHz frequency band that are part of what is often known as the "S-band." We acquired our ownership interest in TerreStar when, in conjunction with a spin-off of TerreStar to the owners of MSV, we purchased an additional $200 million of newly-issued TerreStar common stock. In conjunction with this transaction, TerreStar also received a perpetual, royalty-free license to utilize MSV's patent portfolio, including those patents related to "ancillary terrestrial component", or ATC, which we anticipate will allow us to deploy a communications network that seamlessly integrates satellite and terrestrial communications, giving a user ubiquitous wireless coverage across North America.


By offering Mobile Satellite Service, or MSS, in the S-band in conjunction with ATC, TerreStar can effectively deploy a hybrid satellite and terrestrial wireless communications network. This network could, for instance, eventually allow a user to utilize a mobile device that would communicate with a traditional land-based wireless network when in range of that network, but communicate with a satellite when not in range of such a land-based network. These mobile devices could be used for a myriad of communications applications, including potentially voice, data and video services.

TerreStar is currently in the process of building its first satellite pursuant to a construction contract with Space Systems/Loral, Inc. This satellite is scheduled to be completed in November 2007, with commercial operations scheduled to begin in 2008. Once launched, the satellite, with an antenna almost sixty feet across, will be able to communicate with terrestrial base stations and standard wireless devices.

Our ability to offer these services depends on TerreStar's right to receive certain regulatory authorizations allowing it to provide MSS in the S-band. These authorizations are subject to various regulatory milestones relating to the construction, launch, and operational date of the satellite system required to provide this service. In order to use ATC, TerreStar will need to apply for authority with the FCC, which it has not yet done. For additional information regarding TerreStar, please see the financial statements of TerreStar beginning on page T-1.


Our Terrestrial Wireless Business - Motient Communications Inc.

We provide two-way, wireless data transmission services and wireless internet access on a nationwide basis through our wholly-owned subsidiary, Motient Communications Inc. Our customers can access several different wireless communications networks, including the wireless networks of Sprint, Cingular and our own DataTac network. We can also sell and support multiple software applications and communications devices for use on all of those wireless networks. Additionally, we can also design and manage various custom wireless applications our customers may need. In seeking to meet the wireless needs our customers, we have the ability to:

     o provide access to multiple wireless networks, including GPRS (Cingular), 1XRTT (Sprint), and our own proprietary DataTac network and integrate the access to those networks in a single, seamless solution;

     o support wireless data systems used by companies involved in data transmission and processing, so they can connect remote equipment, such as wireless point-of-sale terminals, with a central monitoring facility;

     o support mobile data and mobile management systems used by transportation and other companies so they can wirelessly coordinate remote, mobile assets and personnel; and

     o sell and support various two-way wireless internet services, including BlackBerry TM wireless email service, providing personal consumers and corporate customers with wireless access to a broad range of email and information services via our own DataTac wireless radio data network or via other GPRS or 1XRTT wireless radio data networks.

Mobile Satellite Ventures

We directly and indirectly own 49% of Mobile Satellite Ventures LP, or MSV, a provider of mobile satellite-based communications services. MSV uses two satellites to provide service, which allow customers access to satellite-based wireless data, voice, fax and dispatch radio services almost anywhere in North and Central America, northern South America, the Caribbean, Hawaii and in various coastal waters.


MSV is also developing a next-generation system, a hybrid satellite/terrestrial wireless network over North America that MSV expects will utilize new satellites working with MSV's patented ATC technology. With access to over 28 MHz of L-band spectrum, MSV expects to be able to deploy terrestrial two-way radio network technology in thousands of locations across the United States, allowing subscribers to integrate satellite-based communications services with more traditional land-based wireless communications services. MSV is headquartered in Reston, VA, with an office in Ottawa, ON, Canada.

MSV is structured as a limited partnership, of which Motient is one of the limited partners. Motient also holds a proportionate ownership interest in the corporate general partner. Motient has certain rights to appoint directors to the sole general partner of the limited partnership, but does not have any direct or indirect operating control over MSV. For additional information regarding MSV, please see the financial statements of MSV beginning on page M-1.

Acquisition of MSV and TerreStar


On September 22, 2005, we announced that we had entered into a non-binding letter of intent to consolidate the ownership of MSV and TerreStar within Motient. We anticipate that this transaction will, if consummated, simplify the ownership and governance of both MSV and TerreStar, better enabling both of them to more effectively pursue deployment of their separate hybrid satellite and terrestrial based communications networks. The networks will be able to provide ubiquitous wireless coverage in North America in the L-band and S-band, respectively. The letter of intent sets forth the basic terms of the proposed transaction, which include, among other things, (i) our issuance of approximately 93 million chares of our common stock in exchange for the MSV interests and TerreStar shares not already owned by us, (ii) a possible spin-off of TerreStar after the closing (the spin-off would be executed if it is judged by Motient's Board of Directors to be in the best interests of its stockholders following the closing), and (iii) the reconstitution of the boards of Motient, MSV and TerreStar with nine members mutually acceptable to the parties and in compliance with the independence rules and regulations of NASDAQ. The interests of MSV and TerreStar held by one of the owners, TMI Communications and Company, will not be transferred at the time of the closing. Instead, TMI would receive the right to exchange its interests in MSV and TerreStar at any time at the same exchange ratios that are being offered to the other shareholders and would subscribe for shares of a new class of Motient preferred stock with nominal economic value but having voting rights in Motient equivalent to those TMI would receive upon exchange of its MSV and TerreStar interests for Motient common stock. The consummation of the transaction will require successful completion of due diligence, negotiation and execution of definitive documentation, board and stockholder approval, and various regulatory approvals. Because the letter of intent is non-binding, the parties have no obligation to negotiate such documentation or otherwise consummate the transactions. Therefore, the transactions may not be consummated on the currently proposed terms or may never be consummated.


Business Structure


As of October 27, 2005, we have six wholly-owned subsidiaries, a 61% ownership interest in, and operating control of, TerreStar, and a 49% direct and indirect interest in MSV. Motient Communications Inc. owns the assets comprising Motient's terrestrial wireless business, except for Motient's Federal Communications Commission, or FCC, licenses, which are held in a separate subsidiary, Motient License Inc. TerreStar holds all of the satellite assets that Motient has operating control over. Motient's other subsidiaries have no material assets other than Motient's ownership interests in MSV and Motient's various subsidiaries.

We are a Delaware corporation with our principal executive offices located at 300 Knightsbridge Parkway, Lincolnshire, Illinois 60069. Our telephone number is
(847) 478-4200. TerreStar is headquartered in Reston, Virginia. You may find all of our public filings with the Securities and Exchange Commission in the "Investor Relations" section of our website, www.motient.com.

                                  THE OFFERING

Common stock offered by the selling stockholders....................   13,968,089 shares

Common stock outstanding as of October 27, 2005.....................   62,527,413 shares

Series A preferred stock outstanding as of October 27, 2005.........   90,000 shares

Series B preferred stock outstanding as of October 27, 2005.........   318,500 shares


Use of proceeds.....................................................   All of the net proceeds from the sale of the common
                                                                       stock covered by this prospectus will go to the selling
                                                                       stockholders who offer and sell shares of the common
                                                                       stock. We will not receive any proceeds from the sale of
                                                                       the common stock offered by the selling stockholders.

Trading symbol......................................................   MNCP

                             SUMMARY FINANCIAL DATA

The following table summarizes our financial results as of and for the fiscal years ended December 31, 2000 through December 31, 2004. The consolidated balance sheet data and the consolidated statement of operations data as of December 31, 2000, 2001 and 2002 are derived from the consolidated financial statements of Motient, which were audited by Ehrenkrantz Sterling & Co. LLC, an independent registered public accounting firm. The consolidated balance sheet data and the consolidated statement of operations data as of December 31, 2003 and 2004 are derived from the consolidated financial statements of Motient, which were audited by Friedman LLP, successors-in-interest to Ehrenkrantz Sterling & Co. LLC, an independent registered public accounting firm. You should also read the section in this prospectus captioned "Selected Financial Data," our audited financial statements and their accompanying notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operation," all of which are included elsewhere in this prospectus. The financial statements for certain historical periods have been restated to give effect to the accounting treatment with respect to transactions and certain additional financial statement adjustments discussed more fully in the notes to the consolidated financial statements. Motient's plan of reorganization in bankruptcy became effective on May 1, 2002.

                                                                     Years Ended December 31,
                                       ------------------------------------------------------------------------------------
                                            2000              2001             2002              2003              2004
                                       --------------    --------------    -------------     ------------     -------------
Income Statement Data:                                    (dollars in thousands. except for per share data)
----------------------
Revenues                                $    95,756      $    90,265      $    58,990     $    54,485      $    36,880
Net income (loss) before XM Radio
   preferred stock dividend and
   beneficial conversion charges           (142,563)        (269,497)         172,420         (62,122)         (72,329)
XM Radio preferred stock dividend
   and beneficial conversion charges             --               --           49,519            --               --

Net income (loss) attributable to
   Common Stockholders                     (192,082)        (269,497)         172,420         (62,122)         (72,329)
Basic and diluted Income (loss) per
   common share                         $     (3.89)     $     (5.27)     $      1.61     $     (2.47)     $     (2.21)
Dividends on Common Stock                        --               --               --              --               --

Consolidated Balance Sheet Data:
Cash and Cash Equivalents               $   227,423      $    33,387      $     5,840     $     3,618      $    16,945
Property and Equipment, net                 175,706           64,001           46,405          31,381           17,261
Total Assets                              1,572,036          240,465          202,221         157,028          248,080

Current Liabilities                         149,763          440,962           25,260          31,032           12,674
Long-Term Liabilities                       753,376           30,652           33,913          33,189              675
Minority Interest                           648,613               --               --              --               --
Stockholders' Equity (Deficit)          $    20,584      $  (231,149)     $   143,048     $    92,807      $   234,731

                                  RISK FACTORS

An investment in our common stock involves risks. Any of the following risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause investors to lose all or part of their investment in us. The risks below are not the only ones we face. Additional risks not currently known to us, or that we currently deem immaterial also may impair our business.


We have undergone significant organizational restructuring and we face substantial operational challenges in our Terrestrial wireless business.

We have been forced to take material actions to reduce operating costs in our terrestrial wireless business. The elimination of certain sales and other personnel may have a negative effect on our future revenues and growth prospects and our ability to support new product initiatives and generate customer demand. In addition, over the course of 2004 we removed unneeded capacity across the network by deconstructing under-utilized and un-profitable base stations. In addition, during the first quarter of 2005, Motient initiated a plan to refocus its DataTac network primarily on the top 40 Metropolitan Statistical Areas
(MSAs). This plan involves the decommissioning of DataTac network components and termination of service in previously served MSAs above Top 40, and is substantially complete. Motient has been faced with the loss of certain FCC licenses in those decommissioned areas. Motient anticipates that if it is not able to sell, lease or otherwise monetize these frequencies promptly, it may be forced to return the underlying licenses to the FCC. We have discussed these changes to our network with many of our customers to assist them in evaluating the potential impact, if any, to their respective communications requirements. These reductions in network capacity and coverage may have a negative effect on our future revenues and growth prospects.

We Are Not Cash Flow Positive, And We Will Need Additional Liquidity To Fund Our Operations And Fully Fund All Of The Necessary TerreStar Capital Expenditures.


We do not generate sufficient cash from operations to cover our operating expenses, and it is unclear when, or if, we will be able to do so. Even if we begin to generate cash in excess of our operating expenses, we expect to require additional funds to meet capital expenditures and other non-operating cash expenses, including but not limited to capital expenditures required to complete and launch TerreStar's satellite currently under construction. We currently anticipate that the funding requirements of Motient (including TerreStar) for the next 12 months should be met through a combination of various sources, including:

     o    cash on hand,

     o    cash from our April 2005 private placement of preferred stock,

     o    cash from a rights offering announced in December 2004, and,

     o    cash from the exercise of outstanding options and warrants.

There can be no assurance that the foregoing sources of liquidity will provide sufficient funds in the amounts or at the time that funding is required. Moreover, TerreStar will continue to require significant additional funding beyond these sources, and there can be no assurance that we will be able to provide this funding when necessary.

In addition, if our ability to realize such liquidity from any such source is delayed or the proceeds from any such source are insufficient to meet our expenditure requirements as they arise, we will seek additional equity or debt financing, although such additional financing may not be available on reasonable terms, if at all.

We Will Continue To Incur Significant Losses.

If we do not become profitable, we could have difficulty obtaining funds to continue our operations. We have incurred net losses every year since we began operations. These losses are due to the costs of developing and building our network and the costs of developing, selling and providing products and services. Although we have significantly reduced our losses, we will continue to have losses in the future.


We May Not Be Able To Realize Value From Our Investment In TerreStar Or MSV Due To Risks Associated With Their Next-Generation Business Plans.


The business plans of both TerreStar and MSV involve the development of a next-generation network that combines satellite services with ancillary terrestrial components, or ATC, which is novel and without established precedent. Neither TerreStar, MSV nor any other company has developed an integrated hybrid network combining satellite services with ATC, and their success will depend on several factors, including:


     o the ultimate resolution of pending FCC and court proceedings with respect to MSV's L-band license and TerreStar's S-band authorizations, including but not limited to the ultimate S-band spectrum allocation granted to TerreStar;

     o    TerreStar's and MSV's ability to effectively make use of spectrum;


     o TerreStar's and MSV's ability to structure partnerships to fund its next generation system consistent with various regulations governing ownership and operation of satellite assets, regulations concerning the utilization of ATC;

     o TerreStar's and MSV's ability to coordinate with other satellite system operators to optimize both its overall spectrum access and the utility of its spectrum for certain wireless protocols;

     o whether the price paid for spectrum in prior transactions is indicative of the future value of TerreStar's and MSV's spectrum assets and TerreStar's and MSV's ability to effect transactions that realize the value of such spectrum assets;

     o    the supply of available wireless spectrum in the marketplace;

     o TerreStar's and MSV's ability to develop and integrate the complex technologies associated with its next-generation system as well as appropriately and effectively manage interference;

     o TerreStar's and MSV's ability to develop and deploy innovative network management techniques to permit mobile devices to seamlessly transition between satellite and terrestrial mode;

     o the construction, delivery and launch of TerreStar's and MSV's next-generation satellites and the maintenance of MSV's existing geostationary satellites;

     o TerreStar's and MSV's ability to obtain funding for the construction of the satellite component of its next-generation service on favorable terms;

     o TerreStar's and MSV's dependence on one or more third party partners to construct the terrestrial base station component of its next-generation network, if it does not obtain other funding for this construction;

     o market acceptance and level of demand for TerreStar's and MSV's next-generation network; and

     o protection of MSV's proprietary information and intellectual property rights, and the protection of TerreStar's license to such information and rights.

If MSV or TerreStar is unable to implement its next-generation business strategy, our investments in MSV and TerreStar could be materially and adversely affected.


We May Not Be Able To Effectively Execute TerreStar's Business Plan.


As the majority shareholder of TerreStar, Motient will have the ability and obligation to ensure that TerreStar can successfully execute its business plan. We have not been a majority shareholder in a satellite communications company since we sold MSV in November 2001. Accordingly, Motient has limited experience in running a satellite communications business. If Motient is unable to retain personnel with sufficient expertise in such matters, Motient may be unable to execute the business plan of TerreStar. If Motient is unable to do so, the value of our investment in TerreStar will be negatively impacted.

Funding Requirements For TerreStar May Jeopardize Our Investment In, And Control Over, TerreStar.

The implementation of TerreStar's business plan, including the construction and launch of a satellite system and the necessary terrestrial components of an ATC-based communications system will require significant additional funding. If Motient is unable or unwilling to provide such funding to TerreStar, then TerreStar may be forced to seek funding from third parties that may dilute Motient's equity investment in TerreStar. Such dilution, if sufficiently severe, may limit Motient's control over TerreStar.

We Could Lose Market Share And Revenues As A Result Of Increasing Competition From Companies In The Wireless Communications Industry That Have Greater Resources, Name Recognition And Newer Technologies.

We face intense competition in all of our markets, which could result in continuing losses of customers and lower revenues and could make it more difficult for us to enter new markets. Our competitors include service providers in several markets -- dedicated mobile data, personal communications service, or PCS, narrowband PCS/enhanced paging and emerging technology platforms. The growth in wireless data opportunities has led traditional hardware manufacturers and software developers to invest in technologies that will allow the migration of core products and services to a mobile environment.

We Generate A Large Part Of Our Revenues And Cash Flows From A Small Number Of Customers On Our Datatac Network, And The Loss Of One Or More Key Customers Could Result In A Significant Reduction In Revenues And Cash Flows.

For the year ended December 31, 2004, four customers accounted for approximately 40% of our service revenue, with one of those customers, SkyTel Communications, Inc., accounting for more than 22%. None of these significant customers is obligated to purchase any minimum quantity of airtime, service or hardware from us. There can be no assurance that the revenue generated from our largest customers will continue in future periods. We may lose certain revenues from major customers due to churn, migration to alternative technologies, or the impact of our recent network rationalization efforts. The loss of one or more of our key customers, a material reduction in such customers' use of our network, or any other event, occurrence or development which adversely affects our relationship with one or more of these customers, could harm our business by reducing revenue and reducing net cash flow from operations.


The Value Of Our Intangible Assets In Our Financial Statements Is Based On Assumptions And Estimates, Which May Not Be Correct.

The valuation of our intangible assets is based various assumptions and other considerations, including the assumptions and estimates related to future periods that we used to determined these values. Although we have attempted to be as accurate as possible in making and applying the assumptions and estimates used in the valuation of our intangible assets, including but not limited to those outlined here, we can provide no assurances that these assumptions and estimates for future periods will ultimately be proven correct. Our actual operating results for future periods may be materially different than our assumptions and estimates for future periods, which may cause the actual value of these assets to be materially different than our estimates. We will test these assets in the future for impairment, which may result in the book value of these assets to decrease.


We May Not Be Able To Develop, Acquire And Maintain Proprietary Information And Intellectual Property Rights, Which Could Limit The Growth Of Our Business And Reduce Our Market Share.

Our terrestrial and satellite wireless communications business depends on technical knowledge, and we believe that our future success is based, in part, on our ability to keep up with new technological developments and incorporate them in our products and services. We own or have the right to use certain of our work products, inventions, designs, software, systems and similar know-how. While we have taken steps to diligently protect that information, there is no assurance that the information will not be disclosed to others or that others will not independently develop similar information, systems and know-how. Protection of our information, systems and know-how may result in litigation, the cost of which could be substantial. There is also no assurance that third parties will not assert claims that our products or services infringe on their proprietary rights.

We also rely on some technologies licensed from third parties, including but not limited to the intellectual property related to ancillary terrestrial component from MSV. We cannot be sure that these licenses will remain available on commercially reasonable terms or at all. The loss of these technologies could require us to obtain substitute technology of lower quality or performance standards or at a greater cost, which could harm our business.

Government Regulation May Increase Our Cost Of Providing Services, Slow Our Expansion Into New Markets, Subject Our Services To Additional Competitive Pressures And Affect The Value Of Our Common Stock.

Motient's ownership and operation of wireless communication systems are subject to significant regulation by the FCC under authority granted by the Communications Act of 1934 and related federal laws. There is no assurance that the rules and regulations of the FCC will continue to support our operations as presently conducted, in the case of our DataTac network, or as we plan to conduct such operations, in the case of TerreStar. Motient's 800 MHz licenses are subject to renewal by the FCC, and we cannot guarantee that all such licenses will be renewed and that the requisite frequencies will be coordinated. Moreover, the recent changes to our wireless network, specifically the future discontinuance of service to certain smaller markets, may result in the loss of our FCC licenses in such markets. In addition, TerreStar has not yet secured the transfer of the 2 GHz S-band authorizations from TMI Communications and Company Limited. If it is unable to secure the transfer of those authorizations, it will be unable to operate its planned 2 GHz satellite communications service. Current federal law requires prior FCC approval of greater than 25% ownership of Motient by citizens or entities of foreign countries, which could limit the value of our common stock.

Motient's Competitive Position May Be Harmed If The Wireless Terrestrial Network Technology It Licenses From Motorola Is Made Available To Competitors.

Motient holds a non-exclusive license to use a single frequency reuse technology. The terrestrial network, and some of its competitive strengths, such as in-building penetration, is based upon this technology. Under the terms of the non-exclusive license, Motorola could enter into arrangements to license this technology to any of our competitors, and those agreements could harm our ability to compete.

We Do Not Expect To Pay Any Dividends On Our Common Stock For The Foreseeable Future.


We have never paid cash dividends on our common stock and do not anticipated that any cash dividends will be paid on the common stock for the foreseeable future. The payment of any dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital requirements and financial condition. In addition, pursuant to the terms of the Series A and Series B Preferred, no dividends may be declared or paid, and no funds shall be set apart for payment, on shares of Motient common stock, unless
(i) written notice of such dividend is given to each holder of shares of Series A and Series B Preferred not less than 15 days prior to the record date for such dividend and (ii) a registration statement registering the resale of shares of common stock issuable to the holders of the Series A and Series B Preferred has been filed with the SEC and is effective on the date Motient declares such dividend. Also, under Delaware law, a corporation cannot declare or pay dividends on its capital stock unless it has an available surplus. Furthermore, the terms of some of our financing arrangements directly limit our ability to pay cash dividends on our common stock. The terms of any future indebtedness of our subsidiaries also may generally restrict the ability of some of our subsidiaries to distribute earnings or make other payments to us.


Future Sales Of Our Common Stock Could Adversely Affect Its Price And/Or Our Ability To Raise Capital.

Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the common stock and our ability to raise capital. We have announced a rights offering pursuant to which we may sell up to 2.5 million shares of common stock at $8.57 per share.

We may issue additional common stock in future financing transactions or as incentive compensation for our executives and other personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of common stock. The market price for our common stock could decrease as the market takes into account the dilutive effect of any of these issuances. Finally, if Motient decides to file a registration statement to raise additional capital (other than the rights offering mentioned above), some of Motient's existing stockholders hold piggyback registration rights that, if exercised, will require Motient to include their shares in the registration statement. Any of these conditions could adversely affect Motient's ability to raise needed capital.

Motient May Have To Take Actions Which Are Disruptive To Its Business To Avoid Registration Under The Investment Company Act Of 1940.

Motient may have to take actions which are disruptive to its business if it is deemed to be an investment company under the Investment Company Act of 1940. Motient's equity investments, in particular its ownership interests in MSV, may constitute investment securities under the Investment Company Act. A company may be deemed to be an investment company if it owns investment securities with a value exceeding 40% of its total assets excluding cash items and government securities, subject to certain other exclusions. Investment companies are required to register under and comply with the Investment Company Act unless an exclusion or SEC safe harbor applies. If Motient were to be deemed an investment company, it would become subject to the requirements of the Investment Company Act. As a consequence, Motient would be prohibited from engaging in business as it has in the past and might be subject to civil and criminal penalties for noncompliance. In addition, certain of its contracts might be voidable, and a court-appointed receiver could take control of Motient and liquidate its business.

We Face Burdens Relating To The Recent Trend Toward Stricter Corporate Governance And Financial Reporting Standards.

New legislation or regulations that follow the trend of imposing stricter corporate governance and financial reporting standards, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, may lead to an increase in our costs of compliance. Beginning with our annual report on Form 10-K for the year ended December 31, 2004, we became required to file our quarterly and annual reports on an accelerated basis, which we have not been required to do in the past. A failure to comply with these new laws and regulations may impact market perception of our financial condition and could materially harm our business. Additionally, it is unclear what additional laws or regulations may develop, and we cannot predict the ultimate impact of any future changes.

Failure To Achieve And Maintain Effective Internal Control Over Financial Reporting In Accordance With Rules Of The Securities And Exchange Commission Promulgated Under Section 404 Of The Sarbanes-Oxley Act Could Harm Our Business And Operating Results And/Or Result In A Loss Of Investor Confidence In Our Financial Reports, Which Could In Turn Have A Material Adverse Effect On Our Business And Stock Price.

Under rules of the Securities and Exchange Commission promulgated under Section 404 of the Sarbanes-Oxley Act of 2002, beginning with our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, we were required to furnish a report by our management on our internal control over financial reporting. In the course of our assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004, which assessment was conducted during the fourth quarter of 2004 and the first quarter of 2005 in connection with the preparation of 2004 audited financial statements and this report, we identified two material weaknesses in our internal control over financial reporting. These material weaknesses in our internal control over financial reporting, as well as any other weaknesses or deficiencies that may exist or hereafter arise or be identified, could harm our business and operating results, and could result in adverse publicity and a loss in investor confidence in the accuracy and completeness of our financial reports, which in turn could have a material adverse effect on our stock price, and, if such weaknesses are not properly remediated, could adversely affect our ability to report our financial results on a timely and accurate basis.

Although we believe that we have taken steps to remediate these material weaknesses, we cannot assure you that this remediation will be successful or that additional deficiencies or weaknesses in our controls and procedures will not be identified. In addition, we cannot assure you that our independent registered public accounting firm will agree with our assessment that our material weaknesses have been remediated. Our control procedures have been designed with our current staffing level in mind, and are dependent on each individual's performance of controls in the required manner. The loss of key accounting personnel would adversely impact the effectiveness of our control environment and our internal controls, including our internal controls over financial reporting.


The Consummation and Potential Impact of the Proposed Consolidation of MSV and TerreStar by Motient is Uncertain

On September 22, 2005, we announced that we had entered into a non-binding letter of intent with SkyTerra Communications, Inc. and TMI Communications & Company, among others, relating to a transaction to consolidate the ownership of MSV and TerreStar within Motient. The consummation of the transaction will require successful completion of due diligence, negotiation and execution of definitive documentation, Motient and SkyTerra board and stockholder approval, and various regulatory approvals. Because the letter of intent is non-binding, the parties have no obligation to negotiate such documentation or otherwise consummate the transactions. Therefore, we can provide no assurances that the transactions will be consummated on the currently proposed terms or will ever be consummated, or that the required corporate or regulatory approvals will be obtained. Moreover, we can provide no assurances that we will be able to successfully integrate MSV and TerreStar into Motient, or that this integration will not negatively impact our ability to successfully execute their business plans.

Ongoing Litigation Could Negatively Impact Our Value and Our Ability to Successfully Implement Our Business Plan


Certain stockholders affiliated with one of our directors, James D. Dondero, have initiated multiple lawsuits against Motient. Collectively, these lawsuits
(i) seek damages related to the issuance of our Series A Preferred stock, including rescission, (ii) seek to enjoin an exchange offer for the Series A Preferred stock intended to cure any potential defect with the Series A Preferred stock, and (iii) allege a variety of claims against certain directors, officers and advisors of Motient, including unjust enrichment and breaches of fiduciary duty. If Mr. Dondero is successful in his claims, these suits could materially negatively impact the value of Motient, including but not limited to requiring Motient to rescind the outstanding Series A Preferred Stock. Although we believe these suits to be without merit, we can provide no assurances that we will ultimately prevail in these matters.


                                 USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of the common stock offered by this prospectus. Accordingly, we will not receive any proceeds from the sale of the common stock.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

           PRICE AND RELATED INFORMATION CONCERNING REGISTERED SHARES

Our common stock is not listed on any national securities exchange or on the Nasdaq Stock Market. Our common stock has been quoted under the symbol "MNCP" on the Pink Sheets since May 2, 2002.

The following tables set forth for the period indicated the high and low bid prices for our common stock for the periods indicated for 2002, 2003, 2004 and 2005.

--------------------------------------------------------------------------------
                                    2005             High             Low
--------------------------------------------------------------------------------
First Quarter                                      $   31.45       $   21.25
Second Quarter                                     $   29.00       $   18.12
Third Quarter                                      $   26.25       $   20.25
Fourth Quarter (through October 27, 2005)          $   20.69       $   16.41
--------------------------------------------------------------------------------
                                    2004             High             Low
--------------------------------------------------------------------------------
First Quarter                                      $    7.45       $    4.05
Second Quarter                                     $   14.01       $    6.15
Third Quarter                                      $   13.75       $    8.40
Fourth Quarter                                     $   23.95       $    8.80
--------------------------------------------------------------------------------
                                    2003             High             Low
--------------------------------------------------------------------------------
First Quarter                                      $    4.00       $    2.75
Second Quarter                                     $    5.75       $    2.00
Third Quarter                                      $    6.35       $    4.35
Fourth Quarter                                     $    5.55       $    3.50
--------------------------------------------------------------------------------
                                    2002             High             Low
--------------------------------------------------------------------------------
Second Quarter (beginning May 1, 2002)             $    5.90       $    3.60
Third Quarter                                      $    4.45       $    0.75
Fourth Quarter                                     $    3.40       $    0.65

The high and low sales prices represent the intra-day prices on the OTC Bulletin Board during the periods in which we were quoted on the OTC Bulletin Board, and on the Pink Sheets, thereafter. The quotations represent inter-dealer quotations, without retail markups, markdowns or commissions, and may not necessarily represent actual transactions.


On October 26, 2005, the last reported bid price of our common stock was $16.90 per share on the Pink Sheets. As of October 26, 2005, there were approximately 116 record holders of our common stock.


Dividends


We have never declared or paid any cash dividends on our capital stock and do not plan to pay dividends on our common stock for the foreseeable future. The payment of any dividend by us, other than dividends on our Series A and Series B Preferred described above, will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital requirements and financial condition. In addition, Pursuant to the terms of the Series A and Series B Preferred, no dividends may be declared or paid, and no funds shall be set apart for payment, on shares of Motient common stock, unless (i) written notice of such dividend is given to each holder of shares of Series A and Series

B Preferred not less than 15 days prior to the record date for such dividend and
(ii) a registration statement registering the resale of shares of common stock issuable to the holders of the Series A and Series B Preferred has been filed with the SEC and is effective on the date Motient declares such dividend. Further, under Delaware law, a corporation cannot declare or pay dividends on its capital stock unless it has an available surplus. Furthermore, the terms of some of our financing arrangements directly limit our ability to pay cash dividends on our common stock. The terms of any future indebtedness of our subsidiaries also may generally restrict the ability of some of our subsidiaries to distribute earnings or make other payments to us.

Motient is obligated to pay dividends, to the extent we are legally able to do so, on the Series A and Series B Preferred as follows:

     o From April 15, 2005 to April 15, 2007, Motient is required to pay dividends in cash at a rate of 5.25% per annum (the "Cash Rate") on the shares of Series A and Series B Preferred. Motient was required to place the aggregate amount of these cash dividends, $42,892,500, in an escrow account. These cash dividends will be paid to the holders of Series A and Series B Preferred from this escrow account in four semi-annual payments, unless earlier paid pursuant to the terms described below. The first of these dividends was paid on October 15, 2005.

     o From April 15, 2007 to April 15, 2010, Motient is required to pay dividends on each share of Series A and Series B Preferred either in cash at the Cash Rate or in shares of Motient common stock at a rate of 6.25% per annum.


                             SELECTED FINANCIAL DATA

The following table summarizes our financial results as of and for the fiscal years ended December 31, 2000 and 2001, the four months ended April 30, 2002, the eight months ended December 31, 2002, and the years ended December 31, 2003 and 2004. The consolidated balance sheet data and the other consolidated statement of operations data are derived from the consolidated financial statements of Motient, which were audited by Ehrenkrantz Sterling & Co. LLC, independent public accounting firm, except for the December 31, 2003 and 2004 balance sheets, which were audited by Friedman LLP, successors-in-interest to Ehrenkrantz Sterling & Co. LLC. All of the financial information for Motient up to and including April 30, 2002 is referred to as "Predecessor Company" results. The financial information for Motient for the periods subsequent to April 30, 2002 is referred to as the "Successor Company" results.

You should read our selected financial data in conjunction with the information contained in "Item 7 -- Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes thereto included elsewhere in this report. In reading the following selected financial data, please note the following:

     o Effective May 1, 2002, as a result of our emergence from bankruptcy, we adopted "fresh-start" accounting in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code". "Fresh-start" accounting has resulted in material changes to financial statements for periods beginning after May 1, 2002, to reflect adjustments required pursuant to SOP 90-7 to record assets and liabilities at fair values in accordance with procedures specified by Statement of Financial Accounting Standards No. 141, "Business Combinations".

     o Because the summary financial data below relates to periods prior to May 1, 2002, the effective date we emerged from bankruptcy, we refer to the summary financial data as that of the Predecessor Company. Due to the reorganization and implementation of SOP 90-7, financial statements issued for periods beginning after May 1, 2002 will not be comparable to that of the Predecessor Company.

     o In November 2002, we initiated a process to seek the concurrence of the staff of the SEC with respect to our conclusions of the appropriate accounting for the formation of and certain transactions with MSV in 2000 and 2001 and the sale of certain of our transportation assets to Aether Systems in 2000. This process was completed in March 2003. The staff of the SEC did not object to certain aspects of our prior accounting with respect to the MSV and Aether Systems transactions, but did object to other aspects of our prior accounting for these transactions. For a description of the material differences between our original accounting treatment with respect to the MSV and Aether Systems transactions and the revised accounting treatment that we concluded is appropriate as a result of this process, please see our current report on Form 8-K dated March 14, 2003.

     o As a result of our re-audit of the years ended December 31, 2000 and 2001 performed by, Ehrenkrantz Sterling & Co. LLC, certain additional financial statement adjustments were proposed and accepted by us for the periods noted above.

                                                                                           Successor Company
                                                                           ------------------------------------------------
                                                                                                              Eight Months
                                                                             Year Ended      Year Ended          Ended
                                                                            December 31,     December 31,     December 31,
                                                                                2004             2003             2002
                                                                           -------------    -------------   ---------------
Revenues                                                                   $     36,880      $     54,485     $     36,617
Operating Loss                                                                  (46,587)          (48,739)         (35,531)
Income (loss) before reorganization items                                       (72,329)          (62,122)         (58,786)
Reorganization items                                                                 --                --             (772)
Income tax provision                                                                 --                --               --
                                                                           -------------     ------------     -------------
Net (loss) income                                                               (72,329)          (62,122)         (59,558)

XM radio preferred stock dividend requirement                                        --                --               --
XM beneficial conversion                                                             --                --               --
                                                                           -------------     ------------     -------------

Net (loss) income before cumulative
   effect of accounting change                                             $    (72,329)     $    (62,122)    $    (59,558)
                                                                           =============     =============    =============

Cumulative effect of change in accounting principle                                  --                --               --

Net (loss) income attributable to common shareholders                      $    (72,329)     $    (62,122)    $    (59,558)

Basic and diluted net income (loss) per common share                       $      (2.21)     $      (2.47)    $      (2.37)


Weighted-average common shares outstanding during the period
   - basic and diluted                                                           32,771            25,145           25,097
Total assets                                                                    248,080           157,028          202,221
Long term liabilities                                                      $        675      $     33,189     $     33,913

                                                                                    Predecessor Company(1)(2)(3)(4)
                                                                           ------------------------------------------------
                                                                             Four Months     (Restated)       (Restated)
                                                                               Ended         Year Ended       Year Ended
                                                                              April 30,      December 31,     December 31,
                                                                                2002             2001             2000
                                                                           -------------    -------------   ---------------
Revenues                                                                   $     22,373      $     90,265     $     95,756
Operating Loss                                                                  (21,649)         (120,491)        (191,845)
Income (loss) before reorganization items                                       (24,138)         (267,000)        (134,851)
Reorganization items                                                            256,116            (2,497)          (3,035)
Income tax provision                                                                 --                --               --
                                                                           -------------     ------------     -------------
Net (loss) income                                                               231,978          (269,497)        (137,886)

XM radio preferred stock dividend requirement                                        --                --           (5,081)

XM beneficial conversion                                                             --                --          (44,438)
                                                                           -------------     ------------     -------------

Net (loss) income before cumulative effect of accounting change            $    231,978      $   (269,497)    $   (187,405)

Cumulative effect of change in accounting principle                                  --                --           (4,677)
                                                                           -------------     ------------     -------------

Net (loss) income attributable to common shareholders                      $    231,978      $   (269,497)    $   (192,082)
                                                                           =============     =============    =============

Basic and diluted net income (loss) per common share                       $       3.98      $      (5.27)    $      (3.89)

Weighted-average common shares outstanding during the period
   - basic and diluted                                                           58,251            51,136           49,425
Total assets                                                                    257,401           240,465        1,572,036
Long term liabilities                                                      $     29,785      $     30,652     $    753,376

(1) Motient restated certain of its financial data reflected above to reflect certain transactions with MSV in 2000 and 2001, the sale of assets to Aether Systems in 2000 and certain additional adjustments.

(2) As of December 31, 2000, we had an equity interest of approximately 33.1% (or 21.3% on a fully diluted basis) in XM Radio, a public company that launched its satellite radio service at the end of 2001, and we controlled XM Radio through our board of director membership and common stock voting rights. As a result, all of XM Radio's results for the period from July 7, 1999 (the date we acquired 100% voting interest of XM Radio) through December 31, 2000 have been included in our consolidated financial statements. Prior to July 7, 1999, our investment in XM Radio was accounted for pursuant to the equity method of accounting. In January 2001, pursuant to FCC approval to cease to control XM Radio, the number of directors that we appointed to XM Radio's board of directors was reduced to less than 50% of XM Radio's directors, and we converted a portion of our super-voting Class B common stock of XM Radio to Class A common stock. As a result, we ceased to control XM Radio, and as of January 1, 2001, we accounted for our investment in XM Radio pursuant to the equity method of accounting. During 2001, we disposed of all of our remaining shares of XM Radio and ceased to hold any interest in XM Radio as of November 19, 2001.

(3) In June 2000, we formed a joint venture subsidiary, MSV, in which we owned 80% of the membership interests. The remaining 20% interests in MSV were owned by three investors unrelated to Motient; however, the minority investors had the right to participate in certain MSV business decisions that were made in the normal course of business; therefore, in accordance with EITF Issue No 96-16, "Investor's Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights", our investment in MSV has been recorded for all periods presented in the consolidated financial statements included in this prospectus pursuant to the equity method of accounting. On November 26, 2001, Motient sold the assets comprising its satellite communications business to MSV.

(4) In November 2000, Motient sold assets related to its retail transportation business to Aether Systems. Concurrently with the closing of the asset sale, we and Aether Systems entered into two long-term, prepaid network airtime agreements with a total value of $20 million, of which $5 million was paid at closing, pursuant to which Aether Systems agreed to purchase airtime on Motient's satellite and terrestrial networks. Aether Systems also became an authorized reseller of Motient's eLink and BlackBerry TM by Motient wireless email service offerings. Aether Systems acquired all of the assets used or useful in the retail transportation business, and assumed the related liabilities. Aether Systems also purchased the existing inventory in the business.

                            PRO FORMA FINANCIAL DATA

Introduction to Unaudited Pro Forma Consolidated Financial Statements


The following unaudited pro forma financial statements reflect adjustments to Motient's historical consolidated balance sheet as of June 30, 2005 and statements of operations for the six months ended June 30, 2005 and the twelve months ended December 31, 2004, to give effect to the May 11, 2005, purchase by Motient of 8,190,008 shares of newly issued common stock of TerreStar Networks Inc. for $200 million, and the simultaneous spin-off by Mobile Satellite Ventures LP of TerreStar to MSV's owners. Motient anticipates that TerreStar will allow it to provide Mobile Satellite Service, or MSS, in the S-band in conjunction with ancillary terrestrial component, or ATC, which allows the integration of satellite based two-way communications services with land-based two-way communications services. ATC could eventually allow a user to utilize a mobile phone which would communicate with a traditional land-based wireless network when in range of that network, but communicate with a satellite when not in range of such a land-based network. The unaudited consolidated pro forma statements of operations for the six months ended June 30, 2005 and the twelve months ended December 31, 2004 reflect adjustments to Motient's historical consolidated statements of operations as if the spin-off of TerreStar and Motient's subsequent investment had occurred at January 1, 2005 and January 1, 2004, respectively..

The unaudited consolidated balance sheet is as was reported in the interim financial statements filed on Form 10-Q as of June 30, 2005. The initial Series A Preferred Stock sale is included in the Balance Sheet at June 30, 2005. Conversion rights would not result in any pro forma adjustment to the June 30, 2005 Balance Sheet as filed.


These unaudited pro forma consolidated financial statements are not necessarily indicative of what the actual results of operations of Motient would have been assuming these transactions had been completed, nor do they purport to represent what Motient's consolidated financial statements will be for future periods. They should be read in conjunction with the historical financial statements and related notes of Motient.

                      Motient Corporation and Subsidiaries
                           Consolidated Balance Sheets
                 (in thousands, except share and per share data)

                                   (Unaudited)

                                                                   June 30, 2005
                                                                   -------------
    ASSETS                                                          (Unaudited)
    CURRENT ASSETS:
       Cash and cash equivalents                                   $   275,717
       Restricted cash and short-term investments                       18,317
       Restricted cash for Series A Cumulative Convertible
       Preferred Stock                                                  21,446
       Accounts receivable-trade, net of allowance for doubtful
       accounts of $153 at June 30, 2005 and $256 at
       December 31, 2004                                                 1,286
       Inventory                                                             2
       Due from Mobile Satellite Ventures, net                             ---
       Deferred equipment costs                                            211
       Issuance costs associated with Series A Cumulative
       Convertible Preferred Stock                                       3,077
       Assets held for sale                                                261
       Other current assets                                              1,970
                                                                   -----------
          Total current assets                                     $   322,287
                                                                   -----------

    RESTRICTED INVESTMENTS                                         $        76
    PROPERTY AND EQUIPMENT, net                                         15,232
    INTANGIBLE ASSETS, net                                             139,315
    INVESTMENT IN MSV                                                  503,708
    RESTRICTED CASH FOR SERIES A CUMULATIVE CONVERTIBLE
    PREFERRED STOCK                                                     21,446
    ISSUANCE COSTS ASSOCIATED WITH SERIES A CUMULATIVE
    CONVERTIBLE PREFERRED STOCK                                         13,792
    DEFERRED CHARGES AND OTHER ASSETS                                      ---
                                                                   -----------
          Total assets                                             $ 1,015,856
                                                                   ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY
    CURRENT LIABILITIES:
       Accounts payable and accrued expenses                             8,556
       Deferred equipment revenue                                          257
       Deferred revenue and other current liabilities                    5,179
       Series A Cumulative Convertible Preferred Stock dividends         4,875
                                                                   -----------
          Total current liabilities                                     18,867
                                                                        ------
    LONG-TERM LIABILITIES
       Other long-term liabilities                                         521
                                                                   -----------
          Total long-term liabilities                                      521
                                                                   -----------
          Total liabilities                                             19,388
                                                                   -----------

    COMMITMENTS AND CONTINGENCIES                                          ---

    MINORITY INTEREST                                                   77,635

    SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK ($0.01 par
    value; 5,000,000 shares authorized at June 30, 2005 and
    December 31, 2004, 408,500 and 0 shares issued and
    outstanding at June 30, 2005 and December 31, 2004,
    respectively)                                                      408,500

    STOCKHOLDERS' EQUITY:
    Common Stock; voting, par value $0.01; 200,000,000 and
       100,000,000 shares authorized and 65,248,788 and 51,544,596 shares issued and outstanding at June 30,
       2005 and at December 31, 2004, respectively                         652
    Additional paid-in capital                                         740,866
    Less: 2,900,000 common shares held in treasury stock               (56,750)
    Common stock purchase warrants                                      70,982
    Accumulated deficit                                               (245,417)
                                                                   -----------
    STOCKHOLDERS' EQUITY                                               510,333
                                                                   -----------
          Total liabilities and stockholders' equity               $ 1,015,856
                                                                   ===========

Intangible Assets

FCC licenses and other intangible assets consist of the following:


                                                   June 30,
                                                     2005
                                                  (unaudited)
                                                 (in thousands)
                                                 --------------

FCC 800 MHz licenses                               $  76,141
FCC 2 GHz licenses                                    66,864
Intellectual property                                 11,707
Customer contracts                                       349
                                                   ---------
                                                     155,061
Less accumulated amortization                        (15,746)
                                                   ---------
FCC licenses and other intangible assets, net      $ 139,315
                                                   =========



The Company has utilized numerous assumptions and estimates in applying its valuation methodologies and in projecting future operating characteristics for the TerreStar business enterprise. In general, the Company considered population, market penetration, products and services offered, unit prices, operating expenses, depreciation, taxes, capital expenditures and working capital. The Company also considered competition, satellite and wireless communications industry projections and trends, regulations, and general economic conditions. In the application of its valuation methodologies, the Company applies certain royalty and discount rates that are based on analyses of public company information, assessment of risk and other factors and estimates.

The Company's valuation of TerreStar's intellectual property rights was determined utilizing a form of the income approach referred to as the relief from royalty valuation method. The Company assumed a 10% to 12% royalty rate applied to a projected revenue stream generated by a hypothetical licensee utilizing such intellectual property rights. The projected revenue was based on a business case for the operations and consisted of the following principal assumptions and estimates:

-    A 20 year forecast period.
- Specific cash outflows in the first four years of the forecast period to account for TerreStar's portion of satellite design, construction and launch expenditures.
- Annual population growth of 1.6% based on U.S. Census Bureau estimates of the U.S. population in 2004.
- Market penetration assumptions of zero to 7% to 12% over the forecast period, depending on the specific market and when the market is launched.
- Average monthly revenue per customer of $40.00 when services are launched, increasing to $44.50 over the forecast period. This increase equates to a compound annual growth rate of 0.6%. A substantial portion of this revenue is generated by the terrestrial component of the ATC network.
- Tax rate of 40% after the consumption of net operating losses generated in the early years of the forecast period.
- A 25% discount rate based on a weighted average cost of capital (WACC) determined by analyzing and weighting the cost of capital for a peer group of publicly traded satellite service providers, wireless communications companies and telecommunications companies in general.

The Company's valuation of its spectrum assets is based on a form of the income approach known as the "Build-Out Method." The method applies a discounted cash flow framework to the Company's "build-out" business case. This build-out approach is intended to incorporate all of historical and future development costs, as well as projected revenues, operating expenses and cash flows generated from the build-out of a hybrid satellite and terrestrial communications systems utilizing the Company's frequency assets. This "build-out method" business case and the applied discounted cash flow valuation consisted of the following principal assumptions and estimates:

- A 20-year forecast period, comprised of a high growth period for the first 10 years and a declining growth period beginning in year 11, and a terminal period to perpetuity.
- Development cash outflows and capital expenditures related to the design and construction of two satellites in the first 3 years of the forecast period and the launch of one of these satellites in the fourth year of the forecast period. Replacement costs for the construction and launch of one satellite are included in the declining growth period.
- Satellite only revenues based on market size data for traditional satellite segments (maritime, fleet management, public safety, telematics and aeronautical) compiled generally by third party research groups and penetration estimates of 10% to 40% of our potential customer base, depending on the specific market segment addressed over the 20 year forecast period.
- Terrestrial revenues calculated as eleven percent of the total revenues generated by a joint or strategic partner with whom TerreStar would intend to deploy a terrestrial infrastructure and launch terrestrial services. Total partnership revenues are based on (i) market penetration assumptions of zero to 7 to 12% over the forecast period depending on the specific city and when the city is launched, (ii) average monthly revenue per customer of $40.00 when services are launched, increasing to $44.50 over the forecast period. This increase equates to a compound annual growth rate of 0.6%.
- Operating expenses covering the operation of satellite facilities. These include a network operations center, tracking, telemetry and command systems, interconnect costs, in-orbit insurance, technical staff, and general and administrative personnel Under the projected expense structure, EBITDA margins grow to 60% early in the forecast period and expand to 70% later in the forecast period.
- All capital expenditures required to design and construct two satellites and launch one satellite during the first four years of the forecast period. Additional capital expenditures for constructing ground station segments and investing in handset development.
- Tax rate of 40% after the consumption of net operating losses generated in the early years of the forecast period.
-    A 19 to 21% discount rate based on a weighted average cost of capital
     (WACC) determined by analyzing and weighting the cost of capital for a peer group of publicly traded satellite service providers, wireless communications companies and telecommunications companies in general, with more weight given to traditional satellite service providers. A terminal value calculated using a WACC of 12% and a perpetuity growth rate of 2.5%.

The Company will test for impairment of its intangible assets by reviewing all of the assumptions and estimates utilized relative to the valuation methodologies discussed above. To the extent that it determines that these assumptions and estimates are no longer accurate, either because actual results have materially differed from the assumptions and estimates, or because changing circumstances have caused the Company to reevaluate these assumptions and estimates for future periods, the Company will revalue these intangible assets based on revised assumptions and estimates.

                      Motient Corporation And Subsidiaries
                        Pro Forma Statement Of Operations
                     For The Six Months Ended June 30, 2005
                     (in thousands, except per share data)

                                   (Unaudited)

                                                               Motient         TerreStar
                                                             Corporation      Networks Inc.    Pro Forma        Pro Forma
                                                             Historical(a)    Historical(b)   Adjustments         Total
                                                             -------------    -------------   -----------         -----
Revenues
  Services and related revenues                                $  7,801        $      -        $      -         $  7,801
  Sales of equipment                                                757               -               -              757
                                                               --------        --------        --------         --------
      Total revenues                                              8,558               -               -            8,558
                                                               --------        --------        --------         --------
Costs And Expenses
  Cost of services and operations (including stock-based
      compensation of $1,004; exclusive of depreciation
      and amortization below)                                    12,823               -               -           12,823
  Cost of equipment sold (exclusive of depreciation
      and amortization below)                                       738               -               -              738
  Sales and advertising (including stock-based
      compensation of $91; exclusive of depreciation
      and amortization below)                                       529               -               -              529
  General and administrative (including stock-based
      compensation of $10,204; exclusive of depreciation
      and amortization below)                                    18,291             745           2,750 (a)       21,786

  Restructuring charges                                           5,665               -               -            5,665
  Research and Development                                            -             351               -              351
  Depreciation and amortization                                   7,995             733           1,886 (b)       10,614
  (Gain) on disposal of asset                                        (6)              -               -               (6)
                                                               --------        --------        --------         --------
      Total Costs and Expenses                                   46,035           1,829           4,636           52,500
                                                               --------        --------        --------         --------
  Operating loss                                                (37,477)         (1,829)         (4,636)         (43,942)
  Interest expense                                                1,318             797            (186)(a)        1,929
  Other income, net                                                  80               -               -               80
  Equity in losses of MSV                                        (9,212)              -               -           (9,212)
  Minority interest in TerreStar                                      -             404           1,888 (c)        2,292
                                                               --------        --------        --------         --------
      Net (loss)                                               $(45,291)       $   (628)       $ (2,934)       $(48,853)
                                                               ========        ========        ========         ========

Less:
Dividends on Series A Cumulative Convertible
Preferred Stock                                                  (4,875)              -               -           (4,875)
Accretion of issuance costs associated with
Series A Cumulative Preferred Stock                                (614)              -               -             (614)
                                                               --------        --------        --------         --------
         Net loss available to Common Shareholders             $(50,780)       $   (628)       $ (2,934)        $(54,342)
                                                               ========        ========        ========         ========
      Net (loss) - basic                                       $  (0.82)                                        $  (0.88)
                                                               ========                                         ========
   Weighted-Average Common Shares Outstanding
      - basic                                                    61,683                                           61,683

(a) The Registrant purchased the net assets of TerreStar Networks, Inc. on May 11, 2005. Reflects the operations of TerreStar Networks, Inc. from January 1, 2005 thru May 10, 2005.
(b) The Registrant purchased the net assets of TerreStar Networks, Inc. on May 11, 2005. Reflects incremental amortization of intangible assets resulting from the purchase of the net assets of TerreStar Networks, Inc. as if the Registrant owned the net assets of TerreStar Networks, Inc. January 1, 2005 thru May 10, 2005. Intangible assets have been amortized over a period of 15 years.
(c) Reflects the TerreStar Networks, Inc. pro forma proportionate share of the losses to the Registrant for the six months ended June 30, 2005.

                      Motient Corporation And Subsidiaries
                        Pro Forma Statement Of Operations
                      For The Year Ended December 31, 2004
                      (in thousands, except per share data)

                                   (Unaudited)

                                                            Motient        TerreStar
                                                          Corporation     Networks Inc.     Pro Forma       Pro Forma
                                                          Historical(a)   Historical(b)    Adjustments        Total
                                                          -------------   -------------    -----------        -----
Revenues
  Services and related revenues                             $ 32,378        $      -        $      -        $ 32,378
  Sales of equipment                                           4,502               -               -           4,502
                                                            --------        --------        --------        --------
      Total revenues                                          36,880               -               -          36,880
                                                            --------        --------        --------        --------
Costs and Expenses
  Cost of services and operations (including stock-
      based compensation of $4,401; exclusive of
      depreciation and amortization below)                    39,586           1,914               -          41,500
  Cost of equipment sold (exclusive of depreciation
      and amortization below)                                  4,329               -               -           4,329
  Sales and advertising (including stock-based
      compensation of $372; exclusive of depreciation
      and amortization below)                                  1,879               -               -           1,879
  General and administrative (including stock-
      based compensation of $5,370; exclusive of
      depreciation and amortization below)                    13,223               6               -          13,229
  Restructuring charges                                        6,264               -               -           6,264
  Depreciation and amortization                               15,564              16           5,191 (c)      20,771
  Loss on disposal of assets                                   2,669               -               -           2,669
  Loss on impairment of assets                                   755               -               -             755
  Gain on debt and capital lease retirement                     (802)              -               -            (802)
                                                            --------        --------        --------        --------
      Total Costs and Expenses                                83,467           1,936           5,191          90,594
                                                            --------        --------        --------        --------

  Operating loss                                             (46,587)         (1,936)         (5,191)        (53,714)
  Interest and other income                                      343               -               -             343
  Write-off of deferred financing costs                      (12,035)              -               -         (12,035)
  Interest expense                                            (4,106)             (3)              -          (4,109)
  Other income from Aether/MSV                                 1,953               -               -           1,953
  Equity in losses of MSV                                    (11,897)              -             902 (d)     (10,995)
                                                            --------        --------        --------        --------

  Net (loss)                                                $(72,329)       $ (1,939)       $ (4,289)       $(78,557)
                                                            ========        ========        ========        ========

  Net (loss) - basic and diluted                            $  (2.21)                                       $  (2.40)
                                                            ========                                        ========

  Weighted-Average Common Shares Outstanding -
      basic and diluted                                       32,771                                          32,771

(a) Historical financial information is derived from the Registrant's annual report filed on Form 10-K for the year ended December 31, 2004.
(b) Historical financial information is derived from the unaudited financial information of TerreStar Networks Inc. for the year ended December 31, 2004.
(c) Amortization expense on portion of purchase price allocated to Intangible Assets is recognized using the straight-line method over a 15-year life.
(d) Reflects the TerreStar proportionate share of losses to the Registrant included in Equity in losses of MSV for the year ended December 31, 2004.


                        SELECTED QUARTERLY FINANCIAL DATA

                                   (unaudited)
                (dollars in thousands, except for per share data)

                                          3/31/04      6/30/04        9/30/04       12/31/04       3/31/05        6/30/05
                                          -------      -------        -------       --------       -------        -------
Revenues                                $  11,500    $  11,439      $   8,353     $    5,588     $   5,013     $    3,545
Operating expenses (1)                     21,674       23,471         14,583         23,739        26,465         21,399
                                           ------       ------         ------         ------        ------         ------
Loss from operations                      (10,174)     (12,032)        (6,230)       (18,151)      (21,452)       (17,854)
Net Income (loss)                       $ (13,517)   $ (23,112)     $  (9,849)    $  (25,851)    $ (28,540)    $  (22,868)

Basic and Diluted Loss Per Share of
   common stock (2)                     $   (0.54)   $   (0.79)     $   (0.29)    $    (0.62)    $   (0.48)    $    (0.36)
Weighted-average common shares
   outstanding during the period           25,232       29,338         33,418         41,944        59,580         63,762
Market price per share
   High                                 $    7.45    $   14.01      $   13.75     $    23.95     $   31.45     $    29.00
   Low                                  $    4.05    $    6.15      $    8.40     $     8.95     $   21.25     $    17.75


                                               3/31/03            6/30/03             9/30/03          12/31/03
                                               -------            -------             -------          --------

Revenues                                    $   14,370         $   14,992          $   12,051        $   13,072
Operating expenses (1)                          24,424             25,358              29,795            23,647
                                                ------             ------              ------            ------
Loss from operations (2)                       (10,054)           (10,366)            (17,744)          (10,575)
Net Income (loss)                           $  (12,394)        $  (13,010)         $  (22,345)       $  (14,373)
Basic and Diluted Loss Per Share of
   common stock                             $    (0.49)        $    (0.52)         $    (0.89)       $    (0.57)
Weighted-average common shares
   outstanding during the period                25,097             25,137              25,170            25,145
Market price per share
   High                                     $     4.00         $     2.00          $     5.00        $     5.45
   Low                                      $     2.75         $     5.75          $     6.35        $     3.95

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview And Introduction

The following Management's Discussion and Analysis is intended to help the reader understand Motient Corporation. It is provided as a supplement to, and should be read in conjunction with, our financial statements and the accompanying notes.

It should also be read and understood in the context of several material accounting issues, namely the effect of fresh-start accounting following our emergence from bankruptcy on May 1, 2002.

Our Business Segments

Motient owns, operates and develops two-way wireless communications businesses. In addition to our own two-way wireless data network (our DataTac network) which we use to provide our customers with two-way wireless data communication services, we have the capabilities to provide our customers with convenient access to other wireless data networks, such as the Sprint and Cingular networks. We also are in the process of developing a satellite communications service via our majority ownership of TerreStar Networks Inc., a development stage company in the process of building its first satellite. We acquired our ownership in TerreStar in May 2005, after the reporting periods covered by this Management's Discussion and Analysis. TerreStar was formerly a subsidiary of another satellite communications company, Mobile Satellite Ventures, LP, or MSV, as it is commonly known. We own 49% of MSV, but do not have operating control of its business.


Acquisition of MSV and TerreStar

On September 22, 2005, Motient announced that it had entered into a non-binding letter of intent with SkyTerra Communications, Inc. and TMI Communications & Company, among others, relating to a transaction to consolidate the ownership of MSV and TerreStar within Motient. The parties anticipate that these transactions, if consummated, will simplify the ownership and governance of both MSV and TerreStar, better enabling both of them to pursue more effectively deployment of their separate hybrid satellite and terrestrial based communications networks. The networks will be able to provide ubiquitous wireless coverage in North America in the L-band and S-band, respectively.

The letter of intent sets forth the basic terms of the proposed transaction, which include, among other things, the following:

     o In connection with all the transactions contemplated by the letter of intent, Motient would issue or commit to issue approximately 77 million shares of common stock in exchange for the outstanding MSV interests not already owned by Motient, and approximately 16 million shares for the outstanding TerreStar shares not already owned by Motient.

     o All of the outstanding MSV and TerreStar interests not already owned by Motient, other than those held by TMI, would be transferred to Motient at closing.

     o TMI would receive the right to exchange its interests in MSV and TerreStar at any time at the same exchange ratios that are being offered to the other shareholders and would subscribe for shares of a new class of Motient preferred stock with nominal economic value but having voting rights in Motient equivalent to those TMI would receive upon exchange of its MSV and TerreStar interests for Motient common stock.

     o SkyTerra would dividend to its securityholders shares of a newly formed company that would hold all of its assets other than its interests in MSV and TerreStar, and then SkyTerra, which would then consist only of its stakes in MSV and TerreStar, would merge in a tax-free transaction with and into a subsidiary of Motient. As a result, in addition to the dividend, SkyTerra's stockholders would receive Motient common stock at an exchange ratio reflecting equivalent economic value for MSV/TerreStar as received by the other MSV/TerreStar stockholders. In total, SkyTerra common and preferred stockholders would receive approximately 26 million shares of Motient common stock. SkyTerra's preferred stock would be retired in exchange for Motient common stock with a value equal to its liquidation preference and SkyTerra's common stockholders would receive the balance of the Motient shares.

     o The parties anticipate that, after the closing of the transaction, TerreStar would likely be spun-off to the stockholders of Motient (including those receiving shares in connection with these transactions). However, this spin-off would be evaluated following the closing of the other transactions, and would only be executed if it is judged by Motient's Board of Directors to be in the best interests of its stockholders at that time. In the event of a spin off of TerreStar, the exchange ratios applicable to TMI's exchange right would be modified accordingly.

     o The boards of Motient, MSV and TerreStar would be reconstituted with nine members mutually acceptable to the parties and in compliance with the independence rules and regulations of NASDAQ. TerraStar would have a similarly structured board after the completion of the transaction, separate of Motient and MSV.

     o The parties anticipate that Alex Good, CEO of MSV, would become Motient's new CEO after the transaction. The parties also anticipate that Robert Brumley, CEO of TerreStar, would continue in that role after the transaction with TerraStar maintaining its own management team.

The consummation of the transactions will require successful completion of due diligence, negotiation and execution of definitive documentation, Motient and SkyTerra board and stockholder approval, and various regulatory approvals. Because the letter of intent is non-binding, the parties have no obligation to negotiate such documentation or otherwise consummate the transactions. Therefore, the parties can provide no assurances that the transactions will be consummated on the currently proposed terms or will ever be consummated, or that the required corporate or regulatory approvals will be obtained.


Our Terrestrial Wireless Business

We are a nationwide provider of two-way, wireless mobile data services and mobile internet services. Owning and operating a wireless radio data network that provides wireless mobile data service to customers across the United States, we generate revenue primarily from the sale of airtime on our network and from the sale of communications devices to our customers. Our customers use our network and our wireless applications for wireless email messaging and wireless data transmission, enabling businesses, mobile workers and consumers to wirelessly transfer electronic information and messages and to access corporate databases and the Internet.

In addition to selling wireless data services that use our own network, Motient is also a reseller of airtime on the Cingular and Sprint wireless networks. These arrangements allow Motient to provide integrated wireless data solutions to its customers using a variety of networks. In December 2004, Motient launched a new set of products and services designed to provide these integrated wireless data solutions to its customers called iMotient Solutions TM. iMotient allows Motient's customers to use these multiple networks via a single connection to Motient's back-office systems, providing a single alternative for application and software development, device management and billing across multiple networks, including but not limited to GPRS, 1XRTT and our own DataTac network. Once connected to iMotient, customers will receive proprietary applications and services that reduce airtime usage, improve performance and reduce costs. Motient has not yet generated material revenues from iMotient Solutions, but it anticipates that iMotient revenues will increase over the course of 2005. Motient cannot anticipate whether these revenues will increase rapidly enough to offset anticipated revenue declines in other segments of its business.

Of our revenues for the year ended December 31, 2004, approximately 50% were generated in connection with our BlackBerry TM by Motient wireless email service and our own eLinkSM wireless email service, our "Wireless Internet" market segment. These wireless email services are utilized by our customers primarily in conjunction with Research In Motion's RIM 850 and 857 wireless handheld devices, which are no longer produced by Research in Motion.

We believe that consumers, in general, wish to use and purchase wireless internet devices that cannot be supported on our DataTac network, such as wireless internet devices that are data and voice capable. We expect our revenues from these products will continue to decline, but we will attempt to capture revenue from the migration of our wireless internet customers to newer technologies through, among other alternatives, our reseller agreements with RACO Wireless, Inc. and eAccess Solutions, Inc. which allows us to receive a one-time commission for signing up customers to use alternative network providers wireless internet service. Motient is currently exploring ways to offer Wireless Internet services under our iMotient Solutions TM platform, but Motient can make no assurances that it will ever be able to effectively offer such a product.


Our most significant ongoing cost reduction effort involves reducing the number of base stations in our network in a coordinated effort to reduce network operating costs. Over the course of 2004, Motient implemented and completed certain initiatives to rationalize the size of its network, primarily to remove unprofitable base stations and reduce unneeded capacity and coverage. During the first quarter of 2005, Motient initiated a plan to refocus its DataTac network primarily on the Top 40 Metropolitan Statistical Areas (MSAs). This plan involved the decommissioning of DataTac network components and termination of service in previously served MSAs above the Top 40. Given the similar coverage profiles of the Cingular and Sprint networks, the significantly increased bandwidth capabilities of these networks relative to the DataTac network and the concentration of our revenues in the Top 40 MSAs, we determined that this plan best allowed us to match our network infrastructure costs with our revenue base, while continuing to meet the needs of as many of our customers as possible. We have notified our customers of this change in our network coverage and this decommissioning began on June 1, 2005. Although these actions resulted in a decline in our revenues, we believe that the revenue decline will be offset by a reduction in our network operating costs. These network changes may put negative pressure on our revenues in all market segments in 2005 and beyond as customers may elect to pursue other alternative network carriers with alternative coverage. We are making every effort to retain our customers or migrate them to our iMotient Solutions TM product and services, but Motient can make no assurances that it will be able to retain these customers.

As a result of these network rationalization efforts, our 800 MHz FCC licenses may be lost in markets to which we are discontinuing service. We believe that the value of our FCC licenses in these smaller markets is very small compared to the value of our FCC licenses in the Top 40 MSAs. While we are taking steps to avoid this possibility, and while we believe that any such losses would not be material to our business, we can provide no assurance that any such losses would not negatively impact our business. If we were to lose any of these licenses, we would have to write-off the value of these assets. We believe that the value of the licenses that may be in jeopardy represents about 5% of the total value of our 800 MHz FCC licenses. If our network rationalization efforts expanded into the Top 40 MSAs, our write-off would be correspondingly larger if we were unable to retain the FCC licenses in such markets.

Our Satellite Communications Business -

TerreStar Networks Inc.

On May 11, 2005, we acquired approximately an additional 13.4% ownership in TerreStar Networks, Inc. for a total 61% ownership interest in, and operating control over, TerreStar Networks Inc. Prior to that date, TerreStar was a subsidiary of MSV established to, among other things, develop a satellite communications system using frequencies in the 2 GHz band, that are part of what is often known as the "S-band." We acquired our ownership interest in TerreStar when, in conjunction of a spin-off of TerreStar to the owners of MSV, we purchased an additional $200 million of newly issued TerreStar common stock. In conjunction with this transaction, TerreStar also received a perpetual, royalty-free license to utilize MSV's patent portfolio, including those patents related to "ancillary terrestrial component", or ATC, which we anticipate will allow us to deploy a communications network that seamlessly integrates satellite and terrestrial communications, giving a user ubiquitous wireless coverage in North America.


By offering Mobile Satellite Service, or MSS, in the S-band in conjunction with ATC, TerreStar can effectively deploy a hybrid satellite and terrestrial wireless communications network. This network could, for instance, eventually allow a user to utilize a mobile device that would communicate with a traditional land-based wireless network when in range of that network, but communicate with a satellite when not in range of such a land-based network. These mobile devices could be used for a myriad of communications applications, including potentially voice, data and video services.

TerreStar is currently in the process of building its first satellite pursuant to a construction contract with Space Systems/Loral, Inc. This satellite is scheduled to be completed in November 2007, with commercial operations scheduled to begin in 2008. Once launched, the satellite, with an antenna almost sixty feet across, will be able to communicate with terrestrial base stations and standard wireless devices. The construction, launch and operation of this satellite will require significant additional capital, with satellite construction costs alone expected to exceed $550 million, paid out over the next several years.


Our ability to offer these services depends on TerreStar's right to receive certain regulatory authorizations allowing it to provide MSS in the S-band. These authorizations are subject to various regulatory milestones relating to the construction, launch and operational date of the satellite system required to provide this service. In order to use ATC, TerreStar will need to apply for authority with the FCC, which has not yet done.


Given Motient's 61% interest in TerreStar, we will consolidate the financial results of TerreStar on a going forward basis. However, as Motient did not own TerreStar prior to the periods presented in this Management's Discussion and Analysis, none of the discussions with respect to historical periods below reflect the operations of TerreStar, and are solely based on the business operations of our DataTac network and our iMotient Solutions platform. Over the course of 2005 through 2008, we expect that TerreStar will continue to work on building, testing and deploying its satellite communications system, which will require large capital expenditures, as well as the incurrence of significant operating expenses. During this period, we do not expect that TerreStar will generate any revenues. Therefore, we anticipate that TerreStar will generate operating losses during this period. We anticipate that TerreStar will not be in a position to generate revenues from continuing business operations until 2008 at the earliest.

RESULTS OF OPERATIONS


Quarters Ended June 30 , 2004 And 2005

Due to our purchase of ownership interests in TerreStar on May 11, 2005 and our consequent 61% ownership of TerreStar, the operating results for the six months ended June 30, 2005 include the operating results of TerreStar from May 11, 2005 through June 30, 2005. We have identified the impact of TerreStar on our results of operations where material.


Subscriber Statistics


Our customer base can be generally divided into six broad categories, Wireless Internet, Field Services, Transportation, Telemetry, iMotient and Other. Wireless Internet primarily consists of customers using our network and applications to access certain internet functions, like email. Devices and airtime used by transportation and shipping companies, or by personnel in the field service industries (such as repair personnel), for dispatching, routing and other vital communications functions are known as Transportation and Field Service, respectively. Telemetry typically covers devices and airtime used to connect remote equipment, such as wireless point-of-sale terminals, with a central monitoring facility. iMotient consists of integrated wireless data solutions revenues through the resale of airtime on the Cingular and Sprint wireless networks. Other revenues may consist of sales commissions, consulting fees or other fees. An explanation of certain changes in revenue and subscribers is set forth below.

The table below summarizes the make up of our registered subscriber base. Wireless devices may be divided into three categories, registered, billable and active. Registered devices represent devices that our customers have registered for use on our network. Certain numbers of these devices may be kept in inventory by our customers for future use and generally are not revenue producing. Customers then move such inventory into a production status upon which it typically becomes billable and generates revenue. However, billable units may not pass traffic and thus will not be counted as active. We count a device as active when it is removed from inventory by the customer and transmits greater than zero kilobytes of data traffic.


                                                 As of June 30,
                                    2005                             2004                             % Change
                        Registered  Billable     Active Registered   Billable     Active  Registered  Billable   Active
                        ----------  --------     ------ ----------   --------     ------  ---------- ---------   ------
Wireless Internet(1)       42,172     20,894      9,725     89,471     51,554     33,966        (53)%    (59)%    (71)%
Field Services              1,702      1,861        235     14,356     13,815      8,070        (88)     (87)     (97)
Transportation             48,671     39,586     39,840     46,986     38,707     38,505          4        2        3
Telemetry                  26,118     19,263      8,546     31,002     25,157     15,576        (16)     (23)     (45)
iMotient                      874        896        245         --         --         --        100      100      100
All Other                     221        140         92        722        645        524        (69)     (78)     (82)
                          -------     ------     ------    -------    -------     ------       -----    -----    -----
  Total                   119,758     82,640     58,683    182,537    129,878     96,641        (34)%    (36)%    (39)%
                          =======     ======     ======    =======    =======     ======       =====    =====    =====

1) Reflects deregistration of units by SkyTel on December 30, 2004 of approximately 30,000 units and deregistration of 9,000 units in the first quarter of 2005 by certain other resellers.

Revenues

The tables below set forth, for the periods indicated, a year-over-year comparison of the key components of revenue.

                                              Three Months Ended June 30,
                                          -------------------------------------
Summary of Revenue                               2005               2004             Change        % Change
------------------                               ----               ----             ------        --------
(in millions)
Wireless Internet                                $2.0               $5.2               (3.2)          (62)%
Field Services                                    0.1                1.5               (1.4)          (93)
Transportation                                    0.5                0.9               (0.4)          (44)
Telemetry                                         0.4                0.6               (0.2)          (33)
iMotient                                          0.1                0.0                0.1            N/m
All Other                                         0.1                1.9               (1.8)          (95)
                                                 ----              -----               ----           ----
   Service Revenue                                3.2               10.1               (6.9)          (68)
   Equipment Revenue                              0.3                1.3               (1.0)          (77)
                                                 ----              -----              -----           ----
         Total                                   $3.5              $11.4              $(7.9)          (69)%
                                                 ====              =====              =====           ====

                                               Six Months Ended June 30,
                                          -------------------------------------
Summary of Revenue                               2005               2004             Change        % Change
------------------                               ----               ----             ------        --------
(in millions)
Wireless Internet                                $4.6              $11.4               (6.8)          (60)%
Field Services                                    0.9                3.3               (2.4)          (73)
Transportation                                    1.1                1.8               (0.7)          (39)
Telemetry                                         0.8                1.2               (0.4)          (33)
iMotient                                          0.2                0.0                0.2            N/m
All Other                                         0.2                2.4               (2.2)          (92)
                                                 ----              -----             ------          ----
   Service Revenue                                7.8               20.1              (12.3)          (61)
   Equipment Revenue                              0.8                2.8               (2.0)          (71)
                                                  ---              -----             ------          ----
         Total                                   $8.6              $22.9             $(14.3)          (62)%
                                                 ====              =====             ======          ====


The decrease in service revenue was the result of a decrease in revenue in all our market segments (except iMotient), primarily as a result of migration by our customers to newer technologies with capabilities that our network is not capable of supporting (such as voice enabled handheld devices), or more modern networks with greater capacity than our own (such as so-called 2G or 3G networks from providers such as Sprint, Cingular, Verizon or T-Mobile). We believe that our network reduction efforts, announced to our customers in the first quarter, may have also caused negative pressure on our revenues as certain customers may have elected to terminate service with Motient in favor of other alternative wireless carriers. If we cannot generate additional revenue from other sources to offset this lost revenue, our overall revenues will decline in the future. The decrease in total revenue was primarily a result of decreased service and equipment revenues.

During the first quarter of 2005, Motient initiated a plan to refocus its DataTac network primarily on the top 40 MSAs of the United States. This plan involves the decommissioning of DataTac network components and termination of service in previously served MSAs other than the top 40. Given the similar coverage profiles of the Cingular and Sprint networks, the significantly increased bandwidth capabilities of these networks relative to DataTac and the concentration of our revenues in the top 40 MSAs, we determined that this plan best allowed us to match our network infrastructure costs with our revenue base, while continuing to meet the needs of as many of our customers as possible. This decommissioning occurred in June 2005. We are making every effort to provide any impacted customers with alternatives to migrate their services and applications to either our new iMotient Solutions(TM) platform or to other networks using our agreements with RACO Wireless, Inc. and eAccess Solutions, Inc. These network changes may put negative pressure on our revenues in all market segments in 2005 as customers may elect to pursue other alternative network carriers with alternative coverage. We are making every effort to retain our customers or migrate them to our iMotient Solutions(TM) product and services, but Motient can make no assurances that it will be able to retain these customers.


By revenue segment, we note that:


o Wireless Internet: The revenue decline in the Wireless Internet sector during this period represented customer losses that we are experiencing in both our direct and reseller channels as a result of the migration of Wireless Internet customers to other networks with additional features, such as voice-capable wireless internet devices. These customer losses have been exacerbated because Research in Motion, or RIM, no longer manufactures any devices which will operate on our DataTac network, which has and will continue to negatively impact the ability of our resellers to add new devices to our network to replace those that are migrating from their respective customer bases. These factors, in addition to our network reduction efforts discussed above, may lead to additional declining Wireless Internet revenues in 2005. Motient is currently exploring ways to offer Wireless Internet services under our iMotient Solutions(TM) platform, but Motient can make no assurances that it will ever be able to effective offer such a product.

o Field Services: The decrease in field service revenue was primarily the result of the termination of several customer contracts, including IBM, Brinks, Bannex, Pitney Bowes and Schindler, as well as the general reduction of units and/or rates across the remainder of our field service customer base. Our network changes, discussed above, may put negative pressure on our revenues in this market segment in 2005. Motient believes that this market segment will potentially present new opportunities to generate new revenues with our iMotient Solutions(TM) products and services.

o Transportation: The decrease in revenue from the transportation sector was primarily the result of UPS removing units from our network. UPS represented $0.1 million and $0.3 million of revenue for the three and six months ended June 30, 2005 as compared to $0.2 million and $0.5 million of revenue for the three and six months ended June 30, 2004. We did experience growth during this period in other transportation accounts, most notably Geologic Solutions, formerly d/b/a Aether Systems. Our network changes, discussed above, may put negative pressure on our revenues in this market segment in 2005. Motient believes that this market segment will potentially present new opportunities to generate new revenues with our iMotient Solutions(TM) products and services.

o Telemetry: While we experienced revenue growth in certain telemetry customer accounts, this revenue growth was equally offset by customer losses or negative rate changes in other telemetry accounts. Our network changes, discussed above, may put negative pressure on our revenues in this market segment in 2005. Motient believes that this market segment will potentially present new opportunities to generate new revenues with our iMotient Solutions(TM) products and services.

o iMotient: We activated our first customer units and generated our initial revenue from the iMotient platform in February of 2005. As of June 30, 2005, we had 896 billable units utilizing our iMotient platform and generated $0.2 million in revenues for the six months ended June 30, 2005. We expect iMotient revenues to increase over the course of 2005.

o All Other: The decrease in other revenue was primarily due to the termination of our agreements with Verizon and T-Mobile, which allowed us to sell and promote wireless email and wireless internet applications on their networks. We do not expect to generate significant revenues in this product segment in the future.

o Equipment: The decrease in equipment revenues for these periods was the result of the decline sales of devices attributable to our now-terminated agency and dealer agreements with Verizon and T-Mobile.


Operating Expenses

The tables below summarize our operating expenses for the three and six months ended June 30, 2005 and 2004. An explanation of certain changes in operating expenses is set forth below.

                                                   Three Months Ended June 30,
                                              -------------------------------------
Summary of Expenses                               2005 (1)             2004 (2)          Change         % Change
-------------------                               --------             --------          ------         --------
(in millions)
Cost of Service and Operations                       $5.3               $10.4             (5.1)             (49)%
Cost of Equipment Sales                               0.3                 1.3             (1.0)             (79)
Sales and Advertising                                 0.2                 0.9             (0.7)             (82)
General and Administration                            4.7                 2.5              2.2               88
Research and Development                              0.3                 0.0              0.3               --
Operational Restructuring Costs                       5.6                 5.1              0.5                9
Depreciation and Amortization                         5.0                 4.1              0.9               23
(Gain) on Debt & Capital Lease Retirement             0.0                (0.8)             0.8             (100)
                                                    -----               -----            -----             ----
         Total                                      $21.4               $23.5            $(2.1)              (9)%
                                                    =====               =====            =====             ====

(1) Includes compensation expense of $(0.3) million related to stock compensation expense.
(2) Includes compensation expense of $2.4 million related to stock compensation expense.

                                                     Six Months Ended June 30,
                                                 --------------------------------
Summary of Expenses                                2005 (1)            2004 (2)          Change         % Change
-------------------                                --------            --------          ------         --------
(in millions)
Cost of Service and Operations                       $12.8              $21.7             (8.9)             (41)%
Cost of Equipment Sales                                0.8                2.8             (2.0)             (72)
Sales and Advertising                                  0.6                1.9             (1.3)             (70)
General and Administration                            19.0                4.9             14.1              288
Research and Development                               0.3                0.0              0.3               --
Operational Restructuring Costs                        5.7                6.3             (0.6)             (10)
Depreciation and Amortization                          8.7                8.4              0.3                4
(Gain)/Loss on Asset Disposal                          0.0                0.0              0.0                0
(Gain) on Debt & Capital Lease Retirement              0.0               (0.8)             0.8             (100)
                                                     -----              -----             ----             ----
         Total                                       $47.9              $45.2             $2.7                6%
                                                     =====              =====             ====             ====

(1) Includes compensation expense of $11.3 million related to stock compensation expense.
(2) Includes compensation expense of $3.9 million related to stock compensation expense.

o Cost of Service and Operations: Our largest single cost center is the cost of service and operations, which includes costs to support subscribers, such as network telecommunications charges and site rent for network facilities, network operations employee salary and related costs, network and hardware and software maintenance charges, among other things. The decrease in these expenses was partially the result of lower employee salary and related costs of $0.3 million and $0.8 million for the three and six months ended June 30, 2005 as compared to the three and six months ended June 30, 2004 due to a workforce reduction implemented in February 2004 and March 2005. The decrease in these expenses was also partially the result of lower fees paid to RIM for licensing Blackberry as a result of the decline of Wireless Internet units and revenues, which fees we anticipate will continue to decline in the future as well. The decrease in these expenses was also impacted by the continued removal of older-generation base stations from the network and the removal of base stations and other network equipment under our network rationalization efforts initiated in the second quarter of 2004 and the resulting decreases in telecommunications of $1.4 million and $3.3 million for the three and six months ended June 30, 2005 as compared to the three and six months ended June 30, 2004 and base station maintenance decreases of $0.2 million and $0.4 million for the three and six months ended June 30, 2005 as compared to the three and six months ended June 30, 2004. As we continue to remove base stations from the network, in particular as a result of the additional rationalization efforts completed in June 2005, these costs will continue to decrease. The decrease in costs of service and operations was also partially the result of reductions in hardware and software maintenance costs as a result of the network rationalization efforts and negotiation of lower rates on maintenance service contracts in 2004. The decreases in costs discussed above were partially offset by compensation expenses associated with stock options issued to employees of $(0.2) and $1.0 million for the three and six months ended June 30, 2005. Compensation expenses associated with stock options issued to employees totaled $1.5 and $2.0 million for the three and six months ended June 30, 2004. Excluding these compensation charges, cost of service and operations decreased $3.4 million, or 39%, for the three months ended June 30, 2005, and $7.9 million, or 40%, for the six months ended June 30, 2005 as compared to the same periods in 2004. Given our ongoing cost-reduction efforts, we expect these costs to continue to decrease. The extent of the decrease will depend both upon our ability to successfully manage our cost-reduction efforts as well as the necessity for these expenditures in the future if our customer base declines.

o Cost of Equipment: The decrease in cost of equipment was the result of the elimination of sales of devices attributable to agency and dealer agreements with Verizon Wireless and T-Mobile USA. Our efforts to sell under our agent relationships with T-Mobile USA and Verizon Wireless were reduced significantly in the third and fourth quarter of 2004 and these contracts were terminated in the fourth quarter of 2004 to accommodate our agreements with Sprint and Cingular. We anticipate that these costs will be minor in the future given the elimination of the T-Mobile USA and Verizon Wireless reseller agreements.

o Sales and Advertising: The decrease in sales and advertising expenses was primarily attributable to lower employee salary of $0.1 million and $0.5 million for the three and six months ended June 30, 2005 as compared to the three and six months ended June 30, 2004 and related costs, including sales commissions, due to lower sales volumes and the workforce reductions implemented in February 2004 and March 2005. These decreases included compensation expenses associated with stock options issued to employees of $0.0 and $0.1 million for the three and six months ended June 30, 2005 as compared to $0.5 and $0.9 million for the three and six months ended June 30, 2004. Excluding these compensation charges, sales and advertising expense decreased $0.2 million, or 51%, for the three months ended June 30, 2005, and $0.5 million, or 50%, for the six months ended June 30, 2005 as compared to the same periods in 2004. We anticipate that these costs will increase in the future in conjunction with our increasing efforts to sell and promote our iMotient Solutions(TM) platform.

o General and Administrative: The increase in general and administrative expenses was primarily attributable to increases in legal, audit and regulatory fees, fees paid to advisors and consultants and compensation expenses associated with stock options issued to employees and directors. Our audit expenses increased materially due to our requirements to comply with Sarbanes-Oxley guidelines for 2004 and our corporate finance activity in the first and second quarter of 2005. Legal and regulatory fees increased materially as a result of our corporate finance activity in the first and second quarter of 2005 and our related reporting and security registration requirements, costs to support our developments efforts with TerreStar and certain regulatory fees paid related to our rationalization efforts and our Motient Communications frequencies. Consulting and advisory fees increased materially due to certain corporate finance related fees discussed below, fees paid to consultants to support our regulatory efforts for both Motient Communications and TerreStar and consulting support we utilize for our success-based site lease negotiation efforts. A consulting fee of $3.7 million, consisting of $0.9 million in cash and 95,000 shares of stock valued at $2.8 million, was paid to CTA and an affiliated entity of Gary Singer in the first quarter of 2005 for services rendered in conjunction with the acquisition of further MSV interests from Telcom Ventures, Columbia Capital and Spectrum Equity in February 2005. These increases were partially offset by site lease related expense decreases of $0.7 million and $1.4 million for the three and six months ended June 30, 2005 as compared to the three and six months ended June 30, 2004, lower employee salary and related costs of $0.4 million and $0.8 million for the three and six months ended June 30, 2005 as compared to the three and six months ended June 30, 2004 due to the workforce reductions implemented in February 2004 and March 2005 and lower directors and officers liability insurance costs. General and Administrative expenses include approximately $0.7 million of general and administrative costs from TerreStar from the period May 11, 2005 to June 30, 2005. We expect these costs from TerreStar to increase in the future as development efforts on its satellite system accelerate. Compensation expenses associated with stock options issued under the Company's stock option plan and the stock issued to advisors as a result of the corporate finance activity discussed above totaled $(0.1) and $10.2 million for the three and six months ended June 30, 2005. Compensation expenses associated with stock options issued to employees totaled $0.4 and $1.0 million for the three and six months ended June 30, 2004. Excluding these compensation charges, general and administrative expenses increased $2.6 million, or 126%, for the three months ended June 30, 2005, and $4.8 million, or 124%, for the six months ended June 30, 2005 as compared to the same periods in 2004. We anticipate that these costs will decline in the future in conjunction with the completion of our initial Sarbanes-Oxley report, and our overall cost-cutting efforts. As we expand our efforts on TerreStar, however, related general and administrative expenses are anticipated to increase.

o Research and Development: Research and development consists of approximately $0.3 million of research and development costs from TerreStar for the period May 11, 2005 to June 30, 2005. We expect these costs from TerreStar to increase in the future as development efforts on its satellite system accelerate.

o Operational Restructuring Charges: The 2005 operational restructuring charges of $5.7 million include $0.1 million in the first quarter of 2005 resulting from the severance and related salary charges as a result of the reductions in force in March 2005 and $5.6 million in the second quarter of 2005 resulting from additional network rationalization initiatives in June 2005. Operational restructuring charges of $6.3 million in 2004 consist of $1.2 million in the first quarter of 2004 resulting from the severance and related salary charges as a result of the reductions in force in February 2004 and $5.1 million in the second quarter of 2004 related to certain network rationalization initiatives in June 2004.

o Depreciation and Amortization: Depreciation and amortization expense increased $0.7 million as a result of the amortization of our intangible assets of TerreStar and $1.8 million due to our June 2005 network rationalization for which we accelerated the depreciation of certain base station equipment. Excluding these items, our depreciation and amortization expense declined $1.6 million or 39% and $2.2 million or 26% for the three and six months ended June 30, 2005. Our depreciation expense declined as a result of our decline in asset value related to network reduction efforts in 2004 and 2005 and our write-down of related assets and reduced amortization as a result of our additional impairment of our customer contract intangibles in December 2004. As a result of continued network restructuring initiatives planned in 2005, we expect depreciation and amortization to continue to decrease in 2005.



Other Expenses & Income

                                                   Three Months       Three Months        Six Months        Six Months
                                                  Ended June 30,     Ended June 30,     Ended June 30,     Ended June 30,
Summary of Expenses                                    2005               2004               2005               2004
-------------------                                    ----               ----               ----               ----
(in thousands)
Interest Expense, net                                $ 2,115           $(1,273)            $ 2,115            $(3,039)
Write -off of deferred financing costs                    --            (8,052)                 --             (8,052)
Other Income, net                                         --               191                  80                199
Other Income from Aether                                  --               662                  --              1,307
Equity in Losses of Mobile Satellite Ventures
Minority Interest in TerreStar                        (2,044)           (2,608)             (9,212)            (4,838)
                                                     $   404           $    --             $   404            $    --


o Interest expense is presented net of interest income on cash balances and notes receivable. We generated interest income for the three and six months ended June 30, 2005 on cash balances generated from proceeds of our financing transactions. In 2004, we generated interest income on the interest accrued on our note receivable from MSV, however, as a result of November 2004 investment transaction into MSV, the principal and interest outstanding under our note receivable from MSV was converted into limited partnership units in MSV. Interest expense decreased for the three and six months ended June 30, 2005 as compared to the same periods in 2004, due to the April 2004 repayment of our term credit facility and its subsequent termination on December 31, 2004.

o In April 2004, we expensed $8.1 million of deferred financing costs related to the repayment of our term credit facility.


o We recorded equity in losses of MSV of $2.0 and $9.2 million for the three and six months ended June 30, 2005, as compared to $2.6 and $4.8 million for the same periods in 2004. The 2005 MSV losses are Motient's 38.6% and 48.8% of MSV's losses for the same period, and losses for 2004 are Motient's 46.5% of MSV's losses for the same period. For the three and six months ended June 30, 2005, MSV had revenues of $7.5 and $14.7 million, operating expenses of $14.8 and $34.5 million and net losses of $6.7 and $26.7 million, respectively.


o For the period ended June 30, 2005, the Company recorded approximately a $1.0 million net loss for TerreStar Networks. The $0.4 million minority interest in TerreStar represents the approximately 39% of TerreStar Networks that is not owned by the Company.


Years Ended December 31, 2004 and 2003

In the year ended December 31, 2004, we experienced the loss of certain large customer contracts, such as Schindler and Pitney Bowes, and a general erosion in our customer base, primarily as a result of those customers' desire to utilize newer wireless technologies, such as GPRS or CDMA, which we cannot support on our wireless network. The majority of this decline in revenue was due to a decline in our wireless internet segment, which was driven generally by the aforementioned desire to move to newer technologies, as well as the termination of the manufacture of RIM 857 devices by Research in Motion in late 2003, which were the only RIM devices then produced for use on our network and the most common wireless internet device used on our network. We are not able to utilize any newer RIM devices on our network. As a result of this revenue decline, we have been required to take numerous actions to reduce our cost structure and change our operating strategy, which included reductions in the number of employees and changes in senior management and a reduction in our DataTac network coverage, among other things. We believe that several components of our cost structure are much larger than required for our relative business size, and we believe that we can continue to reduce our cost structure in our continued efforts to improve our profitability. We are exploring alternatives ways to provide comparable wireless internet services, using either our DataTac network or our iMotient Solutions platform, however if we are unsuccessful in these efforts, our wireless internet revenue base will continue to decline and we will need to increase revenues from other sources. We believe our iMotient Solutions suite of products and services will be our primary source of new revenue for 2005 and beyond, and we are focusing the majority of our development, sales and marketing on this area.

Subscriber Statistics

                                                     As of December 31,
                                     2004                                 2003                               % Change
                   Registered     Billable    Active     Registered    Billable       Active    Registered    Billable       Active
                   ----------     --------    ------     ----------    --------       ------    ----------    --------       ------
Wireless Internet     47,328(1)     35,366      20,126    106,600        69,673       51,179         (56)%        (49)%       (61)%
Field Services         7,437         7,360       4,896     17,468        16,415        9,851         (57)%        (55)%       (50)%
Transportation        46,721        41,013      40,621     45,902        39,344       39,513           2%           4%          2%
Telemetry             30,107        22,640      11,484     32,420        23,947       13,444          (7)%         (5)%       (15)%
All Other                256           180         156      1,305         1,043          584         (80)%        (83)%       (73)%
                 -----------    ----------  ----------  ---------    ----------   ----------   -----------  -----------   ---------
Total                131,849       106,559      77,283    203,695       150,422      114,571         (35)%        (29)%       (33)%
                 ===========    ==========  ==========  =========    ==========   ==========   ===========  ===========   =========

1) Reflects deregistration of units by SkyTel on December 30, 2004 of approximately 30,000 units.

Revenue

The table below sets forth, for the periods indicated, a year-over-year comparison of the key components of our revenue:

                                                       Year Ended December 31,
                                    --------------------------------------------------------------
Summary of Revenue                     2004             2003             Change          % Change
------------------                     ----             ----             ------          --------
(in millions)
Wireless Internet                   $  18.3          $  27.8           $  (9.5)              (34)%
Field Services                          5.6              9.9              (4.3)              (43)
Transportation                          3.3              7.9              (4.6)              (58)
Telemetry                               2.3              2.3               0.0                 0
All Other                               2.9              1.4               1.5               107
                                      -----            -----             -----              ----
   Service Revenue                     32.4             49.3             (16.9)              (34)%
   Equipment Revenue                    4.5              5.2              (0.7)              (13)
                                      -----            -----             -----              ----
        Total                       $  36.9          $  54.5           $ (17.6)              (32)%
                                      =====            =====             =====              ====

The decrease in service revenue in 2004 as compared to 2003 was primarily the result of the loss of certain large accounts and a material decrease in wireless internet revenue, with additional decreases in field services and transportation revenues. UPS deactivated a significant number of units on our network during the third and fourth quarters of 2003 and our revenue from UPS declined significantly during this period, resulting in the majority of the decline in transportation revenues. This revenue decline was marginally offset by our ability to generate some commissions from the transition of our wireless internet customers to newer technologies under our reseller agreements with Verizon and T-Mobile (we terminated these agreements in the fourth quarter of 2004 in connection with entering into our agreements with Cingular and Sprint). We anticipate that our wireless revenue will continue to decline in 2005 as a result of the continued decrease in our wireless internet customer base. By market segment, we note:

o Wireless Internet: The revenue decline in the wireless internet sector during this period was driven almost exclusively by the migration of our wireless internet customers to newer technologies and newer wireless internet products (for example, RIM wireless email devices that incorporate a wireless telephone, which cannot be used on our network). Additionally, the termination of the manufacture of 857 devices by Research in Motion greatly hampered our ability as well as our larger resellers' ability to add new wireless internet customers to our network. We anticipate that our wireless internet revenue will continue to decline in 2005 for similar reasons.

o Field Service: The decrease in field service revenue is primarily the result of the termination of several customer contracts, including Schindler, Sears, Lanier, and Pitney Bowes, as well as the general reduction of units and rates across the remainder of our field service customer base. Schindler's revenue increased slightly due to a $0.25 million contract termination fee that was billed and collected in third quarter of 2004. We believe that the technology requirements of this market segment are more compatible with our network than the wireless internet market segment, and we are making efforts to grow this segment.

o Transportation: The decrease in revenue from the transportation sector was primarily the result of UPS, beginning in July 2003, having removed a significant number of their units from our network. UPS represented $0.2 million and $0.9 million of revenue for the three and twelve months ended December 31, 2004, as compared to $0.3 million and $5.5 million of revenue for the three and twelve months ended December 31, 2003. We did, however, also continue to experience growth during 2004 in other transportation accounts, most notably Aether and Roadnet. We believe that the technology requirements of this market segment are more compatible with our network than the wireless internet market segment, and we are making efforts to grow this segment.

o Telemetry: While we experienced revenue growth in certain telemetry customer accounts, this revenue growth was equally offset by customer losses or negative rate changes in other telemetry accounts. We believe that the technology requirements of this market segment are more compatible with our network than the wireless internet market segment, and we are making efforts to grow this segment.

o Other Revenue: The increase in other revenue for the year ended December 31, 2004 was attributable to the settlement of a take-or-pay contract with Wireless Matrix resulting in the recognition of $1.6 million of revenue and approximately $0.7 million of commissions earned via the agency and dealer agreements with Verizon Wireless and T-Mobile USA. Our efforts to sell and promote wireless email and wireless internet applications to enterprise accounts under our agent relationships with T-Mobile USA and Verizon Wireless were reduced significantly in the third and fourth quarter of 2004, which we anticipate will lead to a decline in these revenues in the future, unless we can improve our efforts in this area or refocus our efforts in this revenue segment to a different vendor/strategy. We terminated these agreements in order to enter into our resale agreements with Cingular and Sprint and launch our new iMotient Solutions TM platform.

o Equipment Revenue: The decrease in equipment revenues for the year ended December 31, 2004 was the result of the decline in sales of wireless internet devices as compared to the year ended December 31, 2003 and the third and fourth quarter decline in the sale of devices attributable to agency and dealer agreements with Verizon Wireless and T-Mobile USA.

For the year ended December 31, 2004, four customers accounted for approximately 40% of our service revenue, with one customer, SkyTel, accounting for more than 22%. As of December 31, 2004, one customer, RIM, accounted for more than 13% of our net accounts receivable. No other single customer accounted for more than 10% of our net accounts receivable. The revenue attributable to such customers varies with the level of network airtime usage consumed by such customers, and none of the service contracts with such customers requires that the customers use any specified quantity of network airtime, nor do such contracts specify any minimum level of revenue. There can be no assurance that the revenue generated from these customers will continue in future periods.

Expenses

The table below summarizes, for the periods indicated, a year-over-year comparison of the key components of our operating expenses.

                                                        Year Ended December 31,
                                      -------------------------------------------------------------
Summary of Expenses                   2004(1)           2003(2)          Change          % Change
-------------------                   -------           -------          ------          --------
(in millions)
Cost of Service and Operations     $    39.6         $    51.4         $  (11.8)            (23)%
Cost of Equipment Sales                  4.3               5.9             (1.6)            (27)
Sales and Advertising                    1.9               4.6             (2.7)            (59)
General and Administration              13.2              11.3              1.9              17
Operational Restructuring and
   Impairment Costs                      6.3                --              6.3              --
Depreciation and Amortization           15.6              21.5             (5.9)            (27)
Loss on Disposal of Assets               2.7               3.0             (0.3)            (10)
Loss on Impairment of Asset              0.8               5.5             (4.7)            (85)
Gain on Debt and Capital Lease
   Retirement                           (0.8)               --             (0.8)             --
                                   ---------         ---------         --------         --------
         Total Operating           $    83.6         $   103.2         $  (19.6)            (19)%
                                   =========         =========         ========         ========

(1) Includes compensation expense of $6.5 million related to the market value of employee stock options and $3.6 million of stock compensation expense for director and consultants.

(2) Includes compensation expense of $0.6 million related to the market value of employee stock options.

     o Cost Of Service And Operations: Our largest single cost center is the cost of service and operations, which includes costs to support subscribers, such as network telecommunications charges and site rent for network facilities, network operations employee salary and related costs, network and hardware and software maintenance charges, among other things. As a percentage of total revenues, these costs totaled approximately 107% for 2004, as compared to 94% in 2003. Our aggregate expenses in this area decreased $11.8 million, or $16.0 million, excluding certain non-cash compensation charges. Given our ongoing cost-reduction efforts described above, we expect these costs will continue to decrease. The extent of the decrease will depend both upon our ability to successfully manage our cost-reduction efforts as well as the necessity for these expenditures in the future if our revenue continues to decline. Additionally, any decreases would be offset by additional non-cash compensation expense related to currently outstanding employee stock options if the market price of our common stock continues to increase. (See "--2002 Stock Option Plan" below). The decrease in 2004 is primarily due to:

     o lower employee salary and related costs due to the workforce reductions implemented in March of 2003 and February of 2004, of approximately $2.3 million from 2003 to 2004.

     o the decrease in licensing fees paid primarily to RIM for licensing Blackberry as a result of the decline of wireless internet units and revenues, of approximately $0.8 million from 2003 to 2004.

     o lower network maintenance costs as a result of the termination of our national maintenance contract with Motorola at December 31, 2003, of approximately $4.4 million from 2003 to 2004, as well as the continued removal of older-generation base stations from the network and the removal of base stations under our network rationalization efforts initiated in the second quarter of 2004. We currently perform our maintenance on our base stations by contracting directly with service shops in respective regions, which has materially lowered our cost relative to our prior national maintenance contract.

     o lower site lease costs, of approximately $1.8 million from 2003 to 2004, and telecommunications costs, of approximately $3.0 million from 2003 to 2004, for base station locations as a result of the removal of base stations as part of our efforts to remove older-generation equipment from our network and the removal of base stations under our network rationalization efforts initiated in the second quarter of 2004. As we continue to remove base stations from the network, we anticipate that these costs will continue to decrease.

     o reductions in hardware and software maintenance costs as a result of the negotiation of lower rates on maintenance service contracts in 2003 and 2004, the reduction of software licenses as a result of having fewer employees and a decrease in software development costs as a result of a change in capitalization policy, of approximately $1.1 million from 2003 to 2004.

         These decreases were partially offset by:

     o higher compensation expenses associated with stock options issued to employees of $4.4 million for the year ended December 31, 2004, as compared to $0.2 million for the year ended December 31, 2003. Excluding these compensation charges, cost of service and operations decreased $16.0 million, or 31% for the year ended December 31, 2004, as compared to the comparable period in 2003.

o Cost Of Equipment And Sales: The decrease in cost of equipment for the year ended December 31, 2004 was the result of the decline in sales of wireless internet devices and a decline in the third and fourth quarter of the sale of devices attributable to agency and dealer agreements with Verizon Wireless and T-Mobile USA. Our efforts to sell under our agent relationships with T-Mobile USA and Verizon Wireless were reduced significantly in the third and fourth quarter of 2004 and these contracts were terminated in the fourth quarter of 2004 to accommodate our agreements with Sprint and Cingular. As our sales of these devices will decrease in the future, so will these costs.

o Sales And Advertising: Sales and advertising expenses as a percentage of total revenue totaled approximately 5% for 2004, compared to 8% for 2003. The decrease in sales and advertising expenses for the year ended December 31, 2004 was primarily attributable to lower employee salary and related costs, of approximately $1.9 million from 2003 to 2004, including sales commissions of approximately $0.5 million from 2003 to 2004, due to lower sales volumes and the workforce reductions implemented in March 2003 and February 2004. These decreases were also impacted by compensation charges associated with stock options issued to employees of $0.4 million for the year ended December 31, 2004, as compared to $0.2 million for the year ended December 31, 2003. Excluding these compensation charges, sales and advertising decreased $3.0 million, or 67% for the year ended December 31, 2004, as compared to the comparable period in 2003. We anticipate that these costs will increase in the future in conjunction with our increasing efforts to sell and promote our iMotient Solutions TM platform. Additionally, we may experience additional non-cash compensation expense related to currently outstanding employee stock options if the market price of our common stock continues to increase. (See "--2002 Stock Option Plan" below).

o General And Administrative: General and administrative expenses for the core wireless business as a percentage of total revenue totaled approximately 36% for 2004 as compared to 21% for 2003. Our aggregate expenses in this area increased $1.9 million or 17%. However, excluding certain compensation charges related to stock options, general and administrative decreased $3.1 million, or 28% for the year ended December 31, 2004, as compared to 2003. The decrease in general and administrative expenses was primarily attributable to:

     o lower employee salary and related costs due to the workforce reductions implemented in March of 2003 and February of 2004 of approximately $0.4 million from 2003 to 2004,

     o lower rent expense as a result of the closure of our Reston facility in July 2003, of approximately $0.6 million from 2003 to 2004,

     o lower audit and tax fees, of approximately $0.2 million from 2003 to 2004, and

     o a reduction in bad debt reserves primarily due to lower accounts receivables balances as a result of improvements in our collection capabilities, of approximately $0.5 million from 2003 to 2004.

These decreases were offset by:

     o increases in legal and regulatory fees, of approximately $0.1 million from 2003 to 2004,

     o higher consulting expenses as a result of the $1.8 million expensed in 2004 primarily related to CTA's monthly fees and certain stock options issued to CTA in December of 2004. Compensation expenses in 2003 was impacted by $0.9 million expensed for the Further Lane warrants in 2003,

     o higher expenses related to Board compensation of $1.0 million, due primarily to the issuance of restricted stock to the Board in 2004,

     o higher bonus compensation expense due to the reversal of certain accrued bonuses in 2003 as a result of workforce reductions, and

     o increases in compensation expenses associated with stock options issued to employees of $1.8 million and $3.6 million of stock compensation expense for directors and consultants for the year ended December 31, 2004, as compared to $0.2 million in 2003.

We anticipate that these costs will continue to decline in the future in conjunction with our overall cost-cutting efforts. However, any decreases would be offset by additional non-cash compensation expense related to currently outstanding employee stock options if the market price of our common stock continues to increase. (See "--2002 Stock Option Plan" below).

o Restructuring And Impairment Charges: There were no restructuring costs in 2003. The operational restructuring and impairment charges in the first quarter of 2004 resulted from the severance and related salary charges as a result of the reduction in force in February 2004 and certain costs as a result of base station deconstruction activities as part of our on-going network rationalization efforts. In the second quarter of 2004, we took an operational restructuring charge of $5.2 million related to these network rationalization efforts.

     In the second quarter of 2004, we finalized plans to implement certain network station rationalization initiatives. These initiatives involve the de-commissioning of base stations from our network. We had 1,549 base stations in our network as of March 31, 2004, and as of December 31, 2004, we have 1,239 base stations in our network. We took these actions in a coordinated effort to reduce network operating costs while also focusing on minimizing the potential impact to our customers' communications and coverage requirements. We were substantially complete with these network rationalization initiatives in December 2004. Additionally, during the first quarter of 2005, Motient initiated a plan to refocus its DataTac network primarily on the Top 40 Metropolitan Statistical Areas (MSAs). This plan involves the decommissioning of DataTac network components and termination of service in previously served MSAs above the Top 40. Given the similar coverage profiles of the Cingular and Sprint networks, the significantly increased capacity capabilities of these networks relative to DataTac and the concentration of our revenues in the Top 40 MSAs, we determined that this plan best allowed us to match our network infrastructure costs with our revenue base, while continuing to meet the needs of as many of our customers as possible. We have notified our customers of this change in our network coverage and this decommissioning began on June 1, 2005. We are making every effort to provide any impacted customers with alternatives to migrate their services and applications either to our new iMotient Solutions platform, or to other networks using our agreements with RACO Wireless, Inc. and eAccess Solutions, Inc. We expect that the costs associated with this de-commissioning will be lower than in 2004. We anticipate that a major component of these costs will be the write-off of our de-commissioned base stations (anticipated to be approximately $1.2 million). However, any future programs of de-commissioning could result in increased expenditures in this area. No such additional programs are planned at this time.

o Depreciation And Amortization: Depreciation and amortization for the core wireless business was approximately 42% of total revenue for 2004, as compared to 39% for 2003. The decrease in depreciation and amortization expense in 2004 was partially attributable to the impairment of the value of our customer contract intangibles as of September 2003, as well as the write-off of certain base station assets in June 2004 as a result of our network restructuring initiatives. As a result of our additional impairment of our customer contract intangibles in December 2004 as well as continued network restructuring initiatives planned in 2005, we expect depreciation and amortization to continue to decrease in 2005.

o Loss On Impairment Of Assets And Loss On Disposal Of Assets: In May 2004, we engaged a financial advisory firm to prepare a valuation of customer contract intangibles as of September 2003. Due to the loss of UPS as a core customer in 2003 as well as the migration and customer churn occurring in our wireless internet base that is impacting the average life of a customer in this base, among other things, we determined an impairment of the value of these customer contracts was probable. As a result of this valuation, the value of customer contract intangibles was determined to be impaired as of September 2003 and was reduced by $5.5 million. In addition, in December 2004, we performed an additional analysis on the impact of our revenue decline on our customer contract intangibles. As a result, we determined that the value of our customer contract intangibles was further impaired and was reduced by $0.8 million.

     On July 29, 2003, our wholly-owned subsidiary, Motient Communications, entered into an asset purchase agreement with Nextel, under which Motient Communications sold to Nextel certain of its SMR licenses issued by the FCC for $3.4 million. The closing of this transaction occurred on November 7, 2003. On December 9, 2003, Motient Communications entered into a second asset purchase agreement, under which Motient Communications will sell additional licenses to Nextel for $2.75 million resulting in a $1.5 million loss which was recorded in December, 2003. In February, 2004, we closed the sale of licenses covering approximately $2.2 million of the purchase price, and we closed the sale of approximately one-half of the remaining licenses in April 2004. The transfer of the other half of the remaining licenses has been challenged at the FCC by a third-party. While we believe, based on the advice of counsel, that the FCC will ultimately rule in our favor, we cannot assure you that we will prevail, and, in any event, the timing of any final resolution is uncertain. None of these licenses are necessary for our future network requirements. We recorded a loss on the sale of certain assets of $3.0 million, consisting of $1.5 million on the sale of frequencies to Nextel (discussed above) and approximately $1.5 million relating to the write-off of consulting costs and equipment purchased for our project to convert our telecommunications circuits from an analog to a digital base. This project was discontinued in favor of our TCPIP/Frame Relay conversion project.

     In June 2004, we negotiated settlements of our vendor financing and notes payable with Motorola and our capital lease with Hewlett-Packard. These settlements resulted in a gain on debt and capital lease retirements of $0.8 million.

Other Expenses & Income

                                                            Year Ended        Year Ended
                                                           December 31,      December 31,
                                                               2004             2003
                                                          -------------     -------------
Other Income/Expense
--------------------
(in thousands)
Interest Expense, net                                      $    (4,106)      $    (6,365)
Write -off of deferred financing costs                         (12,035)              ---
Other Income, net                                                  343               662
Other Income from Aether                                         1,953             2,203
Equity in Losses of Mobile Satellite Ventures              $   (11,897)      $    (9,883)

Interest Expense: Interest expense decreased for the year ended December 31, 2004, as compared to the year ended December 31, 2003, due primarily to the April 2004 repayment of our term credit facility and the July 2004 repayments of our notes payable to Motorola, Rare Medium and CSFB, and the termination of our capital lease with Hewlett-Packard.

Write-Off Of Deferred Financing Fees: The April 2004 repayment of our term credit facility and the subsequent termination on December 31, 2004, resulted in the requirement to immediately expense $12.0 million in financing fees related to the credit facility. The financing fees related to the credit facility represent the unamortized portion of the value ascribed to warrants provided to the term credit facility lenders on our closing of our credit facility in January of 2003 and the subsequent amendment in March 2004. We issued warrants to these same lenders at closing of the subsequent amendment in March 2004 to purchase, in the aggregate, 1,000,000 shares of our common stock. The exercise price for these warrants is $4.88 per share. The warrants were valued at $6.7 million using a Black-Scholes pricing model, have been recorded as a debt discount and were being amortized as additional interest expense over three years, the term of the related debt. Upon closing of the amendment to the credit agreement, we also paid closing and commitment fees to the lenders of $320,000, which were also being amortized over three years.

Interest expense is presented net of interest income on our bank balances and the interest accrued on our note receivable from MSV. As a result of November 2004 investment transaction into MSV, the principal and interest outstanding under our note receivable from MSV was converted into limited partnership units in MSV.

In July 2004, we repaid all amounts outstanding under our notes payable to Rare Medium and CSFB.

Given our recent private placements of common stock and our repayment of our outstanding debt, we expect interest expense to decline significantly in the future. We have no current plans to seek any additional debt financing, and we accordingly anticipate that we will not have any material interest expense in 2005, other than what may be associated with our trade credit.

Additionally, we recorded other charges in 2004 and 2003 as a result of various transactions. For additional information concerning these charges, please see "-- Liquidity and Capital Resources." We also recorded other income from Aether in 2004 of $2.0 million, as compared to $2.2 million in 2003.

Effective May 1, 2002, we were required to reflect our equity share of the losses of MSV. We recorded equity in losses of MSV of $11.9 million and $9.9 million for the years ended December 31, 2004 and 2003. The MSV losses for the years ended December 31, 2004 and 2003 are Motient's 46.5% and 38.6% share of MSV's losses for the same period reduced by the loans in priority. For the years ended December 31, 2004 and 2003, MSV had revenues of $29.0 million and $27.1 million, operating expenses of $57.7 million and $46.5 million and a net loss of $33.5 million and $28.0 million, respectively. Our calculations give effect to the impairment of our investment in MSV in the fourth quarter of 2002 in the amount of $15.4 million. We are unable to predict our equity share of MSV's gain or losses in future periods, but we do not anticipate that MSV will be profitable in the near future. See M-1 for MSV financial statements.

Years Ended December 31, 2003 And 2002

In the year ended December 31, 2003 as compared to the same period of 2002, we experienced the loss of certain large customers, primarily as a result of those customers' concern with regard to our financial constraints and the continued viability of our business in the second half of 2002 and 2003. After our reorganization, we were required to take numerous actions to reduce our cost structure and change our operating strategy, which included reductions in the number of employees and changes in senior management, among other things. These actions were viewed negatively by certain of our customers and we were unable to convince them otherwise despite expending considerable effort. During 2003, our mobile wireless Internet revenue base continued to grow as compared to 2002 as result of expanding our base of units in our existing corporate accounts in this segment. Our existing reseller channel partners represented a significant portion of the revenue growth during this period. The termination of the manufacture of RIM 850 and 857 devices by Research in Motion, as well as the increased competition from other wireless carriers offering converged voice and data devices that utilize newer networks such as 1XRT and GPRS, will hamper our ability to continue to grow wireless internet revenues in 2004. We are exploring ways to protect against this anticipated revenue loss, such as our introduction of the sale of products under our agreements with T-Mobile and Verizon Wireless.

We are also working proactively to lower our cost structure in anticipation of this revenue loss. We believe that several components of our cost structure are much larger than required for our relative business size. We have been successful in dramatically reducing our cost structure in our continued efforts to improve our profitability.

Subscriber Statistics


Our customer base can be generally divided into five broad categories, Wireless Internet, Field Services, Transportation, Telemetry and Other. Wireless Internet primarily consists of customers using our network and applications to access certain Internet functions, like email. Devices and airtime used by transportation and shipping companies, or by personnel in the field service industries (such as repair personnel), for dispatching, routing and other vital communications functions are known as Transportation and Field Service, respectively. Telemetry typically covers devices and airtime used to connect remote equipment, such as wireless point-of-sale terminals, with a central monitoring facility. Other revenues may consist of sales commissions, consulting fees or development fees.

The table below summarizes as of December 31, 2003 and 2002 the make up of our subscriber base. Wireless devices may be divided into three categories: registered, active and billable. Registered devices represent devices that our customers have registered for use on our network. Certain numbers of these devices may be kept in inventory by our customers for future use and generally are not revenue producing. Customers can move such inventory into a production status upon which it typically becomes billable and generates revenue. However, billable units may not pass traffic and thus will not be counted as active. We count a device as active when it is removed from inventory by the customer and transmits greater than zero kilobytes of data traffic.

                                                           As of December 31,
                                        2003                                 2002                              % Change
                     Registered     Billable       Active  Registered    Billable       Active  Registered     Billable     Active
                     ----------     --------       ------  ----------    --------       ------  ----------     --------     ------
Wireless Internet       106,600       69,673       51,179     106,082      71,620       56,070           0%          (3)        (9)%
Field Services           17,468       16,415        9,851      30,263      28,955       20,462         (42)         (43)       (52)
Transportation(1)        45,902       39,344       39,513      94,825      83,431       83,815         (52)         (53)       (53)
Telemetry                32,420       23,947       13,444      30,171      23,733       13,315           7            0          0
All Other                 1,305        1,043          584         653         887          572         100           17          2
                    -----------   ----------   ----------   ---------  ----------   ----------   ----------   -----------  -------
Total                   203,695      150,422      114,571     261,994     208,626      174,234         (22)%        (28)%      (34)%
                    ===========   ==========   ==========   =========  ==========   ==========   ===========  ===========  =========

(1) UPS migrated their units to another network over the course of the second half of 2003. At December 31, 2002, UPS had 70,955 units registered on Motient's network. At December 31, 2003, UPS had 11,829 units registered on Motient's network.

Revenue

The table below sets forth, for the periods indicated, a year-over-year comparison of the key components of our revenue:

                                               Successor Company             Predecessor Company
                                               -----------------             -------------------
                                                        Eight Months    Four Months    Combined Year
                                          Year Ended        Ended          Ended            Ended
                                         December 31,   December 31,     April 30,      December 31,
                                             2003           2002           2002             2002          Change         % Change
                                         -----------    ------------    -----------    -------------    ---------       ---------
Summary of Revenue
------------------
(in millions)
Wireless Internet                            $  27.8         $  15.5        $   5.6          $  21.1       $  6.7              32%
Field Services                                   9.9            10.5            5.6             16.1         (6.2)            (39)
Transportation                                   7.9             7.4            4.1             11.5         (3.6)            (31)
Telemetry                                        2.3             1.8            0.8              2.6         (0.3)            (12)
All Other                                        1.4             0.3            0.7              1.0          0.4              40
                                               -----           -----          -----            -----         ----             ---
   Service Revenue                              49.3            35.5           16.8             52.3         (3.0)             (6)
   Equipment Revenue                             5.2             1.1            5.6              6.7         (1.5)            (22)
                                               -----           -----          -----            -----         ----             ---
         Total                               $  54.5         $  36.6        $  22.4          $  59.0       $ (4.5)             (8)%
                                               =====           =====          =====            =====         ====             ===

The decrease in service revenue in 2003 revenue year-over-year was primarily the result of decreases in field services and transportation revenues, partially offset by an increase in revenue in the wireless internet segment.

UPS deactivated a significant number of units on our network during the third and fourth quarters of 2003 and our revenue from UPS declined significantly during this period. If we cannot generate additional revenue from other sources to offset this lost revenue, our overall revenues will decline in the future. Total revenues declined for the reasons given above, and also as a result of a 22% decrease in equipment revenue. By market segment, we note:

     o Wireless Internet: The revenue growth in the Wireless Internet sector during this period represented our focus on expanding the adoption of eLink and BlackBerry TM wireless email offerings to corporate customers with both direct sales people and reseller channel partners. Our existing reseller channel partners represented a significant portion of the revenue growth during this period. The number of wireless internet units registered on our network did not change materially from 2002 to 2003. The increase in revenues was a result of the activation of existing registered units into service. The termination of the manufacture of 850 and 857 devices by Research in Motion, as well as the increased competition from other wireless carriers offering converged voice and data devices that utilize newer networks, will hamper our ability to continue to grow wireless internet revenues in 2004.

     o Field Service: The decrease in field service revenue is primarily the result of the termination of several customer contracts, including NCR Corporation, Sears, Lanier, and Bank of America, as well as the general reduction of units and rates across the remainder of our field service customer base, primarily IBM, and certain consulting revenues included in 2002 that were not included in 2003. We believe that the technology requirements of this market segment are more compatible with our network than the wireless Internet market segment, and we are making efforts to grow this segment.

     o Transportation: The decrease in revenue from our transportation segment was primarily the result of UPS migrating a majority of its units to another network provider over the course of the second half of 2003. UPS represented $0.3 million of revenue for the three months ended December 31, 2003, as compared to $2.5 million for the three months ended December 31, 2002. Another reason for the decrease was the elimination, as part of fresh-start accounting, of the recognition of deferred revenue that resulted from the sale of intellectual property license sold to Aether Systems Inc. in 2000. These decreases were partially offset by an increase in units and usage for AMSC and Metra. We believe that the technology requirements of this market segment are more compatible with our network than the wireless Internet market segment, and we are making efforts to grow this segment.

     o Telemetry: Although subscriber units grew by 2,249 or 7% year-over-year, this growth was offset by other churn and negative rate changes in other telemetry accounts. We believe that the technology requirements of this market segment are more compatible with our network than the wireless Internet market segment, and we are making efforts to grow this segment.

     o Other Revenue: The increase in other revenue was primarily attributable to commissions earned pursuant to the agency and dealer agreements with Verizon Wireless and T-Mobile USA. Revenue growth in this market segment will depend on our ability to generate new customers for these products as well as migrating customers from our own network to these newer technologies.

     o Equipment Revenue: The decrease in equipment revenue was primarily a result of our decision to decrease the prices for our equipment to customers over the course of the second quarter of 2002 due to lower sales of certain of our customer devices and our assessment of market conditions, demand and competitive pricing dynamics. These reductions in equipment revenue were partially offset by the sales of devices attributable to the agency and dealer agreements with Verizon Wireless and T-Mobile USA.

For the year ended December 31, 2003, five customers accounted for approximately 47% of our service revenue, with two customers, UPS and SkyTel, each accounting for more than 11%. As of December 31, 2003, no single customer accounted for more than 6% of our net accounts receivable. The revenue attributable to such customers varies with the level of network airtime usage consumed by such customers, and none of the service contracts with such customers requires that the customers use any specified quantity of network airtime, nor do such contracts specify any minimum level of revenue. There can be no assurance that the revenue generated from these customers will continue in future periods.

Due to the bankruptcy of WorldCom, beginning in the quarter ended June 30, 2002, we reserved 100% of all amounts then due from Skytel, a wholly-owned subsidiary of WorldCom. In October 2002, we received payment from SkyTel of a significant portion of the amount of our pre-petition claim amount. We have received full, timely payments thereafter and believe that amounts from SkyTel are currently fully collectible.

Expenses

The table below summarizes, for the periods indicated, a year-over- year comparison of the key components of our operating expenses.

                                                Successor Company             Predecessor Company
                                                -----------------             -------------------
                                                         Eight Months    Four Months     Combined Year
                                           Year Ended        Ended          Ended            Ended
                                          December 31,   December 31,     April 30,      December 31,
                                              2003           2002           2002             2002          Change         % Change
                                          -----------    ------------    -----------    -------------     ---------     -----------
Summary of Expense
------------------
(in millions)
Cost of Service and Operations               $   51.4        $   38.1       $   21.9         $   60.0      $   (8.6)          (14)%
Cost of Equipment Sales                           5.9             2.2            6.0              8.2          (2.3)          (28)
Sales and Advertising                             4.6             4.8            4.3              9.1          (4.5)          (49)
General and Administration                       11.3             9.7            4.1             13.8          (2.5)          (18)
Restructuring Charges                              --              --            0.6              0.6          (0.6)         (100)
Depreciation and Amortization                    21.5            15.5            6.9             22.4          (0.9)           (4)
Loss on Impairment of Asset                       5.5              --             --               --           5.5            --
(Gain) loss on disposal of assets                 3.0             2.1            0.6              2.7           0.3            0.1
(Gain) on sale of transportation and
   satellite assets                                --            (0.3)          (0.4)           (0.7)           0.7            100
                                             --------        --------       --------         --------      --------          -----
         Total Operating                     $  103.2        $   72.1       $   44.0         $  116.1      $   12.9           (11)%
                                             ========        ========       ========         ========      ========          =====

(1) Includes compensation expense of $603 thousand related to the market value of employee stock options.

o Cost Of Service And Operations: Our largest single cost center is the cost of service and operations, which includes costs to support subscribers, such as network telecommunications charges and site rent for network facilities, network operations employee salary and related costs, network and hardware and software maintenance charges, among other things. As a percentage of total revenues, these costs declined to approximately 94% for 2003, as compared to 102% in 2002. Given our ongoing cost-reduction efforts described above, we expect these costs to continue to decrease. The extent of the decrease will depend both upon our ability to successfully manage our cost-reduction efforts as well as the necessity for these expenditures in the future if our customer base declines. The decrease is primarily due to:

     o decreases in telecommunication charges associated with rate reductions in certain telecommunication contracts of an estimated $907,000,

     o decreases in site lease costs due to the removal of older-generation base stations from our network of approximately $469,000,

     o reductions in hardware and software maintenance costs as a result of the reduction of personnel and the negotiation of lower rates on maintenance service contracts of approximately $336,000,

     o decreases in network maintenance costs as a result of the removal of older-generation base stations from our network as well as the reduction of rates under our national contract for these services of approximately $2,112,000 and

     o lower employee and related costs due to the workforce reductions implemented in July and September 2002 and March 2003 of approximately $4.2 million as well as the reversal of certain employee bonus accruals from current and prior periods related to these workforce reductions of approximately $1.5 million.

     These decreases were partially offset by:

     o an increase in the average lease rate for our site leases of approximately $130,000,

     o increases in licensing and commission payments to third parties with whom we have partnered to provide certain eLink and BlackBerry TM by Motient services, as a result of the revenue increase over the year in our mobile internet segment of approximately $130,000,

     o compensation expenses associated with stock options issued to employees of $211 thousand for the 12 months ended December 31, 2003, and

     o certain expenditures for the removal of older-generation base stations from our network of approximately $316,000.

o Cost Of Equipment And Sales: Cost of equipment sales expenses as a percentage of total revenue were approximately 11% for 2003 as compared to 14% for 2002. The decrease in the cost of equipment sold expenses was primarily the result of reduced terrestrial hardware sales prices during 2002, resulting from a variety of factors, including certain price reductions on Research in Motion devices, partially offset by the increased cost of sales of devices attributable to our agreements with Verizon Wireless and T-Mobile USA. These newer devices used on the Verizon and T-Mobile networks have increased functionality and, correspondingly, increased cost, over previous generation devices. The Company also wrote down the value of its inventory in the second quarter of 2002 by $4.5 million. To the extent we are unable to add new customers at previous rates, these costs will likely decline in the future.

o Sales And Advertising: Sales and advertising expenses as a percentage of total revenue were approximately 8% for 2003, compared to 15% for 2002. The decrease in sales and advertising expenses from 2002 was primarily attributable to lower employee salary and related costs due to the workforce reductions implemented in July and September 2002 and March 2003 as well as significant reductions in or elimination of public relations costs ($324,000, or 96%, year-to-year) and sales and marketing programs ($265,000, or 65%, year-to year) as a result of our reorganization in May 2002 and the reversal of certain employee bonus accruals from current and prior periods related to these workforce reductions. These decreases were partially offset by compensation expenses associated with stock options issued to employees of $151 thousand for the 12 months ended December 31, 2003. There was no compensation expense associated with employee stock options for the 12 months ended December 31, 2002. We anticipate that these costs will continue to decline in the future in conjunction with our overall cost-cutting efforts.

o General And Administrative: General and administrative expenses for the core wireless business as a percentage of total revenue were approximately 21% for 2003 as compared to 23% for 2002. The decrease in 2003 costs over 2002 costs in the general and administrative expenses was primarily attributable to lower employee salary and related costs due to the workforce reductions implemented in July and September 2002 and March of 2003 as well as the reversal of certain employee bonus accruals from current and prior periods related to these workforce reductions. In addition, this decrease was attributable to lower rent expense from the closure of our Reston facility in July 2003 of approximately $588,000, lower directors and officers liability insurance costs subsequent to our reorganization, of approximately $564,000, and a reduction in bad debt charges primarily due to the lowering of our reserves after our reorganization of approximately $584,000. These decreases were partially offset by compensation expenses associated with stock options issued to employees of $241 thousand for the 12 months ended December 31, 2003. There was no compensation expense associated with employee stock options for the 12 months ended December 31, 2002. Increases in the consulting costs related to the engagement and the related compensation costs of CTA and Further Lane in May 2002 and July 2003, respectively, and increases in audit, tax and legal fees related to our fiscal year 2002 audit and re-audits of fiscal year 2001 and 2000, occurring principally during the last nine months of 2003. Certain events in 2002 also contributed to this decrease in general and administrative expenses from 2002 to 2003, including the compensation expense associated with the issuance of warrants to CTA in December 2002 and fees incurred as a result of Motient's withdrawal from certain FCC frequency auctions in the second quarter of 2002. We anticipate that these costs will continue to decline in the future in conjunction with our overall cost-cutting efforts.

o Restructuring Costs: There were no restructuring costs in 2003. Operational restructuring costs in 2002 due to certain employee reduction initiatives and reorganization expenses.

o Depreciation And Amortization: Depreciation and amortization for the core wireless business was approximately 40% of total revenue for 2003, as compared to 38% for 2002. The decrease in depreciation and amortization expense in 2003 was partially attributable to the impairment of the value of our customer contract intangibles as of September 2003.

o Loss On Impairment Of Asset: In May 2004, we engaged a financial advisory firm to prepare a valuation of customer intangibles as of September 2003. Due to the loss of UPS as a core customer in 2003 as well as the migration and customer churn occurring in our mobile internet base that is impacting the average life of a customer in this base, among other things, we determined an impairment of the value of these customer contracts was probable. As a result of this valuation, the value of customer intangibles was determined to be impaired as of September 2003 and was reduced by $5.5 million.

o Interest Expense: Interest expense from May 1, 2002, is associated with our various debt obligations, including the $19.75 million notes payable to Rare Medium and CSFB, our capital lease obligations, our vendor financing commitment and our term credit facility put in place in January of 2003. We incurred $6.4 million of interest expense in 2003, compared to $3.8 million during 2002. The $2.6 million increase was due primarily to the amortization of fees and the value ascribed to warrants provided to the term credit facility lenders on our closing of our term credit facility in January of 2003. We issued warrants at closing to the lenders to purchase, in the aggregate, 3,125,000 shares of our common stock. The exercise price for these warrants is $1.06 per share. The warrants were valued at $10 million using a Black-Scholes pricing model and have been recorded as a debt discount and are being amortized as additional interest expense over three years, the term of the related debt. Upon the closing of the credit agreement, we paid closing and commitment fees to the lenders of $500,000, which are also being amortized over three years. Given our recent private placements of common stock and our repayment of the term credit facility, we expect interest expense to decline in the future as we will have less debt financing in place.

o Other Expenses And Income: On July 29, 2003, our wholly-owned subsidiary, Motient Communications, entered into an asset purchase agreement with Nextel, under which Motient Communications sold to Nextel certain of its SMR licenses issued by the FCC for $3.4 million. The closing of this transaction occurred on November 7, 2003. On December 9, 2003, Motient Communications entered into a second asset purchase agreement, under which Motient Communications will sell additional licenses to Nextel for $2.75 million resulting in a $1.5 million loss which was recorded in December, 2003. In February, 2004, we closed the sale of licenses covering approximately $2.2 million of the purchase price, and we closed the sale of approximately one-half of the remaining licenses in April 2004. The transfer of the other half of the remaining licenses has been challenged at the FCC by a third-party. While we believe, based on the advice of counsel, that the FCC will ultimately rule in our favor, we cannot assure you that we will prevail, and, in any event, the timing of any final resolution is uncertain. None of these licenses are necessary for our future network requirements. We have and expect to continue to use the proceeds of the sales to fund its working capital requirements and for general corporate purposes. The lenders under our term credit agreement have consented to the sale of these licenses.

Effective May 1, 2002, we were required to reflect our equity share of the losses of MSV. We recorded equity in losses of MSV of $9.9 million and $8.8 million for the years ended December 31, 2003 and 2002. The MSV losses for the years ended December 31, 2003 and 2002 are Motient's 46.5% and 48% share of MSV's losses for the same period reduced by the loans in priority. For the years ended December 31, 2003 and 2002, MSV had revenues of $27.1 million and $24.9 million, operating expenses of $46.5 million and $45.7 million and a net loss of $28.0 million and $26.2 million, respectively. Our calculations give effect to the impairment of our investment in MSV in the fourth quarter of 2002 in the amount of $15.4 million. We are unable to predict our equity share of MSV's gain or losses in future periods, but we do not anticipate that MSV will be profitable in the near future.

We recorded other income from Aether in 2003 of $2.2 million, as compared to $2.1 million in 2002.

Additionally, we recorded a number of other charges in 2003 and 2002 as a result of various transactions. For additional information concerning these charges, please see "-- Liquidity and Capital Resources."

In 2003:

     o    Loss on impairment of asset of $5.5 million, discussed above

     o We recorded a loss on the sale of certain assets of $3.0 million, consisting of $1.5 million on the sale of frequencies to Nextel (discussed above) and approximately $1.5 million relating to the write-off of consulting costs and equipment purchased for our project to convert our telecommunications circuits from an analog to a digital base. This project was discontinued in favor of our TCPIP/Frame Relay conversion project.

In 2002:

     o As a result of our debt restructuring efforts, we recorded costs of $23.1 million.

     o We recorded a gain on the sale of our transportation and satellite assets of $0.8 million.

     o    We recorded a loss on the sale of certain assets of $1.2 million.

     o Related to our reorganization in May of 2002, we recorded a gain on fair market adjustment of $94.7 million and a gain on the restructuring of debt of $183.7 million.

     o Net capital expenditures for the year ended December 31, 2003 for property and equipment were $0.2 million, as compared to $1.1 million for 2002. Expenditures consisted primarily of assets related to our terrestrial network.

2002 Stock Option Plan

Options to purchase 605,727 shares of our common stock were outstanding as of December 31, 2004 under our 2002 stock option plan. Of these, 139,897 options are accounted for in accordance with variable plan accounting, which requires that the value of these options are measured at their intrinsic value and any change in that value be charged to the income statement each quarter based on the difference (if any) between the intrinsic value and the then-current market value of the common stock. Therefore, for every $10 increase in our stock price, we would incur $10 of non-cash expense for every variable option outstanding at the end of the period.

Material Off-Balance Sheet Transactions


As of June 30, 2005, December 31, 2004, 2003 and 2002, we did not have any material off-balance sheet arrangements as defined in Item 303(a)(4)(ii) under Regulation S-K.


Liquidity And Capital Resources


As of June 30, 2005, we had approximately $276 million of cash and cash equivalents, which includes approximately $179 million of cash held by TerreStar. Approximately $43 million of additional cash, in aggregate, is held in an escrow account that will be used to make the first two years of dividend payments on our Series A and Series B Preferred Stock. The first such payment, representing interest earned for the first six months of such period, was made on October 15, 2005. The increase of $264 million from June 30, 2004 is mainly attributable to an increase in cash provided by financing activities, offset by decreases in net cash used in operating and investing activities, as described below. Our principal source of funds is currently, and as of June 30, 2005, cash on hand.

As of December 31, 2004, we had approximately $16.9 million of cash and cash equivalents on hand, compared to $3.6 million at December 31, 2003. In each case the increase is mainly attributable to an increase in cash provided by financing activities, offset by decreases in net cash used in operating and investing activities, as described below.

Summary Of Cash Flows For The Six Months Ended June 30, 2005 and 2004, and The Years Ended December 31, 2004 And 2003


                                                       Six Months       Six Months
                                                          Ended            Ended
                                                        June 30,         June 30,          Year Ended          Year Ended
                                                          2005             2004           December 31,        December 31,
                                                       (Unaudited)      (Unaudited)           2004                2003
                                                       -----------     ------------       ------------        ------------
Cash (Used In) Provided by Operating Activities         $ (13,009)       $  (8,230)         $ (18,354)          $  (7,120)
                                                        ---------        ---------          ---------           ---------
Cash (Used) Provided by Investing Activities              (55,074)           1,455           (120,662)              4,893
                                                        ---------        ---------          ---------           ---------
Cash (Used) Provided by Financing Activities:
     Debt payments on capital leases and
         vendor financing                                      --           (3,101)            (5,250)             (4,006)
     Net proceeds from debt issuances                          --            1,500              1,500               4,500
     Repayments of debts                                       --           (6,785)            (6,899)                 --
     Repayment of notes                                    (8,739)              --            (23,990)                 --
     Equity Issuances                                         116           23,188            192,024                  --
     Equity Issuance costs                                     (9)            (476)            (6,974)                 --
     Proceed from issuance of employee stock
         options                                            1,220            1,003              2,032               (489)
     Debt issuance costs and other charges                     --               --               (100)                 --
     Proceeds from issuance of Series A Cumulative
     Convertible Preferred Stock                          408,500               --                 --                  --

                                       51

     Deferred financing fees on Series A Cumulative
     Convertible Preferred Stock                          (17,483)              --                 --                  --
     Purchase of Treasury Stock                           (56,750)              --                 --                  --
Cash Provided (Used) in Financing Activities              326,855           15,329            152,343                   5
                                                        ---------        ---------          ---------           ---------

Total Change in Cash                                      258,772            8,554             13,327             (2,222)
                                                        =========        =========          =========           =========

Cash and Cash Equivalents, end of period                $ 275,717        $  12,172          $  16,945           $   3,618
                                                        =========        =========          =========           =========


Operating Activities: While we are attempting to reduce cash used in operating activities as a result of our cost cutting efforts and through our attempts to increase our revenues by focusing on our iMotient Solutions products and services as well as on more network-appropriate market segments, it is possible revenue declines will not be sufficient to offset or overtake the cash saved by our cost cutting efforts in the future.


Cash used in operating activities during the six months ended June 30, 2005 as compared to the same period in the prior year increased primarily as a result of decreases in funds provided by revenue and increases in certain fees and expenses related to financial reporting requirements and corporate finance transactions. While we are attempting to reduce cash used in operating activities as a result of our cost cutting efforts and through our attempts to increase our revenues by focusing on our iMotient Solutions(TM) products and services, it is possible revenue declines will be sufficient to offset or overtake the cash saved by our cost cutting efforts in the future.


Net cash used in operating activities during the year ended December 31, 2004 was approximately $18.4 million as compared to $7.1 million for the year ended December 31, 2003. The $18.4 million cash used in operating activities was attributed mainly to our net loss of $72.0 million, which included non-cash depreciation of $15.6 million, equity in losses of MSV of $11.9 million, asset disposal and impairment charges of $5.8 million, amortization and write-off of deferred financing fees of $14.5 million, 401K and stock compensation charges of $10.3 million and gain on debt restructuring of $0.8 million.

Changes in assets and liabilities during the year ended December 31, 2004 resulted in an increase to operating cash flow of approximately $3.8 million, consisting of a $5.6 million increase to cash used for accounts payable and accrued expenses. This increase is a result of faster payments to vendors and reduced accruals due to lower operating expenses and an increase in available funds. Our $6.2 million increase in deferred revenue and other deferred items was due to amortization of these costs and relatively small additions to deferred revenue and other deferred items. A $0.1 million decrease in cash used for inventory is a result of the termination of our T-Mobile and Verizon contracts, end of life for RIM 857 devices and the decline in demand for devices used on our DataTac network. A $1.9 million decrease in cash received from accounts receivable is the result of our decline in sales. The $4.5 million decrease in other current assets is primarily attributable to a decrease in prepaid site rent and the $1.5 million decrease in accrued interest is a result of the repayment of our notes and term credit facility.

Investing Activities:


The increase in cash used in investing activities for the six months ended June 30, 2005 as compared to the same period in the prior year was attributable to increases in restricted cash consisting of approximately $18 million related to the satellite construction contract for TerreStar Networks and approximately $43 million related to future interest payments on Series A Cumulative Convertible Preferred Stock, offset by $6 million in restricted cash acquired in the TerreStar purchase and lower capital equipment purchases of approximately $0.1 million in the first six months of 2005 as compared to the same period in 2004.

Net cash used in investing activities for the year ended December 31, 2004 was $120.7 million as compared to $4.9 million provided by investing activities for the year ended December 31, 2003. The $120.7 million cash used in investing activities consists of our $125.0 million investment in MSV in November 2004, offset by $2.1 million which reduced our notes receivable from MSV. Cash flows from investing activities also increase due to the conversion of our $ 1.1 million letter of credit that secured our capital lease with Hewlett-Packard to unrestricted cash, as part of our negotiated settlement of these obligations with Hewlett-Packard in June 2004 and increased $0.4 million due to the conversion of other unrestricted cash. Cash used in investing activities decreased by our investments in property and equipment of $1.4 million reflecting our investment in new telecommunications infrastructure costs, this investment was offset by proceeds from the sale of certain frequency assets of $2.1 million.

Financing Activities:


The increase in cash provided by financing activities for the six months ended June 30, 2005 as compared to the same period in the prior year was the result of the proceeds from the preferred stock financing completed in April 2005 and the exercise of certain employee stock options and warrants, offset by the repayment of the TerreStar note payable to MSV, the purchase of treasury stock and deferred financing fees related to the Series A Cumulative Convertible Preferred Stock.


Net cash provided by financing activities was $152.3 million for the year ended December 31, 2004 as compared to $4.9 million for the year ended December 31, 2003. The $151.7 million increase in cash provided by financing activities was the result of the proceeds from the exercise of certain employee stock options and certain other warrants and our private placements of common stock completed in April, July and November 2004. These proceeds were partially utilized in our negotiated settlement of our vendor debt and capital lease obligations in the second quarter of 2004, the repayment of all amounts outstanding under our term credit facility in April 2004, the repayment of all amounts outstanding under our debt obligations to Rare Medium and CSFB and our investment in MSV in November 2004.

Specifically, our $152.3 million increase in cash provided by financing activities during the year ended December 31, 2004 consist of $192.0 million in proceeds from the issuance of stock, $2.0 million in proceeds from the exercise of employee stock options and $1.5 million in proceeds from borrowings under our term credit facility. These increases were offset by $24.0 million in repayment of notes, $6.9 million in repayment of our term credit facility, payment of $0.1 million in deferred financing fees related to the term credit facility, $5.2 million in repayments of vendor and capital lease obligations and $7.0 million for payment of stock issuance costs and related charges.


We believe that our funds available at June 30, 2005, together with, our planned rights offering and the proceeds from the exercise of warrants and options, will be adequate to satisfy our current and planned operations for at least the next 12 months. We have no definite plans with respect to the acquisition of any additional debt or equity financing beyond the April 2005 private placement of our preferred stock. However, to the extent that we require additional liquidity to fund our operations (including, but not limited to, construction costs of TerreStar's communications network), we may undertake additional debt or equity financings.


Debt And Capital Lease Obligations


As of June 30, 2005, Motient had no outstanding debt obligations other than obligations with respect to the repayment of its Series A Preferred Stock. If not converted or repaid, the entire amount of $408.5 million will be due on April 15, 2010. The first two years' dividend payments for approximately $43 million have been placed in escrow. Future dividend payments will be due bi-annually, payable in cash (at a 5.25% annual interest rate) or in common stock (at a 6.25% annual interest rate). As of December 31, 2004, Motient had no outstanding debt or capital lease obligations.

Credit Facility Repayment: On April 13, 2004, Motient repaid the all principal amounts then owing under its term credit facility, including accrued interest thereon, in an amount of $6.8 million. The facility terminated on December 31, 2004, and the Company does not plan to attempt to extend the borrowing availability again. The retirement and subsequent termination of the credit facility on December 31, 2004 required the amortization of all remaining interest expense associated with this facility.


United Parcel Service Prepayment: In December 2002, Motient entered into an agreement with UPS pursuant to which UPS prepaid an aggregate of $5 million in respect of network airtime service to be provided beginning January 1, 2004. In April 2005, this agreement was amended, and then in September 2005, the agreement was amended again. Motient made a payment of $2.0 to UPS, and in exchange, all but $0.6 million of the outstanding prepayment of $3.7 million was terminated. The remaining $0.6 million prepayment must be used by UPS prior to March 31, 2006. If not used, UPS will forfeit this prepayment, and it will not be repaid.


Rare Medium Note: On July 15, 2004, the Company paid all principal and interest due and owing on this $19.0 million principal amount note, in the amount of $22.6 million.

CSFB Note: On July 15, 2004, the Company paid all principal and interest due and owing on this $750,000 principal amount note, in the amount of $0.9 million.

Termination Of Motorola And Hewlett-Packard Agreements: In June 2004, the Company negotiated settlements of the entire amounts outstanding under its financing facility with Motorola and its capital lease with Hewlett-Packard. The full amounts due and owing under these agreements was $6.8 million. The Company paid an aggregate of $3.9 million in cash to Motorola and Hewlett-Packard and issued a warrant to Motorola to purchase 200,000 shares of the Company's common stock at a price of $8.68, in full satisfaction of the outstanding balances. The Company recorded a gain on the extinguishment of debt in the amount of $0.7 million on the Hewlett Packard settlement. The Company recorded a gain of $0.1 million on the Motorola settlement.

Commitments


As of June 30, 2005, we had no outstanding commitments to purchase inventory. As of December 31, 2004, we had the following outstanding cash contractual operating commitments:


                                                                                                                 More than
                                            Total            <1 Year         1-3 Years         3-5 Years          5 Years
                                       --------------    --------------    -------------     ------------     -------------
(in thousands)
Operating leases (1)                   $       15,212    $       5,173     $      5,358      $      3,424     $      1,257
                                       --------------    --------------    -------------     ------------     -------------
Total Contractual Cash Obligations     $       15,212    $       5,173     $      5,358      $      3,424     $      1,257

(1) These commitments generally contain provisions that provide for an acceleration of rent upon a default by us, except that certain long-term real estate leases, categorized as Operating Leases, may not contain such provisions.


On August 16, 2005, Highland Equity Focus Fund, L.P., Highland Crusader Offshore Partners, L.P., Highland Capital Management Services, Inc., and Highland Capital Management, L.P. filed a lawsuit in Dallas County, Texas against Motient challenging the validity of the Series A Preferred on the basis of the confusion regarding the voting rights of the Series A Preferred and seeking rescission of their purchase of the shares of Series A Preferred that they purchased from Motient in the private placement in April 2005. These entities acquired 90,000 shares of Series A Preferred for a purchase price of $90 million in that private placement. Motient believes that this claim is without merit and intends to vigorously defend this lawsuit.

In addition, we have certain liabilities, further described above, related to the $5 million prepayment made to us by UPS in 2002.

Restructuring Costs


In February 2004, we recorded a restructuring charge for a workforce reduction of $1.1 million. In June 2004, we recorded a restructuring charge of $5.1 million related to certain network rationalization initiatives, consisting of base station deconstruct costs of $0.5 million, the loss on the retirement of certain base station equipment of $2.8 million and termination liabilities of $1.8 million for site leases no longer required for removed base stations. In March 2005, we recorded a restructuring charge for a further workforce reduction of $0.1 million. In June 2005, we recorded a restructuring charge of $5.6 million related to additional network rationalization initiatives, consisting of base station deconstruct costs of $0.1 million, the loss on the cancellation of frequencies of $3.6 million and termination liabilities of $1.9 million for site leases no longer required for removed base stations. Of these amounts, as of June 30, 2005, we had incurred workforce reduction cost of $0.9 million, base station deconstruct costs of $0.5 million, the loss on the retirement of certain base station equipment of $2.8 million, termination liabilities of $1.4 million for site leases no longer required for removed base stations and $3.6 million for the cancellation of frequencies.

The following table displays the activity and balances of the restructuring reserve account from January 1, 2004 to June 30, 2005:

                                                     Base Station                      FCC License
                          Employee      FCC License     Asset         Base Station     Termination      Site Lease
                          Terminations  Write-Offs    Write-Offs     Deconstruction      Costs         Terminations       Total
                          ------------  ----------    ----------     --------------      -----         ------------       -----
Balance January 1, 2004     $   ---        $   ---     $     ---           $    ---       $    ---         $    ---     $   ---
----------------------------------------------------------------------------------------------------------------------------------
Restructure Charge           (1,107)           ---           ---                ---            ---              ---      (1,107)
Deductions - Cash               333            ---           ---                ---            ---              ---         333
-------------------------------------------------------------------------------------------------------------------------------
Balance March 31, 2004         (774)           ---           ---                ---            ---              ---        (774)
---------------------------------------------------------------------------------------------------------------------------------
Restructure Charge              ---            ---        (2,801)              (398)          (113)          (1,854)     (5,166)
Deductions - Cash               242            ---           ---                75              25               61         403
Deductions - Non-Cash           ---            ---         2,801                ---            ---              ---       2,801
----------------------------------------------------------------------------------------------------------------------------------
Balance June 30, 2004          (532)           ---           ---               (323)           (88)          (1,793)     (2,736)
----------------------------------------------------------------------------------------------------------------------------------
Deductions - Cash               132            ---           ---                252             39              416         839
----------------------------------------------------------------------------------------------------------------------------------
Balance September 30,
2004                           (400)           ---           ---                (71)           (49)          (1,377)     (1,897)
----------------------------------------------------------------------------------------------------------------------------------
Deductions - Cash                50            ---           ---                 71             54              435         610
----------------------------------------------------------------------------------------------------------------------------------
Balance December 31,
2004                           (350)           ---           ---                ---              5             (942)     (1,287)
----------------------------------------------------------------------------------------------------------------------------------
Restructure Charge              (85)           ---           ---                ---            ---              ---         (85)
Deductions - Cash                39            ---           ---                ---            ---              197         236
----------------------------------------------------------------------------------------------------------------------------------
Balance March 31, 2005         (396)           ---           ---                ---              5             (745)     (1,136)
----------------------------------------------------------------------------------------------------------------------------------
Restructure Charge              ---         (3,581)          ---               (147)           ---           (1,852)     (5,580)
----------------------------------------------------------------------------------------------------------------------------------
Deductions - Cash               164                           ---                24            ---              498         686
----------------------------------------------------------------------------------------------------------------------------------
Deductions - Non-Cash           ---          3,581           ---                ---            ---             (206)     (3,375)
----------------------------------------------------------------------------------------------------------------------------------
Balance June 30, 2005       $  (232)       $   ---     $     ---             $   (123)      $    5          $(2,305)   $ (2,655)

Other


On May 1, 2002, the effective date of our Plan of Reorganization, the financing agreements that included restrictions on our ability to pay dividends were terminated as part of the implementation of our Plan of Reorganization; however, various financing documents prohibit us from paying cash dividends. We have never paid dividends and do not expect to do so in the near future, except for dividends required to be paid on our Series A and Series B Preferred Stock. The cash required to make the dividend payments on this preferred stock has been placed in escrow.


Critical Accounting Policies And Significant Estimates

Below are our accounting policies that are both important to our financial condition and operating results, and require management's most difficult, subjective and complex judgments in determining the underlying estimates and assumptions. The estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates as they require assumptions that are inherently uncertain.

"Fresh-Start" Accounting

In accordance with SOP No. 90-7, effective May 1, 2002, we adopted "fresh-start" accounting and allocated the reorganization value of $221.0 million to our net assets in accordance with procedures specified by SFAS No. 141, "Business Combinations".

We allocated the $221.0 million reorganization value among our net assets based upon our estimates of the fair value of our assets and liabilities. In the case of current assets, we concluded that their carrying values approximated fair values. The values of our frequencies and its investment in and notes receivable from MSV were based on independent analyses presented to the bankruptcy court and subsequently modified as part of our valuation process in November 2003. Please see Note 2, "Significant Accounting Policies - Restatement of Financial Statements," and Note 21, "Subsequent Events," of notes to the consolidated financial statements for further information concerning MSV. The value of our fixed assets was based upon a valuation of our software and estimates of replacement cost for network and other equipment, for which we believe that our recent purchases represent a valid data point. The value of our other intangible assets was based on third party valuations as of May 1, 2002.

For a complete description of the application of "fresh-start" accounting, please refer to Note 2, "Significant Accounting Policies", of notes to the consolidated financial statements.


TerreStar Asset Purchase

On May 11, 2005, Motient Ventures Holding Inc., or MVH, a wholly owned subsidiary of Motient Corporation, purchased 8,190,008 shares of newly issued common stock of TerreStar from TerreStar for $200 million pursuant to a Purchase Agreement by and between MVH and TerreStar. On the same day, TerreStar was spun-off by MSV to its limited partners and, in connection with that spin-off, Motient acquired ownership of approximately 48% of the issued and outstanding shares of capital stock of TerreStar and the subsequent $200 million stock purchase increased Motient's ownership to its current 61% of TerreStar's issued and outstanding common stock.

Assets acquired and liabilities assumed in the asset purchase were recorded on the Company's Consolidated Balance Sheet as of the purchase date based upon their fair values at such date. The results of operations of the net assets acquired by the Company have been included in the Company's Statements of Operations since its date of purchase. Approximately $78 million was allocated to intangible assets that include the rights to receive licenses in the 2 GHz band and other intangibles. These intangible assets are being amortized over an average life of 15 years. Approximately $78 million represents the 39% minority interest in TerreStar. There was no excess purchase price over the estimated fair values of the underlying assets acquired and liabilities assumed. In certain circumstances, the allocation of the purchase price is based upon preliminary estimates and assumptions. Accordingly, the allocations are subject to revision when the Company receives final information and other analyses. Revisions to the fair values, which may be significant, will be recorded by the Company as further adjustments to the purchase price allocations.

Deferred Taxes

We have generated significant net operating losses for tax purposes as of December 31, 2003. We have had our ability to utilize these losses limited on two occasions as a result of transactions that caused a change of control in accordance with the Internal Revenue Service Code Section 382. Additionally, since we have not yet generated taxable income, we believe that our ability to use any remaining net operating losses has been greatly reduced; therefore, we have provided a full valuation allowance for any benefit that would have been available as a result of our net operating losses. See Note 2, "Significant Accounting Policies - Deferred Taxes," of notes to the consolidated financial statements for further details.

Revenue Recognition

We generate revenue principally through equipment sales and airtime service agreements. In 2000, we adopted SAB No. 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. In certain circumstances, SAB No. 101 requires us to defer the recognition of revenue and costs related to equipment sold as part of a service agreement.

In December 2003, the Staff of the SEC issued SAB No. 104, "Revenue Recognition", which supersedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple-element revenue arrangements and to rescind the SEC's "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers", or FAQ, issued with SAB No. 101. Selected portions of the FAQ have been incorporated into SAB No. 104. The adoption of SAB No. 104 will not have a material impact on our revenue recognition policies.

Revenue is recognized as follows:

Service Revenue: Revenues from the Company's wireless services are recognized when the services are performed, evidence of an arrangement exists, the fee is fixed and determinable and collectibility is probable. Service discounts and incentives are recorded as a reduction of revenue when granted, or ratably over a contract period. The Company defers any revenue and costs associated with activation of a subscriber on the Company's network over an estimated customer life of two years.

We package airtime usage on our terrestrial network that involves a wide variety of volume packaging, for example, anything from a 35 kilobytes per month plan up to unlimited kilobyte usage per month, with various gradations in between. Discounts may be applied when comparing one customer to another, and such service discounts are recorded as a reduction of revenue when granted. The Company does not offer incentives generally as part of its service offerings, however, if offered they would be recorded as a reduction of revenue ratably over a contract period.

Service discounts and incentives are recorded as a reduction of revenue when granted, or ratably over a contract period. The Company defers any revenue and costs associated with activation of a subscriber on the Company's network over an estimated customer life of two years.


To date, the majority of the Company's business has been transacted with telecommunications, field services, professional service and transportation companies located throughout the United States. The Company grants credit based on an evaluation of the customer's financial condition, generally without requiring collateral or deposits. The Company establishes a valuation allowance for doubtful accounts receivable for bad debt and other credit adjustments. Valuation allowances for revenue credits are established through a charge to revenue, while valuation allowances for bad debts are established through a charge to general and administrative expenses. The Company assesses the adequacy of these reserves quarterly, evaluating factors such as the length of time individual receivables are past due, historical collection experience, the economic environment and changes in credit worthiness of the Company's customers. If circumstances related to specific customers change or economic conditions worsen such that the Company's past collection experience and assessments of the economic environment are no longer relevant, the Company's estimate of the recoverability of its trade receivables could be further reduced.

Equipment And Service Sales: We sell equipment to resellers who market our terrestrial product and airtime service to the public. We also sell our product directly to end-users. Revenue from the sale of the equipment as well as the cost of the equipment, are initially deferred and are recognized over a period corresponding to our estimate of customer life of two years. Equipment costs are deferred only to the extent of deferred revenue. As of June 30, 2005 and 2004, the Company had capitalized a total of $0.3 million and $2.4 million of deferred equipment revenue, respectively, and had deferred equipment costs of $0.2 million and $2.4 million, respectively.


Long-Lived Assets

On January 1, 2002, we adopted the provisions of SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles will be evaluated against these new criteria and may result in certain intangibles being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. SFAS No. 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles will not be amortized into results of operations, but instead will be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its fair value. As of January 1, 2002, we had approximately $5.0 million of recorded goodwill. However, as part of our adoption of "fresh-start" accounting, our recorded goodwill was reduced to zero.

We account for our frequencies as finite-lived intangibles and amortize them over a 15 year estimated life. As described in Note 6 of notes to consolidated financial statements, we are monitoring a pending FCC rulemaking proposal that may affect our 800 MHz spectrum, and we may change our accounting policy for FCC frequencies in the future as new information is available.

FCC licenses and other intangible assets consist of the following:

                                                   June 30,
                                                     2005                December 31,
                                                  (unaudited)         2004        2003
                                                  -----------         ----        ----
                                                                       (in thousands)
                                                ---------------------------------------
FCC 800 MHz licenses                                 $ 76,141     $ 80,594     $80,594
FCC 2 GHz licenses                                     66,864           --          --
Intellectual property                                  11,707           --          --
Customer contracts                                        349          349       1,893
                                                          ---          ---       -----
                                                      155,061       80,943      82,487
Less accumulated amortization                        (15,746)     (13,294)      (8,466)
                                                     --------     --------     -------
FCC licenses and other intangible assets, net        $139,315     $ 67,649     $74,021
                                                     ========     ========     =======


On January 1, 2002, we also adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of". The statement requires that all long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured on a net realizable value basis and will not include amounts for future operating losses. The statement also broadens the reporting requirements for discontinued operations to include disposal transactions of all components of an entity (rather than segments of a business). Components of an entity include operations and cash flows that can be clearly distinguished from the rest of the entity that will be eliminated from the ongoing operations of the entity in a disposal transaction. In 2004, we engaged a financial advisor to evaluate the value of our customer-related intangibles as of September 30, 2003 due primarily to the decline in revenue from UPS in this time period. This valuation resulted in an impairment of the customer-related intangibles of $5.5 million in the third quarter of 2003. In addition, in December 2004, we performed an additional analysis on the impact of our revenue decline on our customer intangibles. As a result, we determined that the value of our customer intangibles was further impaired and was reduced by $0.8 million. The adoption of SFAS No. 144 had no other material impact on our financial statements.

Recent Accounting Standards

EITF 04-8

In October 2004, the FASB ratified EITF 04-8, "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings Per Share." The new rules require companies to include shares issuable upon conversion of contingently convertible debt in their diluted earnings per share (EPS) calculations regardless of whether the debt has a market price trigger that is above the current fair market value of the company's common stock that makes the debt currently not convertible. The new rules are effective for reporting periods ending on or after December 15, 2004.

Motient currently has no contingently convertible debt and does not expect to enter into any transactions in which EITF 04-8 will apply.

SFAS No. 151

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs: an amendment of ARB No. 43, Chapter 4," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the provisions of SFAS No. 151, when applied, will have an impact on our financial position or results of operations.

SFAS No. 123R

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment: an amendment of FASB Statements No. 123 and 95," which requires companies to recognize in their income statement the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123R is effective for interim or annual periods beginning after June 15, 2005. Accordingly, we will adopt SFAS No. 123R in our fourth quarter of fiscal 2005. Unamortized stock-based compensation expense, on a pro forma basis, as of December 31, 2004 totaled $243,000, with the entire amount to be amortized in fiscal 2005.

                                    BUSINESS

Overview

Our Business Segments

Motient owns, operates and develops two-way wireless communications businesses. We are currently developing a satellite communications service via our majority ownership of TerreStar Networks Inc., a development stage company in the process of building its first satellite. TerreStar was formerly a subsidiary of another satellite communications company, MSV, as it is commonly known. We own 49% of MSV, but do not have operating control of its business. In addition, we also own and operate a two-way wireless data network (our DataTac network) which we use to provide our customers with two-way wireless data communication services, and we also have the capabilities to provide our customers with convenient and cost-effective access to other wireless data networks, such as the Sprint and Cingular networks.


Proposed Consolidation of Ownership of MSV and TerreStar

On September 22, 2005, Motient announced that it had entered into a non-binding letter of intent with SkyTerra Communications, Inc. and TMI Communications & Company, among others, relating to a transaction to consolidate the ownership of MSV and TerreStar within Motient. The parties anticipate that these transactions, if consummated, will simplify the ownership and governance of both MSV and TerreStar, better enabling both of them to pursue more effectively deployment of their separate hybrid satellite and terrestrial based communications networks. The networks will be able to provide ubiquitous wireless coverage in North America in the L-band and S-band, respectively.


The letter of intent sets forth the basic terms of the proposed transaction, which include, among other things, the following:

     o In connection with all the transactions contemplated by the letter of intent, Motient would issue or commit to issue approximately 77 million shares of common stock in exchange for the outstanding MSV interests not already owned by Motient, and approximately 16 million shares for the outstanding TerreStar shares not already owned by Motient.

     o All of the outstanding MSV and TerreStar interests not already owned by Motient, other than those held by TMI, would be transferred to Motient at closing.

     o TMI would receive the right to exchange its interests in MSV and TerreStar at any time at the same exchange ratios that are being offered to the other shareholders and would subscribe for shares of a new class of Motient preferred stock with nominal economic value but having voting rights in Motient equivalent to those TMI would receive upon exchange of its MSV and TerreStar interests for Motient common stock.

     o SkyTerra would dividend to its securityholders shares of a newly formed company that would hold all of its assets other than its interests in MSV and TerreStar, and then SkyTerra, which would then consist only of its stakes in MSV and TerreStar, would merge in a tax-free transaction with and into a subsidiary of Motient. As a result, in addition to the dividend, SkyTerra's stockholders would receive Motient common stock at an exchange ratio reflecting equivalent economic value for MSV/TerreStar as received by the other MSV/TerreStar stockholders. In total, SkyTerra common and preferred stockholders would receive approximately 26 million shares of Motient common stock. SkyTerra's preferred stock would be retired in exchange for Motient common stock with a value equal to its liquidation preference and SkyTerra's common stockholders would receive the balance of the Motient shares.

     o The parties anticipate that, after the closing of the transaction, TerreStar would likely be spun-off to the stockholders of Motient (including those receiving shares in connection with these transactions). However, this spin-off would be evaluated following the closing of the other transactions, and would only be executed if it is judged by Motient's Board of Directors to be in the best interests of its stockholders at that time. In the event of a spin off of TerreStar, the exchange ratios applicable to TMI's exchange right would be modified accordingly.

     o The boards of Motient, MSV and TerreStar would be reconstituted with nine members mutually acceptable to the parties and in compliance with the independence rules and regulations of NASDAQ. TerraStar would have a similarly structured board after the completion of the transaction, separate of Motient and MSV.

     o The parties anticipate that Alex Good, CEO of MSV, would become Motient's new CEO after the transaction. The parties also anticipate that Robert Brumley, CEO of TerreStar, would continue in that role after the transaction with TerraStar maintaining its own management team.

The consummation of the transactions will require successful completion of due diligence, negotiation and execution of definitive documentation, Motient and SkyTerra board and stockholder approval, and various regulatory approvals. Because the letter of intent is non-binding, the parties have no obligation to negotiate such documentation or otherwise consummate the transactions. Therefore, the parties can provide no assurances that the transactions will be consummated on the currently proposed terms or will ever be consummated, or that the required corporate or regulatory approvals will be obtained.



Our Satellite Communications Business - TerreStar Networks Inc.

In February 2002, MSV established TerreStar Networks Inc., as a wholly owned subsidiary of MSV, to develop business opportunities related to the proposed receipt of certain licenses to operate a satellite communications system in the 2 GHz band, also known as the "S-band". On December 20, 2004, MSV issued rights to receive an aggregate of 23,265,428 shares of common stock of TerreStar (representing all of the shares of TerreStar common stock owned by MSV), to the limited partners of MSV, pro rata in accordance with each limited partner's percentage ownership in MSV.

On May 11, 2005, Motient Ventures Holding Inc., or MVH, a wholly owned subsidiary of Motient Corporation, purchased 8,190,008 shares of newly issued common stock of TerreStar from TerreStar for $200 million pursuant to a Purchase Agreement by and between MVH and TerreStar. On the same day, TerreStar was spun-off by MSV to its limited partners and, in connection with that spin-off, Motient acquired ownership of approximately 49% of the issued and outstanding shares of capital stock of TerreStar and the subsequent stock purchase increased Motient's ownership to its current 61% of TerreStar's issued and outstanding common stock.

Motient also entered into the following agreements in connection with the transaction, all dated May 11, 2005:

     o A Conditional Waiver and Consent Agreement pursuant to which, subject to the satisfaction of certain conditions, Motient has consented in advance to the acquisition of all the MSV interests held by some or all of the other limited partners of MSV, such that the ownership of interests of MSV not held by Motient could be consolidated into a single entity. The terms of such acquisition have yet to be negotiated and may never occur. As the limited partners of MSV other than Motient collectively own 51% of MSV, this transaction could result in a single limited partner, other than Motient, controlling 51% of MSV, giving such limited partner effective control of MSV. In such event, Motient would be entitled to the benefit of a number of minority protection provisions with respect to MSV.

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     o    A Stockholders' Agreement pursuant to which Motient has the right to designate four of the seven members of the Board of Directors of TerreStar (one of whom must be independent of TerreStar) and contains certain minority protection provisions for the other TerreStar stockholders, including tag-along and preemptive rights, as well as a drag-along provision.

     o An Intellectual Property License Agreement pursuant to which TerreStar received a perpetual, royalty-free license to utilize MSV's patent portfolio, including those patents related to "ancillary terrestrial component", or ATC, technology.

We anticipate that TerreStar will allow us to provide Mobile Satellite Service, or MSS, in the S-band in conjunction with ancillary terrestrial component, or ATC, which would allow us to integrate satellite based two-way communications services with land-based two-way communications services. These mobile devices could be used for a myriad of communications applications, including potentially voice, data and video services. ATC can enhance satellite availability, efficiency and economic viability by terrestrially reusing at least some of the frequencies that are allocated to the satellite systems. Without ATC, it may be challenging for mobile satellite systems to reliably serve densely populated areas, because the satellite's signal may be blocked by high rise structures and may not penetrate into buildings. As a result, the satellite spectrum may be underutilized or unused in such areas. The use of ATC retransmission can reduce or eliminate this problem.

ATC could, for instance, eventually allow a user to utilize a mobile phone which would communicate with a traditional land-based wireless network when in range of that network, but communicate with a satellite when not in range of such a land-based network. Ideally, ATC would allow for a user to have a communications device that would provide ubiquitous service across North America. TerreStar's ability to effectively use ATC depends on its continued ability to license certain intellectual property from MSV. TerreStar has a perpetual, royalty free license to such technology.


During 2002, TerreStar entered into a contract to purchase a satellite system, including certain ground infrastructure for use with the 2 GHz band. The satellite represents one component of a communications system that would include a spare satellite, ground-switching infrastructure, launch costs and insurance. Total cost of this satellite system could exceed $550 million. In order to finance future payments, TerreStar will be required to obtain additional debt or equity financing, or may enter into various joint ventures to share the cost of development. There can be no assurance that such financing or joint venture opportunities will be available to TerreStar or available on terms acceptable to TerreStar.


Our website is www.motient.com, and TerreStar's website is www.terrestarnetworks.com. This prospectus does not incorporate by reference any of the information on these websites, and we provide these website addresses merely for the information of the reader.

Our Terrestrial Wireless Business - Motient Communications Inc.

We are a nationwide provider of two-way, wireless mobile data services and wireless internet services. Owning and operating a wireless radio data network that provides wireless mobile data service to customers across the United States, we primarily generate revenue from the sale of airtime on our network and from the sale of communications devices, which are manufactured by other companies. Our customers use our network and our wireless applications for wireless email messaging and wireless data communications services. This enables businesses, mobile workers and consumers to wirelessly transfer electronic information and messages and to wirelessly access corporate databases and the Internet. Our network is designed to offer a broad array of wireless data services, such as:

     o two-way mobile Internet services, including our own eLink SM wireless email service and our BlackBerry TM by Motient wireless email service, each providing personal consumers and corporate customers with wireless access to a broad range of email and information services;

     o wireless data systems used by companies involved in data transmission and processing, used to connect remote equipment, such as wireless point-of-sale terminals, with a central monitoring facility; and

     o mobile data and mobile management systems used by transportation and other companies to wirelessly coordinate remote, mobile assets and personnel.

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Our eLink service and BlackBerry by Motient service are two-way wireless email services that use our DataTac network. They allow users to remotely and wirelessly access their email, and allow users to synchronize the calendar and organizer functions of their desktop computer with a handheld device such as a RIM 850 or 857 Wireless Handheld, a small, data-only wireless handheld device. Research In Motion, Ltd., or RIM, has discontinued making these models, and therefore sales of these devices have declined recently and we anticipate sales of these devices will continue to decrease. Motient cannot use any newer RIM devices on our network and currently has no alternative product for these services. However, current users of eLink and BlackBerry by Motient may still continue to use their devices on our network. We currently are exploring different ways to provide similar wireless email services to our customers using iMotient Solutions TM, which we discuss below.

In addition to selling wireless data services that use our own network, we are also a reseller of airtime on the Cingular and Sprint wireless networks. We have reseller agreements with these companies that allow us to sell and promote wireless data applications and solutions to our customers using these networks, which are more modern and have greater capacity than our own, while still maintaining a direct relationship with the customer, since "back office" functions like customer support, application design and implementation, and billing, among other support services, are handled by Motient.

These arrangements allow us to provide integrated wireless data solutions to our customers using a variety of networks. In December 2004, we launched a new set of products and services designed to provide these integrated wireless data solutions to our customers called iMotient Solutions. iMotient allows Motient's customers to use these multiple networks via a single connection to Motient's back-office systems, providing a single alternative for application and software development, device management and billing across multiple networks, including but not limited to GPRS, 1XRTT, and our own DataTac network. Once connected to iMotient, customers will receive our proprietary applications and services that reduce airtime usage, improve performance and reduce costs.

Our subscriber's wireless devices, which may be mobile or stationary, receive and transmit wireless data messages to and from these terrestrial base stations via radio frequencies. Terrestrial messages are then routed to their destination via data switches that Motient owns, which connect to the public data network. Motient's network is a wireless packet-switched network based on technologies developed prior to newer networks built around CDMA or GSM technologies, and, unlike those networks, cannot accommodate wireless telephony.

Over the course of 2004, Motient implemented and completed certain initiatives to rationalize the size of its network, primarily to remove unprofitable base stations and reduce unneeded coverage. During the first quarter of 2005, Motient initiated a plan to refocus our DataTac network primarily on the top 40 MSAs. This plan involves the decommissioning of DataTac network components and termination of service in previously served MSAs other than the top 40. Given the similar coverage profiles of the Cingular and Sprint networks, the significantly increased bandwidth capabilities of these networks relative to DataTac and the concentration of our revenues in the top 40 MSAs, we determined that this plan best allowed us to match our network infrastructure costs with our revenue base, while continuing to meet the needs of as many of our customers as possible. We have notified our customers of this change in our network coverage and this decommissioning began on June 1, 2005. We are making every effort to provide any impacted customers with alternatives to migrate their services and applications either to our new iMotient Solutions platform, or to other networks using our agreements with RACO Wireless, Inc. and eAccess Solutions, Inc.


As of December 31, 2003 and 2004, and June 30, 2005, there were approximately 204,000, 132,000 and 183,000 user devices registered, respectively, and 115,000, 77,000 and 59,000 user devices, respectively, with active usage on Motient's network. Registered devices represent devices that our customers and resellers have registered for use on our network. These devices may be kept in inventory by our customers for future use, in which case they are not generally revenue producing. We count a device as active when it is removed from inventory by the customer and transmits data traffic.


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In the fourth quarter of 2004, we performed an analysis of our registered user devices from our larger resellers, which represent a majority of our registered user devices not in service. Given the decline in our wireless internet base in 2004, the end-of-life of the RIM 857 devices and the general availability of next-generation devices that were voice capable from wireless carrier such as T-Mobile and Verizon, we determined that many of the devices registered by our resellers on our network were not likely to be put back in service on our network. As a result, during the fourth quarter of 2004 and the first quarter of 2005 approximately 39,000 user devices were deregistered from our network, of which approximately 30,000 were de-registered by SkyTel Communications, Inc. on December 30, 2004. The de-registration of these user devices did not impact our revenue or our billable and active user devices and we believe that our registered device counts now provide a more accurate representation of user devices held in inventory by our customers that may be put back in service by our customers in the future.

Mobile Satellite Ventures LP

MSV's Business

MSV is a provider of mobile satellite-based communications services. MSV currently uses two satellites to provide service, which allow customers access to satellite-based wireless data, voice, fax and dispatch radio services almost anywhere in North and Central America, northern South America, the Caribbean, Hawaii and in various coastal waters.


MSV, together with Mobile Satellite Ventures (Canada) Inc., licensed by Industry Canada, has access to more than 28 MHz of L-band spectrum that is authorized for use in every market in North America. The L-band spectrum is positioned within the range of frequencies used by terrestrial wireless providers in North America.


MSV is also developing a next-generation system, a hybrid satellite/terrestrial wireless network over North America that MSV expects will utilize new satellites working with MSV's patented "ancillary terrestrial component" technology. MSV expects to be able to deploy terrestrial two-way wireless network technology in thousands of locations across the United States, allowing subscribers to integrate satellite-based communications services with more traditional land-based wireless communications services. MSV is headquartered in Reston, VA, with an office in Ottawa, ON, Canada.

MSV is structured as a limited partnership, of which Motient is one of the limited partners. Motient holds a proportionate ownership interest in the corporate general partner. Motient has certain rights to appoint directors to the sole general partner of the limited partnership, but does not have any direct or indirect operating control over MSV.

Until November 26, 2001, the entity that would become MSV was a majority owned subsidiary of Motient. On that date, Motient sold the assets comprising its satellite communications business as part of a transaction in which certain other parties joined MSV, including TMI Communications and Company Limited Partnership, a Canadian satellite services provider. In this transaction, TMI also contributed its satellite communications business assets to MSV. At the conclusion of this transaction and several minor secondary financings, Motient's ownership interest in MSV was 29.5% (assuming conversion of all outstanding convertible notes). In a subsequent financing on November 12, 2004, Motient acquired additional interests in MSV in exchange for cash and the conversion and cancellation of all outstanding notes issued to Motient by MSV (including all accrued interest thereon), and as a result increased its ownership to 38.6%. In February 2005, Motient acquired additional interests from several other MSV equityholders, increasing its direct and indirect ownership to 49%. Motient cannot increase its ownership of MSV any further without the consent of a supermajority of the MSV equityholders.


For the three and six months ended June 30, 2005, MSV had revenues of $7.5 and $14.7 million, operating expenses of $14.8 and $34.5 million and net losses of $6.7 and $26.7 million, respectively.To the extent that MSV will need future cash to support its operations, Motient is under no contractual obligation to provide it, and the value of our investment in MSV could be negatively impacted if MSV cannot meet any such funding requirements.



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MSV's Next-Generation Communications System: ATC

In February 2003, the FCC adopted an order granting MSS operators broad authority to operate an ancillary terrestrial component, or ATC, using their assigned spectrum. ATC technology allows a wireless provider to use satellite communications technology in conjunction with more traditional land-based wireless communications infrastructure, allowing a user to utilize a signal from both satellite and terrestrial locations, depending on a variety of technical and cost concerns. ATC can enhance satellite availability, efficiency, and economic viability by terrestrially reusing frequencies that are allocated to the satellite system.

Without ATC, it may be challenging for mobile satellite systems to reliably serve densely populated areas, because the satellite's signal may be blocked by high rise structures and may not penetrate into buildings. As a result, MSS spectrum may be underutilized or unused in such areas. ATC can reduce or eliminate this problem.

The ATC Order established a set of preconditions and technical limits for ATC operations, as well as an application process for approval of the specific ATC system proposed by the MSS operator. On November 18, 2003, MSV filed an application with the FCC for approval of its ATC system. On November 8, 2004, the FCC's International Bureau issued an order granting MSV the first ever ATC license. The Bureau approved several of MSV's waiver requests, providing MSV with increased flexibility to operate ATC. Among other things, the Bureau permitted MSV to provide service with its current-generation satellite using handsets that use a booster to communicate with the satellite. The Bureau deferred ruling on some of MSV's other waiver requests.

On February 25, 2005, the FCC issued a revised set of rules for ATC. The revised rules expand the technical and operational flexibility of ATC, allowing for greater capacity in both the uplink and downlink directions beyond that permitted in the February 2003 and November 2004 decisions. The decision clarified the outstanding technical issues left open by the February 2003 and November 2004 decisions. In particular, these revised rules allow MSV to (i) significantly increase reuse of its frequencies for ATC, resulting in enhanced ATC capacity and coverage; and (ii) increase base station power, permitting MSV to deploy base stations in a more cost-effective manner and to offer innovative services. MSV will need approval from the FCC to modify its ATC license to conform with the revised rules. In the interim, MSV can operate an ATC network pursuant to the November 2004 decision.

In May 2005, MSV received FCC authorization to launch and operate a next generation L Band satellite. This authorization follows the April 2005 Industry Canada authorization to MSV's Canadian affiliate for an L band satellite. Use of the two authorizations together enables MSV to replace its existing satellites and utilize the full complement of spectrum available to it.


One of MSV's competitors has asked the FCC to review the November 2004 and February 2005 decisions. We cannot predict the outcome of this review.


The February 2003, November 2004, and February 2005 orders set forth various limitations and conditions necessary to the use of ATC by MSV. There can be no assurances that such conditions will be satisfied by MSV, or that such limitations will not be unnecessarily burdensome.

For additional information regarding MSV, please see the financial statements of MSV beginning on page M-1.

"Fresh-Start" Accounting

In January 2002, Motient and an informal committee of its senior noteholders reached an agreement in principle with respect to the primary terms of a Plan of Reorganization of Motient and its principal subsidiaries. Accordingly, on January 10, 2002, Motient and certain of its subsidiaries filed for protection under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Eastern District of Virginia. The Bankruptcy Court confirmed the Plan of Reorganization on April 26, 2002, and the Plan became effective on May 1, 2002.

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Upon effectiveness of the Plan, the ownership of Motient changed significantly, with creditors becoming the new owners of substantially all of the equity of Motient. Under the Plan, holders of the senior notes exchanged the principal amount of their notes and all accrued interest thereon for shares of our common stock. In addition, certain of our trade creditors received shares of our common stock in settlement of their claims. All then outstanding shares of our pre-reorganization common stock and all unexercised options and warrants were cancelled. Holders of our pre-reorganization common stock received warrants to purchase an aggregate of approximately 1,496,512 shares of common stock. These warrants never vested and therefore they expired on May 1, 2004. Additionally, our certificate of incorporation and bylaws were amended and restated. Our restated certificate of incorporation authorizes Motient to issue up to 200 million shares of common stock and up to 5 million shares of preferred stock.

On the effective date of our Plan of Reorganization, a new board of directors of Motient consisting of seven members was established. Effective May 1, 2002, we adopted "fresh-start" accounting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code". We determined that the selection of May 1, 2002 versus April 26, 2002 for the "fresh-start" date was more convenient for financial statement reporting purposes and that the results for the period from April 26, 2002 to May 1, 2002 were immaterial to our consolidated financial statements. Under "fresh-start" accounting, a new entity has been deemed created for financial reporting purposes.

Further details regarding the Plan of Reorganization are contained in our disclosure statement with respect to the Plan of Reorganization, which was filed as Exhibit 99.2 to our current report on Form 8-K dated March 4, 2002.

Motient's Business Strategy


Motient's objective is to (i) via TerreStar (and indirectly through MSV), design and develop a next-generation communications system involving a hybrid satellite/terrestrial wireless network in North America, and (ii) via Motient Communications, use its enterprise wireless data experience to continue to penetrate the large markets for mobile data communications services and solutions and wireless telemetry applications while keeping costs under control. To meet these objectives, we intend to:



TerreStar Networks and MSV

Design And Develop A Next-Generation Communications System - A Hybrid Satellite/Terrestrial Wireless Network Over North America. TerreStar and MSV are each separately designing and developing next generation hybrid wireless networks that will use powerful satellites working in unison with patented ancillary terrestrial component (ATC) technology to deliver seamless wireless services to end-users in North America over standard wireless devices. TerreStar holds a perpetual, royalty-free license to utilize MSV's patent portfolio, including those patents related to ATC. With the current right to receive 8 MHz of S-band spectrum and potentially more under certain circumstances, TerreStar will be able to deploy terrestrial two-way radio network technology in thousands of locations across the United States, allowing subscribers to integrate satellite-based communications services with more traditional land-based wireless communications services. With access to over 25 MHs of L-Band spectrum, MSV will be able to design and operate a similar system. TerreStar is currently in the process of building its first satellite pursuant to a construction contract with Space Systems/Loral, Inc. This satellite is scheduled to be completed in November 2007, with commercial operations to commence in 2008.

Work With MSV To Develop And Protect Intellectual Property And Patents Underlying Its Communications System Capabilities. MSV has established a series of wide-ranging patents, covering systems and methods for coordinating space-based and terrestrial use of satellite frequencies for a satellite/terrestrial hybrid network, and TerreStar has a perpetual, royalty-free, license to this intellectual property. MSV's portfolio of patents, which covers over 800 claims, includes almost 20 issued US patents, and with 100 additional pending US patent applications directed to the space segment, the terrestrial segment and the wireless terminals of an ATC network. We believe this portfolio exceeds any other potential ATC portfolio both in breadth and in depth.


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Motient Communications


Focus Growth Efforts On iMotient Solutions Service Platform. In December 2004, we launched a new set of products and services designed to provide seamless wireless date solutions to our customers over multiple networks called iMotient Solutions TM. iMotient allows Motient's customers to use multiple networks via a single connection to Motient's back-office systems, providing a one-source alternative for development, device management and billing across multiple networks, including but not limited to GPRS, 1XRTT, and DataTac. Once connected to iMotient, customers will receive proprietary applications and services that reduce airtime usage, improve performance and reduce costs. As part of the iMotient Solutions platform, in addition to selling wireless services that use our own network, we are also a reseller of airtime on the Cingular and Sprint wireless networks. These reseller agreements allow us to sell and promote applications and solutions to enterprise accounts on networks with greater capacity than our own, while still maintaining a direct relationship with the customer, since "back office" functions like customer support, application design and implementation and billing, among other support services are handled by Motient.


Leverage Motient's Expertise In Selling And Provisioning Complete Wireless Data Solutions For Business Customers. A key strategic asset of Motient is its experienced sales, customer care and technical support team. This team is qualified to sell complete wireless data solutions, rather than simply devices and network airtime, that may include network services that utilize more than Motient's terrestrial network offerings, such as customer support and business services.


Take Advantage Of Motient's Professional Service And Back-Office Capabilities To Potentially Generate New Revenue Opportunities. Motient has deployed comprehensive and customized wireless data communications solutions for businesses for over a decade. These wireless data communications solutions have often required specialized billing, data switching requirements and inventory and reporting requirements, among other customized back-office capabilities. With our new iMotient Solutions platform, these professional services and back-office capabilities can be customized to satisfy existing and new customers on Motient's network or alternative networks. Motient believes that these professional services and back-office capabilities can be positioned as network or carrier agnostic and thus provide customers potentially expansive network capabilities and service at the lowest cost.

Motient's Wireless Service Offerings

General

Motient currently sells wireless devices, airtime and applications. Our wireless data applications include wireless email, wireless internet and intranet access, wireless faxing, paging and peer-to-peer communications, wireless asset tracking and dispatching, and wireless point-of-sale and data monitoring applications. Motient supports eight types of devices from eight different manufacturers for use on our network. These devices include Research In Motion handheld devices, ruggedized laptops, handheld digital assistants and wireless modems for personal computers, or PCs. Motient has also developed proprietary software and has engaged a variety of other software firms to develop other "middleware," to assist its customers' development efforts in connecting their applications to our network. Also, a number of off-the-shelf software packages enable popular email software applications on Motient's network.

Motient also has agreements with Sprint and Cingular to resell airtime subscriptions and communications devices for use on their next generation high-speed networks for wireless data communications services. In doing so, we believe we will be able to enhance our sales performance by offering enterprise customers a full array of technology solutions that meet their needs, independent of the network.

As a development-stage company, TerreStar, Motient's satellite communications business, does not currently offer any products or services.

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iMotient Solutions

In December 2004, we announced the creation of iMotient Solutions TM and that we are a reseller of airtime on the Cingular and Sprint wireless networks. These reseller agreements allow us to sell and promote wireless data applications and solutions to customers using networks that are more modern, and therefore have greater capacity, than our own DataTac network, while still maintaining a direct relationship with the customer, since "back office" functions like customer support, application design and implementation and billing, among other things, are handled by Motient.

The iMotient Solutions set of products and services allows Motient's customers to use these multiple networks via a single connection to Motient's back-office systems, providing a one-source alternative for software and application development, device management and billing across multiple networks, including but not limited to GPRS, 1XRTT and DataTac networks. Once connected to iMotient, customers receive our proprietary applications and services that reduce airtime usage, improve performance and reduce costs.

Wireless Internet

Motient offers a variety of wireless email solutions for its DataTac network, including its own eLink wireless e-mail applications, as well as Research In Motion's, or RIM's, BlackBerry TM wireless solution for use on its own network.

Motient's eLink and BlackBerry applications for use on Motient's DataTac network are generally used on wireless handheld devices manufactured by Research In Motion, including the RIM 850 and RIM 857 wireless handhelds. Production of the RIM 850 and RIM 857 wireless handhelds has been discontinued by Research in Motion, as they cannot offer many of the features, like voice capability, that the newer RIM devices can. For these reasons, we do not anticipate significant future sales of these wireless internet devices, applications and services. In addition, due to the competitive nature of this market segment from wireless carriers with greater financial resources than our own, we expect this revenue segment to decline in the future as customers migrate to alternative networks.

Motient can offer its customers an opportunity to utilize T-Mobile's GPRS network for their wireless email solutions via its sub-dealer agreement with RACO Wireless, Inc., a T-Mobile master dealer. T-Mobile's network can support newer devices from RIM that are voice capable, among other things. Motient also can offer its customers access to other alternative networks through its agreement with eAccess Solutions, Inc.

We are currently exploring ways to offer comparable wireless email solutions utilizing our iMotient Solutions platform in order to expand sales in this market segment. There is no assurance that we can be successful in these efforts and we may not be able to offer comparable competitive products.

Field Service Applications

In the field service market, customers use Motient's wireless network, wireless applications and professional support services and back-office capabilities to enable their mobile field service technicians to stay connected. For these and other field service customers, Motient also provides critical professional support service and back-office functionality tailored to our customers' respective communications requirements, such as specialized billing, data switching, inventory tracking, customer support and reporting.

The iMotient Solutions set of products and services will allow Motient to expand sales in this market segment by using the coverage and capacity of multiple networks.

Transportation And Shipping

In the transportation and shipping market, customers take advantage of Motient's network, data switching and routing capabilities and professional support services and back-office capabilities to provide effective communications solutions to transportation and shipping fleets and other similar mobile customers. For these and other transportation and shipping customers, Motient also provides critical professional support service and back-office functions tailored to our customers' respective communications requirements, such as specialized billing, data switching, inventory tracking, customer support and reporting.

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The iMotient Solutions set of products and services will allow Motient to expand its market presence in this vertical channel while leveraging the coverage and capacity of multiple networks.

Telemetry

Telemetry involves the transmission of generally small amounts of data from a remote device to a master collection or monitoring point. The data may be stored in a mobile device and then transmitted when necessary or cost-effective. Motient has signed agreements with a variety of resellers, device manufacturers and software vendors in this market. We have also signed agreements with several application service providers to develop and offer a variety of customer-driven telemetry applications.

Applications include HVAC system monitoring, wireless point-of-sale systems, energy monitoring, vending, medical devices and patient monitoring, office machine automation and security/alarm monitoring. We believe that our expansive wireless network and telemetry experience will allow us to provide cost-effective and comprehensive solutions for these communication requirements.

The iMotient Solutions set of products and services will allow Motient to expand sales in this market segment by using the coverage and capacity of multiple networks.

Pricing Of Services

Motient's customers are generally charged a monthly access fee or minimum usage fee. Unless on a flat rate plan, users also pay for usage depending on the number of kilobytes of data transmitted. Motient's pricing plans offer a wide variety of volume packaging options, consistent with customer demand and market conditions, from flat-rate plans to per message or per kilobyte plans. In certain cases, primarily as it relates to strategic resellers, a percentage of these subscriber units do not become revenue producing for up to several months from initial registration on the network.

Motient's Customers


As of June 30, 2005, there were approximately 120,000 user devices registered on Motient's network, with 83,000in a billable status and 59,000 with active usage. Motient's customer base consists of large corporations in the following market categories:


                                                                Percentage Of
         Market Categories                                      Billable Units
         -----------------                                      --------------
         Transportation and package delivery                             48%
         Field service                                                    2
         Telemetry and point of sale                                     23
         Wireless internet or email                                      26
         iMotient                                                         1
                                                                   ---------
         Total                                                          100%
                                                                   =========


For the six months ended June 30, 2005, four customers accounted for approximately 42% of the Company's service revenue, with one customer, SkyTel, accounting for more than 23%. For the year ended December 31, 2004, four customers accounted for approximately 40% of Motient's service revenue, with one of those customers, SkyTel, accounting for more than 22%. In March 2005, IBM notified us that they were terminating their contract as of March 31, 2005. The loss of one or more of these customers, or any event, occurrence or development, which adversely affects Motient's relationship with one or more of these customers, could harm Motient's business. IBM represented $0.6 million of revenue for the first three months of 2005, or approximately 12% of revenues. The contracts with these customers are generally multi-year contracts, and the services provided pursuant to such contracts are generally customized applications developed to work solely on Motient's network. UPS, Motient's second largest customer for the year ended December 31, 2003 and tenth largest customer for the year ended December 31, 2004, substantially completed its migration to next generation network technology in the first six months of 2003, and its monthly airtime usage of Motient's network declined significantly. Consequently, the revenue and cash flows generated by UPS declined significantly. While Motient expects that UPS will remain a customer for the foreseeable future, there are no minimum purchase requirements under Motient's contract with UPS and the contract may be terminated by UPS on 60 days' notice.

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

In December 2002, Motient entered into an agreement with UPS pursuant to which UPS prepaid an aggregate of $5 million in respect of network airtime service to be provided beginning January 1, 2004. In April 2005, this agreement was amended, and then in September 2005, the agreement was amended again. Motient made a payment of $2.0 to UPS, and in exchange, all but $0.6 million of the outstanding prepayment of $3.7 million was terminated. The remaining $0.6 million prepayment must be used by UPS prior to March 31, 2006. If not used, UPS will forfeit this prepayment, and it will not be repaid.


Marketing And Distribution

Motient markets its wireless services through strategic distribution resellers and its direct sales force.

Strategic Alliances With Resellers And Agents

To penetrate new wireless data markets, which Motient believes have significant growth potential, we have signed contracts for a variety of strategic alliances with multiple resellers and agents in our various market segments. Motient intends to use the marketing and distribution resources and large existing customer bases of these resellers and agents to address significantly more potential customers than Motient would be able to address on its own. Motient is continuing to seek additional strategic distribution channels to help us move forward with our plan to more fully penetrate our existing markets and access potential new markets on an incremental basis.

Furthermore, Motient has broadened its product line by entering into agreements with Sprint and Cingular to include their next generation high-speed data services in Motient's product offerings. By doing so, Motient believes that it will be able to market itself as a "one-stop shop" for a full array of technology and product offerings, not just those products operating on the Motient DataTac network.

Direct Sales Force

Motient has a direct sales force that is experienced in selling its various wireless services. Prior to making a buying decision, a majority of Motient's potential customers exercise a due diligence process where competitive alternatives are evaluated. Motient's employees often assist in developing justification studies, application design support, hardware testing, planning and training. Motient's internal sales force has been key to its ability to convey customer feedback to its product management team, enabling Motient to identify and develop new product and service features. Motient's internal sales force is also supported by technical project managers that assist customers to assess, design and implement their wireless data need and solutions.

Motient's DataTac Network

Motient's two-way wireless radio data network provides a wide range of mobile data services. Users of Motient's network access it through subscriber units that may be portable, mobile or stationary devices. Subscriber units receive and transmit wireless data messages to and from terrestrial radio transmitters/receivers, known as base stations, which are located on various leased antenna sites across the United States. Terrestrial messages are then routed to their destination via leased communications circuits and data switches that Motient owns, which connect to the public data network.

Motient's terrestrial network delivers superior in-building penetration, completion rates and response times compared to other wireless data networks through the use of a patented single frequency reuse technology developed by Motorola. Single frequency reuse technology enables multiple base stations in a given area to use the same frequency. As a result, a message sent by a subscriber can be received by a number of base stations. This technology contrasts with more commonly used multiple frequency reuse systems, which provide for only one transmission path for a given message at a particular frequency. In comparison with multiple frequency reuse systems, Motient's technology provides superior in-building penetration and response times and enables it to incrementally deploy additional capacity as required, instead of in larger increments as required by most wireless networks.

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

Equipment And Supplier Relationships

DataTac: Motient has contracts with a variety of vendors to supply devices designed to meet the requirements of specific end-user applications on its DataTac network. Motient continues to pursue enhancements to these devices that will result in additional desirable features and reduced cost of ownership. Although many of the components of its products are available from a number of different suppliers, Motient relies on a relatively small number of key suppliers for devices for its DataTac network. The devices used with Motient's services generally are subject to various product certification requirements and regulatory approvals before they are delivered for use by its customers. There are currently eight types of subscriber units available from eight different manufacturers that can operate on Motient's terrestrial network. Examples of portable subscriber units include ruggedized laptop computers, small external modems, handheld or palmtop "assistants" and pen-based "tablets." Motient is also working with other device manufacturers and software developers to bring its network services to other existing popular PDA and wireless email platforms.

iMotient: Under our iMotient Solutions platform and our reseller agreements with Cingular and Sprint, we have access to a variety of vendors to supply devices designed to meet the requirements of specific end-user applications. These vendors have certified devices for use on either or both of the Cingular or Sprint networks, and we are able to use any certified device that supports GPRS data on Cingular or any 1XRTT device on Sprint's network.

AT&T Corporation provides network telecommunications services, including a nationwide wireline data network, and leased sites which house regional switching equipment for Motient's terrestrial network. Motient also has a relationship with AT&T as Motient's vendor for switched inbound and outbound public switched telephone network services, which connect Motient's network to the public telecommunications network.

Motient's terrestrial DataTac network, and certain of its competitive strengths such as comparatively strong in-building penetration, is based upon single frequency reuse technology. Motorola holds the patent for the single frequency reuse technology. Motient has entered into several agreements with Motorola historically under which Motorola provided certain continued support for the terrestrial network infrastructure, and ongoing maintenance and service of the terrestrial network base stations. We do not currently have any service agreement with Motorola.

Competition

The wireless communications industry is highly competitive and is characterized by constant technological innovation. Motient competes by providing access to multiple networks, broad geographic coverage, deep in-building penetration, demonstrated reliability and experience in designing and implementing software and other wireless applications for enterprise customers. These features distinguish Motient from the competition. Motient's wireless solutions are used by businesses that need critical customer and operational information in a mobile environment. Motient offers multiple business lines and competes with a variety of service providers, from small startups to Fortune 500 companies. Motient's competitors include service providers in several markets--dedicated mobile data, PCS and cellular, narrowband PCS/enhanced paging and emerging technology platforms. Motient's agreements with Sprint and Cingular are not exclusive and other wireless services providers have similar agreements with these carriers.

Employees


On December 31, 2004 and October 27, 2005, Motient had 95 and 82 employees, respectively. None of Motient's employees are represented by a labor union. Motient considers its relations with its employees to be good.


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

Regulation

Overview

Motient's wireless communications business is regulated to varying degrees at the federal, state and local levels. Various legislative and regulatory proposals under consideration from time to time by Congress and the FCC have in the past materially affected and may in the future materially affect the telecommunications industry in general, and Motient's wireless business in particular. The following is a summary of significant laws, regulations and policies affecting the operation of Motient's wireless business. In addition, many aspects of regulation at the federal, state and local level currently are subject to judicial review or are the subject of administrative or legislative proposals to modify, repeal, or adopt new laws and administrative regulations and policies. Neither the outcome of these proceedings nor their impact on Motient's operations can be predicted at this time.

The ownership and operation of Motient's terrestrial network is subject to the rules and regulations of the FCC, which acts under authority established by the Communications Act of 1934, as amended, and related federal laws. Among other things, the FCC allocates portions of the radio frequency spectrum to certain services and grants licenses to and regulates individual entities using that spectrum. Motient operates pursuant to various licenses granted by the FCC.

Motient's FCC licenses are subject to restrictions in the Communications Act that (i) some FCC licenses may not be held by a corporation of which more than 20% of its capital stock is directly owned of record or voted by non-U.S. citizens or entities or their representatives and (ii) no such FCC license may be held by a corporation controlled by another corporation, referred to as indirect ownership, if more than 25% of the controlling corporation's capital stock is owned of record or voted by non-U.S. citizens or entities or their representatives, if the FCC finds that the public interest is served by the refusal or revocation of such license. However, with the implementation of the Basic Telecommunications Agreement, negotiated under the auspices of the World Trade Organization and to which the United States is a party, the FCC will presume that indirect ownership interests in our FCC licenses in excess of 25% by non-U.S. citizens or entities will be permissible to the extent that the ownership interests are from World Trade Organization-member countries. If the 25% foreign ownership limit is exceeded, the FCC could take a range of potential actions that could harm Motient's business.

Regulation Of Our Datatac Network

The Federal Communications Commission licenses used in Motient's terrestrial wireless business are renewable, site-based, 800 MHz licenses, granted for a term of 10 years. Renewal is granted in the ordinary course for 800 MHz licenses like those which Motient holds. As a commercial mobile radio service provider in the 800 MHz terrestrial business, Motient is regulated as a common carrier. Motient must therefore offer service at just and reasonable rates on a first-come, first-served basis, without any unjust or unreasonable discrimination, and Motient is subject to the FCC's complaint processes. The FCC has decided not to apply or to withhold its right, at this time, to apply numerous common carrier provisions of the Communications Act to commercial mobile radio service providers. In particular, Motient is not subject to traditional public utility rate-of-return regulation, and is not required to file tariffs with the FCC.


In order to address certain concerns from wireless users in the public safety community, such as fire and police departments, on July 8, 2004, the FCC approved adoption of a reconfiguration plan for the 800 MHz spectrum band. Under the plan, Nextel Communications Inc. will occupy spectrum in the 1.9 GHz band in exchange for, among other things, (1) relocating and retuning public safety licensees in the 800 MHz band, and (2) consolidating its own 800MHz frequencies in the so-called "upper 800" MHz band. On December 22, 2004, the FCC clarified that Motient would generally be allowed, subject to certain conditions, to move its 800 MHz frequencies to the upper-800 MHz band. Motient cannot assure you that its operations will be not affected by the adoption or implementation of this order or any subsequent addenda.


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

As a result of our ongoing network rationalization efforts, our 800 MHz FCC licenses may be lost in markets to which we are discontinuing service. We believe that the value of our FCC licenses in these smaller markets is very small compared to the value of our FCC licenses in the top 40 MSAs. While we are taking steps to avoid this possibility, and while we believe that any such losses would not be material to our business, we can provide no assurance that any such losses would not negatively impact our business.

Regulation Of TerreStar

ATC


In February 2003, the FCC adopted an order governing ancillary terrestrial component, or ATC, technology, giving mobile satellite operators broad authority to use their assigned spectrum to operate an ATC. This order was applicable to both the L-band (MSV), and the S-band (TerreStar). The ATC Order established a set of preconditions and technical limits for ATC operations, as well as an application process for ATC approval of the specific system incorporating the ATCs that the licensee intends to use. On November 18, 2003, MSV filed an application with the FCC to expand the use of its L-band spectrum and construct its next-generation hybrid network with ATC. On November 8, 2004 the FCC issued an order granting MSV the first ATC license ever granted by the FCC. The FCC also approved several of MSV's waiver requests, allowing MSV to further enhance its service coverage, but it specifically deferred its ruling on other MSV waiver requests. The order sets forth various limitations and conditions necessary to the use of ATC by MSV, but there can be no assurances that such conditions will be satisfied by MSV, or that such limitations will not be unnecessarily burdensome to MSV. One of MSV's competitors has asked the FCC to review the November 8, 2004 decision. We cannot predict the outcome of this review. On February 25, 2005, the FCC issued a revised set of rules following a detailed multi-year process for the use of ATC. The rules expanded the technical and operational flexibility of ATC Services allowing for greater capacity in both the uplink and downlink directions. One of MSV's competitors has asked the FCC to review some of these revised rules. We cannot predict the outcome of this review. TerreStar has not applied for ATC authority, and there are several regulatory conditions that must be satisfied prior to any grant of ATC authority by the FCC to TerreStar. As a result, Motient can provide no assurances that ATC authority will be granted if and when TerreStar applies for such authority.


TerreStar Licenses


TMI holds the approval issued by Industry Canada for a 2 GHz space station authorization and related spectrum licenses for the provision of Mobile Satellite Service, or MSS, in the 2 GHz band in Canada, as well as an authorization from the FCC for the provision of MSS in the 2 GHz band in the United States. These authorizations are subject to various milestones relating to the construction, launch, and operational date of the system. TMI is obligated to transfer the authorizations to an entity designated by TerreStar that is eligible to hold the authorizations, subject to obtaining the necessary regulatory approvals.


In December 2002, TMI and TerreStar jointly applied to the FCC for authority to transfer TMI's MSS authorization to TerreStar. However, certain wireless carriers urged the FCC to cancel TMI's MSS authorization, and to dismiss the application to transfer TMI's MSS authorization to TerreStar. In February 2003, the FCC's International Bureau adopted an order canceling TMI's MSS authorization due to an alleged failure to enter into a non-contingent satellite construction contract before the specified first milestone date, and dismissing the application for TMI to transfer its MSS authorization to TerreStar.

In June 2004, upon review of the International Bureau's decision, the FCC agreed to waive aspects of the first milestone requirement applicable to TMI's MSS authorization and, therefore, also reinstated that authorization, along with the application to transfer TMI's MSS authorization to TerreStar. The FCC also modified the milestone schedule applicable to TMI's MSS authorization. TMI recently certified to the FCC its compliance with the second and third milestones under its MSS authorization. The FCC is currently reviewing that certification for compliance with the requirements of TMI's MSS authorization. The application to transfer TMI's MSS authorization to TerreStar is still pending before the FCC. The remaining milestones relate to satellite launch and operation, and are in November 2007 and 2008, respectively.

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


Currently, the FCC has provided TMI a reservation of 2 x 4 MHz of spectrum within the 2GHz MSS band. TMI does not yet have a specific spectrum assignment within that band, because current FCC rules do not allow it to request a specific assignment until such time that its satellite reaches its intended orbit. Spectrum in the 2 GHz MSS band is reserved on a pro rata basis among the existing licensees. TMI's current spectrum reservation from the FCC and Industry Canada reflect the cancellation of U.S. authorizations of three of the eight entities that were authorized to provide 2 GHz MSS in 2001: Mobile Communications Holding Inc. (MCHI), Constellation Communications Holdings, Inc. (Constellation), and Globalstar LP. Globalstar LLC, the successor-in-interest to Globalstar LP, along with another interested entity, Globalstar Satellite LP, has collectively challenged cancellation of its license on reconsideration to the FCC. MCHI and Constellation have jointly challenged cancellation of their licenses on appeal to the U.S. Court of Appeals for the D.C. Circuit. If any or all of those licenses were reinstated, TMI would likely have access to less spectrum than it would otherwise. The FCC has not yet redistributed spectrum surrendered in March 2005 by three of the then remaining five 2 GHz MSS licensees to the current remaining two 2 GHz MSS licensees. In April 2005, TMI and TerreStar filed a letter at the FCC requesting redistribution of half of the surrendered MSS spectrum to TMI. A number of terrestrial wireless and MSS entities opposed that request. In July 2005, the FCC issued public notices opening two proceedings to manage redistribution of the surrendered MSS spectrum. In the first proceeding, IB Docket No. 05-220, the FCC tentatively concluded that it would distribute approximately 10.67 MHz of surrendered MSS spectrum on a pro rata basis to TMI and ICO Satellite Services (ICO); it also sought public comment on that tentative conclusion. If the FCC were to take such action, TMI would have access to a total of approximately 2 x 6.67 MHz of MSS spectrum. In the second proceeding, IB Docket No. 05-221, the FCC requested comment on the following three possible options for distribution of the other approximately 13.34 MHz of surrendered 2 GHz MSS spectrum: (1) distribute the spectrum pro rata to TMI and ICO, (2) open a new MSS processing round to distribute the spectrum to new MSS licensee(s) , or (3) initiate a rulemaking to reallocate some or all of the remaining surrendered spectrum to another (i.e., non-MSS) service. Numerous parties, including MSS competitors Inmarsat and Globalstar, as well as terrestrial wireless companies, have commented in these proceedings to oppose distribution of any of the surrendered spectrum to TMI. The FCC has not announced any decision as to how to distribute the surrendered MSS spectrum at issue in IB Docket Nos. 05-220 and 05-221. Motient cannot guarantee that TMI will receive access to more then the 2 x 4 MHz of spectrum currently provided for in the MSS authorization issued by the FCC.

On July 26, 2005, Industry Canada modified TMI's S-band authorization to provide for a 2 x 10 MHz reservation. Specifically, this reservation consists of 7 MHz in each direction, with an additional 3 MHz in each direction available on the condition that it does not constrain the entry of another MSS operator into the Canadian market.


In September 2004, the FCC issued an order allowing PCS operation in the 1995-2000 MHz band, which may be adjacent to the 2 GHz frequencies ultimately assigned to TMI. TerreStar has commented in the proceedings to establish service rules for the 1995-2000 MHz band. There can be no assurance that the FCC will not adopt service rules that will create interference to MSS operators in the 2 GHz band, including TerreStar.


The 2 GHz MSS band and certain adjacent bands are currently occupied by broadcast auxiliary service licensees, cable television relay service licensees, local television transmission service licensees, fixed service licensees, and certain other licensees. Most if not all of those licensees, and especially those in the broadcast auxiliary service, will need to relocate their operations to a new band to accommodate 2 GHz MSS and other new entrants. As a 2 GHz MSS entrant, TMI and/or TerreStar will have certain obligations to compensate those incumbent licensees for their relocation costs and for the costs of providing "comparable facilities" to them. However, the level to which TMI and/or TerreStar will be required to participate in such reimbursement is uncertain due to a variety of factors. Among other factors that could affect these obligations, and, pursuant to a separate FCC order, Nextel Communications Inc. (Nextel) must relocate incumbent broadcast auxiliary service licensees in the 1990-2025 MHz band by September 6, 2007. To the extent that Nextel complies with its band clearing obligations, 2 GHz MSS entrants commencing operations after Nextel has cleared the band would not have to clear the band themselves, but could still have obligations to reimburse Nextel for certain of its band clearing costs. Whether a 2GHz MSS entrant will be required to share in certain of Nextel's relocation costs will likely depend upon whether that entrant commences operations prior to June 27, 2008. By March 2006, Nextel must notify the MSS licensees as to whether it will or will not be seeking reimbursement from them. Even if Nextel bears all costs of relocating incumbent licensees in the 1990-2025 MHz band, TMI and/or TerreStar will still likely be responsible for relocating certain incumbent licensees in the 2165-2200 MHz band, although it may have the right to recoup certain costs from wireless entrants in the 2165-2180 MHz band. We cannot predict what these band clearing costs will be to TerreStar and/or TerreStar, if any.


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Accounting And Auditing Matters

On March 2, 2004, we dismissed PricewaterhouseCoopers as our independent auditors. The audit committee of our board of directors approved the dismissal of PricewaterhouseCoopers. PricewaterhouseCoopers was previously appointed to audit our consolidated financial statements for the period May 1, 2002 to December 31, 2002, and, by its terms, such engagement was to terminate upon the completion of services related to such audit.

PricewaterhouseCoopers has not reported on our consolidated financial statements for such period or for any other fiscal period. On March 2, 2004, the audit committee engaged Ehrenkrantz Sterling & Co. LLC as Motient's independent auditors to audit our consolidated financial statements for the period May 1, 2002 to December 31, 2002 and for the fiscal year ended December 31, 2003.

On June 1, 2004, Ehrenkrantz Sterling & Co. LLC, merged with the firm of Friedman Alpren & Green LLP. Motient has retained the new entity, Friedman LLP, and the Audit Committee of Motient's Board of Directors approved this decision on June 4, 2004.

Properties

Motient leases approximately 79,000 square feet for headquarters office space and an operations center in Lincolnshire, IL, the lease for which expires December 31, 2010. On April 1, 2003, Motient subleased approximately 8,500 square feet to a third party under a sublease agreement that expires on December 31, 2005.

Motient also leases site space for over 1,000 base stations and antennae across the country for the terrestrial network under one to five-year lease contracts with varied renewal provisions.

Motient believes that its existing facilities are adequate to meet its needs for the foreseeable future.

Legal Proceedings


On August 16, 2005, Highland Legacy Limited, a stockholder of Motient, filed suit in the Court of Chancery of the State of Delaware in and for New Castle County against: Motient; Steven Singer, Gerald Kittner, Barry Williamson, Raymond Steele and Gerald Goldsmith, directors of Motient; Peter D. Aquino, a former director of Motient; Christopher Downie, Chief Operating Officer of Motient; Gary Singer; Tejas Inc.; Tejas Securities, Inc.; Communications Technology Advisors LLC; Capital & Technology Advisors, Inc.; and Jared Abbruzzese. Highland Legacy Limited is an affiliate of James Dondero, a director of Motient. The lawsuit alleges breaches of duties allegedly owed to Motient by the defendants and seeks the recovery of fees from certain of these parties relating to prior transactions with Motient. Most of these fees were approved by Mr. Dondero in his capacity as a director of Motient. The defendants in this lawsuit filed a motion to dismiss these claims on October 14, 2005. Motient's independent audit committee, along with independent special counsel, has conducted an investigation of Mr. Dondero's allegations and has found no basis to his allegations.

On August 16, 2005, Highland Equity Focus Fund, L.P., Highland Crusader Offshore Partners, L.P., Highland Capital Management Services, Inc., and Highland Capital Management, L.P. filed a lawsuit in Dallas County, Texas against Motient challenging the validity of the Series A Preferred on the basis of the confusion regarding the voting rights of the Series A Preferred and seeking rescission of their purchase of the shares of Series A Preferred that they purchased from Motient in the private placement in April 2005. These entities acquired 90,000 shares of Series A Preferred for a purchase price of $90 million in that private placement. Although Motient currently has sufficient cash to refund this purchase price and rescind the purchase of Series A Preferred by these investors, Motient believes that this claim is without merit and intends to vigorously defend this lawsuit.

On October 7, 2005, Highland Equity Focus Fund, L.P., Highland Crusader Offshore Partners, L.P., Highland Capital Management Services, Inc., Highland Capital Management, L.P on behalf of themselves and all those similarly situated, filed a class action lawsuit in the Court of Chancery of the State of Delaware against Motient and each of its directors, other than Mr. Dondero, alleging that Motient has provided inadequate information to the holders of Series A Preferred relating to the Exchange Offer for the Series A Preferred, and that the Exchange Offer is coercive. These parties have also requested that the court enjoin the Exchange Offer. The Exchange Offer closed on October 26, 2005, and accordingly, Motient has requested that this suit be dismissed as moot.

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

On October 19, 2005, Motient Corporation filed two lawsuits against James D. Dondero, one in the United States District Court for the Northern Division of Texas, and one in the District Court of Dallas County, Texas. The complaint filed in state court alleges that Mr. Dondero has seriously and repeatedly breached his fiduciary duties as a director of Motient in order to advance his own personal interests. The complaint filed in Federal court alleges selective disclosure of material inside information and other improper actions undertaken by Mr. Dondero, the net result of which have been to drive down the price of Motient's stock. It also alleges that Mr. Dondero has solicited, and is still soliciting, the replacement of Motient's current board and management in violation of federal law.

Issuance of Series A Preferred

Motient issued the Series A Preferred in a private placement on April 15, 2005. As originally proposed, the Series A Preferred would have voted along with Motient's common stock on all matters on an as-converted basis. During negotiations with respect to the Series A Preferred, investors affiliated with Jim Dondero, a director of Motient, requested that the voting rights of the Series A Preferred be limited so that these investors would not be required to file applications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"). Motient agreed to limit the voting rights of the Series A Preferred to the extent appropriate so that these investors would not be required to file HSR applications. However, due to a mistake, the voting rights were incorrectly stated in the Certificate of Designations for the Series A Preferred as originally filed with the Secretary of State of Delaware. Upon discovering this mistake, Motient promptly filed a Certificate of Corrections with the Secretary of State of Delaware to correctly state the voting rights of the Series A Preferred. Motient's Certificate of Incorporation contains a provision that prohibits the issuance by Motient of "non-voting stock." As described below, the investors affiliated with Jim Dondero who requested that the voting rights of the Series A Preferred be limited have now filed lawsuits against Motient claiming, among other things, that the Series A Preferred is void because the limited voting rights set forth in the Certificate of Incorporation make the Series A Preferred "non-voting stock" and that the Certificate of Corrections is not effective to remedy this. Motient believes that the Certificate of Corrections was effective to remedy any problems caused by the mistake, and that the limited voting rights granted in the Certificate of Designations were sufficient to make the Series A Preferred not be "non-voting stock." Subsequent to our sale of Series A Preferred, entities affiliated with Mr. Dondero filed an HSR application based on their purchases of Motient's securities in February 2005, two months prior to our issuance of the Series A Preferred.

Exchange Offer

On October 26, 2005, Motient completed an exchange offer in which it allowed each Holder of Series A Preferred the opportunity to exchange their shares of Series A Preferred and a release of any claims relating to the issuance of the Series A Preferred for shares of Series B Preferred, which will have rights, preferences and privileges substantially identical to the Series A Preferred, except that upon (a) the accumulation of accrued and unpaid dividends on the outstanding shares of Series B Preferred for two or more six month periods, whether or not consecutive; (b) the failure of Motient to properly redeem the Series B Preferred Stock, or (c) the failure of Motient to comply with any of the other covenants or agreements set forth in the Certificate of Designations for the Series B Preferred Stock, and the continuance of such failure for 30 consecutive days or more after receipt of notice of such failure from the holders of at least 25% of the Series B Preferred then outstanding, then the holders of at least a majority of the then-outstanding shares of Series B Preferred, with the holders of shares of any parity securities upon which like voting rights have been conferred and are exercisable, voting as a single class, will be entitled to elect a majority of the members of Motient's Board of Directors for successive one-year terms until such defect listed above has been cured. All of the holders of the Series A Preferred except for those affiliated with Highland Capital Management exchange their shares in this offer. Accordingly, approximately $318.5 million in face amount of Series A Preferred shares were exchanged for Series B Preferred shares of the same face amount, and only $90 million in face amount of Series A Preferred shares remain outstanding.


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Please also see our description of certain regulatory matters given above, which involve certain legal matters.

From time to time, Motient is involved in legal proceedings in the ordinary course of its business operations. Although there can be no assurance as to the outcome or effect of any legal proceedings to which Motient is a party, Motient does not believe, based on currently available information, that the ultimate liabilities, if any, arising from any such legal proceedings not otherwise disclosed would have a material adverse impact on its business, financial condition, results of operations or cash flows.



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                                   MANAGEMENT

The following table sets forth certain information about our executive officers, directors and key employees.

Name                               Title                                                Age              Began Service
----                               -----                                                ---              -------------
Christopher W. Downie              Executive Vice President, Chief Operating
                                   Officer and Treasurer                                36               2003
Dennis W. Matheson                 Senior Vice President and Chief Technology
                                   Officer                                              44               1993


Deborah L. Peterson                Senior Vice President, Systems Engineering and
                                   Solutions                                            49               1992
Richard V. Crawford                Senior Vice President, Network Engineering           48               1991
Robert L. Macklin                  Vice President, General Counsel and Secretary        30               2003
Myrna J. Newman                    Vice President, Controller and
                                   Chief Accounting Officer                             48               2003


Steven G. Singer                   Director, Chairman                                   43               2002
Gerald S. Kittner                  Director                                             52               2002
Barry A. Williamson                Director                                             47               2005
Jonelle St. John                   Director                                             50               2000
James D. Dondero                   Director                                             42               2002
Raymond L. Steele                  Director                                             69               2004
C. Gerald Goldsmith                Director                                             77               2005

Christopher W. Downie. Mr. Downie was appointed executive vice president, chief operating officer and treasurer in May 2004. From March 2004 to May 2004, Mr. Downie was appointed to the position of executive vice president, chief financial officer and treasurer, and designated our principal executive officer. >From April 2003 to March 2004, he served as vice president, chief financial officer and treasurer. From May 2002 to April 2003, Mr. Downie worked as a consultant for CTA, a communications consulting firm. While with CTA, Mr. Downie was primarily engaged on Motient-related and other telecom-related matters. From February 2000 to May 2002, Mr. Downie served as a senior vice president and chief financial officer of BroadStreet Communications, Inc. From August 1993 to February 2000, Mr. Downie was a vice president in the Investment Banking Division of Daniels & Associates, LP, an investment bank focused on communications industries. From 1991 to 1993, Mr. Downie served as a financial analyst at Bear, Stearns & Co. Inc. Mr. Downie also serves on the board of directors of TerreStar Networks Inc.

Dennis W. Matheson. Mr. Matheson has been Motient's senior vice president and chief technology officer since March 2000. From 1993 to March 2000, Mr. Matheson held other technical positions within Motient, most recently as vice president of engineering and advanced technology. Before joining Motient, Mr. Matheson was senior manager of systems architecture for Bell Northern Research, a subsidiary of Nortel Networks Corporation (formerly known as Northern Telecom Limited). Prior to that, he held various positions with Northern Telecom and Bell Northern Research within the design and product management organizations and held various engineering positions with Texas Instruments Incorporated.

Mr. Matheson was an executive officer of Motient at the time it filed for Chapter 11 protection. Information regarding Motient's filing under Chapter 11 of the Bankruptcy Code is provided in "Business - Motient's Chapter 11 Filing," and is incorporated herein by reference.

Deborah L. Peterson. Ms. Peterson has served as Motient's vice president of system engineering and solutions since 1998. From 1992 to 1998 she held various other technical management positions with Motient. Prior to joining Motient, Deborah was the MIS director at Armour Swift-Eckrich, a ConAgra company, from 1988 to 1992 where she led MIS strategic planning, systems development and support, technical support services, data center operations, and voice and data telecommunications network planning and management. From 1984 to 1988, Ms. Peterson served as systems consultant and project manager at Beatrice Companies where she developed systems plans for a wide range of process manufacturing companies including consumer durable, refrigerated and dry grocery segments.

Richard V. Crawford. Mr. Crawford has served as Motient's vice president of operations and engineering since July 2002. Since joining Motient in 1991, Mr. Crawford has served in various positions in network operations, focused primarily on the quality, timeliness and cost management of Motient's network operations, including the deployment of several architecture plans. Prior to joining Motient/ARDIS in 1991, Mr. Crawford held various management positions for Shark Financial Services (a division of WANG financial) from 1985 to 1991 and Continental Illinois National Bank from 1980 to 1985.

Robert Macklin. Mr. Macklin has served as Motient's general counsel and secretary since May 2004. From September 2003 to May 2004, Mr. Macklin served as Motient's associate general counsel and secretary. From May 2001 to September 2003, he was in-house counsel to Herman Dodge & Son, Inc., a national housewares manufacturer and distributor. Prior to May 2001, he was an associate in the corporate department of Skadden, Arps, Slate, Meagher & Flom (Illinois).

Myrna J. Newman. Ms. Newman has served as Motient's controller, chief accounting officer and principal financial officer since May 2004. From April 2003 to May 2004, she served as controller and chief accounting officer. From 2001 to 2003, she was vice president of finance for Heads and Threads International LLC, a subsidiary of Allegheny Corporation and distributor of fasteners. Prior to that, from 1995 to 2001, she was the controller of Heads and Threads.

Steven G. Singer. Mr. Singer has been a Motient director since May 2002 and chairman of the board since June 2003. Since November 2000, Mr. Singer has served as chairman and chief executive officer of American Banknote Corporation, a public company providing documents of value (such as currency, checks, passports, and credit cards) and related services. American Banknote filed for protection under Chapter 11 of the Bankruptcy Code in January 2005. Since 1994, Mr. Singer has also been chairman and chief executive officer of Pure 1 Systems, a privately held drinking water treatment company. From 1994 to 2000, Mr. Singer was executive vice president and chief operating officer of Romulus Holdings, Inc., a family-owned investment fund. Mr. Singer also currently serves as the non-executive chairman of Globix Corporation, a public company.

Gerald S. Kittner. Mr. Kittner has been a Motient director since May 2002. Since October 2001, Mr. Kittner has been an advisor and consultant for CTA. From 1996 to 1999, Mr. Kittner was a senior vice president for legislative and regulatory affairs with CAI Wireless Systems. When CAI Wireless Systems was acquired by WorldCom, Inc. (then MCI) in 1999, Mr. Kittner remained with WorldCom as a senior vice president for approximately one year. From 1996 to 2000, Mr. Kittner served on the board of directors of the Wireless Communications Association, and was a member of its executive and government affairs committees. Previously, Mr. Kittner was a partner with the law firm Arter & Hadden and worked with a variety of telecommunications clients.

Mr. Kittner was involved with CAI Wireless Systems, Inc. when it filed for protection under Chapter 11 of the Bankruptcy Code in 1998. During all relevant time periods relating to the Chapter 11 proceeding captioned In re CAI Wireless Systems, Inc., Debtor, Chapter 11 Case No. 98-1766 (JJF) and In re Philadelphia Choice Television, Inc., Debtor, Chapter 11 Case No. 98-1765 (JJF), commenced in the United States Bankruptcy Court for the District of Delaware on July 30, 1998, Mr. Kittner was a senior vice president of CAI Wireless Systems. CAI Wireless Systems and Philadelphia Choice Television consummated their joint plan of reorganization and emerged from bankruptcy on October 14, 1998.

Barry A. Williamson. Mr. Williamson became a Director in October 1999. Mr. Williamson was elected in 1992 as the 38th Texas Railroad Commissioner and served from January 1993 to January 1999. He served as the Railroad Commission's Chairman in 1995. During the late 1980's and early 1990's, Mr. Williamson served under the Bush administration at the U.S. Department of Interior as the Director of Minerals Management Service. During the 1980's, Mr. Williamson served under the Reagan administration as a principal advisor to the U.S. Secretary of Energy in the creation and formation of a national energy policy. Mr. Williamson began his career with the firm of Turpin, Smith, Dyer & Saxe, and in 1985 established the Law Offices of Barry Williamson and founded an independent oil and gas company. Mr. Williamson graduated from the University of Arkansas with a B.A. in Political Science in 1979, and received his J.D. degree from the University of Arkansas Law School in 1982.

Jonelle St. John. Ms. St. John has been a Motient director since November 2000. Ms. St. John was the chief financial officer of MCI WorldCom International in London from 1998 through 2000 following her positions as the treasurer of MCI Communications Corporation from 1993 to 1998. Prior to working with WorldCom, Ms. St. John was the vice president and treasurer and the vice president and controller of Telecom*USA, which she joined in 1985. Before 1985, Ms. St. John held various positions at Arthur Andersen LLP.

Ms. St. John was a director of Motient at the time it filed for Chapter 11 protection. Information regarding Motient's filing under Chapter 11 of the Bankruptcy Code is provided in "Business - Motient's Chapter 11 Filing," and is incorporated herein by reference.


James D. Dondero. Mr. Dondero has been a Motient director since July 2002. Mr. Dondero has been president of Highland Capital Management, L.P. since 1993. Mr. Dondero is also a director of Leap Wireless International, Inc. and American Banknote Corporation, which are both public companies.


Raymond L. Steele. Mr. Steele was elected to the board of directors in May 2004. Mr. Steele has been a director of Globix since June 2003, and is also a member of the board of directors of Dualstar Technologies Corporation and American Banknote Corporation. From August 1997 until October 2000, Mr. Steele served as a board member of Video Services Corp. Prior to his retirement, Mr. Steele held various senior positions such as Executive Vice President of Pacholder Associates, Inc. (from August 1990 until September 1993), Executive Advisor at the Nickert Group (from 1989 through 1990), and Vice President, Trust Officer and Chief Investment Officer of the Provident Bank (from 1984 through 1988).

C. Gerald Goldsmith. Mr. Goldsmith has been an independent investor and financial advisor since 1976. He is currently a director of American Banknote Inc. and Plymouth Rubber Co., and he is Chairman of Property Corp. International, a private real estate investment company. He has served as a director of several banks and NYSE-listed companies and various philanthropic organizations. He holds an A.B. from the University of Michigan and an M.B.A. from Harvard Business School.

Audit Committee Financial Expert

Our board of directors has determined that Jonelle St. John and Raymond L. Steele are "audit committee financial experts", as such term is defined under
Item 401(h) of Regulation S-K. Each of them is "independent" of management as independence for audit committee members is defined by NASDAQ rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Ms. St. John's and Mr. Steele's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Ms. St. John or Mr. Steele any duties, obligations or liability that are greater than are generally imposed on her as a member of the audit committee and board of directors, and their designations as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or board of directors.

Board Compensation

Each non-employee member of the board of directors is entitled to receive $2,000 per month, and each member of the audit committee (currently Ms. St. John, Mr. Goldsmith and Mr. Steele) and the compensation and stock option committee (currently Mr. Kittner, Ms. St. John, Mr. Goldsmith and Mr. Steele) are entitled to receive an additional $500 and $250 per month, respectively. The chairman of the board is entitled to receive an additional $2,000 per month. All directors are eligible to receive grants of restricted stock and grants of stock options under Motient's 2004 Restricted Stock Plan and 2002 Stock Option Plan.

Executive Compensation.

The following tables set forth (a) the compensation paid or accrued by Motient to Motient's chief executive officer and its five other most highly compensated executive officers receiving over $100,000 per year in 2004, all of whom are referred to herein as the "named executive officers" for services rendered during the fiscal years ended December 31, 2002, 2003, and 2004 and (b) certain information relating to options granted to such individuals.

                           Summary Compensation Table

                                                                                                                        All Other
                                                      Annual Compensation                 Long-Term Compensation      Compensation
                                              -------------------------------------------------------------------------------------
                                                                                                                        Securities
                                                                                                         Restricted    Underlying
                                                                                         Other Annual       Stock       Options/
                                              Year          Salary          Bonus       Compensation(1)    Awards        SARs(2)
                                              ----          ------          -----       ---------------    ------        -------
Christopher W. Downie                          2004      $   225,707     $        0     $      264      $        0        101,160
Executive Vice President, Chief                2003      $   129,688     $        0     $       88      $        0         40,000
Operating Officer and Treasurer (3)

Dennis W. Matheson                             2004      $   192,880     $   89,908     $      248      $        0              0
Senior Vice President                          2003      $   181,067     $        0     $      168      $        0         40,000
and Chief Technology Officer                   2002      $   177,923     $   25,000     $      476      $        0        120,000

Deborah L. Peterson                            2004      $   143,246     $   61,524     $      177      $        0              0
Vice President, Systems                        2003      $   165,890     $        0     $      219      $        0         20,000
Engineering and Solutions                      2002      $   165,890     $   20,000     $      219      $        0         50,000

Richard V. Crawford                            2004      $   149,064     $   39,242     $      220      $        0              0
Vice President, Network                        2003      $   145,005     $        0     $      202      $        0         20,000
Operations and Engineering                     2002      $   130,004     $    5,000     $      202      $        0         50,000

Robert L. Macklin (4)                          2004      $   138,873     $        0     $      166      $        0         10,619
General Counsel and Secretary                  2003      $    32,392     $        0     $       14      $        0         25,000

Myrna J. Newman (5)                            2004      $   138,641     $        0     $      166      $        0              0
Controller and Chief                           2003      $    80,985     $        0     $       87      $        0         15,000
Accounting Officer

(1)  Includes group term life insurance premiums.

(2) Reflects grants of options to purchase shares of common stock under Motient's 2002 stock option plan. Motient has not granted stock appreciation rights, or SARs.

(3)  Mr. Downie's employment began in April 2003.

(4)  Mr. Macklin's employment began in September 2003.

(5)  Ms. Newman's employment began in April 2003.

The following table sets forth each grant of stock options made during fiscal year 2004 to each of the named executive officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                           Potential Realizable
                                                                                                          Value at Assumed Annual
                                                                                                           Rates of Stock Price
                                                                                                             Appreciation for
                                                              Individual Grants                                Option Term(1)
                                          ---------------------------------------------------------     --------------------------
                                            Number of     % of Total
                                           Securities    Options/SARs
                                           Underlying     Granted to      Exercise or
                                          Options/SARs    Employees/       Base Price    Expiration
                                           Granted(2)     Fiscal Year      ($/Share)         Date          5%         10%
                                           ----------     -----------      ---------         ----          --         ---
Christopher W. Downie                         101,160         55%        $    5.15 (3)    8/2/2014      $  326,000     $  824,000
Dennis W. Matheson                                  0          0%               NA              NA
Deborah L. Peterson                                 0          0%               NA              NA
Richard V. Crawford                                 0          0%               NA              NA
Robert L. Macklin                              10,619          5%        $    8.57 (4)   12/13/2014     $   55,000     $  140,000
Myrna J. Newman                                     0          0%               NA              NA

(1) Based on actual option term and annual compounding.

(2) These options were fully vested upon grant

(3) 1,160 of these options have an exercise price of $3.00.

(4) 619 of these options have an exercise price of $3.00.

The following table sets forth, for each of the named executive officers, the value of unexercised options at fiscal year-end.

Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values (1)

                                                                                       Number of
                                                                                       Securities           Value of
                                                                                       Underlying          Unexercised
                                                                                       Unexercised        In-the-Money
                                                                                         Options          Options/SARs
                                                        Acquired                        at Fiscal           at Fiscal
                                                           On             Value-        Year-End           Year-End($)
                                                        Exercise         Realized     Exercisable/         Exercisable/
Name                                                       (#)              ($)       Unexercisable       Unexercisable
----                                                       ---              ---       -------------       -------------
Christopher W. Downie                                    40,000     $    529,250        101,160/0         $1,848,664/0
Dennis W. Matheson                                       67,660          878,776        0/73,330          0/$1,424,268
Deborah L. Peterson                                      29,995          224,772        0/33,331           0/$644,121
Richard V. Crawford                                      25,750          189,288      3,334/33,331      $68,014/$644,121
Robert L. Macklin                                             0               --      14,787/20,832     $234,910/$369,768
Myrna J. Newman                                           3,120           41,184         0/9,999           0/$203,980

(1) Motient has not granted SARs.

Change Of Control Agreements

Pursuant to the Plan of Reorganization, Motient entered into a change of control agreement, effective May 1, 2002, with each of Mr. Matheson, Ms. Peterson, and eight other vice presidents of Motient. Under the agreements, each officer is eligible to receive one year of their annual base salary (excluding cash bonus) in the event that both (x) a "change in control" or an anticipated "change in control," as defined in the change of control agreement, has occurred and (y) the employee is terminated or his or her compensation or responsibilities are reduced. The events constituting a "change of control" generally involve the acquisition of greater than 50% of the voting securities of Motient, as well as certain other transactions or events with a similar effect. Other than Mr. Matheson and Ms. Peterson, the Company currently has no employees with such a change of control agreement.

2002 Stock Option Plan


Our 2002 stock option plan was adopted by the board of directors on May 31, 2002 and received stockholder approval on July 11, 2002. It was amended on June 23, 2005 pursuant to stockholder approval given on June 15, 2005. A total of 5,493,024 shares of common stock have been reserved for issuance under the 2002 stock option plan. Under the 2002 stock option plan, we are authorized to grant options to purchase shares of common stock intended to qualify as incentive stock options, as defined under section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options to any employees, outside directors, consultants, advisors and individual service providers whose participation in the 2002 stock option plan is determined by our compensation and stock option committee to be in our best interests. The directors or the compensation committee fixes the term of each stock option, and each stock option is exercisable within ten years of the original grant date. Generally, an option is not transferable by the recipient except by will or the laws of descent and distribution. Some change of control transactions, such as a sale of Motient, may cause awards granted under the 2002 stock option plan to vest. As of December 31, 2004, options to purchase 605,727 shares of our common stock were outstanding. In August, 2005, the company granted options to purchase an additional 425,000 of our common stock at a price of $23.15 per share.


2004 Restricted Stock Plan


In August 2004, the Company adopted a restricted stock plan, and subsequently registered the shares to be issued under such plan on a registration statement on Form S-8. Pursuant to this plan, the Company may issue up to 1,000,000 shares of restricted common stock to employees or directors. In September 2004, the Company issued an aggregate of 15,400 shares of restricted stock to its directors as partial compensation for their service on the board of directors. Such shares vested in February 2005. Also in February 2005, the Company issued an aggregate of 95,286 shares of restricted stock to certain consultants and advisors, which vested on February 18, 2005. In August, 2005, the Company issued an additional 82,500 shares of restricted stock to directors, all of which have vested.

Compensation And Stock Option Committee Interlocks And Insider Participation

In 2004, the compensation and stock option committee of Motient's board of directors consisted of Messrs. Singer, Kittner and Dondero. During this time, none of these individuals were executive officers of Motient.

Mr. Kittner has been, in the past, an advisor and consultant for CTA. During 2004, Motient and/or certain of its subsidiaries were party to certain contracts and/or transactions with CTA. Motient's board of directors approved all of these contracts and transactions, and Motient believes that the contracts and transactions were made on terms substantially as favorable to Motient as could have been obtained from unaffiliated third parties. The following is a description of such contracts and transactions. In addition, this section describes the relationship between Steven Singer and one of the lenders under our credit facility. For additional information concerning these relationships, see "Certain Relationships and Related Transactions."

On January 30, 2004, Motient engaged CTA to act as chief restructuring entity. As consideration for this work, we agreed to pay to CTA a monthly fee of $60,000. The new agreement modifies the consulting arrangement discussed above.

Except for the warrants and options offered and provided to CTA and certain of its affiliates described below, neither CTA, nor any of its principals or affiliates is a stockholder of Motient, nor does it hold any debt of Motient (other than indebtedness as a result of consulting fees and expense reimbursement owed to CTA in the ordinary course under our existing agreement with CTA). CTA has informed us that in connection with the conduct of its business in the ordinary course, (i) it routinely advises clients in and appears in restructuring cases involving telecommunications companies throughout the country, and (ii) certain of our stockholders and bondholders and/or certain of their respective affiliates or principals, may be considered to be (A) current clients of CTA in matters unrelated to Motient; (B) former clients of CTA in matters unrelated to Motient; and (C) separate affiliates of clients who are (or were) represented by CTA in matters unrelated to Motient.

In April and July 2004, as part of our private placements of common stock, certain CTA affiliates were provided warrants for 400,000 and 340,000 shares, respectively, of our common stock at an exercise price of $5.50 and $8.57, respectively, per share. In December 2004, certain CTA affiliates were provided options to purchase 125,000 shares of our common stock at a price of $8.57 per share. In February 2005, the board approved a success-based consulting fee of $3,709,796, payable 60% to CTA and certain of its affiliates, and 40% to The Singer Children's Management Trust, a trust established for the benefit of the children of Gary Singer, a former lender under the 2003 Term Credit Agreement and the brother of Steven Singer, Motient's chairman of the board. The fee was paid in cash and stock, and was related to the closing of Motient's acquisition of certain interests in MSV. Such fee is equal to 1% of the aggregate consideration paid by Motient for such MSV interests.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section describes arrangements with CTA, an entity in which (i) Jared E. Abbruzzese, a director until June 20, 2003, is the chairman, (ii) Gerald S. Kittner, a Motient director, was formerly an advisor and consultant, (iii) Christopher W. Downie, Motient's executive vice president, chief operating officer and treasurer, was formerly affiliated with CTA as an independent consultant and (iv) Peter Aquino, a former Motient director, was formerly a senior managing director. Additionally, this section describes related party transactions concerning our credit facility and our April, July and November 2004 private placements of common stock.

Communication Technology Advisors LLC

On January 30, 2004, we engaged CTA to act as our chief restructuring entity. As consideration for this work, Motient agreed to pay to CTA a monthly fee of $60,000. The new agreement amends the consulting arrangement discussed above. In April 2004, Motient paid CTA $440,000 for all past deferred fees.

Except for the warrants and options offered to CTA described below, and certain warrants received by certain CTA affiliates in connection with the April 7, 2004 private placement of our common stock, neither CTA, nor any of its principals or affiliates is a stockholder of Motient, nor does CTA hold any debt of Motient (other than indebtedness as a result of consulting fees and expense reimbursement owed to CTA in the ordinary course under our existing agreement with CTA). CTA has informed us that in connection with the conduct of its business in the ordinary course, (i) it routinely advises clients in and appears in restructuring cases involving telecommunications companies throughout the country, and (ii) certain of our stockholders and bondholders and/or certain of their respective affiliates or principals, may be considered to be (A) current clients of CTA in matters unrelated to Motient; (B) former clients of CTA in matters unrelated to Motient; and (C) separate affiliates of clients who are (or were) represented by CTA in matters unrelated to Motient.

In April 2004, as part of our private placements of common stock, certain CTA affiliates were provided warrant for 400,000 and 340,000 shares, respectively, of our common stock at an exercise price of $5.50 and $8.57, respectively, per share. In December 2004, certain CTA affiliates were provided options to purchase 125,000 shares of our common stock at a price of $8.57 per share.

In February 2005, CTA and certain of its affiliates were paid a success-based consulting fee of $3,709,796 in cash and stock in relation to the closing of Motient's acquisition of certain interests in MSV. Such fee is equal to 1% of the aggregate consideration paid by Motient for such MSV interests.

Mr. Abbruzzese, Mr. Kittner and Mr. Aquino did not participate in the deliberations or vote of the Board with respect to the foregoing matters while serving as a member of the Board.

Term Credit Facility

On January 27, 2003, our wholly-owned subsidiary, Motient Communications, closed a $12.5 million term credit agreement with a group of lenders, including several of our existing stockholders. The lenders include the following entities or their affiliates: M&E Advisors, L.L.C, Highland Crusader Offshore Partners, LP, Bay Harbour Partners, York Capital, and Lampe Conway & Co. Highland Crusader Offshore Partners, LP is affiliated with James D. Dondero (a director of Motient) and Highland Capital Management, LP. York Capital is affiliated with James G. Dinan and JGD Management Corp. James D. Dondero, Highland Capital Management, LP, JGD Management Corp. and James G. Dinan each hold 5% or more of our common stock. The lenders also include Gary Singer, directly or through one or more entities. Gary Singer is the brother of Steven G. Singer, one of our directors. The facility terminated on December 31, 2004, and all amounts due and owing pursuant to the facility have been repaid. We do not anticipate that it borrowing availability will be extended again.

Private Placements Of Common Stock


Certain of our directors and holders of more than 5% of our common stock participated in the April 7, July 1 and November 12, 2004 private placements of our common stock and our April 15, 2005 private placement of our Series A Cumulative Convertible Preferred Stock. PDA Group, LLC, a wholly-owned entity of Peter D. Aquino, one of our directors, was assigned by Tejas Securities, our placement agent, warrants to purchase 56,250 shares of our common stock at a price of $5.50 per share. James D. Dondero, a director and beneficial owner of more than 5% of our common stock, purchased an aggregate of 2,420,688 shares of our common stock and 90,000 shares of preferred stock in such private placements. In addition, he also received warrants to purchase 350,058 shares and 33,951 shares of our common stock at a price of $8.57 per share and $26.51 per share, respectively, all of which will vest if and only if we do not meet certain deadlines with respect to the registration of the common stock sold in the private placement. Of the warrants to purchase 350,058 shares at $8.57 per share, 25% will never vest and 75% have vested.

                             PRINCIPAL STOCKHOLDERS


The following table and the accompanying notes set forth certain information, as of October 27, 2005 (or any other date that is indicated) concerning the beneficial ownership of Motient's common stock by (i) each person who is known by Motient to own beneficially more than five percent of Motient's common stock,
(ii) each director, (iii) each executive officer named in the summary compensation table and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person listed in the table has informed Motient that such person has sole voting and investment power with respect to such person's shares of common stock and record and beneficial ownership with respect to such person's shares of common stock.


                                                                   Number Of
Name Of Beneficial Owner                                          Shares (1)                      % Of Class (1)
------------------------                                          ----------                      --------------


Highland Capital Management, L.P. (2)
13445 Noel Road
Suite 3300                                                         9,024,326                             14.4%
Dallas, TX  75240

Paul Tudor Jones, II (3)
c/o Tudor Investment Corporation
1275 King St.                                                      4,553,997                              7.3%
Greenwich, CT 06831

George W.  Haywood (4)
c/o Cronin & Vris, LLP
380 Madison Avenue                                                 5,667,986                              9.1%
24th Floor
New York, NY 10017


James G. Dinan (5)
York Capital Management & affiliates
350 Park Avenue                                                    3,874,559                              6.2%
4th Floor
New York, NY 10022


Rajendra Singh (6)
Telcom Ventures, L.L.C.
201 N. Union St., Suite 360                                        8,488,702                             13.6%
Alexandria, VA 22314

Directors And Executive Officers
   Dennis W. Matheson (7)                                             66,664                                 *
   Christopher W. Downie (8)                                         101,160                                 *
   Deborah L. Peterson (7)                                            16,666                                 *
   Richard V. Crawford                                                 3,333                                 *
   Robert L. Macklin (7)                                              16,291                                 *
   Myrna J. Newman (7)                                                 3,499                                 *
   Barry A. Williamson (9)                                            42,500                                 *
   Gerald S. Kittner (7)                                              31,314                                 *
   Steven G. Singer  (7)                                              47,517                                 *
   C. Gerald Goldsmith (7)                                            20,000                                 *
   Jonelle St. John (7)                                               33,614                                 *
   Raymond L. Steele (7)                                              15,300                                 *
   James D. Dondero (2)                                            9,024,326                             14.4%
                                                                   ---------                             -----
   All directors and named executive officers as a group
       (13 persons)                                                9,422,184                             15.1%
                                                                   =========                             =====


* Less than 1% of the outstanding shares.

(1) The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting or investment power within 60 days. As used in this report, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as noted, each stockholder listed has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.

(2) Indirect ownership consists of shares of common stock held by a filing group consisting of Highland Capital Management, L.P. ("Highland Capital"); Strand Advisors, Inc. ("Strand"); Highland Capital Management Services, Inc. ("Services") Highland Crusader Offshore Partners, L.P. ("Crusader"); Prospect Street High Income Portfolio, Inc. ("PHY"); Prospect Shares Income Shares, Inc. ("CNN"); Highland Legacy Limited ("Legacy"); PAMCO Cayman, Limited ("PAMCO"); Highland Select Equity Focus Fund, L.P. ("Equity Focus"); Highland Select Equity Fund, L.P. ("Equity Fund") and James D. Dondero. Highland Capital is the general partner of Crusader, Equity Fund and Equity Focus, and the investment advisor for PHY, CNN, Legacy and PAMCO. Strand is the general partner of Highland Capital. Mr. Dondero is the President of Highland Capital and the President and a director of Strand and Services. The amount also includes warrants for the purchase of 825,000 additional shares, vested warrants for the purchase of 262,542 additional shares, and 2,700,268 shares of common stock that may be acquired upon the conversion of preferred stock. Highland Capital, Strand, Services and Mr. Dondero expressly disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein.


(3) Includes 175,033 shares issuable upon exercise of vested warrants. The shares of Common Stock reported herein as beneficially owned are owned directly by Tudor Proprietary Trading, L.L.C. ("TPT"), The Alter Rock Fund L.P. ("Altar Rock"), The Raptor Global Portfolio Ltd. ("Raptor") and The Tudor BVI Global Portfolio Ltd. ("Tudor BVI"). Because Tudor Investment Corporation ("TIC") is the sole general partner of Altar Rock and provides investment advisory services to Altar Rock, Raptor and Tudor BVI, TIC may be deemed beneficially to own the shares of Common Stock beneficially owned by Altar Rock, Raptor and Tudor BVI. TIC expressly disclaims such beneficial ownership. In addition, because Mr. Jones is the controlling shareholder of TIC and the indirect controlling equity holder of TPT, Mr. Jones may be deemed beneficially to own the shares of Common Stock beneficially owned by Altar Rock, Raptor, Tudor BVI and TPT. Mr. Jones expressly disclaims such beneficial ownership.

(4) Mr. Haywood's ownership includes 99,300 shares of Motient common stock owned by his children and spouse, and 609,686 shares underlying warrants.


(5) James G. Dinan beneficially owns the 3,874,559 shares of our common stock, which includes shares owned by various funds and accounts over which Mr. Dinan has discretionary investment authority. Mr. Dinan is the senior managing member and holder of a controlling interest in Dinan Management, L.L.C., York Select Domestic Holdings, LLC, York Select Offshore Holdings, LLC, York Offshore Holdings L.L.C. and York Distressed Domestic Holdings, LLC. Mr. Dinan is also a director and holder of a controlling interest in York Offshore Holdings, Limited. York Offshore Holdings is the investment manager of York Investment. Dinan Management is the general partner of York Capital Management. York Select Domestic Holdings is the general partner of York Select. York Select Offshore Holdings is the investment manager of York Select Unit Trust. York Distressed Domestic Holdings is the investment manager of York Distressed Opportunities Fund. York Offshore Holdings is the investment manager of York Offshore Investors. Mr. Dinan is the president and sole stockholder of JGD Management Corp., which manages the other funds and accounts that hold our common stock over which Mr. Dinan has discretionary investment authority. 300,000 of the listed shares are shares of common stock that may be acquired upon the conversion of preferred stock.


(6) Includes 27,634 shares underlying warrants to purchase common stock which have vested. Includes 2,046,951 shares and 13,817 shares underlying warrants to purchase common stock that are held by Dr. Singh's wife, Neera Singh. Includes 4,093,902 shares of Motient common stock and 27,634 shares of underlying warrants held by two irrevocable educational trusts established for the benefit of Dr. Singh's children. Mrs. Singh is one of the co-trustees of each trust. Dr. and Mrs. Singh disclaim any beneficial ownership of such shares to the extent allowable by law. Includes 409,390 shares, and 9,211 shares underlying warrants, subject to an option in favor of Rahul Prakash.


(7) Includes shares underlying stock options that are fully vested and exercisable.

(8) Comprised of shares underlying options and a warrant that are fully vested and exercisable.

                              SELLING STOCKHOLDERS


The following table and accompanying notes set forth certain information regarding the selling stockholders as of October 27, 2005. Under this prospectus, the selling stockholders and any of their respective transferees, assignees, donees, distributees, pledgees or other successors in interest may offer and sell from time to time an aggregate of 13,968,089 shares of common stock. In this prospectus, we refer to these holders collectively as the selling stockholders. The shares are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time. See "Plan of Distribution." The selling stockholders may offer all, some or none of the common stock listed below.


The table below sets forth the names of the selling stockholders and the number of shares owned, directly and beneficially, by such stockholders as of October 27, 2005. The number of shares of common stock outstanding on October 27, 2005 was 62,527,413. Except as otherwise indicated, each person listed in the table has informed Motient that such person has (1) voting and investment power with respect to such person's shares of common stock and (2) record and beneficial ownership with respect to such person's shares of common stock.


If all of the shares are sold pursuant to this prospectus, then the selling stockholders will sell 13,968,089 shares of our common stock, or 22% of the common stock outstanding.


                                                     Shares Beneficially Owned                             Shares Beneficially
                                                         Prior To Offering                                 Owned After Offering
                                                         -----------------                                 --------------------
                                                                                        Shares
Name Of Beneficial Owner                              Number        Percentage          Offered          Number        Percentage
------------------------                              ------        ----------          -------          ------        ----------
Greywolf Capital Partners II LP (1)                    808,485          1.4%            196,000          612,485          1.0%
Greywolf Capital Oversees Fund (1)                   1,683,715          2.9%            354,000        1,329,715          2.4%
LC Capital Master Fund, Ltd. (2)                     2,225,647          3.6%            900,000        1,325,647          2.1%
Further Lane Asset Management (3)                      200,000          *               200,000                0          *
Christopher W. Downie (4)                              101,160          *               101,160                0          *
Bay Harbour Partners, Ltd. (5)                         412,500          *               312,500          100,000          *
Bay Harbour 90-1, Ltd. (5)                             412,500          *               312,500          100,000          *
Millennium Partners, L.P. (6)                        1,357,421          2.2%            330,000        1,027,421          1.6%
Catalyst Credit Opportunity Master Fund, L.P. (7)       80,000          *                75,100            4,900          *
Highland Crusader Offshore Partners, L.P. (8)        5,352,497          8.5%            545,455        4,807,042          7.6%
York Investment Limited (9)                          1,535,984          2.5%            396,346        1,139,638          1.9%
York Capital Management, L.P. (10)                     394,300          *               112,001          282,299          *
York Select Unit Trust (11)                            285,348          *                59,920          222,379          *
York Credit Opportunities Fund, L.P. (12)              564,275          *               341,476          222,799          *
York Select, L.P. (13)                                 417,774          *                87,757          330,017          *
Evercore Investments LLC (14)                          343,450          *               343,450                0          *
Karen Singer (15)                                      265,000          *               265,000                0          *
Canpartners Investments IV, LLC (16)                   577,500          *               437,500          140,000          *
George W. Haywood                                    5,667,986          9.1%          1,775,000        3,982,986          6.4%
Rita Barr (17)                                         112,916          *               112,916                0          *
Wayne Barr (17)                                         50,000          *                50,000                0          *
PDA Group, LLC (18)                                     56,250          *                56,250                0          *
Patrick Doyle (19)                                      50,000          *                50,000                0          *
Niskayuna Development LLC (20)                         814,168          1.3%            814,168                0          *
The Raptor Global Portfolio Ltd. (21)                3,379,218          5.4%          2,549,911          829,307          1.3%
The Tudor BVI Global Portfolio Ltd. (22)               741,624          1.2%            564,970          176,654          *
The Altar Rock Fund L.P. (23)                           36,269          *                28,068            8,201          *
Tudor Proprietary Trading, L.L.C. (24)                 396,866          *               302,506           94,360          *
Motorola Inc. (25)                                     200,000          *               200,000                0          *
York Global Value Partners, L.P.                       428,397          *                90,000          338,397          *
Rockbay Capital Fund, LLC (26)                          15,616          *                   600           15,016          *
Rockbay Capital Institutional Fund, LLC (26)           348,486          *                 7,227          341,259          *
Rockbay Capital Offshore Fund, Ltd. (26)               880,759          1.4%             17,173          863,586          1.4%
Glenview Capital Partners, L.P. (27)                   161,806          *                25,000          136,806          *
Glenview Institutional Partners, L.P. (27)             556,815          *                72,000          484,815          *
Glenview Capital Master Fund, Ltd. (27)              1,132,279          1.5%            147,000          985,279          1.6%

GCM Little Arbor Master Fund, Ltd. (27)                 67,699          *                 6,000           61,699          *
OZ Master Fund, Ltd. (28)                            2,760,905          4.4%            417,315        2,343,590          3.7%
Fleet Maritime, Inc. (28)                               45,804          *                 7,654          38,150           *
John Waterfall                                       2,926,000          4.7%            100,000        2,826,000          4.5%
Edwin Morgens                                        2,726,000          4.4%            100,000        2,626,000          4.2%
Singer Children's Management Trust (29)                610,000          1.0%            135,000          475,000          *
Highland Equity Focus Fund, L.P. (8)                 1,518,779          2.4%            425,000        1,093,779          1.7%
Highland Select Equity Fund, L.P. (8)                  119,283          *                50,000           69,283          *
Capital & Technology LLC (30)                           56,666          *                56,666                0          *
Phoenix Partners II, L.P. (31)                         328,700          *               107,800          220,900          *
Phaeton International (BVI) Ltd. (31)                1,002,700          1.6%            329,700          673,000          1.1%
----------
* Less than 1% of the outstanding shares.


(1) Greywolf Capital Management LP, a Delaware limited partnership ("GCM"), may be deemed to have voting control and investment discretion over securities owned by Greywolf Capital Partners II LP and Greywolf Capital Overseas Fund. Jonathan Savitz is the managing member of the general partner of GCM, and consequently may be deemed to be the beneficial owner of any securities deemed to be beneficially owned by GCM. The foregoing should not be construed as an admission by either GCM or Mr. Savitz as to beneficial ownership of the shares owned by Greywolf Capital Partners II LP and Greywolf Capital Overseas Fund.


(2) LC Capital Master Fund, Ltd. was a lender under our term credit agreement.

(3) Further Lane Asset Management received warrants to purchase 200,000 shares of our common stock as partial compensation for certain consulting activities in 2003. All shares offered hereby are shares underlying warrants to purchase our common stock. Michael Araiz, as CEO and majority shareholder of Further Lane Asset Management, exercises voting and investment control over such shares.

(4) Christopher W. Downie is currently an executive vice president, the principal executive officer, chief operating officer and treasurer of Motient and has been an officer of Motient since March 2003. Prior to such date, he was a consultant for CTA. All shares offered hereby are shares underlying warrants or options to purchase our common stock.

(5) Bay Harbor Management, L.C. exercises investment and voting control over all shares offered hereby. Bay Harbor Partners, Ltd. and Bay Harbor 90-1, Ltd. are lenders under our tem credit agreement. All shares offered hereby are shares underlying warrants to purchase our common stock. Accordingly, Bay Harbor Management, L.C. may be deemed to beneficially own 825,000 shares of Motient common stock prior to the offering contemplated hereby. The shares beneficially owned prior to the offering are presented as of July 1, 2004. Motient believes that all shares offered hereby have been sold, but has been unable to verify this with the selling stockholder.

(6) Millennium Management, L.L.C., a Delaware limited liability company, is the managing general partner of Millennium Partners, L.P., a Cayman Islands exempted company, and consequently may be deemed to have voting control and investment discretion over securities owned by Millennium Partners, L.P. Israel A. Englander is the sole managing member of Millennium Management, L.L.C. As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium management, L.L.C. The foregoing should not be construed as an admission by either of Millennium Management, L.L.C or Mr. Englander as to beneficial ownership of the shares owned by Millennium Partners. Millennium Partners, L.P. was a lender under our term credit agreement. All shares offered hereby are shares underlying warrants to purchase our common stock. Share ownership includes 200 shares of common stock held by Millenco, L.P.


(7) Catalyst Investment Management exercises voting and investment control over all shares offered by The Catalyst Credit Opportunity Master Fund, L.P. Consequently, Catalyst Investment Management may be deemed to be the beneficial owner the shares of Motient common stock offered by The Catalyst Credit Opportunity Master Fund, L.P.


(8) Highland Capital Management, L.P., which is majority owned by James D. Dondero, a member of Motient's board of directors, exercises voting and investment control over the common stock offered hereby. Mr. Dondero disclaims beneficial ownership of these securities except to the extent of their pecuniary interest. Highland Capital Management, L.P. was an indirect lender under our term credit agreement and is the general partner of the selling stockholders.

(9) York Investment Limited was a lender under our term credit agreement. All shares offered hereby are shares underlying warrants to purchase Motient common stock.

(10) York Capital Management L.P. was a lender under our term credit agreement. All shares offered hereby are shares underlying warrants to purchase Motient common stock.

(11) 7,500 of the shares offered hereby are shares underlying warrants to purchase Motient common stock.

(12) York Distressed Opportunities Fund, L.P. was a lender under our term credit agreement. 133,200 of the shares offered hereby are shares underlying warrants to purchase Motient common stock.

(13) 11,250 of the shares offered hereby are shares underlying warrants to purchase Motient common stock.

(14) All of the shares offered hereby are shares underlying warrants to purchase Motient common stock. The management group of Evercore Investments LLC collectively exercises voting control over the Motient securities owned by Evercore. Evercore Partners L.P. acted as financial advisor to the official committee of unsecured creditors appointed during our bankruptcy proceedings for the period of October 22, 2001 through July 9, 2002.

(15) Karen Singer is the wife of Gary Singer, investment advisor of M&E Advisors, LLC, a lender under our term credit agreement, and the brother of Steven Singer, the chairman of our board of directors. 165,000 of the shares offered hereby are shares underlying warrants to purchase Motient common stock.

(16) Canpartners Investments IV, LLC was a lender under our term credit agreement. All shares offered hereby are shares underlying warrants to purchase Motient common stock. Canpartners Investments IV, LLC is an affiliate of a broker-dealer. Canpartners Investments IV, LLC has confirmed to us that the securities were acquired in the ordinary course of business and that there are no agreements or understandings with ay other person to dispose of the securities.

(17) Rita Barr is the wife of Wayne Barr, a member of CTA. Each of Rita and Wayne Barr disclaim any beneficial ownership of the shares held by the other. All shares offered hereby are shares underlying warrants to purchase Motient common stock.

(18) PDA Group, LLC, is a wholly-owned entity of Peter Aquino, a member of our board of directors. Peter Aquino is also a member of CTA. All shares offered hereby are shares underlying warrants to purchase Motient common stock.

(19) Mr. Doyle is a member of CTA. All shares offered hereby are shares underlying warrants to purchase Motient common stock.

(20) Sherrie G. Abbruzzese is the managing member of Niskayuna Development LLC, successor in interest to Niskayuna Management, Inc., which is the majority member of CTA. Mrs. Abbruzzese is the wife of Jared E. Abbruzzese, current chairman of CTA and the former chairman of our board of directors. 350,000 of the shares offered hereby were issued to Niskayuna Management, Inc. All shares offered hereby are shares underlying warrants to purchase Motient common stock.

(21) Tudor Investment Corporation is the investment advisor of The Raptor Global Portfolio Ltd. Because Paul Tudor Jones II is the controlling shareholder of Tudor Investment Corporation, he may be deemed to be the beneficial owner of shares beneficially owned by The Raptor Global Portfolio Ltd. Mr. Jones disclaims such beneficial ownership.

(22) Tudor Investment Corporation is the investment advisor of The Tudor BVI Global Portfolio Ltd. Because Paul Tudor Jones II is the controlling shareholder of Tudor Investment Corporation, he may be deemed to be the beneficial owner of shares beneficially owned by The Tudor BVI Global Portfolio Ltd. Mr. Jones disclaims such beneficial ownership.


(23) Tudor Investment Corporation is the general partner and investment advisor of The Altar Rock Fund L.P. Because Paul Tudor Jones II is the controlling shareholder of Tudor Investment Corporation, he may be deemed to be the beneficial owner of shares beneficially owned by The Altar Rock Fund L.P. Mr. Jones disclaims such beneficial ownership.


(24) Paul Tudor Jones II is the indirect controlling equity holder of Tudor Proprietary Trading, L.L.C. and, as a result, may be deemed to be the beneficial owner of shares beneficially owned by Tudor Proprietary Trading, L.L.C. Mr. Jones disclaims such beneficial ownership.

(25) Motorola, Inc. and affiliate of Motorola Credit Corp, was a creditor of us pursuant to a vendor financing facility and promissory note. The shares offered hereby were issued in partial satisfaction of certain debts outstanding under these financing facilities. All shares offered hereby are shares underlying warrants to purchase Motient common stock. Motient believes, but has not been able to confirm, that all shares offered hereby have been sold pursuant to this prospectus.

(26) Atul Khanna and Jonathon Baron, affiliates of all Rockbay entities, may be deemed to be beneficial owners on shares held by such entities. They disclaim any such beneficial ownership.

(27) Larry Robbins is the CEO and Senior Managing Member of Glenview Capital Management, LLC, the Investment Manager of each of Glenview Capital Partners, L.P., Glenview Institutional Partners, L.P., Glenview Capital Master Fund, Ltd. and GCM Little Arbor Master Fund, Ltd.. As such, he may be deemed to exercise voting and investment control over the shares held by such entities.

(28) Daniel S. Och is the Senior Managing Member of OZ Management, L.L.C., the investment manager of each of OZ Master Fund, Ltd., OZ Mac 13 Ltd. and Fleet Maritime, Inc. As such, Mr. Och may be deemed to exercise voting and investment control over the shares held by such entities.

(29) Singer Children's Management Trust is a trust established for the benefit of the children of Gary and Karen Singer. Karen Singer is the wife of Gary Singer (investment advisor of M&E Advisors, LLC, a lender under our term credit agreement), the brother of Steven Singer, the chairman of our board of directors. Gary and Karen Singer disclaim any beneficial ownership of securities owned by the trust. Karen Singer beneficially owns, for her own account, warrants to purchase 165,000 shares of common stock and 100,00 shares of common stock, which are not included herein.

(30) Wayne Barr, a member of CTA, is a manager of Capital & Technology LLC. Jared E. Abbruzzese, the chairman of CTA and former chairman of Motient, is the chairman of Capital & Technology LLC. Each of Wayne Barr and Niskayuna Development LLC is a member of Capital & Technology LLC.

(31) John C. Waterfall and Edwin H. Morgens exercise voting and investment control over these shares, and, as such, may be deemed to be beneficial owners.


(32)   Includes 275,000 shares issuable upon exercise of a warrant.

                       DESCRIPTION OF MOTIENT'S SECURITIES

Since May 1, 2002, the effective date of our plan of reorganization, we have been governed by our Restated Certificate of Incorporation, which provides for one hundred five million (105,000,000) shares of authorized capital stock, consisting of one hundred million (100,000,000) shares of common stock, par value $0.01 per share, and five million (5,000,000) shares of preferred stock, par value $0.01 per share. On June 23, 2005, pursuant to the approval of our stockholders, we amended our certificate of incorporation to authorize an additional one hundred million (100,000,000) shares of common stock. In accordance with Section 1123(a)(6) of the Bankruptcy Code, our Restated Certificate of Incorporation prohibits the issuance of any shares of non-voting securities. The following summary description of our capital stock is qualified in its entirety by reference to our Restated Certificate of Incorporation and Amended and Restated Bylaws, a copy of each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Common Stock


We may issue up to two hundred million (200,000,000) shares of common stock. As of October 27, 2005, 62,527,413 shares of common stock were outstanding. The common stock has the following terms:


     o The outstanding shares of our common stock are fully paid and non-assessable.

     o Holders of common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders and are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore.

     o After satisfaction of the dividend rights of holders of any outstanding preferred stock, holders of common stock will be entitled to any dividend declared by the board of directors out of funds legally available for this purpose. However, it is not anticipated that any cash dividends will be paid on the common stock for the foreseeable future.

     o Upon a liquidation, dissolution or winding up of Motient, holders of common stock will have the right to a ratable portion of assets remaining after payment of liabilities and any payments due to holders of outstanding preferred stock;

     o    The holders of common stock have no preemptive rights; and

     o The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock


We may issue up to five million (5,000,000) shares of preferred stock in one or more series. As of October 27, 2005, there were 90,000 shares of Series A Cumulative Convertible Preferred Stock outstanding, and 318,500 shares of Series B Cumulative convertible Preferred Stock Outstanding.

The rights, preferences and privileges of the Series A and Series B Preferred are contained in Certificates of Designations of the Series A and Series B Cumulative Convertible Preferred Stock. The following is a summary of these rights, preferences and privileges:

     o The Series A Preferred Stock has voting rights limited to those listed below, or except as required by applicable law. Upon (a) the accumulation of accrued and unpaid dividends on the outstanding shares of Series A Preferred for two or more six month periods, whether or not consecutive; (b) the failure of the Corporation to properly redeem the Series A Preferred Stock, or (c) the failure of the Corporation to comply with any of the other covenants or agreements set forth in the Certificate of Designations for the Series A Preferred Stock, and the continuance of such failure for 30 consecutive days or more after receipt of notice of such failure from the holders of at least 25% of the Series A Preferred then outstanding then the holders of at least a majority of the then-outstanding shares of Series A Preferred, with the holders of shares of any parity securities issued after April 15, 2005 upon which like voting rights have been conferred and are exercisable, voting as a single class, will be entitled to elect two directors to Motient's Board of Directors for successive one-year terms until such defect listed above has been cured. In addition, Motient must obtain the approval of the holders of a majority of the then outstanding shares of Series A Preferred to modify the rights, preferences or privileges of the Series A Preferred in a manner adverse to the holders of Series A Preferred.

     o The Series B Preferred Stock has voting rights similar to the Series A Preferred Stock, except that the series B would be entitled to elect a majority of Motient's Board of Directors until the defaults have been cured.

     o From April 15, 2005 to April 15, 2007, Motient is required to pay dividends in cash at a rate of 5.25% per annum (the "Cash Rate") on the shares of Series A and Series B Preferred. Motient was required to place the aggregate amount of these cash dividends, $42,892,500, in an escrow account for the benefit of the Series A and Series B Preferred. These cash dividends will be paid to the holders of Series A and Series B Preferred from this escrow account in four semi-annual payments, unless earlier paid pursuant to the terms described below.

     o From April 15, 2007 to April 15, 2010, Motient is required to pay dividends on each share of Series A and Series B Preferred either in cash at the Cash Rate or in shares of Motient common stock at a rate of 6.25% per annum.

     o If any shares of Series A or Series B Preferred remain outstanding on April 15, 2010, Motient is required to redeem such shares for an amount equal to the purchase price paid per share plus any accrued but unpaid dividends on such shares.

     o Each holder of shares of Series A and Series B Preferred shall be entitled to convert their shares into shares of Motient common stock at any time. Each share of Series A and Series B Preferred will initially be convertible into 30 shares of Motient common stock. Upon conversion, any accrued but unpaid dividends on such shares will also be issued as shares of common stock, in a number of shares determined by dividing the aggregate value of such dividend by $33.33. In addition, if the conversion takes place prior to April 15, 2007 (or if any amounts remain in the escrow account on such date), the converting holder will be entitled to the portion of the escrow account per share of Series A and Series B Preferred Stock equal to $10.50 minus all dividends that have been paid on such share from the escrow account (such amount, the "Escrow Portion"). Upon conversion, all amounts paid to holders of Series A and Series B Preferred will be paid in shares of Motient common stock.

     o Upon a change in control of Motient, each holder of Series A and Series B Preferred shall be entitled to require Motient to redeem such holder's shares of Series A and Series B Preferred for an amount in cash equal to $1,080 per share plus all accrued and unpaid dividends on such shares. In addition if the change in control takes place prior to April 15, 2007 (or if any amounts remain in the escrow account on such date), the holder electing to have such shares redeemed will be entitled to the Escrow Portion remaining as to such share.

Upon the liquidation, dissolution or winding up of Motient, the holders of Series A and Series B Preferred are entitled to receive, prior and in preference to any distributions to holders shares of Motient common stock, an amount equal to $1,000 per share plus all accrued and unpaid dividends on such shares. In addition if the liquidation, dissolution or winding up takes place prior to April 15, 2007 (or if any amounts remain in the escrow account on such date), the holder of each share of Series A and Series B Preferred will be entitled the Escrow Portion remaining as to such share.

Our board of directors may issue any additional shares of preferred stock, and designate the terms thereof (including with respect to voting rights, dividends, liquidation preferences and conversion rights), without the need for stockholder approval. Other than the Series A and Series B Preferred Stock, there are no shares of preferred stock outstanding, and, except for the preferred stock anticipated to be issued to TMI upon the consummation of Motient's acquisition of the outstanding interests of MSV and TerreStar, there are no agreements or understandings for the designation of any series of preferred stock or the issuance of shares thereunder. The existence of authorized but unissued preferred stock may enable our board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.


Foreign Ownership Restrictions

Under the Telecommunications Act of 1996, non-U.S. citizens or their representatives, foreign governments or their representatives, or corporations organized under the laws of a foreign country may not own, in the aggregate, more than 20% of a common carrier licensee or more than 25% of the parent of a common carrier licensee if the FCC determines that the public interest would be served by prohibiting this ownership. Additionally, the FCC's rules may under some conditions limit the size of investments by foreign telecommunications carriers in U.S. international carriers.

Limitation Of Liability And Indemnification

Under Section 145 of the Delaware General Corporation Law, or DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses, including attorneys' fees, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Our Restated Certificate of Incorporation provides that no director of Motient shall be personally liable for breach of fiduciary duty as a director. Any repeal or modification of such provision shall not adversely affect any right or protection, or any limitation of the liability of, a director of Motient existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification. Both our Restated Certificate of Incorporation and our Amended and Restated Bylaws contain provisions that further provide for the indemnification of directors and officers in accordance with and to the fullest extent permitted by the DGCL.

Additionally, Motient has entered into indemnification agreements with certain of its directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained under current applicable law. The indemnification agreements may require Motient, among other things, to indemnify such officers, directors and key personnel against certain liabilities that may arise by reason of their status or service as directors, officers or employees of Motient and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Transfer Agent And Registrar


The transfer agent and registrar for our common stock is Computershare, 250 Royall St., Canton, MA 02021.

                         SHARES ELIGIBLE FOR FUTURE SALE


Sales of substantial amounts of our common stock in the public market could adversely affect our common stock's prevailing market price, assuming an established trading market for our common stock develops. As of October 21, 2005, we had outstanding 62,527,413 shares of our common stock. Approximately 30,286,739 of these shares are freely tradable without restriction or further registration under the Securities Act, if they are held by persons other than "affiliates" of Motient, as defined under the Securities Act. We believe that 17,910,886 shares of our common stock are held, or will be held, by holders who may be affiliates. In addition, we have issued approximately 32,874,301 shares of restricted common stock, which are not registered and may not be traded by any holder of such stock absent an exemption from the Securities Act until registered. All of the shares offered for sale pursuant to this prospectus may be sold pursuant to this prospectus under the Securities Act, and will thereafter be freely tradable so long as they are not held by affiliates or underwriters. If the selling stockholders sell a large number of shares into the public market at one time, such sales could have an adverse effect on the market price of the common stock. We are not aware of any shares held by affiliates not being offered for sale under this prospectus. If any such shares exist, these shares may be sold under Rule 144 promulgated under the Securities Act of 1933. Rule 144 permits sales by a holder within any three-month period of a number of shares that does not exceed the greater of: (1) 1% of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to those sales. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about Motient must be available.


Also, we have issued certain parties warrants to purchase an aggregate of up to 7,327,503 shares of our common stock. The table below sets forth certain relevant terms of these warrants.

Issued To:                                           Number Of Shares          Exercise Price               Term
----------                                           ----------------          --------------               ----
Lenders under our term credit agreement -
    January 2003 issuance                                 1,812,500                $1.06         5 year term, issued January 2003

Lenders under our term credit agreement -
    March 2004 issuance                                     580,000                $4.88         None

Certain Affiliates of CTA                                   250,000                $3.00         5 year term, issued December 2002

Certain Affiliates of CTA                                    56,250                $5.50         10 year term, issued April 2004

Further Lane Asset Management                               200,000                $5.10         5 year term, issued July 2003

Certain Affiliates of Tejas Securities, Inc.                600,000                $5.50         10 year term, issued April 2004

Certain Affiliates of Tejas Securities, Inc.                510,000                $8.57         10 year term, issued July 2004

Purchasers of our common stock in the
    November 12, 2004 private placement                   2,878,802                $8.57         5 year term, issued November 2004


Purchasers of our common stock in the
    February 9, 2005 private placement                      285,858               $22.50         5 year term, issued February 2005

Purchasers of our Series A Preferred Stock in
    the April 15, 2005 private placement                    154,093               $26.51         5 year term, issued April 2005


Total:                                                    7,327,503(2)


(1) Such warrants will vest if and only if we fail to meet certain conditions regarding the registration of the shares sold in the private placement. We anticipate that all these shares will vest.


(2) We have reserved 5,493,024 shares of common stock for issuance under our 2002 stock option plan. Such shares are not being registered pursuant to this registration statement.

                              PLAN OF DISTRIBUTION

Motient has registered the shares offered by this prospectus on behalf of the selling stockholders, and will not receive any proceeds from the sale of the shares by the selling stockholders, although we will receive proceeds from the exercise of some of our various outstanding warrants to the extent they are exercised. These shares may be sold or distributed from time to time by the selling stockholders and any of their respective transferees, assignees, donees, distributees, pledgees or other successors in interest, all of whom we collectively refer to in this prospectus as "selling stockholders." The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices or in competitively bid transactions, which may be changed. Each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

     o in ordinary brokers' transactions and transactions in which the broker solicits purchasers;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

     o    in transactions involving cross or block trades;

     o in transactions "at the market" to or through market makers in the common stock or into an existing market for the common stock;

     o in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

     o through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

     o    in privately negotiated transactions;

     o    in transactions to cover short sales;

     o    in underwritten transactions; or

     o    in a combination of any of the foregoing transactions.

The selling stockholders also may sell all or a portion of their shares in open market transactions in accordance with Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule.

From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time by this prospectus. The selling stockholders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by selling stockholders will decrease as and when the selling stockholders transfer or donate their shares or default in performing obligations secured by their shares. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

A selling stockholder may sell short the common stock. The selling stockholder may deliver this prospectus in connection with such short sales and use the shares offered by this prospectus to cover such short sales.

A selling stockholder may enter into hedging transactions with broker-dealers. The broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder, including positions assumed in connection with distributions of the shares by such broker-dealers. A selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of shares to the broker-dealers, who may then resell or otherwise transfer such shares. In addition, a selling stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares.

The selling stockholders may use brokers, dealers, underwriters or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares of whom such persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholders can presently estimate the amount of such compensation.

Motient has advised the selling stockholders that during such time as they may be engaged in a distribution of the shares, they are required to comply with Regulation M under the Securities Exchange Act. With some exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and other persons who participate in such a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.

Under Motient's registration rights agreement with certain of the selling stockholders, Motient is required to bear the expenses relating to this offering, excluding any underwriting discounts and fees, brokerage and sales commissions, and stock transfer taxes relating to the sale or disposition of the shares.

Motient has agreed to indemnify certain of the selling stockholders and their respective controlling persons against some liabilities, including some liabilities under the Securities Act.

It is possible that a significant number of shares could be sold at the same time. Such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for the common stock.

This offering by any selling stockholder will terminate on the date on which the selling stockholder has sold all of such selling stockholder's shares.

                                  LEGAL MATTERS


For the purposes of this offering, Robert Macklin, the general counsel of Motient has given his opinion as to the validity of the shares of common stock offered by the selling stockholders. As of October 27, 2005, Mr. Macklin held 4,028 shares of common stock and options to purchase 98,333 shares of common stock.


                                     EXPERTS

The consolidated financial statements and schedules of Motient Corporation and subsidiaries as of December 31, 2003 and 2004, and for each of the three years in the period ended December 31, 2004, included in this prospectus, have been audited by Ehrenkrantz Sterling & Co., LLC, with respect to 2002 and Friedman LLP, successor-in-interest to Ehrenkrantz Sterling & Co., LLC, with respect to 2003 and 2004, an independent registered public accounting firm, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The financial statements and schedules referred to above have been included in this prospectus in reliance upon the authority of those firms as experts in giving said reports.

The consolidated financial statements and schedules of TerreStar Networks Inc. December 31, 2003 and 2004, and for each of the three years in the period ended December 31, 2004, included in this prospectus, have been audited by Friedman LLP, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The financial statements and schedules referred to above have been included in this prospectus in reliance upon the authority of those firms as experts in giving said reports.


The consolidated financial statements of Mobile Satellite Ventures LP and subsidiaries at December 31, 2003 and 2004, and for each of the three years in the period ended December 31, 2004, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission, or SEC, to register the shares as required by the federal securities laws. This prospectus, which constitutes a part of that registration statement on Form S-1, omits certain information concerning us and our common stock contained in the registration statement. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Accordingly, you should reference the registration statement and its exhibits for further information with respect to us and the shares offered under this prospectus.

We also file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Our Exchange Act file number for our SEC filings is 0-23044. You may read and copy any document we file with the SEC at the following SEC public reference room:


                              Public Reference Room
                                 100 F St. N.E.
                             Washington, D.C. 20549


You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including Motient, who file electronically with the SEC. The address of that site is http://www.sec.gov.

You should rely only on the information or representations provided in this prospectus and the registration statement. We have not authorized anyone to provide you with different information. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                          INDEX TO FINANCIAL STATEMENTS

                      MOTIENT CORPORATION AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm...........................................................    F-1

Consolidated Statements of Operations.............................................................................    F-2

Consolidated Balance Sheets.......................................................................................    F-3

Consolidated Statements of Changes in Stockholders' Equity (Deficit)..............................................    F-4

Consolidated Statements of Cash Flows.............................................................................    F-5

Notes to Consolidated Financial Statements........................................................................    F-6

Quarterly Financial Data..........................................................................................    F-41

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Motient Corporation:

We have audited the accompanying consolidated balance sheets of Motient Corporation and Subsidiaries (the "Company") as of December 31, 2004 and 2003 (Successor Company), and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 2004 and 2003 (Successor Company), the eight months ended December 31, 2002 (Successor Company), and the four months ended April 30, 2002 (Predecessor Company). Our audits also included the financial statement schedule listed in the index at Item 15(2). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Motient Corporation and Subsidiaries as of December 31, 2004 and 2003 (Successor Company) and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 (Successor Company), the eight months ended December 31, 2002 (Successor Company), and the four months ended April 30, 2002 (Predecessor Company), in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Friedman LLP
----------------

East Hanover, New Jersey
March 30, 2005

                      Motient Corporation and Subsidiaries
                     Consolidated Statements of Operations
          For the Six Months Ended June 30, 2005 and 2004 (unaudited), the Years Ended December 31, 2004 and 2003,
                 the Eight Months Ended December 31, 2002, and
                      the Four Months Ended April 30, 2002
                      (in thousands, except per share data)

                                                                Successor Company                                     Predecessor
                                                                -----------------                                      Company
                                                                                                                       -------
                                             Six Months    Six Months
                                                Ended        Ended          Year           Year         Eight Months   Four Months
                                              June 30,     June 30,         Ended          Ended           Ended         Ended
                                                2005         2004        December 31,   December 31,     December 31,  December 31,
                                             (Unaudited)  (Unaudited)       2004           2003            2002          2002
                                             -----------  -----------       ----           ----            ----          ----
REVENUES
   Services and related revenues               $  7,801     $ 20,117     $ 32,378       $ 49,275        $ 35,501      $ 16,809
   Sales of equipment                               757        2,822        4,502          5,210           1,116         5,564
                                               --------     --------     --------       --------        --------      --------
       Total revenues                             8,558       22,939       36,880         54,485          36,617        22,373
                                               --------     --------     --------       --------        --------      --------
COSTS AND EXPENSES
  Cost of services and operations
  (including stock-based compensation of
  $1,004 and $1,959 for the six months
  ended June 30, 2005 and 2004, respectively
  (unaudited), and $4,401 and $211 for the
  years ended December 31, 2004 and 2003,
  respectively; exclusive of depreciation
  and amortization below).                       12,823       21,764       39,586         51,393          38,141        21,909

  Cost of equipment sold (exclusive of
  depreciation and amortization)                    738        2,766        4,329          5,942           2,226         5,980

  Sales and advertising (including
  stock-based compensation of $91 and $889
  for the six months ended June 30, 2005 and
  2004, respectively (unaudited), and $372
  and $151 for the years ended December 31,
  2004 and 2003, respectively; exclusive of
  depreciation and amortization below).             529        1,892        1,879          4,552           4,825         4,287

  General and administrative (including
  stock-based compensation of $10,204 and
  $1,029 for the six months ended June 30,
  2005 and 2004, respectively (unaudited),
  and $5,370 and $241 for the years ended
  December 31, 2004 and 2003, respectively;
  exclusive of depreciation and amortization
  below).                                        19,036        4,876       13,223         11,299           9,691         4,130

   Research and development                         351           --           --             --              --            --
   Restructuring charges and impairment
   charges                                        5,665        6,264        6,264             --              25           584
   Depreciation and amortization                  8,728        8,385       15,564         21,466          15,509         6,913
   Loss on disposal of assets                        (6)          --        2,669          3,037           2,116           591
   Loss on impairment of assets                      --           --          755          5,535              --            --
   Gain on sale of transportation and
   satellite assets                                  --           --           --             --            (385)         (372)
   Gain on debt and capital lease retirement         --         (802)        (802)            --              --            --
                                               --------     --------     --------       --------        --------      --------
   Total Costs and Expenses                      47,864       45,145       83,467        103,224          72,148        44,022
                                               --------     --------     --------       --------        --------      --------

       Operating loss                           (39,306)     (22,206)     (46,587)       (48,739)        (35,531)      (21,649)

   Interest and other income (expense)               80          199          343            662             (89)          145
   Write-off of deferred financing costs             --       (8,052)     (12,035)            --              --            --
   Interest income (expense), net                 2,115       (3,039)      (4,106)        (6,365)         (1,910)       (1,850)
   Other income from Aether/MSV                      --        1,307        1,953          2,203           1,017         1,125
   Minority interest in TerreStar Networks,
   Inc.                                             404           --           --             --              --            --
   Equity in losses of MSV                       (9,212)      (4,838)     (11,897)        (9,883)        (22,273)       (1,909)
                                               --------      -------     --------        -------        --------       -------
   Loss before reorganization items             (45,919)     (36,629)     (72,329)       (62,122)        (58,786)      (24,138)
   Reorganization items:
   Costs associated with debt restructuring          --           --           --             --            (772)      (22,324)
   Gain  on extinguishment of debt                   --           --           --             --              --       183,725
   Gain on fair market adjustment of
   assets/liabilities                                --           --           --             --              --        94,715
                                               --------     --------     --------       --------        --------      --------
   Net (loss) available to Common
   Stockholders                                 (45,919)     (36,629)     (72,329)       (62,122)        (59,558)      231,978

   Less:
   Accretion of issuance costs associated
   with Series A Cumulative Convertible
   Preferred Stock                                 (614)          --           --             --              --            --
   Dividends on Series A Cumulative
   Convertible Preferred Stock                   (4,875)          --           --             --              --            --

   Net (loss) income                           $(51,408)    $(36,629)    $(72,329)      $(62,122)       $(59,558)     $231,978
                                               ========     ========    =========       ========        ========      ========

   Net (loss) income -  basic                    $(0.83)      $(1.34)      $(2.21)        $(2.47)         $(2.37)        $3.98
                                               ========     ========     ========        ========        ========      ========

  Weighted-Average Common Shares
  Outstanding - basic and diluted                61,683       27,285       32,771         25,145          25,097        58,251

                   The accompanying notes are an integral part
                  of these consolidated financial statements.

                      Motient Corporation and Subsidiaries
                           Consolidated Balance Sheets
           as of June 30, 2005 (unaudited), December 31, 2004 and 2003
                 (in thousands, except share and per share data)

                                                                                    June 30,
                                                                                      2005         December 31,     December 31,
                                                                                   (Unaudited)        2004             2003
                                                                                   -----------        ----             ----
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                      $   275,717      $    16,945    $     3,618
   Restricted cash and short-term investments                                          18,317               --            504
   Restricted cash for Series A Cumulative Convertible Preferred Stock                 21,446               --             --
   Accounts receivable-trade, net of allowance for doubtful accounts of
   $153 at June 30, 2005 (unaudited), and $256 and $759 at December 31,
   2004 and 2003, respectively                                                          1,286            1,917          3,804
   Inventory                                                                                2               75            240
   Due from Mobile Satellite Ventures LP, net                                              --                5             93
   Assets held for sale                                                                   261              261          2,734
   Deferred equipment costs                                                               211              874          3,765
   Issuance costs associated with Series A Cumulative Convertible
Preferred Stock                                                                         3,077               --             --
   Other current assets                                                                 1,970            1,348          5,091
      Total current assets                                                            322,287           21,425         19,849
                                                                                  -----------      -----------    -----------
RESTRICTED INVESTMENTS                                                                     76               76          1,091
PROPERTY AND EQUIPMENT, net                                                            15,232           17,261         31,381
FCC LICENSES AND OTHER INTANGIBLES, net                                               139,315           67,649         74,021
INVESTMENT IN AND NOTES RECEIVABLE FROM MSV                                           503,708          141,635         22,610
RESTRICTED CASH FOR SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK                    21,446               --             --
ISSUANCE COSTS ASSOCIATED WITH SERIES A CUMULATIVE CONVERTIBLE
PREFERRED STOCK                                                                        13,792               --             --
DEFERRED CHARGES AND OTHER ASSETS                                                          --               34          8,076
                                                                                  -----------      -----------    -----------
      Total assets                                                                $ 1,015,856      $   248,080    $   157,028
                                                                                  ===========      ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                          $     8,556      $     6,327    $    12,365
   Deferred equipment revenue                                                             257              933          3,795
   Deferred revenue and other current liabilities                                       5,179            5,414         11,005
   Obligations under capital leases, current                                               --               --          1,454
   Vendor financing commitment, current                                                    --               --          2,413
   Series A Cumulative Convertible Preferred Stock dividends                            4,875               --             --
                                                                                  -----------      -----------    -----------
      Total current liabilities                                                        18,867           12,674         31,032
                                                                                  -----------      -----------    -----------
LONG-TERM LIABILITIES:
   Notes payable, including accrued interest thereon                                       --               --         22,885
   Term Credit Facility                                                                    --               --          4,914
   Capital lease obligations, net of current portion                                       --               --          1,642
   Vendor financing commitment, net of current portion                                     --               --          2,401
   Other long-term liabilities                                                            521              675          1,347
                                                                                  -----------      -----------    -----------
      Total long-term liabilities                                                         521              675         33,189
                                                                                  -----------      -----------    -----------
      Total liabilities                                                                19,388           13,349         64,221
                                                                                  ===========      ===========    ===========

COMMITMENTS AND CONTINGENCIES                                                              --               --             --
MINORITY INTEREST                                                                      77,635               --             --
SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
($0.01 par value; 5,000,000 shares authorized at June 30, 2005
(unaudited), December 31, 2004 and December 31, 2003; 408,500,
0 and 0 shares issued and outstanding at June 30, 2005,
December 31, 2004 and December 31, 2003, respectively)                                408,500               --             --

STOCKHOLDERS' EQUITY:
Common Stock; voting, par value $0.01; authorized 100,000,000 shares; 62,348,788, 51,544,596 and 25,196,840 shares issued and outstanding at June 30, 2005 (unaudited), December 31, 2004 and
2003, respectively                                                                        652              516            252
Additional paid-in capital                                                            740,866          399,635        198,743
Less: 2,900,000 common shares held in treasury stock                                  (56,750)              --             --
Common stock purchase warrants                                                         70,982           28,589         15,492
Accumulated deficit                                                                  (245,417)        (194,009)     (121,680)
                                                                                  -----------      -----------    -----------
STOCKHOLDERS' EQUITY                                                                  510,333          234,731         92,807
                                                                                  -----------      -----------    -----------
Total liabilities, and stockholders' equity                                       $ 1,015,856      $   248,080    $   157,028
                                                                                  ===========      ===========    ===========

                   The accompanying notes are an integral part
                  of these consolidated financial statements.

                      Motient Corporation and Subsidiaries
      Consolidated Statements of Changes In Stockholders' Equity (Deficit)
                     For the Six Months Ended June 30, 2005
                 (unandited), and Years Ended December 31, 2004
                  and 2003, the Eight Months Ended December 31,
                 2002, and the Four Months Ended April 30, 2002
                        (in thousands, except share data)

                                                       Common Stock    Additional  Deferred Common
                                                                 Par     Paid-In    Stock   Stock
                                                     Shares     Value    Capital   Compen-  Purchase  Treasury  Accumulated
                                                                                   sation   Warrants   Stock     Deficit    Total
                                                    -------------------------------------------------------------------------------
Predecessor Company
BALANCE, December 31, 2001                          55,717,257  $557  $988,355    $(433)  $93,730  $     --  $(1,313,358) $(231,149)
  Common Stock issued under the 401(k) Savings
  & Stock Purchase Plan                              2,718,041    27       176       --        --        --           --        203
  Change in deferred compensation on
  non-cash compensation                                     --    --        --       97        --        --           --         97
  Net Income - Predecessor Company                          --    --        --       --        --        --      231,978    231,978
                                                    -------------------------------------------------------------------------------
  Balance before fresh-start-Predecessor Company    58,435,298  $584  $988,531    $(336)  $93,730  $     --  $(1,081,380) $   1,129
                                                    ===============================================================================
Successor Company
  Issuance of New Equity through bankruptcy         25,097,256  $251  $197,814    $  --   $    --  $     --  $        --  $ 198,065
  Issuance of Common Stock Warrants                         --    --        --       --     3,077        --           --      3,077
                                                    -------------------------------------------------------------------------------
BALANCE, April 30, 2002                             25,097,256   251   197,814       --     3,077        --           --    201,142
  Issuance of Common Stock Warrants                         --    --        --       --     1,464        --           --      1,464
  Net Loss                                                  --    --        --       --        --        --      (59,558)   (59,558)
                                                    -------------------------------------------------------------------------------
BALANCE, December 31, 2002                          25,097,256   251   197,814       --     4,541        --      (59,558)   143,048
  Common Stock issued under the 401(k) Savings
  & Stock Purchase Plan                                 84,172     1       280       --        --        --           --        281
  Common Stock issued for exercise of stock options     15,412    --        46       --        --        --           --         46
  Issuance of Common Stock Warrants                         --    --        --       --    10,951        --           --     10,951
  Compensatory stock options issued to employees
  and consultants                                           --    --       603       --        --        --           --        603
  Net loss                                                  --    --        --       --        --        --      (62,122)   (62,122)
                                                     ------------------------------------------------------------------------------
BALANCE, December 31, 2003                          25,196,840   252   198,743       --    15,492        --     (121,680)    92,807
  Common Stock issued under the 401(k) Savings
  & Stock Purchase Plan                                 38,276     2       192       --        --        --           --        194
  Sales of Common Stock, Net of Expenses            23,084,640   231   159,730       --    17,829        --           --    177,790
  Common Stock issued for exercise of stock options    630,685     6     2,032       --        --        --           --      2,038
  Issuance of Common Stock Warrants                         --    --        --       --     8,844        --           --      8,844
  Common  Stock  issued  for  exercise/expiration
  of common  stock  purchasewarrants                 2,594,155    25    20,802       --   (13,576)       --           --      7,251
  Compensatory stock options issued to employees
  and consultants                                           --    --    10,143       --        --        --           --     10,143
  Capital gain in connection with sale of
  stock by MSV                                              --    --     7,993       --        --        --           --      7,993
  Net loss                                                  --    --        --       --        --        --      (72,329)   (72,329)
                                                    -------------------------------------------------------------------------------
BALANCE, December 31, 2004                          51,544,596   516   399,635       --    28,589        --     (194,009)   234,731
   Common Stock issued under the 401(k) Savings
   & Stock Purchase Plan
                                                        10,407    --       154       --        --        --           --        154
  Issuance of Common Stock                          12,704,782   127   370,853       --        --        --           --    370,980
  Common Stock issued for exercise of stock options    531,867     4     1,207       --        --        --           --      1,211
  Issuance of Common Stock Warrants                         --    --  (48,908)       --    48,908        --           --         --
  Common  Stock  issued  for  exercise/expiration
  of common  stock  purchasewarrants                   457,136     5     6,542       --    (6,515)       --           --         32
  Compensatory stock options issued to employees
  and consultants                                           --    --    11,383       --        --        --           --     11,383
  Less: 2,900,000 common shares held in
  treasury stock                                    (2,900,000)   --        --       --        --   (56,750)          --    (56,750)
  Net loss                                                  --    --        --       --        --        --      (45,919)   (45,919)
  Dividends on Series A Cumulative Convertible
  Preferred Stock                                           --    --        --       --        --        --       (4,875)    (4,875)
  Accretion of issuance costs associated with
  Series A Cumulative Convertible Preferred Stock           --    --        --       --        --        --         (614)      (614)
                                                    -------------------------------------------------------------------------------
BALANCE, June 30, 2005 (unaudited)                  62,348,788  $652  $740,866    $  --   $70,982  $(56,750) $  (245,417) $ 510,333
                                                    ===============================================================================

                  The accompanying notes are an integral part
                   of these consolidated financial statements.

                      Motient Corporation and Subsidiaries
                      Consolidated Statements of Cash Flows
                 For the Six Months ended June 30, 2005 and 2004
                 (unaudited), the Years Ended December 31, 2004
                  and 2003, the Eight Months Ended December 31,
                 2002, and the Four Months Ended April 30, 2002
                                 (in thousands)

                                                                                                                        Predecessor
                                                                   Successor Company                                      Company
                                                                   -----------------                                      -------

                                                  Six Months    Six Months
                                                    Ended        Ended          Year          Year       Eight Months   Four Months
                                                   June 30,     June 30,        Ended         Ended          Ended         Ended
                                                    2005         2004        December 31,  December 31,   December 31,  December 31,
                                                 (Unaudited)  (Unaudited)       2004          2003          2002           2002
                                                 -----------  -----------       ----          ----          ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                                 $ (45,919)  $ (36,629)      $ (72,329)  $ (62,122)     $ (59,558)     $ 231,978
Adjustments to reconcile net (loss) income to
net cash (used in) operating activities:
    Amortization of Guarantee Warrants and
    debt related costs                                   --          --              --          --             --          5,629
    Depreciation and amortization                     8,728       8,385          15,564      21,466         15,509          6,913
    Equity in losses of MSV                           9,212       4,838          11,897       9,883         22,319          1,909
     Minority interests in losses of TerreStar         (404)         --              --          --             --             --
    Restructuring and impairment charges,
    asset and intangible disposals                    3,580       2,847           2,801          --             --             --
    (Gain)/Loss on disposal of assets                    (6)         --           2,669       8,572          2,116            591
    (Gain) on sale of transportation assets              --          --              --          --           (385)          (372)
    (Gain) loss on extinguishment of debt                --        (802)           (802)         --             --       (183,725)
    Gain on debt restructuring                           --       8,052              --        (573)            --             --
    Impairment of assets                                 --          --             755          --             --             --
    Write off of deferred financing  costs               --          --          12,035          --             --             --
    Issuance of warrants                                 --          --              --         927             --             --
    Fresh-Start valuation and other non-cash
    adjustments                                          --          --              --          --             --        (94,715)
    Non cash amortization of deferred
    financing costs                                      --       1,571           2,485       3,292             --             --
    Non cash 401(k) match                                --          --             192          --             --             --
    Stock based compensation expense                 11,453       3,877          10,143         603             --             --
    Changes in assets and liabilities, net of
    acquisitions and dispositions:
    Accounts receivable -- trade                        631         388           1,887       5,535            782          1,370
    Inventory                                            73          48             165         837          2,765         (2,167)
    Other current assets                               (582)      6,308           4,506         (80)         4,263         15,833
    Accounts payable and accrued expenses               627      (1,991)         (5,610)       (255)          (217)         7,619
    Accrued interest                                     --         575           1,523       2,510          1,193          1,320
    Deferred revenue and other current
    liabilities                                        (402)     (5,697)         (6,235)      2,285          2,305         (6,729)
                                                  ---------   ---------       ---------   ---------      ---------      ---------
    Net cash (used in) operating activities         (13,009)     (8,230)        (18,354)     (7,120)        (8,908)       (14,546)
                                                  ---------   ---------       ---------   ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of property & equipment            6           2              60          --             --             --
    Proceeds from sale of FCC licenses                   --          --           2,045       6,116            616             --
    Proceeds from sale of transportation assets          --          --              --          --            385            372
    Proceeds (purchase) of restricted
    investments                                     (61,209)        106           1,519        (991)          (604)            --
      Cash acquired in TerreStar asset
    purchase                                          6,165          --              --          --             --             --
    Investment in MSV                                    --                    (125,000)         --           (957)            --
    Proceeds from MSV note                               --       2,000           2,071          --             --             --
    Additions to property and equipment                 (36)       (653)         (1,357)       (232)          (613)          (494)
                                                  ---------   ---------       ---------   ---------      ---------      ---------
    Net cash (used in) provided by investing
    activities                                      (55,074)      1,455        (120,662)      4,893         (1,173)          (122)
                                                  ---------   ---------       ---------   ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of equity securities         116      23,188         192,024          --             --             17
    Stock issuance costs and other charges               (9)       (476)         (6,974)         --             --             --
    Principal payments under capital leases              --      (2,419)         (2,605)     (2,986)        (1,425)        (1,273)
    Principal payments under vendor financing            --        (682)         (2,645)     (1,020)            --             --
    Repayment of Term Credit Facility                    --      (6,785)         (6,899)         --             --             --
    Repayments of notes payable                      (8,739)         --         (23,990)         --             --             --
    Proceeds from Term Credit Facility                   --       1,500           1,500       4,500             --             --
    Proceeds from issuance of employee stock
    options                                           1,220       1,003           2,032          47             --             --
       Proceeds from issuance of Series A
    Cumulative Convertible Preferred Stock          408,500          --              --          --             --             --
       Issuance costs associated with Series A
    Cumulative Convertible Preferred Stock          (17,483)         --              --          --             --             --
       Purchase of treasury stock                   (56,750)         --              --          --             --             --
    Debt issuance costs and other charges                --          --            (100)       (536)          (117)            --
                                                  ---------   ---------       ---------   ---------      ---------      ---------
    Net cash provided by (used in) financing
    activities                                      326,855      15,329         152,343           5         (1,542)        (1,256)
                                                  ---------   ---------       ---------   ---------      ---------      ---------
    Net increase (decrease) in cash and cash
    equivalents                                     258,772       8,554          13,327      (2,222)       (11,623)       (15,924)

CASH AND CASH EQUIVALENTS, beginning of period       16,945       3,618           3,618       5,840         17,463         33,387
                                                  ---------   ---------       ---------   ---------      ---------      ---------
CASH AND CASH EQUIVALENTS, end of period          $ 275,717   $  12,172       $  16,945   $   3,618      $   5,840      $  17,463
                                                  =========   =========       =========   =========      =========      =========

                  The accompanying notes are an integral part of these consolidated financial statements.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

1.   Organization

Motient Corporation (with its subsidiaries, "Motient" or the "Company") provides two-way, wireless mobile data services and wireless internet services. Motient allows its customers access to multiple communications networks for a variety of wireless data communications services, including email messaging and other services that enable businesses, mobile workers and machines to transfer electronic information and messages and access corporate databases and the internet.

In addition to selling wireless services that use its own terrestrial DataTac network, it is also a reseller of airtime for data communications services on the Cingular and Sprint wireless networks. These arrangements allow Motient to provide integrated seamless solutions to its customers using a variety of networks. In December 2004, Motient launched a new set of products and services designed to provide these seamless solutions to our customers called iMotient Solutions TM. iMotient allows Motient's customers to use these multiple networks via a single connection to Motient's back-office systems, providing a one-source alternative for development, device management and billing across multiple networks, including but not limited to GPRS, 1XRTT, and DataTac. The Company considers the two-way mobile communications service described in this paragraph to be its core wireless business.

Motient presently has six wholly-owned subsidiaries and a 49% interest in Mobile Satellite Ventures LP (MSV). Motient Communications Inc., a wholly owned subsidiary, owns the assets comprising Motient's core wireless business, except for Motient's Federal Communications Commission, or FCC, licenses, which are held in a separate subsidiary, Motient License Inc. Motient's other four subsidiaries hold no material operating assets other than the stock of other subsidiaries and Motient's interests in MSV.

For a discussion of certain significant recent developments and trends in Motient's business after the end of the period covered by this report, please see Note 21 ("Subsequent Events").

Mobile Satellite Ventures LP

On June 29, 2000, the Company formed a joint venture subsidiary, MSV, with certain other parties, in which it owned 80% of the membership interests. Through November 2001, MSV used the Company's satellite network to conduct research and development activities. The remaining 20% interests in MSV were owned by three investors unrelated to Motient. The minority investors had certain participating rights which provided for their participation in certain major business decisions that were made in the normal course of business; therefore, in accordance with EITF No 96-16, "Investor's Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights", the Company's investment in MSV has been recorded for all periods presented in the consolidated financial statements pursuant to the equity method of accounting.

On November 12, 2004, Motient acquired approximately 5.4 million MSV limited partnership units, and a corresponding number of shares in MSV's general partner, Mobile Satellite Ventures GP Inc. ("MSV GP"). These units consist of
4.2 million units purchased for $125 million in cash and 1.2 million units received in exchange for the cancellation of our $15 million principal note (and all accrued interest thereon) issued by MSV and the conversion of $3.5 million of convertible notes issued by MSV (including the cancellation of the accrued interest on such convertible notes). In connection with our investment, the other limited partners of MSV exchanged their outstanding notes (but not generally the accrued interest thereon), and one limited partner contributed an additional $20 million of cash, for limited partnership units and a corresponding number of MSV GP shares.

As a result of MSV's capital transactions in 2004, Motient recorded a change of interest loss of $3.1 million directly to shareholder's equity in accordance with Staff Accounting Bulletin No. 51 "Accounting for Sales of Stock of a Subsidiary" as our ownership interest decreased from 48% to 30%, prior to our additional $125 million investment, in MSV.

As of December 31, 2003 and 2004, Motient held a 29.5% (assuming conversion of all outstanding convertible notes) and 38.6% interest, respectively, in MSV. As of March 1, 2005, Motient's direct and indirect interest in MSV is 49%. Please see Note 21 ("Subsequent Events"). For additional information regarding MSV, please see the financial statements of MSV beginning on page M-1.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


2.   Significant Accounting Policies

Basis Of Presentation

Reorganization

The consolidated financial statements included herein include the accounts of the Company and its wholly and majority owned subsidiaries. In accordance with the American Institute of Certified Public Accountants Statement of Position 90-7. Financial Reporting by Entities in Reorganization under the Bankruptcy Code, the Company adopted fresh-start accounting as of May 1, 2002, and the Company's emergence from Chapter 11 resulted in a new reporting entity. The periods as of and prior to May 1, 2002, have been designated as "Predecessor Company" and the periods subsequent to May 1, 2002, have been designated as "Successor Company." Under fresh-start accounting, the reorganization equity value of the company was allocated to the assets and liabilities based on their respective fair value and was in conformity with SFAS No. 141 "Business Combinations." As a result of the implementation of fresh-start accounting, the financial statements of the Company after the effective date are not comparable to the Company's financial statements for prior periods. All intercompany accounts and transactions have been eliminated. See Note 20 for additional information about our emergence from bankruptcy and fresh-start accounting.

The results of MSV have been accounted for pursuant to the equity method of accounting.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's most significant estimates relate to the valuation of its net assets and liabilities in "fresh-start" accounting, the valuation on its investment in MSV, the allowance for doubtful accounts receivable, the valuation of deferred tax assets and the ability to realize long-lived assets.

Cash Equivalents

The Company considers highly liquid investments with original or remaining maturities at the time of purchase of three months or less to be cash equivalents.

Restricted Investments

The Company had $0.8 million and $1.6 million of restricted investments at December 31, 2004 and 2003, respectively. The restricted investments included securities that were classified as held-to-maturity under the provision of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company classified restricted investment amounts which would mature within one year as current assets in the accompanying balance sheet. The Company accounted for these investments at their amortized cost.

Allowance For Doubtful Accounts

The Company records an allowance for doubtful accounts based on historical trends, customer knowledge, any known disputes, and the aging of accounts receivable balance combined with management's estimate of future potential recoverability, based on our knowledge of customer's financial condition.

Inventory

Inventory, which consists primarily of communication devices and accessories, such as power supplies and documentation kits, is stated at the lower of cost or market. Cost is determined using the weighted average cost method. The Company periodically assesses the market value of its inventory, based on sales trends and forecasts and technological changes and records a charge to current period income when such factors indicate that a reduction to net realizable value is appropriate. The Company considers both inventory on hand and inventory which it has committed to purchase, if any.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

Property And Equipment

Property and equipment additions are recorded at cost for the Successor Company and adjusted for impairment, and includes "fresh-start" adjustments and depreciated over their useful life using the straight-line method. All identifiable assets recognized in accordance with "fresh-start" accounting were recorded at the effective date based upon independent appraisal. Assets recorded as capital leases are amortized over the shorter of their useful lives or the term of the lease. The estimated useful lives of office furniture and equipment vary from two to ten years, and the network equipment is depreciated over seven years. The Company has also capitalized certain costs to develop and implement its computerized billing system. These costs are included in property and equipment and are depreciated over three years. Repairs and maintenance do not significantly increase the utility or useful life of an asset and are expensed as incurred.

Software Development Costs

The Company capitalized certain costs valued in connection with developing or obtaining internal use software in accordance with American Institute of Certified Public Accountants Statement of Position 98-1. "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." As of December 31, 2004 and 2003, net capitalized internal use software costs were $0.3 million and $1.3 million, respectively, are included in property and equipment in the accompanying consolidated balance sheets and are amortized on a straight-line basis over three years.

Long-Lived Assets

We account for long-lived assets in accordance with SFAS No. 144, Accounting For The Impairment Or Disposal Of Long-Lived Assets. Other long-term assets, including property and equipment, and other intangibles, are amortized over their expected lives, which are estimated by management. Management also makes estimates of the impairment of long-term assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the actual useful life of a long-term asset is shorter than the useful life estimated by us, the assets may be deemed to be impaired and, accordingly, a write-down of the value of the assets or a shorter amortization period may be required.

Investment In MSV And Notes Receivables From MSV

The Company uses the equity method of accounting for its investment in MSV. The company considers whether the fair value of its investment has declined below its carrying value whenever adverse events or circumstances indicate that the recorded value may not be recoverable. If the Company considers such decline to be other than temporary, a write down would be recorded to estimate fair value.

Deferred Taxes

The Company accounts for income taxes under the liability method as required in SFAS No. 109, "Accounting for Income Taxes". Under the liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax laws and rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under this method, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation reserve is established for deferred tax assets if the realization of such benefits cannot be sufficiently assured.

Fair Value Of Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of the fair value of certain financial instruments. The Company has used available information to derive its estimates. However, because these estimates are made as of a specific point in time, they are not necessarily indicative of amounts the Company could realize currently. The use of different assumptions or estimating methods may have a material effect on the estimated fair value amounts. The carrying amount for cash and cash equivalents, short-term investments, accounts receivable, non-trade receivables included in other assets, accounts payable and accrued expenses, and deferred revenues approximates their fair values. For debt issues that are not quoted on an exchange, interest rates currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value. The fair value of the Company's equity investment in MSV was determined by an independent third-party valuation performed in November 2003 as part of Company's preparation of its December 31, 2002 financial statements. This same

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


valuation methodology was utilized to value the Company's equity interest in MSV as of December 31, 2003. The fair value of the notes receivable from MSV approximated its carrying value as of December 31, 2003. These notes receivable were exchanged into equity of MSV as part of the Company's investment in MSV in November 2004. Given the investment transaction by Motient into MSV in November 2004, the fair value of the Company's equity investment in MSV was determined by the carrying amount of the Company's investment in MSV and adjusted for the Company's change in ownership interest upon the conversion of the notes.

                                                       As of December 31, 2004       As of December 31, 2003
                                                      ------------------------       ------------------------
                                                      Carrying                     Carrying
                                                       Amount      Fair Value       Amount       Fair Value
                                                       ------      ----------       ------       ----------
(in thousands)
Assets:
Restricted investments                               $     75       $     75        $  1,595       $  1,595
Investment in and notes receivable from MSV           141,635        141,635          22,610         31,294

Liabilities:
Rare Medium Note                                     $      0       $      0        $ 22,016       $ 22,016
CSFB Note                                                   0              0             869            869
Term Credit Facility                                        0              0           4,914          4,914
Vendor financing commitment                                 0              0           4,814          4,814
Capital leases                                       $      0       $      0        $  3,096       $  3,096

Revenue Recognition

The Company generates revenue through equipment sales, airtime service agreements and consulting services. In 2000, the Company adopted SAB No. 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. In certain circumstances, SAB No. 101 requires the Company to defer the recognition of revenue and costs related to equipment sold as part of a service agreement.

In December 2003, the Staff of the SEC issued SAB No. 104, "Revenue Recognition", which supersedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple-element revenue arrangements and to rescind the SEC's "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers" ("FAQ") issued with SAB No. 101. Selected portions of the FAQ have been incorporated into SAB No. 104. The adoption of SAB No. 104 did not have a material impact on the Company's revenue recognition policies.

Effective July 1, 2003, the Company adopted Emerging Issues Task Force (EITF) No. 00-21, Accounting For Revenue Arrangements With Multiple Deliverables, which is being applied on a prospective basis. The consensus addresses how to account for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. Revenue arrangements with multiple deliverables are required to be divided into separate units of accounting if the deliverables in the arrangement meet certain criteria. Arrangement consideration must be allocated among the separate units of accounting based on their relative fair values. The consensus also supersedes certain guidance set forth in Securities and Exchange Commission (SEC) Staff Accounting Bulletin Number 101, Revenue Recognition In Financial Statements (SAB
101). SAB 101 was amended in December 2003 by Staff Accounting Bulletin Number 104 (SAB 104).

Revenue is recognized as follows:

Service Revenue: Revenues from the Company's wireless services are recognized when the services are performed, evidence of an arrangement exists, the fee is fixed and determinable and collectability is probable. Service discounts and incentives are recorded as a reduction of revenue when granted, or ratably over a contract period. The Company defers and amortizes any revenue and costs associated with activation of a subscriber on the Company's network over an estimated customer life of two years.

The Company packages airtime usage on its network that involves a wide variety of volume packaging, anything from a 35 kilobytes per month plan up to unlimited kilobyte usage per month, with various gradations in between. Discounts may be applied when comparing one customer to another, and such service discounts are recorded as a reduction of revenue when granted.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


Service discounts and incentives are recorded as a reduction of revenue when granted, or ratably over a contract period. The Company does not offer incentives generally as part of its service offerings, however, if offered they would be recorded as a reduction of revenue ratably over a contract period.

To date, the majority of the Company's business has been transacted with telecommunications, field services, professional service and transportation companies located throughout the United States. The Company grants credit based on an evaluation of the customer's financial condition, generally without requiring collateral or deposits. The Company establishes a valuation allowance for doubtful accounts receivable for bad debt and other credit adjustments. Valuation allowances for revenue credits are established through a charge to revenue, while valuation allowances for bad debts are established through a charge to general and administrative expenses. The Company assesses the adequacy of these reserves quarterly, evaluating factors such as the length of time individual receivables are past due, historical collection experience, the economic environment and changes in credit worthiness of the Company's customers. If circumstances related to specific customers change or economic conditions worsen such that the Company's past collection experience and assessments of the economic environment are no longer relevant, the Company's estimate of the recoverability of its trade receivables could be further reduced.

Equipment And Service Sales: The Company sells equipment to resellers who market its terrestrial product and airtime service to the public. The Company also sells its product directly to end-users. Revenue from the sale of the equipment, as well as the cost of the equipment, are initially deferred and are recognized over a period corresponding to the Company's estimate of customer life of two years. Equipment costs are deferred only to the extent of deferred revenue.

As of December 31, 2004 and 2003, the Company had capitalized a total of $1.0 million and $4.5 million of deferred equipment revenue, respectively, and had deferred equipment costs of $0.9 million and $4.3 million, respectively.

Advertising Costs

Advertising costs (inclusive of airtime commissions) are charged to operations as incurred and totaled $4.0 million in 2004, $6.6 million in 2003, $4.3 million for the eight months ended December 31, 2002 and $2.5 million for the four months ended April 30, 2002.

Reorganization Items

Reorganization items relate to income recorded and expenses incurred as a direct result of the filing and include professional fees, adjustments to carrying value of debt, and fresh-start accounting adjustments. Reorganization items are separately identified on the Consolidated Statements of Operations.

Stock-Based Compensation

The Company accounts for stock options issued to non-employees, under Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation." The Company's issuance of employee stock options is accounted for using the intrinsic value method under APB Opinion No. 25, Accounting for Stock issued to Employees ("APB 25").

Statement of Financial Accounting Standards No. 123 "Accounting for Stock -- based Compensation," ("SFAS No. 123") as amended by Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation -- Transition and Disclosure" requires the Company to provide pro forma information regarding net earnings and earnings per common share as if compensation cost for the Company's stock options had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The fair value of the options granted in 2004, 2003 and 2002 were estimated by using the Black-Scholes pricing model with the following assumptions: (i) expected life of the options of 10 years for 2003 and 2004 and 10 years for 2002, (ii) expected volatility in the market price of the Company's common stock of 162-375% for 2004 and 148-162% and 173% for 2003 and 2002, (iii) no expected dividends, and (iv) a risk free interest rate of .92-2.18%, .88-.93% and 1.71% in 2004, 2003 and 2002.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


We have granted stock options to our employees at exercise prices equal to or greater than the fair value of the shares at the date of grant and accounted for these stock option grants in accordance with APB 25. Under APB 25, when stock options are issued with an exercise price equal to the market price of the underlying stock on the date of grant, no compensation expense is recognized in the statement of operations. Because we recognized that APB 25 was in the process of being rescinded, in 2004 we amended our stock option plan to provide for the grants of restricted stock and other forms of equity compensation in addition to stock options. In December 2004, APB 25 was replaced by Statement of Financial Accounting Standards No. 123 (Revised) ("Statement 123(R)") which will be effective for all accounting periods beginning after December 15, 2005. The Company will adopt Statement 123(R) on January 1, 2006, and will be required to recognize an expense for the fair value of its outstanding stock options. Under Statement 123(R), The Company must determine the transition method to be used at the date of adoption, the appropriate fair value model to be used for valuing share-based payments and the amortization method for compensation cost. The transition methods include prospective and retroactive adoption methods. Under the retroactive method, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective option requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of Statement 123(R), while the retroactive option would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. Both transition methods would require management to make accounting estimates. The Company has not yet concluded which method it will utilize, nor has it determined what the impact will be on its earnings per share.

The following table illustrates the effect on income (loss) attributable to common stockholders and earnings (loss) per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

                                                                                                          Predecessor
                                                                  Successor Company                         Company
                                                                  -----------------                         -------

                                                                                                Eight        Four
                                                                         Year         Year      Months       Months
                                            Six Months    Six Months     Ended       Ended      Ended        Ended
                                            Ended June    Ended June    December    December   December     April
                                             30, 2005     30, 2004      31, 2004    31, 2003   31, 2002    30, 2002
                                             --------     --------      --------    --------   --------    --------
                                            (unaudited)  (unaudited)

Net loss, as reported                         ($51,408)    $(36,629)    $(71,964)   $(62,122)   $(59,558)     $231,978
Add: Stock-based employee compensation
expense included in net income, net of
related tax effects                              11,299        3,877       10,143         603         ---          ---
Deduct: Total stock-based employee
compensation expense determined under
fair value based method for all awards,
net of tax related effects                     (13,169)        (428)      (6,726)     (2,488)       (567)         (57)
                                               --------        -----      -------     -------       -----         ----
Pro forma net loss                             (53,278)     (33,180)    $(68,547)   $(64,007)   $(60,125)     $231,921

Weighted average common shares outstanding       61,683       27,285       32,771      25,145      25,097       58,251
Earnings per share:
  Basic and diluted---as reported               $(0.83)      $(1.34)      $(2.20)     $(2.47)     $(2.37)        $3.98
  Basic and diluted---pro-forma                 $(0.86)      $(1.22)      $(2.09)     $(2.55)     $(2.40)        $3.98

Under SFAS No. 123 the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                                                                Predecessor
                                                                  Successor Company                               Company
                                                                  -----------------                               -------

                                    Six Months     Six Months                                   Eight Months    Four Months
                                      Ended           Ended        Year Ended      Year Ended        Ended          Ended
                                     June 30,       June 30,      December 31,    December 31,   December 31,     April 30,
                                       2005           2004            2004           2003            2002           2002
                                       ----           ----            ----           ----            ----           ----
                                   (unaudited)     (unaudited)
Expected life (in years)                  10              10            10              10             10             10
Risk-free interest rate               2.28%-            0.88%         0.92%           0.88%          1.71%          1.71%
                                       2.85%           -0.93%        -2.18%          -0.93%

Volatility                             456%-             146%          162%            148%           173%           197%
                                        773%            -162%         -375%           -162%
Dividend yield                          0.0%             0.0%          0.0%            0.0%           0.0%           0.0%

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


Segment Reporting

In June 1997, the FASB issued Statement No. 131. SFAS No. 131 establishes annual and interim reporting standards for operating segments of a company. It also requires entity wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. We are not organized by multiple operating segments for the purpose of making operating decisions or assessing performance. Accordingly, we operate as one operating segment and report applicable enterprise-wide disclosures.


Prior to issuing its quarterly report on Form 10-Q for the quarter ended June 30, 2005, the company reevaluated this position. Accordingly, the Company examined SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which requires companies to report financial and descriptive information about their reportable operating segments, including segment profit or loss, certain specific revenue and expense items and segment assets as well as information about the revenues derived from the company's products and services and major customers. This statement requires the use of the management approach to determine the information to be reported. The management approach is based on the way management organizes the enterprise to assess performance and make operating decisions regarding the allocation of resources. It is management's opinion that the Company has two reportable segments, Motient Communications and TerreStar Networks Inc. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. (Unaudited)

The Company's core customer base can be generally divided into six broad categories, Wireless Internet, Field Services, Transportation, Telemetry, iMotient and Other. Wireless Internet primarily consists of customers using the Company's network and applications to access certain internet functions, like email. Devices and airtime used by transportation and shipping companies, or by personnel in the field service industries (such as repair personnel), for dispatching, routing and other vital communications functions are known as transportation and field service, respectively. Telemetry typically covers devices and airtime to connect remote equipment, such as wireless point-of-sale terminals, with a central monitoring facility. iMotient consists of integrated wireless data solutions revenues through the resale of airtime on the Cingular and Sprint wireless networks. Other revenues may consist of sales commissions, consulting fees or other fees. (Unaudited)


The Company has one operating segment: its core wireless business. The Company provides its core wireless business to the continental United States, Alaska and Hawaii. The following summarizes the Company's core wireless business revenue by major market categories:

                                                                                                         Predecessor
                                                           Successor Company                               Company
                                                           -----------------                               -------

                              Six Months     Six Months       Year           Year       Eight Months    Four Months
                                Ended          Ended          Ended          Ended          Ended          Ended
Summary of Revenue             June 30,      June 30,      December 31,   December 31,   December 31,     April 30,
                                2005            2004          2004           2003           2002           2002
                                ----            ----          ----           ----           ----           ----
(in millions)                 (unaudited)    (Unaudited)
Wireless Internet               $  4.7        $  11.6       $  18.3        $  27.8        $  15.5        $   5.6
Field Services                     0.9            3.2           5.6            9.9           10.5            5.6
Transportation                     1.0            1.8           3.3            7.9            7.4            4.1
Telemetry                          0.9            1.2           2.3            2.3            1.8            0.8
iMotient                           0.1             --
All other                          0.2            2.3           2.9            1.4            0.3            0.7
                                  ----          -----         -----          -----          -----          -----
Service Revenue                    7.8           20.1          32.4           49.3           35.5           16.8
Equipment Revenue                  0.8            2.8           4.5            5.2            1.1            5.6
                                  ----          -----         -----          -----          -----          -----
    Total                       $  8.6        $  22.9       $  36.9        $  54.5        $  36.6        $  22.4
                                  ====          =====         =====          =====          =====          =====

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements



The Company does not measure ultimate income or loss or track its assets by these market categories. (However, see the unaudited disclosure above regarding a change in this policy).

TerreStar does not currently generate any revenues and we do not anticipate that it will do so until 2008. Additional financial information concerning the Company's reportable segments is shown in the following table (in thousands):
(Unaudited)


                                      Six Months Ended June 30, 2005
                                                (Unaudited)
                                     Motient    TerreStar        Total
                                     -------    ---------        -----

Operating (loss)                    $  (38.2)   $   (1.1)     $    (39.3)
Depreciation expense                $    5.4    $     --      $      5.4
Amortization expense                $    2.6    $    0.7      $      3.3
Identifiable assets                 $  742.0    $  278.7      $  1,020.7
Capital expenditures                $   36.0    $     --      $     36.0


Loss Per Share

Basic earnings per share is computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding during the accounting period. Diluted EPS reflects the potential increase in outstanding shares that could result from exercising in-the-money stock options plus the estimated number of non-vested restricted shares.

Options and warrants to purchase shares of common stock were not included in the computation of loss per share as the effect would be antidilutive for the years ended December 31, 2004 and 2003 and for the four and eight months ended April 30, 2002 and December 31, 2002, respectively. As a result, the basic and diluted earnings per share amounts for all periods presented are the same. As of December 31, 2004, there were warrants to acquire 4,594,327 shares of common stock and options outstanding for 605,727 shares that were not included in this calculation because of their anti-dilutive effect. As of December 31, 2003, there were warrants to acquire approximately 5,664,962 shares of common stock and 1,757,513 options outstanding that were not included in this calculation because of their antidilutive effect. As of December 31, 2002, there were warrants to acquire approximately 2,339,962 shares of common stock and 1,631,025 options outstanding that were not included in this calculation because of their antidilutive effect. For the four months ended April 30, 2002, no options or warrants had exercise prices in excess of the fair market value of the Company's common stock and thus were not factored into the per share calculation.

Reclassification

We have reclassified some prior period amounts to conform to our current year presentation.

Concentrations Of Credit Risk And Major Customers

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, short term investments, and accounts receivable. The Company periodically invests its cash balances in temporary or overnight investments. The Company's short term investments included debt securities such as commercial paper, time deposits, certificates of deposit, banker acceptances, and marketable direct obligations of the United States Treasury. At December 31, 2004, the Company had approximately $16.7 million of cash deposits in excess of amounts insured by the Federal Deposit Insurance Corporation.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

To date, the majority of the Company's business has been transacted with telecommunications, field services, professional service and transportation companies located throughout the United States. The Company grants credit based on an evaluation of the customer's financial condition, generally without requiring collateral or deposits. Exposure to losses on trade accounts receivable, for both service and for equipment sales, is principally dependent on each customer's financial condition.


For the six months ended June 30, 2005, four customers accounted for approximately 42% of the Company's service revenue, with one customer, SkyTel Communications, Inc. ("SkyTel"), accounting for more than 23%. As of June 30, 2005, one customer, Geologic Solutions accounted for approximately 17% of our net accounts receivable. No other single customer accounted for more than 10% of our net accounts receivable. For the six months ended June 30, 2004, five customers accounted for approximately 47% of the Company's service revenue, with one customer, SkyTel, accounting for more than 21%. No single customer accounted for more than 9% of the Company's net accounts receivable at June 30, 2004. (unaudited)


For the year ended December 31, 2004, five customers accounted for approximately 43% of the Company's service revenue, with one customer, SkyTel, accounting for more than 22% of the Company's service revenue. As of December 31, 2004, one customer, RIM, accounted for more than 14% of our net accounts receivable. No other single customer accounted for more than 10% of our net accounts receivable.

For the year ended December 31, 2003, five customers accounted for approximately 47% of the Company's service revenue, with two of those customers, SkyTel and UPS, each accounting for more than 11% of the Company's service revenue. As of December 31, 2003, no single customer accounted for more than 6% of the Company's net accounts receivable.

For the four months ended April 30, 2002 and the eight months ended December 31, 2002, SkyTel and UPS accounted for 11% and 16%, respectively, and 15% and 18%, respectively, of the Company's service revenue.

The revenue attributable to such customers varies with the level of network airtime usage consumed by such customers, and none of the service contracts with such customers requires that the customers use any specified quantity of network airtime, nor do such contracts specify any minimum level of revenue. There can be no assurance that the revenue generated from these customers will continue in future periods.

Recent Accounting Pronouncements

In October 2004, the FASB ratified EITF 04-8, "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings Per Share." The new rules require companies to include shares issuable upon conversion of contingently convertible debt in their diluted earnings per share (EPS) calculations regardless of whether the debt has a market price trigger that is above the current fair market value of the company's common stock that makes the debt currently not convertible. The new rules are effective for reporting periods ending on or after December 15, 2004. At December 31, 2004, Motient had no contingently convertible debt.

In January 2003, the FASB issued FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities". In December 2003, the FASB issued FIN No. 46 (Revised) ("FIN 46-R") to address certain FIN 46 implementation issues. This interpretation requires that the assets, liabilities, and results of activities of a Variable Interest Entity ("VIE") be consolidated into the financial statements of the enterprise that has a controlling interest in the VIE. FIN 46-R also requires additional disclosures by primary beneficiaries and other significant variable interest holders. For entities acquired or created before February 1, 2003, this interpretation is effective no later than the end of the first interim or reporting period ending after March 15, 2004, except for those VIE's that are considered to be special purpose entities, for which the effective date is no later than the end of the first interim or annual reporting period ending after December 15, 2003.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

For all entities that were acquired subsequent to January 31, 2003, this interpretation is effective as of the first interim or annual period ending after December 31, 2003. The adoption of the provisions of this interpretation did not have a material effect on our financial condition or results of operations.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This standard amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, collectively referred to as derivatives, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Relationships." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships after June 30, 2003. The adoption of this statement did not have a material impact on our results of operations or financial condition.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial condition. Previously, many of those financial instruments were classified as equity.

SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption the provisions of SFAS No. 150 did not have a material effect on our results of operations or financial condition.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104, "Revenue Recognition" ("SAB 104"), which supersedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004) "Share-Based Payment" ("SFAS No. 123R") that addresses the accounting for share-based payment transactions in which a company receives employee services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of such equity instruments. SFAS No. 123R addresses all forms of share-based payment awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, "Accounting for Stock Issued to Employees", that was provided in Statement 123 as originally issued. Under SFAS No. 123R companies are required to record compensation expense for all share based payment award transactions measured at fair value. This statement is effective for quarters ending after December 15, 2005. We have not yet determined the impact of applying the various provisions of SFAS No. 123R.

In December 2004, the FASB issued SFAS No. 153, Exchanges Of Nonmonetary Assets -- An Amendment Of APB Opinion No. 29, Accounting For Nonmonetary Transactions (SFAS 153). SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting For Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for the fiscal periods beginning after June 15, 2005 and is required to be adopted by the Company in the third quarter of 2005. The Company is currently evaluating the effect that the adoption of SFAS 153 will have on its consolidated results of operations and financial condition but does not expect it to have a material impact.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs: an amendment of ARB No. 43, Chapter 4," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the provisions of SFAS No. 151, when applied, will have an impact on our financial position or results of operations.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

3.   Assets Held For Sale

On July 29, 2003, Motient Communications, entered into an asset purchase agreement with Nextel, under which Motient Communications sold to Nextel certain of its SMR licenses issued by the FCC for $3.4 million. The closing of this transaction occurred on November 7, 2003. On December 9, 2003, Motient Communications entered into a second asset purchase agreement, under which Motient Communications sold additional licenses to Nextel for $2.75 million resulting in a $1.5 million loss which was recorded in December 2003.

In February 2004, the Company closed the sale of licenses covering approximately $2.2 million of the purchase price, and in April 2004, the Company closed the sale of approximately one-half of the remaining licenses. The transfer of the remaining licenses has been challenged at the FCC by a third-party. While the Company believes, based on the advice of counsel, that the FCC will ultimately rule in its favor, the Company cannot be assured that it will prevail, and in any event, the timing of any final resolution is uncertain. None of these licenses are necessary for Motient's future network requirements. The net realizable value of these frequencies at December 31, 2004 and 2003 were approximately, $0.26 million and $2.7 million respectively.

4.   Other Current Assets

Other current assets consist of the following:

                                                  December 31,
                                                  ------------
                                              2004            2003
                                              ----            ----
                                                  (in thousands)

Prepaid site rent                             $  387         $3,416
Prepaid maintenance                               75            271
Prepaid expenses - other                         582            806
Deposits                                          68             10
Non-trade receivables and other                  236            588
                                              ------         ------
                                              $1,348         $5,091
                                              ======         ======

5.   Property And Equipment

Property and equipment consists of the following:

                                              December 31,
                                              ------------
                                            2004       2003
                                          --------   --------
                                              (in thousands)
Network equipment                         $ 30,598   $ 35,865
Office equipment                             2,838      2,846
                                          --------   --------
                                            33,436     38,711
Less accumulated depreciation and
amortization                               (16,175)    (7,330)
                                          --------   --------
Property and equipment, net               $ 17,261   $ 31,381
                                          ========   ========

Depreciation expense totaled $10,033, $13,770, $9,816 and $5,924 for the years ended December 31, 2004 and 2003, and the eight months ended December 31, 2002 and the four months ended April 30, 2002, respectively.

The Company leases certain office equipment and switching equipment under agreements accounted for as capital leases. Assets recorded as capital leases in the accompanying balance sheets include the following:

                                       December 31,
                                       -----------
                                       2004     2003
                                      -----  -------
                                       (in thousands)
Switch equipment                      $  --  $ 9,795
Office equipment                         --       --
Less accumulated depreciation            --   (5,280)
                                      -----  -------
   Total                              $  --  $ 4,515
                                      =====  =======

6.   FCC Licenses And Other Intangible Assets

FCC licenses and other intangible assets consist of the following:

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


                                                  June 30,
                                                    2005        December 31,
                                                (unaudited)   2004       2003
                                                -----------   ----       ----
                                                         (in thousands)
                                                --------------------------------
FCC 800 MHz licenses                            $ 76,141    $ 80,594   $ 80,594
FCC 2 GHz licenses                                66,864          --         --
Intellectual property                             11,707          --         --
Customer contracts                                   349         349      1,893
                                                --------    --------   --------
                                                 155,061      80,943     82,487
Less accumulated amortization                    (15,746)    (13,294)    (8,466)
                                                --------    --------   --------
FCC licenses and other intangible assets, net   $139,315    $ 67,649   $ 74,021
                                                ========    ========   ========

Amortization totaled $5,616, $7,696, $5,693 and $989 for the years ended December 31, 2004 and 2003 and the eight months ended December 31, 2002 and the four months ended April 30, 2002, respectively.

Motient accounts for its frequencies as finite-lived intangibles and amortizes them over a 15-year estimated life. Motient amortizes customer contracts over a three-year life.

We engaged a financial advisor to reevaluate the value of our customer-contracts intangibles as of September 30, 2003 due primarily to the decline in revenue from UPS in this time period. This valuation resulted in an impairment of the customer-related intangibles of $5.5 million in the third quarter of 2003. We subsequently reevaluated the value of our customer-related intangibles as of December 31, 2004 due primarily to the decline in revenue from our wireless internet customer segment. This valuation resulted in an impairment of the customer-related intangibles of $0.8 million in the fourth quarter of 2004.

The table below outlines Motient's amortization requirements for the five year period from December 31, 2004.

                                        December 31,
                             2005     2006     2007    2008     2009  Thereafter
                          -------  -------  -------  ------  -------  -------
FCC Licenses              $ 4,985  $ 4,985  $ 4,985  $4,985  $ 4,985  $42,375
Customer contracts            116      116      117      --       --       --


Intangible Assets (Unaudited)

The Company has utilized numerous assumptions and estimates in applying its valuation methodologies and in projecting future operating characteristics for the TerreStar business enterprise. In general, the Company considered population, market penetration, products and services offered, unit prices, operating expenses, depreciation, taxes, capital expenditures and working capital. The Company also considered competition, satellite and wireless communications industry projections and trends, regulations and general economic conditions. In the application of its valuation methodologies, the Company applies certain royalty and discount rates that are based on analyses of public company information, assessment of risk and other factors and estimates. (Unaudited)

The Company's valuation of TerreStar's intellectual property rights was determined utilizing a form of the income approach referred to as the relief from royalty valuation method. The Company assumed a 10% to 12% royalty rate applied to a projected revenue stream generated by a hypothetical licensee utilizing such intellectual property rights. The projected revenue was based on a business case for the operations and consisted of the following principal assumptions and estimates: (Unaudited)

-    A 20 year forecast period. (Unaudited)
- Specific cash outflows in the first four years of the forecast period to account for TerreStar's portion of satellite design, construction and launch expenditures. (Unaudited)
- Annual population growth of 1.6% based on U.S. Census Bureau estimates of the U.S. population in 2004. (Unaudited)
- Market penetration assumptions of zero to 7% to 12% over the forecast period, depending on the specific market and when the market is launched. (Unaudited)
- Monthly revenue per customer of $40.00 when services are launched, increasing to $44.50 over the forecast period. This increase equates to a compound annual growth rate of 0.6%. A substantial portion of this revenue is generated by the terrestrial component of the ATC network. (Unaudited)
- Tax rate of 40% after the consumption of net operating losses generated in the early years of the forecast period. (Unaudited)
- A 25% discount rate based on a weighted average cost of capital (WACC) determined by analyzing and weighting the cost of capital for a peer group of publicly traded satellite service providers, wireless communications companies and telecommunications companies in general. (Unaudited)

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


- The Company's valuation of its spectrum assets is based on a form of the income approach known as the "Build-Out Method." The method applies a discounted cash flow framework to the Company's "build-out" business case. This build-out approach is intended to incorporate all of historical and future development costs, as well as projected revenues, operating expenses and cash flows generated from the build-out of a hybrid satellite and terrestrial communications system utilizing the Company's frequency assets. This "build-out method" business case and the applied discounted cash flow valuation consisted of the following principal assumptions and estimates:
     (Unaudited)
- A 20-year forecast period, comprised of a high growth period for the first 10 years and a declining growth period beginning in year 11, and a terminal period to perpetuity. (Unaudited)
- Development cash outflows and capital expenditures related to the design and construction of two satellites in the first 3 years of the forecast period and the launch of one of these satellites in the fourth year of the forecast period. Replacement costs for the construction and launch of one satellite are included in the declining growth period.
     (Unaudited)
- Satellite only revenues based on market size data for traditional satellite segments (maritime, fleet management, public safety, telematics, and aeronautical) compiled by a third party research group and penetration estimates of 10% to 40% of our customer base, depending on the specific market segment addressed. (Unaudited)
- Terrestrial revenues calculated as eleven percent of the total revenues generated by a joint or strategic partner with whom TerreStar would intend to deploy a terrestrial infrastructure and launch terrestrial services. Total partnership revenues are based on (i) market penetration assumptions of zero to 7 to 12% over the forecast period depending on the specific city and when the city is launched. (ii) monthly revenue per customer of $40.00 when services are launched, increasing to $44.50 over the forecast period. This increase equates to a compound annual growth rate of 0.6%. (Unaudited)
- Operating expenses covering the operation of satellite facilities. These include a network operations center, tracking, telemetry and command systems, interconnect costs, in-orbit insurance, technical staff, and general and administrative personnel Under the projected expense structure, EBITDA margins are 60% early in the forecast period and expand to 70% later in the forecast period. (Unaudited)
- All capital expenditures required to design and construct two satellites and launch one satellite during the first four years of the forecast period. Additional capital expenditures for constructing a ground station and investing in handset development. (Unaudited)
- Tax rate of 40% after the consumption of net operating losses generated in the early years of the forecast period. (Unaudited)
-    A 19 to 21% discount rate based on a weighted average cost of capital
     (WACC) determined by analyzing and weighting the cost of capital for a peer group of publicly traded satellite service providers, wireless communications companies and telecommunications companies in general, with more weight given to traditional satellite service providers. A terminal value calculated using a WACC of 12%and a perpetuity growth rate of 2.5%. (Unaudited)

The Company will test for impairment of its intangible assets by reviewing all of the assumptions and estimates utilized relative to the valuation methodologies discussed above. To the extent that it determines that these assumptions and estimates are no longer accurate, either because actual results have materially differed from the assumptions and estimates, or because changing circumstances have caused the Company to reevaluate these assumptions and estimates for future periods, the Company will revalue these intangible assets based on revised assumptions and estimates. (Unaudited)


7.   Deferred Charges And Other Assets

Deferred charges and other assets consist of the following:

                                              December 31,
                                              ------------
                                             2004     2003
                                             -----    ----
                                            (in thousands)
Deferred equipment costs                    $   34  $  709
Term credit facility financing fees             --   7,367
                                            ------  ------
                                            $   34  $8,076

Financing costs are amortized over the term of the related facility using the straight-line method, which approximates the effective interest method. The term credit facility expired on December 31, 2004.

Amortization of term credit facility financing fees, which are a component of interest expense, for the years ended December 31, 2004 and 2003 totaled $2,485 and $3,292, respectively.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

8.   Accounts Payable And Accrued Expenses

Accounts payable and accrued expenses consist of the following

                                      December 31,
                                      ------------
                                     2004     2003
                                     ----     ----
                                     (in thousands)
Accounts Payable Trade             $ 1,900  $ 5,778
Accrued Site Rent                    1,512      806
Accrued Restructuring                1,287       --
Accrued Operating and Other          1,628    5,781
                                   -------  -------
                                   $ 6,327  $12,365

9.   Deferred Revenue And Other Current Liabilities

Deferred revenue and other current liabilities consist of the following:

                                       December 31,
                                       -----------
                                      2004     2003
                                      ----     ----
                                      (in thousands)
Deferred Revenue - UPS              $ 4,025  $ 4,678
Deferred Revenue - Aether               472    3,447
Deferred Revenue - RIM                  755    1,397
Deferred Registration fees              153      175
Deposits - other                         --      693
Deferred Revenue - other                  9      615
                                    -------  -------
                                    $ 5,414  $11,005

See Note 11 - Commitments and contingencies for disclosure regarding deferred revenue - UPS, as well as Note 21 - Subsequent Events (unaudited).

10.  Debt & Capital Leases

Debt and capital leases consists of the following:

                                                         December 31,
                                                         ------------
                                                         2004     2003
                                                         ----     ----
                                                         (in thousands)
Rare Medium note payable, including accrued interest     $  --  $22,016
CSFB note payable, including accrued interest               --      869
Term Credit Facility                                        --    4,914
Vendor financing, including accrued interest                --    4,814
Capital leases                                              --    3,096
                                                                -------
                                                            --   35,709
Less current maturities                                     --    3,867
                                                                -------
Long-term debt                                           $  --  $31,842
                                                         =====  =======

Term Credit Facility

On January 27, 2003, Motient Communications, closed a $12.5 million term credit agreement with a group of lenders, including several of the Company's existing stockholders. An indirect lender, Highland Capital Management holds 5% or more of Motient's common stock. James D. Dondero, a director of Motient, is the principal of Highland Capital Management. The lenders also included Gary Singer, directly or through one or more entities. Gary Singer is the brother of Steven
G. Singer, one of Motient's directors.

On January 27, 2003, in connection with the signing of the credit agreement, Motient issued warrants at closing to the lenders to purchase, in the aggregate, 3,125,000 shares of its common stock. The exercise price for these warrants is $1.06 per share. The warrants were immediately exercisable upon issuance and have a term of five years. The warrants were valued at $10 million using a Black-Scholes pricing model and recorded as a debt discount, amortized as additional interest expense over three years, the term of the related debt. Upon closing of the credit agreement, the Company paid closing and commitment fees to the lenders of $500,000. These fees were recorded on the Company's balance sheet and amortized as additional interest expense over three years, the term of the related debt. Under the credit agreement, the Company was required to pay an annual commitment fee of 1.25% of the daily average of undrawn amounts of the aggregate commitments from the period from the closing date to December 31, 2003. In December 2003, the Company paid the lenders a commitment fee of approximately $113,000.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

On March 16, 2004, Motient entered into an amendment to its credit facility, which extended the borrowing availability period until December 31, 2004. On March 16, 2004, in connection with the execution of the amendment to the credit agreement, the Company issued warrants to the lenders to purchase, in the aggregate, 2,000,000 shares of Motient's common stock. The number of warrants was reduced to an aggregate of 1,000,000 shares of common stock since, within 60 days after March 16, 2004, as the Company obtained at least $7.5 million of additional debt or equity financing. The exercise price of the warrants is $4.88 per share. The warrants were immediately exercisable upon issuance and have a term of five years. The warrants were valued at $6.7 million using a Black-Scholes pricing model and recorded as a debt discount and amortized as additional interest expense over three years, the term of the related debt. Motient registered the shares underlying the warrants in July 2004. The Company also paid a commitment fee to the lenders of $320,000 which accrued into the principal balance at closing. These fees were recorded on Motient's balance sheet and amortized as additional interest expense over three years, the term of the related debt.

In each of April, June and August 2003 and March of 2004, the Company made draws under the credit agreement in the amount of $1.5 million for an aggregate amount of $6.0 million, all of which was repaid in April 2004. Each of these borrowings, along with any accrued and unpaid interest, respectively, would have been due three years from the date of borrowing. The Company used such funds to fund general working capital requirements of operations.

For the monthly periods ended April 2003 through December 2003, and in September 2004, the Company reported events of default under the terms of the credit facility to the lenders. These events of default related to non-compliance with covenants requiring minimum monthly revenue, earnings before interest, taxes and depreciation and amortization and free cash flow performance. In each period, the lenders waived these events of default.

On April 13, 2004, Motient repaid all principal amounts then owing under its term credit facility, including accrued interest thereon, in an amount of $6.7 million. On December 31, 2004, borrowing availability under the facility terminated. The company immediately expensed approximately $8.1 million of deferred financing costs, in connection with the repayment as the Company's availability to borrow under the term credit agreement was reduced to $5.9 million. On December 31, 2004, the March 16, 2004 amendment expired and the Company immediately expensed the remainder of the approximately $3.9 million of deferred financing costs.

Rare Medium Notes

Under the Company's Plan of Reorganization, it issued a note to Rare Medium in the principal amount of $19.0 million in satisfaction of certain claims against the Company. The note was issued by a new subsidiary of Motient Corporation that owns 100% of Motient Ventures Holding Inc., which owns all of the Company's interests in MSV. The new note had a term of three years and carried interest at 9%. The note allowed the Company to elect to accrue interest and add it to the principal, instead of paying interest in cash. In July 2004, the Company repaid all accrued principal and interest on this note, in the amount of $22.6 million.

CSFB Note

Under the Company's Plan of Reorganization, the Company issued a note to CSFB, in satisfaction of certain claims by CSFB against Motient, in the principal amount of $750,000. The new note was issued by a new subsidiary of Motient Corporation that owns 100% of Motient Ventures Holding Inc., which owns all of the Company's interests in MSV. The new note had a term of three years and carried interest at 9%. The note allowed the Company to elect to accrue interest and add it to the principal, instead of paying interest in cash. In July 2004, the Company repaid all accrued principal and interest on this note, in the amount of $0.9 million.

Motorola Vendor Financing

In June 1998, Motorola entered into an agreement with the Company to provide up to $15 million of vendor financing, to finance up to 75% of the purchase price of network base stations. Loans under this facility bore interest at a rate equal to LIBOR plus 7.0% and were guaranteed by the Company and each subsidiary of Motient Holdings. Advances made during a quarter constitute a loan, which was then amortized on a quarterly basis over three years. As of December 31, 2003, $4.8 million was outstanding, including accrued interest, under this facility at an interest rate of 5.4%. In June 2004, the Company negotiated a settlement of these obligations, paying a $2.0 million in cash and issuing a warrant to Motorola to purchase 200,000 shares of the Company's common stock at a price of $8.68, in full satisfaction of the outstanding balances.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

Hewlett-Packard Capital Lease

The Company had a capital lease for network equipment with Hewlett-Packard. The lease has an effective interest rate of 12.2%. This capital lease was in default for non-payment at December 31, 2002, however, in January 2003, this agreement was restructured to provide for a modified payment schedule. In June 2004, the Company negotiated a settlement of the entire amounts under this lease, making a cash payment of $1.9 million, and took title to all of the leased equipment and software. Additionally, Hewlett-Packard released to the Company a $1.1 million letter of credit that the Company had provided for the benefit of Hewlett-Packard in 2003 to secure certain obligations under its lease.

11.  Other Long-Term Liabilities

Other long-term liabilities consist of the following:

                                                   December 31,
                                                   ------------
                                                   2004    2003
                                                   ----    ----
                                                  (in thousands)
Deferred revenue, Aether, RIM, MSV and other      $  606  $  622
Deferred equipment revenue                            69     725
                                                  ------  ------
                                                  $  675  $1,347


12.  Stockholders' (Deficit) Equity

As of December 31, 2004 and 2003, the Company has authorized 5,000,000 shares of preferred stock and 100,000,000 shares of common stock. For each share of common stock held, common stockholders are entitled to one vote on matters submitted to the stockholders.

The Preferred Stock may be issued in one or more series at the discretion of the Board of Directors (the "Board"), without stockholder approval. The Board is authorized to determine the number of shares in each series and all designations, rights, preferences, and limitations on the shares in each series, including, but not limited to, determining whether dividends will be cumulative or non-cumulative.

On April 7, 2004, Motient sold 4,215,910 shares of its common stock at a per share price of $5.50 for an aggregate purchase price of $23.2 million to several different investors in a private placement. In connection with this sale, Motient signed a registration rights agreement with the holders of these shares. Motient also issued warrants to purchase an aggregate of 1,053,978 shares of its common stock to the investors listed above, at an exercise price of $5.50 per share. Because Motient met certain deadlines related to the registration of the shares, the warrants will never vest.

In connection with this sale, Motient issued to Tejas Securities Group, Inc., its placement agent for the private placement, and certain CTA affiliates, warrants to purchase 600,000 and 400,000 shares, respectively, of its common stock. The exercise price of these warrants is $5.50 per share. The warrants are

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

immediately exercisable upon issuance and have a term of five years. Motient also paid Tejas Securities Group, Inc. a placement fee of $350,000 at closing. The fair value of the warrants was estimated at $6.2 million using a Black-Scholes model. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

On July 1, 2004, Motient sold 3,500,000 shares of its common stock at a per share price of $8.57 for an aggregate purchase price of $30.0 million to multiple investors. The sale of these shares was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act. Motient also issued warrants to purchase an aggregate of 525,000 shares of its common stock to the investors listed above, at an exercise price of $8.57 per share. Because Motient met certain deadlines related to the registration of the shares, the warrants will never vest.

In connection with this sale, Motient issued to certain affiliates of CTA and Tejas Securities Group, Inc., its placement agent for the private placement, warrants to purchase 340,000 and 510,000 shares, respectively, of its common stock. The exercise price of these warrants is $8.57 per share. The warrants are immediately exercisable upon issuance and have a term of five years. Motient also paid Tejas Securities Group, Inc. a placement fee of $850,000 at closing. The fair value of the warrants was estimated at $11.6 million using a Black-Scholes model.

On November 12, 2004, Motient sold 15,353,609 shares of its common stock at a per share price of $8.57. Motient received aggregate proceeds of $126,397,809, net of $5,182,620 in commissions paid to its placement agent, Tejas Securities Group, Inc. The approximately 60 purchasers included substantially all of the purchasers from the April and July 2004 private placements, as well multiple new investors. In connection with this sale, Motient signed a registration rights agreement with the holders of these shares. Among other things, this registration rights agreement required us to file and cause to make effective a registration statement permitting the resale of the shares by the holders thereof. Motient also issued warrants to purchase an aggregate of approximately 3,838,401 shares of its common stock to the investors listed above, at an exercise price of $8.57 per share. These warrants will vest if and only if Motient does not meet certain deadlines between January and March 2005 with respect to certain requirements under the registration rights agreement, one of which has already been met and one of which has not been met. Accordingly, 25% of these warrants have vested and 25% of these warrants will never vest. If the remaining warrants vest, they may be exercised by the holders thereof at any time through November 11, 2009.

Rights Offering

On November 22, 2004, Motient announced that it will issue to each of its stockholders of record one right for each share of Motient common stock held as of the close of business on December 17, 2004. Each right will entitle any holder that did not participate in the April, July or November 2004 private placements to purchase 0.103 shares of its common stock at a price of $8.57 per share, with fractions rounded up to the next whole share. A maximum of 2.5 million shares may be sold in the Rights Offering, generating maximum aggregate proceeds of approximately $21.4 million.

The rights will be non-transferable and will expire if not exercised within the exercise period. The rights will not be exercisable until the registration statement covering the rights and the shares of underlying common stock is declared effective by the SEC, and the exercise period will expire 30 days after the rights become exercisable. Motient has not filed a registration statement relating to the rights offering, but intends to do so as soon as reasonably practicable. Motient expects to consummate this rights offering in mid 2005.

The holders of the rights will not have over-subscription rights, and there will be no backstop to purchase unsubscribed shares. Motient reserves the right to abandon this rights offering at any time prior to the effectiveness of the registration statement relating to the rights offering, and upon any such abandonment, any and all of the rights previously issued will be cancelled, will no longer be exercisable and will be of no further force or effect.

As of December 31, 2004, the Company had reserved common stock for future issuance as detailed below.

   Shares issuable upon exercise of warrants       8,895,286
   2002 Stock Option Plan                          1,741,200
   Defined Contribution Plan                          69,184
   2004 Restricted Stock Plan                        984,600
                                                  ----------
        Total                                     11,690,270
                                                  ==========

Please see Note 21 ("Subsequent Events") for a discussion of recent developments related to the issuance of common stock.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

13.  Stock Options And Restricted Stock

In May 2002, the Company's Board approved the 2002 Stock Option Plan with 2,993,024 authorized shares of common stock, of which options to purchase 605,727 shares of the Company's common stock were outstanding at December 31, 2004. The plan was approved by the Company's stockholders on July 11, 2002. The options granted initially in 2002 are subject to vesting in two parts - 50% of the shares vest in three equal parts on the first, second and third anniversary of the date of grant, and the other 50% vest in three equal parts, or are rescinded, based on a comparison of the Company's performance in 2002, 2003 and 2004 to certain objectives established by the compensation and stock option committee of the Board following the availability of the annual results. In May 2004, the compensation committee of the Company's Board made a determination to vest a portion of the 2003 performance options. The 2002 and 2004 performance objectives were met in ordinary course, and those options were vested. The performance based options are accounted for in accordance with variable plan accounting, which requires that the value of these options are measured at their intrinsic value and any change in that value be charged to the income statement upon the determination that the fulfillment of the performance criteria is probable. The other options were previously accounted for as a fixed plan and in accordance with intrinsic value accounting, which require that the excess of the market price of stock over the exercise price of the options, if any, at the time that both the exercise price and the number of options are known be recorded as deferred compensation and amortized over the option vesting period.

In March 2003, the Company's board of directors approved the reduction in the exercise price of all of the outstanding stock options from $5.00 per share to $3.00 per share. The re-pricing requires that all options be accounted for in accordance with variable plan accounting, which requires that the value of these options are measured at their intrinsic value and any change in that value be charged to the income statement each quarter based on the difference (if any) between the intrinsic value and the then-current market value of the common stock. For the three and twelve months ended December 31, 2004, the Company recorded a mark-to-market adjustment of $3.5 million and $7.4 million respectively relating to these re-priced options. Options to purchase 1,631,025 shares, 1,757,513 shares, and 605,727 shares of the Company's common stock were outstanding at December 31, 2002, 2003 and 2004, respectively, under the Company's 2002 Stock Option Plan. Options to purchase 2,683,626 shares of the Predecessor Company's stock were outstanding at April 30, 2002. These options were cancelled as part of the Company's reorganization.

In July and September 2003, the compensation and stock option committee of the Company's Board, acting pursuant to the Company's 2002 stock option plan, granted 26 employees and officers options to purchase an aggregate of 470,000 shares of the Company's common stock at a price of $5.15 per share and 25,000 shares of the Company's common stock at a price of $5.65 per share. One-half of each option grant vests with the passage of time and the continued employment of the recipient, in three equal increments, on the first, second and third anniversary of the date of grant. The other half of each grant vested based on the performance of the Company in 2004. In August 2004, one employee received a grant for 100,000 shares of the Company's common stock at a price of $5.15 per share. These options were immediately exercisable. If vested and not exercised, the options will expire on the 10th anniversary of the date of grant. In December 2004, the directors, one employee and one consultant received options to purchase an aggregate of 205,000 shares of the Company's common stock at a price of $8.57 per share. These options were immediately exercisable upon issuance, but later amended to vest on February 28, 2005 and expire on March 1, 2005. Also on February 28, 2005, the board granted an aggregate of 205,000 options with a strike price of $28.70 per share to the same persons . This strike price was set at the closing price of the Company's common stock on February 28, 2005.

2004 Restricted Stock Plan

In August 2004, the Company adopted a restricted stock plan, and subsequently registered the shares to be issued under such plan on a registration statement on Form S-8. Pursuant to this plan, the Company may issue up to 1,000,000 shares of restricted common stock to employees or directors. In September 2004, the Company issued an aggregate of 15,400 shares of restricted stock to its directors as partial compensation for their service on the board of directors. Such shares vested in February 2005. Also in February 2005, the Company issued an aggregate of 95,286 shares of restricted stock to certain consultants and advisors, which vested on February 18, 2005.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

Information regarding the Company's stock option plan is summarized below:

                                                             Restricted
                                                             Stock and                       Weighted
                                                              Options   Options Granted      Average
                                                             Available       and          Option Price
                                                             For Grant    Outstanding       Per Share
                                                             ---------    -----------       ---------
Predecessor Company
-------------------
Balance, December 31, 2001                                    2,588,633      393,353            9.65
   MTNT Restricted stock and options available for
   grant cancelled                                           (2,588,633)    (393,353)
                                                             ----------     --------
Balance, April 30, 2002 (Predecessor Company)                        --           --              --
=====================================================================================================

Successor Company
-----------------
   Reorganized MNCP shares authorized for grant               2,993,024           --            5.00(1)
   MNCP options granted                                      (2,244,250)   2,244,250              --
   Exercised                                                         --           --            5.00
   Forfeited                                                    613,225     (613,225)           5.00
                                                             ----------   ----------
Balance, December 31, 2002                                    1,361,999    1,631,025
   Options granted                                             (495,000)     495,000            5.18
   Exercised                                                     15,412      (15,412)           3.00
   Forfeited                                                    353,100     (353,100)           3.02
                                                             ----------   ----------
Balance, December 31, 2003                                    1,235,511    1,757,513
   Options granted                                             (340,432)     340,432            6.99
   Exercised                                                    630,685     (630,685)           3.23
   Forfeited                                                    861,533     (861,533)           3.66
                                                             ----------   ----------
Balance, December 31, 2004                                    2,387,297      605,727

(1) In March 2003, our board of directors approved the reduction in the exercise price of all of the outstanding stock options from $5.00 per share to $3.00 per share.

Options exercisable at December 31:
                                                     Average
                                 Options         Exercise Price
                                 -------         --------------
                  2004           343,140            $7.08
                  2003           437,266            $3.00
                  2002              0                 N/A

Exercise prices for options outstanding as of December 31, 2004, were as follows:

                                          Options Outstanding                          Options Exercisable
                                          -------------------                          -------------------

                               Number            Weighted                            Number
                             Outstanding          Average          Weighted        Exercisable        Weighted
                                as of           Contractual        Average            as of            Average
Range of                    December 31,           Life            Exercise        December 31,       Exercise
Exercise Prices                 2004             Remaining          Price              2004             Price
---------------                 ----             ---------          -----              ----             -----
        $5.00(1)               143,230            9 years           $3.00             19,804            $3.00
        $5.15                  232,497           10 years           $5.15            114,168            $5.15
        $5.65                   25,000           10 years           $5.65              4,168            $5.65
        $8.57(2)               205,000           10 years           $8.57            205,000            $8.57

(1) In March 2003, our board of directors approved the reduction in the exercise price of all of the outstanding stock options from $5.00 per share to $3.00 per share.

(2) Later amended to vest on February 28, 2005 and expire on March 1, 2005.

Please see Note 21 "Subsequent Events," for information regarding grants of stock options and restricted stock in 2005.

14.  Income Taxes

The following is a summary of the Company's net deferred tax assets.

                                                               December 31,
                                                            2004        2003
                                                            ----        ----
                                                             (in thousands)
Net Operating Loss Carryforwards                          $ 188,107   $ 165,933
Deferred Taxes Related to Temporary Differences:
Tangible asset bases, lives and depreciation methods        (11,067)    (11,000)
         Other                                               (2,967)     (8,515)
                                                          ---------   ---------
                  Total deferred tax asset, net             174,073     146,418
Less valuation allowance                                   (174,073)   (146,418)
                                                          ---------   ---------
Net deferred tax asset                                    $      --   $      --
                                                          =========   =========

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

In connection with the fresh-start accounting adopted in 2002, our assets and liabilities were recorded at their respective fair values. Deferred tax assets and liabilities were then recognized for the tax effects of the differences between fair values and tax bases. In addition, deferred tax assets were recognized for future tax benefits of net operating loss ("NOL"), capital loss and tax credit carryforwards, and a valuation allowance was recorded for the overall net increase in deferred tax assets recognized in connection with fresh-start accounting.

To the extent management believes the pre-emergence net deferred tax assets will more likely than not be realized, a reduction in the valuation allowance established in fresh-start accounting will be recorded. The reduction in this valuation allowance will first reduce any remaining intangible assets recorded in fresh-start accounting, with any excess being treated as an increase to capital in excess of par value.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependant upon the generation of future taxable income during the periods in which those temporary differences become deducible. No benefit for federal income taxes has been recorded for the periods ended December 31, 2004 and 2003, as the net deferred tax asset generated, primarily from temporary differences related to the net operating loss, was offset by a full valuation allowance because it is not considered more likely than not that these benefits will be realized due to the Company's losses since inception. The change in the valuation allowance for 2004 is based on the tax effect of the availability and utilization of the Company's NOL's.

As of December 31, 2004 and 2003, the Company had estimated net operating loss carryforwards ("NOLs") of $468 million and $412 million, respectively. In April 2002, due to the debt restructuring and reorganization, the Company has triggered a change of control, which has limited the availability and utilization of the NOLs. The Company's NOL's expire between 2005 and 2024.

The provisions for income taxes for the periods below differs from the amount computed by applying the federal statutory rate due to the following:

                                                   Successor Company                           Predecessor Company
                                                   -----------------                           -------------------
                                                 Year Ended December 31   Eight Months Ended    Four Months Ended
                                                   2004          2003      December 31, 2002     April 30, 2002
                                                   ----          ----      -----------------     --------------
Statutory Federal income tax rate                   34.0%         34.0%           34.0%                34.0%

State and local taxes, net of Federal tax           5.89%         6.14%           6.19%                6.19%
benefit

Permanent Differences                              (1.66)%       (0.32)%         (0.03)%              (0.03)%

Valuation Allowance                               (38.23)%      (39.82)%        (40.16)%             (40.16)%

Effective income tax rate                             --            --              --                   --

15.  Related Parties

In 2004, Motient paid Communications Technology Advisors LLC $1,111,000 and $25,000 to Gerald Stevens-Kittner, Esq. for consulting services.

At December 31, 2004 Motient was due approximately $5,400 from MSV for certain customer payments that were received by MSV in 2004 and remitted to Motient in 2005.

The lenders of our term credit facility included Gary Singer, directly or through one or more entities. Gary Singer is the brother of Steven G. Singer, one of Motient's directors. Please see footnote 10 Debt & Capital Leases for additional information regarding our Term Credit Facility.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

Communication Technology Advisors LLC

In May 2002, the Company entered into a consulting agreement with Communication Technology Advisors LLC ("CTA") under which CTA provided consulting services to the Company. CTA's chairman, Jared E. Abbruzzese, was a director of the Company until June 20, 2003. Peter Aquino, a director from June 20, 2003 to February, 2004, was a senior managing director of CTA. Gerry S. Kittner, also a Motient director, is an advisor and consultant for CTA.

CTA is a consulting and private advisory firm specializing in the technology and telecommunications sectors. The Company's agreement with CTA had an initial term of three months ending August 15, 2002, and was extended by mutual agreement for several additional terms of two or three months each. For the first three months of the agreement, CTA was paid a flat fee of $60,000 per month, and for the period August 2002 to May 2003, the monthly fee was $55,000. Beginning in May 2003, the monthly fee was reduced to $39,000. The Company also agreed to reimburse CTA for CTA's out-of-pocket expenses incurred in connection with rendering services during the term of the agreement. This agreement was modified on January 30, 2004.

CTA had previously acted as the spectrum and technology advisor to the official committee of unsecured creditors in connection with the Company's Chapter 11 case. CTA received a total of $475,000 in fees for such advice and was reimbursed a total of $4,896 for expenses in connection with the rendering of such advice.

Except for the warrants offered to CTA described below and the warrants granted to certain members of CTA in connection with the private placement of the Company's common stock on April 7, 2004, neither CTA, nor any of its principals or affiliates is a stockholder of Motient, nor does it hold any debt of Motient (other than indebtedness as a result of consulting fees and expense reimbursement owed to CTA in the ordinary course under the Company's existing agreement with CTA). CTA has informed the Company that in connection with the conduct of its business in the ordinary course, (i) it routinely advises clients in and appears in restructuring cases involving telecommunications companies throughout the country, and (ii) certain of the Company's stockholders and bondholders and/or certain of their respective affiliates or principals, may be considered to be (a) current clients of CTA in matters unrelated to Motient; (b) former clients of CTA in matters unrelated to Motient; and (c) separate affiliates of clients who are (or were) represented by CTA in matters unrelated to Motient.

In July 2002, the Company's Board approved the offer and sale to CTA (or affiliates thereof) of a warrant (or warrants) for 500,000 shares of the Company's common stock, for an aggregate purchase price of $25,000. The warrant has an exercise price of $3.00 per share and a term of five years. These warrants were valued at $1.5 million and were recorded as a consultant compensation expense in December of 2002. Certain affiliates of CTA purchased the warrants in December 2002. Christopher W. Downie received a warrant for 100,000 of the 500,000 shares.

In November 2003, CTA was engaged to provide valuation of Motient's equity interest in MSV as of December 31, 2002. CTA was paid $150,000 for this valuation.

On January 30, 2004, the Company engaged CTA to act as chief restructuring entity. As consideration for this work, Motient agreed to pay to CTA a monthly fee of $60,000, one-half of which will be paid monthly in cash and one-half of which will deferred. The new agreement amends the consulting arrangement discussed above. In April 2004, Motient paid CTA $440,000 for all past deferred fees.

In April 2004 and July 2004, certain members of CTA were granted warrants to purchase 400,000 shares and 340,000 shares, respectively, of common stock in conjunction with the private placements of the Company's common stock on April 7, 2004 and July 1, 2004. The warrants have an exercise price of $5.50 and $8.57 per share, respectively, and a term of five years. In December 2004, certain affiliates of CTA were granted options to purchase 125,000 shares of the Company's common stock at a price of $8.57 per share. The options were initially immediately vested, but were later amended to vest on February 28, 2005 and expire on March 1, 2005. For further information on fees paid to CTA, please see
Note 21, "Subsequent Events." Mr. Abbruzzese, Mr. Kittner and Mr. Aquino all of whom did not participate in the deliberations or vote of the Board with respect to the foregoing matters while serving as a member of the Board.

16.  Commitments And Contingencies

As of December 31, 2004, the Company had no contractual inventory commitments.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

UPS, the Company's largest customer as of December 31, 2002, has substantially completed its migration to next generation network technology, and its monthly airtime usage of the Company's network has declined significantly. UPS was Motient's second largest customer for the twelve months ended December 31, 2003 and Motient's tenth largest customer for the twelve months ended December 31, 2004. There are no minimum purchase requirements under the Company's contract with UPS and the contract may be terminated by UPS on 30 days' notice at which point any prepaid network time would be required to be repaid. While the Company expects that UPS will remain a customer for the foreseeable future, the bulk of UPS' units have migrated to another network. As of December 31, 2004, UPS had approximately 4,700 active units on Motient's network.

Until June 2003, UPS had voluntarily maintained its historical level of payments to mitigate the near-term revenue and cash flow impact of its recent and anticipated continued reduced network usage. However, beginning in July 2003, the revenues and cash flow from UPS declined significantly. Also, due to a separate arrangement entered into in 2002 under which UPS prepaid for network airtime to be used by it in 2004 and beyond, the Company does not expect that UPS will be required to make any cash payments to the Company in through 2006 for service to be provided through 2006. Pursuant to such agreement, and, through December 31, 2004, UPS has not been required to make any cash payments to the Company in, and the value of the Company's remaining airtime service obligations to UPS in respect of the prepayment was approximately $4.0 million. If UPS terminates the contract, we will be required to refund any unused portion of the prepayment to UPS. For additional information, please see Note 21, Subsequent Events." (Unaudited)

Operating Leases

The Company leases substantially all of its base station sites through operating leases. The majority of these leases provide for renewal options for various periods at their fair rental value at the time of renewal. In the normal course of business, the operating leases are generally renewed or replaced by other leases. Additionally, the Company leases certain facilities and equipment under arrangements accounted for as operating leases. Certain of these arrangements have renewal terms. Total rent expense, under all operating leases, approximated $13.9 million for the year ended December 31, 2004, $15.2 million for the year ended December 31, 2003, $10.5 million for the eight months ended December 31, 2002, and $5.6 million for the four months ended April 30, 2002.

At December 31, 2004, minimum future lease payments under noncancelable operating leases are as follows:

                                             Operating
                                             ---------
                                           (in thousands)
           2005                              $ 5,173
           2006                                3,085
           2007                                2,273
           2008                                1,850
           2009 and thereafter                 2,831
                                             -------
           Total                             $15,212
                                             =======

Change Of Control Agreements

Pursuant to the Plan of Reorganization, Motient entered into a change of control agreement, effective May 1, 2002, with each of Mr. Matheson, Ms. Peterson, and eight other vice presidents of Motient. Under the agreements, each officer is eligible to receive one year of their annual base salary (excluding cash bonus) in the event that both (x) a "change in control" or an anticipated "change in control" as defined in the change of control agreement, has occurred and (y) the employee is terminated or his or her compensation or responsibilities are reduced. The events constituting a "change of control" generally involved the acquisition of greater than 50% of the voting securities of Motient, as well as certain transactions or events with a similar effect. Other than Mr. Matheson and Ms. Peterson, the Company currently has no employees with such a change of control agreement.

17.  Employee Benefits

Prior to the Company's reorganization, the Company had several active stock plans. All of these plans and the respective authorized and issued stock options were cancelled as part of the Company's reorganization on May 1, 2002.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

Defined Contribution Plan

The Company sponsored a 401(k) defined contribution plan ("401(k) Savings Plan") in which all employees of Motient could participate. The 401(k) Savings Plan provided for (i) a Company match of employee contributions, in the form of common stock, at a rate of $1 for every $1 of an employee's contribution not to exceed 4% of an employee's eligible compensation, (ii) a discretionary annual employer non-elective contribution, (iii) the option to have plan benefits distributed in the form of installment payments, and (iv) the reallocation of forfeitures, if any, to active participants. In 2001, effective January 2002, the Company amended its 401(k) Savings Plan to make the matching contributions discretionary, as well as to allow the match to be made in either cash or shares of common stock, at the Company's sole discretion. The Company's matching expense was $0.2 million for 2004, $0.4 million for 2003 and $0 for 2002. During 2002, the Company authorized 200,000 shares for the 401(K) Savings Plan.

2002 Stock Option Plan And 2004 Restricted Stock Plan

See Note 13 "Stock Options and Restricted Stock."

18.  Legal Matters

On April 15, 2004, Motient filed a claim under the rules of the American Arbitration Association in Fairfax County, VA against Wireless Matrix Corporation, a reseller of Motient's services, for the non-payment of certain amounts due and owing under the "take or pay" agreement between Motient and Wireless Matrix. Under this agreement, Wireless Matrix agreed to purchase certain minimum amounts of air-time on the Motient network. In February 2004, Wireless Matrix informed Motient that it was terminating its agreement with Motient. Motient did not believe that Wireless Matrix had any valid basis to do so, and consequently filed the above mentioned claim seeking over $2.6 million in damages, which amounts represents Wireless Matrix's total prospective commitment under the agreement. On May 10, 2004, Motient received notice of a counter-claim by Wireless Matrix of approximately $1 million, representing such amounts as Wireless Matrix claimed to have paid in excess of services rendered under the agreement. In June 2004, Motient reached a favorable out of court settlement, in which Wireless Matrix paid Motient $1.1 million.

>From time to time, Motient is involved in legal proceedings in the ordinary course of its business operations. Although, there can be no assurance as to the outcome or effect of any legal proceedings to which Motient is a party, Motient does not believe, based on currently available information, that the ultimate liabilities, if any arising from any such legal proceedings not otherwise disclosed would have a material adverse impact on its business, financial condition, results of operations or cash flows.

19.  Supplemental Cash Flow Information

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

                                                                                                                   Predecessor
                                                                            Successor Company                        Company
                                                                            -----------------                        -------
                                                                                                   Eight Months     Four Months
                                                                  Year Ended     Year Ended           Ended            Ended
                                                                  December 31,   December 31,       December 31,     April 30,
                                                                     2004          2003                2002            2002
                                                                    -----          ----                ----            ----
Cash payments for interest                                       $  3,144      $    572            $    396       $    427
Cash payment for income taxes                                          --            --                  --             --
Non-cash investing and financing activities:
Additional deferred compensation on non-cash
compensation                                                           --            --                  --             97
Issuance and re-pricing of common stock
purchase warrants                                                  26,672        10,024               1,464             --
Financing fees added to term credit facility                          320            --                  --             --
Exercise and Expiration of common stock
warrants                                                          (13,575)           --                  --             --
Vendor financing under maintenance agreement
                                                                       --            --               2,631             --
Issuance of Common Stock under the Defined
Contribution Plan                                                      --           280                  --           (203)
SAB 51 pick-up                                                   $  7,993      $     --            $     --       $     --

Cash (used) provided by reorganization items were as follows:

                                                                                               Predecessor
                                                       Successor Company                         Company
                                                       -----------------                         -------
                                                                             Eight Months      Four Months
                                           Year Ended      Year Ended           Ended            Ended
                                          December 31,    December 31,        December 31,      April 30,
                                             2004             2003              2002              2002
                                             ----             ----              ----              ----
           (in thousands)
           Professional Fees                $--                $--            $(3,434)         $(5,892)
           Interest Income                   --                 --                 --              145
                                            ---                ---            -------          -------
                                            $--                $--            $(3,434)         $(5,747)
                                            ===                ===            =======          =======

Further details regarding the plan are contained in Motient's Disclosure Statement with respect to the plan, which was filed as Exhibit 99.2 to the Company's current report on Form 8-K dated March 4, 2002.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

20.  Reorganization And Fresh Start Accounting

Reorganization

On April 26, 2002, the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court") confirmed our Plan of Reorganization that was filed with the Bankruptcy Court on February 28, 2002. On April 30, 2002, we emerged from proceedings under Chapter 11 of Title 11 of the United States code (the "Bankruptcy Code") pursuant to the terms of our Plan of Reorganization.

We operated our business as a debtor-in-possession subject to the jurisdiction of the Bankruptcy Court from January 10, 2002, (the "Filing Date") until April 30, 2002. Accordingly, our consolidated financial statements prior to May 1, 2002 have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting By Entities In Reorganization Under The Bankruptcy Code ("SOP 90-7") and generally accepted accounting principles applicable to a going concern, which assume that assets will be realized and liabilities will be discharged in the normal course of business.

The Company's emergence from Chapter 11 proceedings resulted in a new reporting entity with the adoption of fresh-start accounting in accordance with the SOP 90-7. Pursuant to SOP 90-7, the accounting for the effects of the reorganization occurred as of the confirmation date because there were no remaining conditions precedent to the effectiveness of the plan as of the April 26, 2002 confirmation date. For accounting purposes, the Company applied fresh-start accounting as of May 1, 2002, because the results of operations for the 5 days through April 30, 2002 did not have a material impact on the reorganized company's financial position, results of operations and cash flows. In connection with the preparation of the Predecessor Company's Disclosure Statement, an independent financial advisor determined our reorganization value, or fair value, to be $234.0 million before considering certain preference. This reorganization value was based upon our projected cash flows, selected comparable market multiples of publicly traded companies and other applicable ratios and valuation techniques. The estimated total equity value of the Reorganized Company aggregating $221.0 million was determined after taking into account the preference rights on liquidation available to certain equity holders of MSV in connection with the Plan of Reorganization.

Fresh Start Accounting

In accordance with SOP No. 90-7, the reorganized value of the Company was allocated to the Company's assets based on procedures specified by SFAS No. 141, "Business Combinations". Each liability existing at the plan confirmation date, other than deferred taxes, was stated at the present value of the amounts to be paid at appropriate market rates. It was determined that the Company's reorganization value computed immediately before the Effective Date was $234 million. Subsequent to the determination of this value, the Company determined that the reorganization value ascribed to MSV did not reflect certain preference rights on liquidation available to certain equity holders in MSV. Therefore, the reorganization value of MSV was reduced by $13 million and the Company's reorganization value was reduced to $221 million. The Company adopted "fresh-start" accounting because holders of existing voting shares immediately before filing and confirmation of the plan received less than 50% of the voting shares of the emerging entity and its reorganization value is less than its postpetition liabilities and allowed claims, as shown below:

Postpetition current liabilities                              $  49.9 million
Liabilities deferred pursuant to Chapter 11 Proceedings         401.1 million
                                                              ---------------
Total postpetition liabilities and allowed claims               451.0 million
Reorganization value                                           (221.0 million)
                                                              ---------------
Excess of liabilities over reorganization value               $(230.0 million)
                                                              ===============

After consideration of the Company's debt capacity, and after extensive negotiations among parties in interest, it was agreed that Motient's reorganization capital structure should be as follows:


Notes payable to Rare Medium and CSFB                 $ 19.8 million
Shareholders' Equity                                   201.2 million
                                                      --------------
                                                      $221.0 million
                                                      ==============

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

The Company allocated the $221.0 million reorganization value among its net assets based upon its current estimates of the fair value of its assets. In the case of current assets, with the exception of inventory, the Company concluded that their carrying values approximated fair values. The values of the Company's frequencies and its investment in and note receivable from MSV were based on independent analyses presented to the bankruptcy court and subsequently adjusted as discussed above. The value of the Company's fixed assets was based upon a valuation of the Company's software and estimates of replacement cost for network and other equipment, for which the Company believes that its recent purchases represent a valid data point. The value of the Company's other intangible assets was based on third party valuations as of May 1, 2002.

In February 2003, the Company engaged a financial advisory firm to prepare a valuation of software and customer intangibles. Software and customer intangibles were not taken into consideration when the original fresh-start balance sheet was determined at May 1, 2002. The changes for the software and customer contracts are reflected below and in the financial statements and notes herein.

The effect of the plan of reorganization and application of "fresh-start" accounting on the Predecessor Company's balance sheet as of April 30, 2002, is as follows:

                                                                     Debt
                                                                   Discharge
                                               Preconfirmation        and
                                                Predecessor        Exchange       Fresh Start             Reorganized
                                                Company(j)         of Stock       Adjustments          Successor Company
                                                ----------         --------       -----------          -----------------
(in thousands)
Assets:
Current assets
  Cash                                          $   17,463                                                 $ 17,463
  Receivables                                       10,121                                                   10,121
  Inventory                                          8,194                           $(4,352)                 3,842
  Deferred equipment costs                          11,766                           (11,766)  (e)               --
  Other current assets                              11,443                                                   11,443
                                                ----------                           -------               --------
    Total current assets                            58,987                           (16,118)                42,869
Property and equipment                              58,031                            (1,553)  (i)           56,478
FCC Licenses and other intangibles                  45,610                            56,866   (f)(i)       102,476
Goodwill                                             4,981                            (4,981)  (i)               --
Investment in and notes receivable from MSV         27,262                            26,593   (f)           53,855
Other long-term assets
                                                     2,864                            (1,141)  (e)            1,723
                                                ----------                           -------               --------
    Total Assets                                $  197,735                           $59,666               $257,401
                                                ==========                           =======               ========
Liabilities & Stockholders' (Deficit) Equity
Liabilities Not Subject to Compromise:
Current liabilities:
   Current maturities of capital leases         $    4,096                                                 $  4,096
   Accounts payable - trade                          1,625                                                    1,625
   Vendor financing                                    655                                                      655
   Accrued expenses                                 15,727                                                   15,727
   Deferred revenue                                 23,284                           (18,913)  (g)(e)         4,371
                                                ----------                           -------               --------
                                                    45,387                           (18,913)                26,474
  Long term liabilities:
   Vendor financing                                  2,661                                                    2,661
   Capital lease obligation                          3,579                                                    3,579
   Deferred revenue                                 19,931                           (16,136)  (e)(g)         3,795

Liabilities Subject to Compromise:
   Prepetition liabilities                           8,785           (8,785)  (a)                                --
   Senior note, including accrued interest
thereon                                            367,673         (367,673)  (b)                                --
   Rare Medium Note, including accrued
interest
   thereon                                          27,030          (27,030)  (c)                                --
                                                ----------        ---------                                --------
                                                   403,488         (403,488)                                     --
Rare Medium and CSFB Notes                              --           19,750                                  19,750
                                                ----------        ---------          -------               --------
   Total liabilities                               475,046         (383,738)         (35,049)                56,259

Stockholders' (deficit) equity:
   Common stock - old                                  584             (584)  (h)                                --
   Common stock - new                                                   251   (d)                               251
   Additional paid-in capital                      988,531         (988,531)                                197,814
                                                                    197,814   (d)(h)
   Common stock purchase
   warrants - old                                   93,730          (93,730)  (h)
   Common stock purchase
   warrants - new                                                     3,077   (d)                             3,077
   Deferred stock compensation                        (336)             336   (h)                                --
   Retained (deficit) earnings                  (1,359,820)       1,359,820           94,715                     --
                                                ----------        ---------          -------               --------
                                                                   (183,725)
                                                                    (94,715)  (d)(h)

                                                                    183,725   (h)
                                                                    -------
Stockholders' Equity (Deficit)                    (277,311)         383,738           94,715                201,142
                                                ----------                           -------               --------
Total Liabilities & Stockholders' Equity
(Deficit)                                       $  197,735        $      --          $59,666               $257,401
                                                ==========        =========          =======               ========

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

(a) Represents the cancellation of the following liabilities:

         i.  Amounts due to Boeing                                 $ 1,533
         ii. Amounts due to CSFB                                     2,000
         iii.Amounts due to JP Morgan Chase                          1,550
         iv. Amounts due to Evercore Partners LP ("Evercore")        1,948
         v.  Amounts due to the FCC                                  1,003
         vi. Other amounts                                             751
                                                                  --------
                                                                   $ 8,785

         Liabilities were cancelled in exchange for the following:

         a. 97,256 shares of new Motient common stock,

         b. a note to CSFB in the amount of $750 and

         c. a warrant to Evercore Partners to purchase 343,450 shares of new Motient common stock, and

         d. a note to Rare Medium in the amount of $19,000.

(b) Represents the cancellation of the senior notes in the amount of $367,673, including interest thereon, in exchange for 25,000,000 shares of new Motient common stock. Certain of the Company's other creditors received an aggregate of 97,256 shares of the Company's common stock in settlement for amounts owed to them.

(c) Represents the cancellation of $27,030 of notes due to Rare Medium, including accrued interest thereon, in exchange for a new note in the amount of $19,000. The Company also issued CSFB a note in the principal amount of $750 for certain investment banking services.

(d)      Represents the issuance of the following:

         i.       25,097,256 shares of new Motient common stock.

         ii. warrants to the holders of pre-reorganization common stock to purchase an aggregate of approximately 1,496,512 shares of common stock, with such warrants being valued at approximately $1,100.

         iii. a warrant to purchase up to 343,450 share of common stock to Evercore, valued at approximately $1,900. The retained earnings adjustment includes the gain on the discharge of debt of $183,725.

(e) Represents the write off of deferred equipment costs of $12,907 and deferred equipment revenue of $12,907 since there is no obligation to provide future service post-"fresh start".

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

(f) To reflect the step-up in assets in accordance with the reorganization value and valuations performed.

(g) Represents the write off of the deferred gain associated with the Company's sale of its satellite assets to MSV in November 2001 and the write-off of the unamortized balance of the $15,000 perpetual license sold to Aether in November 2000, both of which total approximately $22,142, since there is no obligation to provide future service post-"fresh start".

(h) To record the cancellation of the Company's pre-reorganization equity and to reverse the gain on extinguishment of debt of $183,725 and the gain on fair market adjustment of $94,715.

(i) To record the valuation and resulting increase of customer intangibles of approximately $11,501 and frequencies of $45,365. The reduction of $4,981 is due to a write-off of goodwill. The reduction of property and equipment relates to a subsequent reduction in the carrying value of certain software from $4,942 to $3,389, reduction to inventory from $8,194 to $3,842 to its net realizable value.

(j) The balances do not match the balances in the Company's Plan of Reorganization due to subsequent re-audit adjustments.

Under the Plan of Reorganization, all then-outstanding shares of the Company's pre-reorganization common stock and all unexercised options and warrants to purchase the Company's pre-reorganization common stock were cancelled. The holders of $335 million in senior notes exchanged their notes for 25,000,000 shares of the Company's new common stock. Certain of the Company's other creditors received an aggregate of 97,256 shares of the Company's new common stock in settlement for amounts owed to them. These shares were issued following completion of the bankruptcy claims process; however, the value of these shares has been recorded in the financial statements as if they had been issued on the effective date of the reorganization. Holders of the Company's pre-reorganization common stock received warrants to purchase an aggregate of approximately 1,496,512 shares of common stock. The warrants expired May 1, 2004, or two years after the Effective Date. The warrants were exerciseable to purchase shares of Motient common stock at a price of $.01 per share only if and when the average closing price of Motient's common stock over a period of ninety consecutive trading days was equal to or greater than $15.44 per share. Motient's common stock did not trade at this level from May 1, 2002 to May 1, 2004. All warrants issued to the holders of the Company's pre-reorganization common stock, including those shares held by the Company's 401(k) savings plan, have been recorded in the financial statements as if they had been issued on the effective date of the reorganization. Also, in July 2002, Motient issued to Evercore, financial advisor to the creditors' committee in Motient's reorganization, a warrant to purchase up to 343,450 shares of common stock, at an exercise price of $3.95 per share. The warrant was dated May 1, 2002, and has a term of five years. If the average closing price of Motient's common stock for thirty consecutive trading days is equal to or greater than $20.00, Motient may require Evercore to exercise the warrant, provided the common stock is then trading in an established public market. The value of this warrant has been recorded in the financial statements as if it had been issued on May 1, 2002.

21.  Subsequent Events

Management And Board Changes

On May 2, 2005, the board of directors elected C. Gerald Goldsmith to serve as a member of the board. (unaudited).

On March 4, 2005, the board of directors elected Barry A. Williamson to serve as a member of the board.

On February 28, 2005, Peter Aquino resigned from Motient's board of directors.

MSV Related Matters

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

On February 9, 2005, Motient entered into a merger agreement with Telcom Satellite Ventures Inc. and Telcom Satellite Ventures II Inc. and simultaneously consummated the transactions contemplated thereby, pursuant to which Telcom merged with and into MVH Holdings Inc., a direct and wholly-owned subsidiary of Motient, in a tax free reorganization in which MVH is the surviving company. In exchange for 2,296,835 MSV limited partnership units, Motient issued to Telcom's stockholders 8,187,804 shares of its common stock owned by the Telcom entities.

Concurrently with this merger, Motient (through MVH) also purchased 373.7 shares of common stock of Spectrum Space Equity Investors IV, Inc. and two other related entities, representing approximately 66.3% of the outstanding common stock of each of such entities, and 221.2 shares of common stock of Columbia Space Partners, Inc. and two other related entities, representing approximately 27.8% of the outstanding common stock of such entities. In total, Motient issued to the Spectrum entities and Columbia entities a total of 4,516,978 shares of Motient common stock in a private placement in exchange for indirect ownership of 1,267,098 MSV units.

Telcom, Columbia and Spectrum also received warrants exercisable for an aggregate of approximately 952,858 shares of Motient common stock. The warrants have a term of five years and an exercise price equal to $22.50. Each warrant shall become exercisable only as follows: (i) with respect to 35% of the warrant shares, on the date that is 30 days following the closing of the merger, if a registration statement covering the resale of the shares shall not have been filed with the SEC by such date, (ii) with respect to an additional 35% of the warrant shares, on the 60th day after the closing of the merger, if a registration statement covering the resale of the shares shall not have been filed with the SEC by such date, and (iii) with respect to 30% of the warrant shares, on the 180th day after the closing of the Mergers, if a registration statement covering the resale of the shares shall not have been declared effective. As Motient has filed a registration statement covering these shares, 70% of the 952,858 warrants will never vest.

On February 25, 2005, the FCC issued a revised set of rules following a detailed multi-year process for the use of ATC. The rules expanded the technical and operational flexibility of ATC Services allowing for greater capacity in both the uplink and downlink directions. These rules are subject to challenge at the FCC or before a federal court.

CTA Fees

On February 28, 2005, the board granted these CTA affiliates 125,000 options with a strike price of $28.70 per share. This strike price was set at the closing price of the Company's common stock on February 28, 2005. In February 2005, CTA and certain of its affiliates were paid a consulting fee of $3,709,796 in cash and stock in relation to the closing of Motient's acquisition of certain interests in MSV. Such fee is equal to 1% of the aggregate consideration paid by Motient for such MSV interests. This fee was comprised of 95,286 shares of stock and a cash payment of $927,449. 40% of this fee was paid to The Singer Children's Management Trust, which is a trust established for the benefit of the children of Gary Singer, a former lender under the 2003 Term Credit Agreement and the brother of Steven Singer, Motient's chairman of the board. This amount was paid at the direction of CTA as compensation for the assistance Gary Singer provided to CTA in the transaction.

In March 2005, Motient paid CTA an additional $25,000 to provide certain valuation allocations for Motient's interest in MSV as a result of Motient's November 12, 2004 additional investment in MSV.

Legal Matters

In March 2005, Research in Motion, Ltd. (RIM) settled an outstanding patent infringement lawsuit related to RIM's BlackBerry handheld device and software, which Motient supports on its Data Tac wireless network. As a result of this settlement, RIM and its customers, including Motient, may use the BlackBerry device and software without any further interference from NTP.

Board Actions

In March 2005, the board voted to propose to the shareholders that Motient's authorized shared be increased from 100 million to 200 million at Motient's next annual meeting. The stockholders approved this amendment at Motient's June 15, 2005 annual meeting and the certificate of incorporation was amended on June 23, 2005 to reflect this change (unaudited).

Sale Of Preferred Stock (Unaudited)

On April 15, 2005, Motient sold 408,500 shares of non-voting Series A Cumulative Convertible Preferred Stock, $0.01 par value in a private placement exempt from the registration requirements of the Securities Act of 1933. Motient received cash proceeds, net of $17.2 million in placement agent commissions (before escrowing a portion of the proceeds as required under the terms of the preferred stock, described below) of approximately $391 million. The purchasers under the Securities Purchase Agreement included most of the purchasers from Motient's November 2004 private placement, as well as several new investors.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

In connection with the sale of preferred stock, Motient also entered into a registration rights agreement with the purchasers. Under this agreement, Motient is obligated to use its reasonable best efforts to cause a registration statement on Form S-1 (or if available S-3) relating to the resale by the purchasers of the Motient shares of common stock issuable upon conversion of the preferred stock or the warrants issued in connection therewith, to be filed with the SEC on or prior to June 24, 2005, and will use its best efforts to cause the registration statement to become effective as soon as possible, but in no event later than (i) August 8, 2005 if the registration statement is not reviewed by the Securities and Exchange Commission (the "SEC") or (ii) September 7, 2005 if the Registration Statement is reviewed by the SEC.

In connection with the sale of the preferred stock, Motient granted warrants exercisable for an aggregate of 154,109 shares of Motient common stock to the purchasers. The warrants have a term of five years and an exercise price equal to $26.51 per share. Each warrant shall become exercisable if the registration statement is not filed or declared effective in accordance with the time limits described above, or if the registration statement is filed and declared effective but shall thereafter cease to be effective for a period of time that exceeds 30 days in the aggregate in any twelve-month period. Each warrant will vest as to 1/365th of the shares of common stock underlying the warrant for (i) each day after June 24, 2005 on which the registration statement has not yet been filed, (ii) each day after August 8, 2005 or September 7, 2005, as applicable, that the registration statement has not been declared effective or
(iii) each day after the registration statement first becomes effective that Motient is unable to keep it effective in accordance with the time periods and terms described above.

The sale of these shares of preferred stock was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act as a sale not involving any public offering, under which offers and sales were made to Qualified Institutional Buyers as such term is defined under the rules and regulations under the Securities Act. In connection with such sale of preferred stock, Motient also issued, for no separate consideration, warrants to purchase up to 154,109 shares of Motient common stock.



The rights, preferences and privileges of the Series A Preferred are contained in Certificates of Designations of the Series A Cumulative Convertible Preferred Stock. The following is a summary of these rights, preferences and privileges:

     o The Series A Preferred Stock has voting rights limited to those listed below, or except as required by applicable law. Upon (a) the accumulation of accrued and unpaid dividends on the outstanding shares of Series A Preferred for two or more six month periods, whether or not consecutive; (b) the failure of the Corporation to properly redeem the Series A Preferred Stock, or (c) the failure of the Corporation to comply with any of the other covenants or agreements set forth in the Certificate of Designations for the Series A Preferred Stock, and the continuance of such failure for 30 consecutive days or more after receipt of notice of such failure from the holders of at least 25% of the Series A Preferred then outstanding then the holders of at least a majority of the then-outstanding shares of Series A Preferred, with the holders of shares of any parity securities issued after April 15, 2005 upon which like voting rights have been conferred and are exercisable, voting as a single class, will be entitled to elect two directors to Motient's Board of Directors for successive one-year terms until such defect listed above has been cured. In addition, Motient must obtain the approval of the holders of a majority of the then outstanding shares of Series A Preferred to modify the rights, preferences or privileges of the Series A Preferred in a manner adverse to the holders of Series A Preferred.


     o From April 15, 2005 to April 15, 2007, Motient is required to pay dividends in cash at a rate of 5.25% per annum (the "Cash Rate") on the shares of Series A Preferred. Motient was required to place the aggregate amount of these cash dividends, $42,892,500, in an escrow account. These cash dividends will be paid to the holders of Series A Preferred from this escrow account in four semi-annual payments, unless earlier paid pursuant to the terms described below.

     o From April 15, 2007 to April 15, 2010, Motient is required to pay dividends on each share of Series A Preferred either in cash at the Cash Rate or in shares of Motient common stock at a rate of 6.25% per annum.

     o If any shares of Series A Preferred remain outstanding on April 15, 2010, Motient is required to redeem such shares for an amount equal to the purchase price paid per share plus any accrued but unpaid dividends on such shares.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

     o Each holder of shares of Series A Preferred shall be entitled to convert their shares into shares of Motient common stock at any time. Each share of Series A Preferred will initially be convertible into 30 shares of Motient common stock. Upon conversion, any accrued but unpaid dividends on such shares will also be issued as shares of common stock, in a number of shares determined by dividing the aggregate value of such dividend by $33.33. In addition, if the conversion takes place prior to April 15, 2007 (or if any amounts remain in the escrow account on such date), the converting holder will be entitled to the portion of the escrow account per share of Series A Preferred Stock equal to $105.00 minus all dividends that have been paid on such share from the escrow account (such amount, the "Escrow Portion"). Upon conversion, all amounts paid to holders of Series A Preferred will be paid in shares of Motient common stock.

     o Upon a change in control of Motient, each holder of Series A Preferred shall be entitled to require Motient to redeem such holder's shares of Series A Preferred for an amount in cash equal to $1,080 per share plus all accrued and unpaid dividends on such shares. In addition if the change in control takes place prior to April 15, 2007 (or if any amounts remain in the escrow account on such date), the holder electing to have such shares redeemed will be entitled to the Escrow Portion remaining as to such share.

     o No dividends may be declared or paid, and no funds shall be set apart for payment, on shares of Motient common stock, unless (i) written notice of such dividend is given to each holder of shares of Series A Preferred not less than 15 days prior to the record date for such dividend and (ii) a registration statement registering the resale of the Conversion Shares has been filed with the SEC and is effective on the date Motient declares such dividend.

     o Upon the liquidation, dissolution or winding up of Motient, the holders of Series A Preferred are entitled to receive, prior and in preference to any distributions to holders shares of Motient common stock, an amount equal to $1,000 per share plus all accrued and unpaid dividends on such shares. In addition if the liquidation, dissolution or winding up takes place prior to April 15, 2007 (or if any amounts remain in the escrow account on such date), the holder of each share of Series A Preferred will be entitled the Escrow Portion remaining as to such share.

Purchase Of Shares Of Common Stock Of TerreStar Networks, Inc. (Unaudited)

On May 11, 2005, Motient Ventures Holding Inc. ("MVH"), a wholly owned subsidiary of Motient Corporation ("Motient"), purchased 8,190,008 shares of newly issued common stock of TerreStar Networks Inc. ("TerreStar") from TerreStar for $200 million pursuant to a Purchase Agreement by and between MVH and TerreStar. As a result of this purchase and as of May 11, 2005, Motient owns approximately 61% of the issued and outstanding common stock of TerreStar. The funds used to purchase the shares of TerreStar common stock represent a portion of the proceeds Motient raised from the private placement ofits Series A Cumulative Convertible Preferred Stock on April 15, 2005.

TerreStar was a subsidiary of MSV established to, among other things, develop business opportunities in the 2 GHz band. On May 11, 2005, TerreStar was spun-off by MSV to its limited partners and, in connection with that spin-off, Motient acquired ownership of approximately 49% of the issued and outstanding shares of capital stock of TerreStar and the subsequent stock purchase increased Motient's ownership to its current 61% level.

In connection with the purchase of shares of common stock of TerreStar, Motient and/or MVH also entered into the following agreements, both dated May 11, 2005:

     o A Conditional Waiver and Consent Agreement pursuant to which, subject to the satisfaction of certain conditions, Motient has consented in advance to the acquisition of all the MSV interests held by some or all of the other limited partners of MSV, such that the ownership of interests of MSV not held by Motient could be consolidated into a single entity. The terms of such acquisition have yet to be negotiated and may never occur. As the limited partners of MSV other than Motient collectively own 51% of MSV, this transaction could result in a single limited partner, other than Motient, controlling 51% of MSV, giving such limited partner effective control of MSV. In such event, Motient would be entitled to the benefit of a number of minority protection provisions with respect to MSV.

     o A Stockholders' Agreement by and among the stockholders of TerreStar, pursuant to which MVH has the right to designate four of the seven members of the Board of Directors of TerreStar (one of whom must be independent of TerreStar) and contains certain minority protection provisions for the other TerreStar stockholders, including tag-along and preemptive rights, as well as a drag-along provision.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements

     o An Intellectual Property License Agreement giving TerreStar a perpetual, royalty-free license to the patent portfolio of MSV.

Share Repurchases (Unaudited)

On May 13, 2005, Motient, entered into an agreement to repurchase 500,000 shares of Motient Corporation common stock, from George Haywood, at a price of $19.90 per share. The repurchase was completed on May 18, 2005. Mr. Haywood owned approximately 9% of Motient's outstanding common stock prior to the repurchase.

On May 17, 2005, Motient, repurchased an aggregate of 2.4 million shares of Common Stock from several different entities (the "Sellers"), at a price of $19.50 per share. The Sellers (Columbia Capital Equity Partners III (QP), L.P., Columbia Capital Equity Partners III (Cayman), L.P., Columbia Capital Equity Partners III (AI), L.P., Columbia Capital Investors III, LLC, Columbia Capital Employee Investors III, LLC, Spectrum Equity Investors Parallel IV, L.P., Spectrum IV Investment Managers' Fund, L.P. and Spectrum Equity Investors IV, L.P.), had previously purchased the common stock in connection with Motient's February 9, 2005, acquisition of the Seller's indirect interests in Mobile Satellite Ventures, LP. A covenant in the repurchase agreement prohibits the Sellers from selling all but 200,000 of their remaining shares of common stock purchased in the February 9, 2005 transaction until July 7, 2005, at which time they may sell an additional approximately 575,000 shares of common stock. The remainder of the common stock purchased in the February 9, 2005 transaction (approximately 1.35 million shares) may not be sold until after November 15, 2005.

UPS Prepayment Agreement (Unaudited)


In December 2002, Motient entered into an agreement with UPS pursuant to which UPS prepaid an aggregate of $5 million in respect of network airtime service to be provided beginning January 1, 2004. In April 2005, this agreement was amended, and then in September 2005, the agreement was amended again. Motient made a payment of $2.0 to UPS, and in exchange, all but $0.6 million of the outstanding prepayment of $3.7 million was terminated. The remaining $0.6 million prepayment must be used by UPS prior to March 31, 2006. If not used, UPS will forfeit this prepayment, and it will not be repaid.


Related Party Payments (Unaudited)


The Company made cash payments of $1.5 million to related parties for service-related obligations for the six-months ended June 30, 2005, as compared to $0.8 million for the six-month period ended June 30, 2004. These payments were primarily made to CTA, a consulting and private advisory firm specializing in the technology and telecommunications sectors. CTA has been engaged to act as chief restructuring entity of Motient. As consideration for this work, Motient has agreed to pay to CTA a monthly fee of $60,000.



2002 Stock Option Plan (Unaudited)

On June 23, 2005, pursuant to stockholder approval given at Motient's June 15, 2005 annual meeting, Motient amended its 2002 Stock Option Plan to increase the number of shares authorized for issuance thereunder by 2.5 million.

Acquisition of MSV and TerreStar (Unaudited)


On September 22, 2005, Motient announced that it had entered into a non-binding letter of intent with SkyTerra Communications, Inc. and TMI Communications & Company, among others, relating to a transaction to consolidate the ownership of MSV and TerreStar within Motient. The parties anticipate that these transactions, if consummated, will simplify the ownership and governance of both MSV and TerreStar, better enabling both of them to pursue more effectively deployment of their separate hybrid satellite and terrestrial based communications networks. The networks will allow each of them to provide ubiquitous wireless coverage in North America in the L-band and S-band, respectively.

The letter of intent sets forth the basic terms of the proposed transaction, which include, among other things, the following:

     o In connection with all the transactions contemplated by the letter of intent, Motient would issue or commit to issue approximately 77 million shares of common stock in exchange for the outstanding MSV interests not already owned by Motient, and approximately 16 million shares for the outstanding TerreStar shares not already owned by Motient.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


     o All of the outstanding MSV and TerreStar interests not already owned by Motient, other than those held by TMI, would be transferred to Motient at closing.

     o TMI would receive the right to exchange its interests in MSV and TerreStar at any time at the same exchange ratios that are being offered to the other shareholders and would subscribe for shares of a new class of Motient preferred stock with nominal economic value but having voting rights in Motient equivalent to those TMI would receive upon exchange of its MSV and TerreStar interests for Motient common stock.

     o SkyTerra would dividend to its securityholders shares of a newly formed company that would hold all of its assets other than its interests in MSV and TerreStar, and then SkyTerra, which would then consist only of its stakes in MSV and TerreStar, would merge in a tax-free transaction with and into a subsidiary of Motient. As a result, in addition to the dividend, SkyTerra's stockholders would receive Motient common stock at an exchange ratio reflecting equivalent economic value for MSV/TerreStar as received by the other MSV/TerreStar stockholders. In total, SkyTerra common and preferred stockholders would receive approximately 26 million shares of Motient common stock. SkyTerra's preferred stock would be retired in exchange for Motient common stock with a value equal to its liquidation preference and SkyTerra's common stockholders would receive the balance of the Motient shares.

     o The parties anticipate that, after the closing of the transaction, TerreStar would likely be spun-off to the stockholders of Motient (including those receiving shares in connection with these transactions). However, this spin-off would be evaluated following the closing of the other transactions, and would only be executed if it is judged by Motient's Board of Directors to be in the best interests of its stockholders at that time. In the event of a spin off of TerreStar, the exchange ratios applicable to TMI's exchange right would be modified accordingly.

     o The boards of Motient, MSV and TerreStar would be reconstituted with nine members mutually acceptable to the parties and in compliance with the independence rules and regulations of NASDAQ. TerraStar would have a similarly structured board after the completion of the transaction, separate of Motient and MSV.

     o The parties anticipate that Alex Good, CEO of MSV, would become Motient's new CEO after the transaction. The parties also anticipate that Robert Brumley, CEO of TerreStar, would continue in that role after the transaction with TerraStar maintaining its own management team.

The consummation of the transactions will require successful completion of due diligence, negotiation and execution of definitive documentation, Motient and SkyTerra board and stockholder approval, and various regulatory approvals. Because the letter of intent is non-binding, the parties have no obligation to negotiate such documentation or otherwise consummate the transactions. Therefore, the parties can provide no assurances that the transactions will be consummated on the currently proposed terms or will ever be consummated, or that the required corporate or regulatory approvals will be obtained.

TerreStar Regulatory Proceedings (Unaudited)

Currently, spectrum in the 2 GHz MSS band is assigned pro rata among the existing licensees. TMI's current spectrum assignments from the FCC reflect the cancellation of licenses of three of the eight entities that were authorized to provide 2 GHz MSS in 2001: Mobile Communications Holding Inc. (MCHI), Constellation Communications Holdings, Inc. (Constellation), and Globalstar LP. Globalstar LLC, the successor-in-interest to Globalstar LP, along with another interested entity, Globalstar Satellite LP, has collectively challenged cancellation of its license on reconsideration to the FCC. MCHI and Constellation have jointly challenged cancellation of their licenses on appeal to the U.S. Court of Appeals for the D.C. Circuit. If any or all of those licenses were reinstated, TMI would likely have access to less spectrum than it would otherwise. The FCC has not yet redistributed spectrum surrendered in March 2005 by three of the then remaining five 2 GHz MSS licensees to the current remaining two 2 GHz MSS licensees. Although the FCC has announced its intent to redistribute the spectrum from the fourth and fifth license surrenders, there is no guarantee that the FCC will do so. Also, the FCC recently issued a public notice regarding the redistribution of spectrum surrendered by Celsat, the third surrendering licensee, soliciting input as to whether such spectrum should be redistributed to the remaining S-band licensees, given to a new, third, entrant, or allocated to terrestrial wireless carriers. TMI has argued that such spectrum should be distributed to the remaining S-band licensees, and many other parties, have submitted arguments to the FCC supporting or opposing the various alternatives.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


Legal Proceedings (Unaudited)

On August 16, 2005, Highland Legacy Limited, a stockholder of Motient, filed suit in the Court of Chancery of the State of Delaware in and for New Castle County against: Motient; Steven Singer, Gerald Kittner, Barry Williamson, Raymond Steele and Gerald Goldsmith, directors of Motient; Peter D. Aquino, a former director of Motient; Christopher Downie, Chief Operating Officer of Motient; Gary Singer; Tejas Inc.; Tejas Securities, Inc.; Communications Technology Advisors LLC; Capital & Technology Advisors, Inc.; and Jared Abbruzzese. Highland Legacy Limited is an affiliate of James Dondero, a director of Motient. The lawsuit alleges breaches of duties allegedly owed to Motient by the defendants and seeks the recovery of fees from certain of these parties relating to prior transactions with Motient. Most of these fees were approved by Mr. Dondero in his capacity as a director of Motient. The defendants in this lawsuit filed a motion to dismiss these claims on October 14, 2005. Motient's independent audit committee, along with independent special counsel, has conducted an investigation of Mr. Dondero's allegations and has found no basis to his allegations.

On August 16, 2005, Highland Equity Focus Fund, L.P., Highland Crusader Offshore Partners, L.P., Highland Capital Management Services, Inc., and Highland Capital Management, L.P. filed a lawsuit in Dallas County, Texas against Motient challenging the validity of the Series A Preferred on the basis of the confusion regarding the voting rights of the Series A Preferred and seeking rescission of their purchase of the shares of Series A Preferred that they purchased from Motient in the private placement in April 2005. These entities acquired 90,000 shares of Series A Preferred for a purchase price of $90 million in that private placement. Although Motient currently has sufficient cash to refund this purchase price and rescind the purchase of Series A Preferred by these investors, Motient believes that this claim is without merit and intends to vigorously defend this lawsuit.

On October 7, 2005, Highland Equity Focus Fund, L.P., Highland Crusader Offshore Partners, L.P., Highland Capital Management Services, Inc., Highland Capital Management, L.P on behalf of themselves and all those similarly situated, filed a class action lawsuit in the Court of Chancery of the State of Delaware against Motient and each of its directors, other than Mr. Dondero, alleging that Motient has provided inadequate information to the holders of Series A Preferred relating to the Exchange Offer for the Series A Preferred, and that the Exchange Offer is coercive. These parties have also requested that the court enjoin the Exchange Offer. The Exchange Offer closed on October 26, 2005, and accordingly, Motient has requested that this suit be dismissed as moot.

On October 19, 2005, Motient Corporation filed two lawsuits against James D. Dondero, one in the United States District Court for the Northern Division of Texas, and one in the District Court of Dallas County, Texas. The complaint filed in state court alleges that Mr. Dondero has seriously and repeatedly breached his fiduciary duties as a director of Motient in order to advance his own personal interests. The complaint filed in Federal court alleges selective disclosure of material inside information and other improper actions undertaken by Mr. Dondero, the net result of which have been to drive down the price of Motient's stock. It also alleges that Mr. Dondero has solicited, and is still soliciting, the replacement of Motient's current board and management in violation of federal law.


Issuance of Series A Preferred (Unaudited)

Motient issued the Series A Preferred in a private placement on April 15, 2005. As originally proposed, the Series A Preferred would have voted along with Motient's common stock on all matters on an as-converted basis. During negotiations with respect to the Series A Preferred, investors affiliated with Jim Dondero, a director of Motient, requested that the voting rights of the Series A Preferred be limited so that these investors would not be required to file applications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"). Motient agreed to limit the voting rights of the Series A Preferred to the extent appropriate so that these investors would not be required to file HSR applications. However, due to a mistake, the voting rights were incorrectly stated in the Certificate of Designations for the Series A Preferred as originally filed with the Secretary of State of Delaware. Upon discovering this mistake, Motient promptly filed a Certificate of Corrections with the Secretary of State of Delaware to correctly state the voting rights of the Series A Preferred. Motient's Certificate of Incorporation contains a provision that prohibits the issuance by Motient of "non-voting stock." As described below, the investors affiliated with Jim Dondero who requested that the voting rights of the Series A Preferred be limited have now filed lawsuits against Motient claiming, among other things, that the Series A Preferred is void because the limited voting rights set forth in the Certificate of Incorporation make the Series A Preferred "non-voting stock" and that the Certificate of Corrections is not effective to remedy this. Motient believes that the Certificate of Corrections was effective to remedy any problems caused by the mistake, and that the limited voting rights granted in the Certificate of Designations were sufficient to make the Series A Preferred not be "non-voting stock." Subsequent to our sale of Series A Preferred, entities affiliated with Mr. Dondero filed an HSR application based on their purchases of Motient's securities in February 2005, two months prior to our issuance of the Series A Preferred.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


Exchange Offer (Unaudited)

On October 26, 2005, Motient completed an exchange offer in which it allowed each Holder of Series A Preferred the opportunity to exchange their shares of Series A Preferred and a release of any claims relating to the issuance of the Series A Preferred for shares of Series B Preferred, which will have rights, preferences and privileges substantially identical to the Series A Preferred, except that upon (a) the accumulation of accrued and unpaid dividends on the outstanding shares of Series B Preferred for two or more six month periods, whether or not consecutive; (b) the failure of Motient to properly redeem the Series B Preferred Stock, or (c) the failure of Motient to comply with any of the other covenants or agreements set forth in the Certificate of Designations for the Series B Preferred Stock, and the continuance of such failure for 30 consecutive days or more after receipt of notice of such failure from the holders of at least 25% of the Series B Preferred then outstanding, then the holders of at least a majority of the then-outstanding shares of Series B Preferred, with the holders of shares of any parity securities upon which like voting rights have been conferred and are exercisable, voting as a single class, will be entitled to elect a majority of the members of Motient's Board of Directors for successive one-year terms until such defect listed above has been cured. All of the holders of the Series A Preferred except for those affiliated with Highland Capital Management exchange their shares in this offer. Accordingly, approximately $318.5 million in face amount of Series A Preferred shares were exchanged for Series B Preferred shares of the same face amount, and only $90 million in face amount of Series A Preferred shares remain outstanding.

                      MOTIENT CORPORATION AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


                            QUARTERLY FINANCIAL DATA
                (dollars in thousands, except for per share data)
                                   (unaudited)

                                                           Successor Company
                                                           -----------------
                                                           2004-2005 Quarters
                                                           ------------------

                                3/31/04     6/30/04       9/30/04       12/31/04       3/31/05       6/30/05
                                -------     -------       -------       --------       -------       -------
                                                                                     (Unaudited)   (Unaudited)
--------------------------------------------------------------------------------------------------------------
Revenues                        $ 11,500   $ 11,439     $  8,353      $  5,588      $  5,013       $  3,545
Operating expenses (1)            21,674     23,471       14,583        23,739        26,465         21,399
                                  ----------------------------------------------------------------------------
Loss from operations             (10,174)   (12,032)      (6,230)      (18,151)      (21,452)       (17,854)
Net Income (loss)               $(13,517)  $(23,112)    $ (9,849)     $(25,851)     $(28,540)      $(22,868)
Basic and Diluted Loss Per
   Share of common stock (2)    $  (0.54)  $  (0.79)    $  (0.29)     $  (0.62)     $  (0.48)      $  (0.36)
Weighted-average common shares
   outstanding during the
   period                         25,232     29,338       33,418        41,944        59,580         63,762
Market price per share
   High                         $   7.45   $  14.01     $  13.75      $  23.95      $  31.45       $  29.00
   Low                          $   4.05   $   6.15     $   8.40      $   8.95      $  21.25       $  17.75

                                                                              Successor Company
                                                                              -----------------
                                                                                 2003-Quarters
                                                                                 -------------
                                                                  3/31/03     6/30/03     9/30/03        12/31/03
                                                                  -------     -------     -------        --------
Revenues                                                         $ 14,370    $ 14,992     $ 12,051       $ 13,072
Operating expenses (1)                                             24,424      25,358       29,795         23,647
                                                                 --------    --------     --------       --------
Loss from operations (2)                                          (10,054)    (10,366)     (17,744)       (10,575)
Net Income (loss)                                                $(12,394)   $(13,010)    $(22,345)      $(14,373)
Basic and Diluted Loss Per Share of common stock                 $  (0.49)   $  (0.52)    $  (0.89)      $  (0.57)
Weighted-average common shares outstanding during the period       25,097      25,137       25,170         25,145
Market price per share (3)
   High                                                          $   4.00    $   2.00     $   5.00       $   5.45
   Low                                                           $   2.75    $   5.75     $   6.35       $   3.95

(1) In 2003, operating expenses include restructuring charges of approximately $0.2 million in the second quarter. All $0.2 million was paid in 2003. In 2004, $1.1 and $5.2 million in restructuring expenses were charged to costs and expenses in the first and second quarters, respectively. Of the $6.3 million restructuring expense in 2004, $5.0 million was paid in 2004.

(2) Loss per share calculations for each of the quarters are based on the weighted average number of shares outstanding for each of the periods, and the sum of the quarters is not equal to the full year loss per share amount due to rounding.

(3) Until January 14, 2002, the Company's common stock was listed under the symbol MTNT on the Nasdaq Stock Market. The Company voluntarily delisted from the Nasdaq Stock Market on January 14, 2002 as a result of its Chapter 11 bankruptcy filing. The Company's common stock is currently traded under the symbol MNCP on the Pink Sheets. The quarterly high and low sales price represents the intra-day prices in the Nasdaq Stock Market for the Company's pre-reorganization common stock for the periods indicated for 2002 and the high and low bid prices for Motient pre- and post-reorganization common stock for the periods indicated. The quotations represent inter-dealer quotations, without retail markups, markdowns or commissions, and may not necessarily represent actual transactions. As of December 31, 2004, there were 97 stockholders of record of the Company's common stock.

                                   SCHEDULE II
                        Valuation And Qualifying Accounts
                        Four Months Ended April 30, 2002,
                    Eight Months Ended December 31, 2002, And
                     Years Ended December 31, 2003 And 2004

                                                             Charged
                                                Balance at   to Costs
                                                 Beginning     and                        Balance at End of
Description                                      of Period   Expenses       Deductions         Period
-----------                                      ---------   --------       ----------         ------
Predecessor Company
-------------------
Four Months Ended April 30, 2002
       Allowance for doubtful accounts             $  964     $  (52)       $ (139)              $  773
==========================================================================================================
Successor Company
-----------------
Eight Months Ended December 31, 2002
       Allowance for doubtful accounts             $  773     $  994        $ (764)              $1,003
Year Ended December 31, 2003
       Allowance for doubtful accounts             $1,003     $  194        $ (438)              $  759
Year Ended December 31, 2004
       Allowance for doubtful accounts             $  759     $ (269)       $ (234)              $  256

                                                             Charged
                                                Balance at   to Costs
                                                 Beginning      and                       Balance at End of
Description                                      of Period   Expenses       Deductions         Period
-----------                                      ---------   --------       ----------         ------
Predecessor Company
-------------------
Four Months Ended April 30, 2002
       Allowance for Obsolescence                 $ 7,073    $ 4,687       $  (797)             $10,963
=========================================================================================================
Successor Company
Eight Months Ended December 31, 2002
       Allowance for Obsolescence                 $10,963    $   287       $(1,699)             $ 9,551
Year Ended December 31, 2003
       Allowance for Obsolescence                 $ 9,551    $   199       $(2,000)             $ 7,750
Year Ended December 31, 2004
       Allowance for Obsolescence                 $ 7,750    $  (132)      $(7,618)             $   --

                          INDEX TO FINANCIAL STATEMENTS

                             TerreStar Networks Inc.
                          (A Development Stage Company)

Report of Independent Registered Public Accounting Firm........................................................       T-1

Statements of Operations for the years ended December 31, 2004 and 2003, for the period February 20, 2002 (inception) through December 31, 2002, from February
20, 2002 (inception) through December 31, 2004, for the three months ended March
31, 2003 (unaudited) and 2004 (unaudited) and from  February 20, 2002 (inception)
through March 31, 2005 (unaudited).............................................................................       T-2

Balance Sheets as of December 31, 2004, 2003 and March 31, 2005 (unaudited)....................................       T-3

Statements of Changes in Stockholders' Equity (Deficit) for the years ended  December 31, 2004 and 2003, for the period February 20, 2002 (inception)  through December 31, 2002 and from
February 20, 2002 (inception) through  December 31, 2004, for the three months ended
March 31, 2005 (unaudited)  and from February 20, 2002 (inception) through March 31, 2005 (unaudited)..........       T-4

Statements of Cash Flows for the years ended December 31, 2004 and 2003, for the period February 20, 2002 (inception) through December 31, 2002 and from February
20, 2002 (inception) through December 31, 2004, for the three months ended March
31, 2003 (unaudited) and 2004 (unaudited) and from  February 20, 2002 (inception) through
March 31, 2005 (unaudited).....................................................................................       T-5

Notes to Financial Statements..................................................................................       T-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of TerreStar Networks Inc.

We have audited the accompanying balance sheets of TerreStar Networks Inc. (a development stage company) as of December 31, 2004 and 2003 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 2004 and 2003, for the period February 20, 2002 (inception) through December 31, 2002, and from February 20, 2002 (inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TerreStar Networks Inc. as of December 31, 2004 and 2003 and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003, for the period February 20, 2002 (inception) through December 31, 2002 and from February 20, 2002 (inception) through December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Friedman LLP

East Hanover, New Jersey
June 2, 2005

                             TerreStar Networks Inc.
                          (A Development Stage Company)
                            Statements of Operations

                                                                For the                                             Cumulative
                                                                Period       Cumulative                               Since
                                                              February 20,  Since For the      For the Three       February 20
                                                                 2002       February 20,       Months Ended           2002
                                       For the Years Ended    (Inception)      2002 of   ------------------------  Inception of
                                   -------------------------    through     Inception of   March 31,   March 31,    Development
                                   December 31,  December 31, December 31,  Development     2005          2004         Stage
                                       2004          2003        2002          Stage     (Unaudited)  (Unaudited)    (Unaudited)
                                   -----------  ------------  -----------  -----------  ------------ ------------ ------------
Revenues                           $        --  $        --   $       --   $       --   $       --   $        --  $        --
                                   -----------  ------------  -----------  -----------  -----------  ------------ ------------

Costs And Expenses

   General and administrative            6,305        6,305        1,619        14,229        1,575         1,575       15,804
   Operations                        1,914,317    2,306,954    1,658,306     5,879,577    1,015,576       428,301    6,895,153
   Amortization                         15,958       14,724        7,661        38,343        3,990         3,990       42,333
                                   -----------  -----------   -----------  -----------  -----------  ------------ ------------

   Total Costs and Expenses          1,936,580    2,327,983    1,667,586     5,932,149    1,021,141       433,866    6,953,290
                                   -----------  -----------   -----------  -----------  -----------  ------------ ------------

   Net Operating loss               (1,936,580)  (2,327,983)  (1,667,586)   (5,932,149)  (1,021,141)     (433,866)  (6,953,290)

   Interest income (expense)            (3,016)          --           --        (3,016)    (128,684)           --     (131,700)
   Write-off of investment in
      joint venture                         --   (2,000,000)          --    (2,000,000)          --            --   (2,000,000)
   Other                                   280           --           --           280           --           280          280
                                   -----------  -----------   -----------  -----------  -----------  ------------ ------------

   Net loss                        $(1,939,316) $(4,327,983)  $(1,667,586) $(7,934,885) $(1,149,825) $  (433,586) $(9,084,710)
                                   ===========  ===========   ===========  ===========  ===========  ============ ============

   The accompanying notes are an integral part of these financial statements.

                             TerreStar Networks Inc.
                          (A Development Stage Company)
                                 Balance Sheets

                                                                                                                March 31,
                                                                            December 31,     December 31,         2005
                                                                                2004             2003          (Unaudited)
                                                                           -------------    -------------   ---------------
ASSETS
Current Assets:
   Cash and cash equivalents                                               $    953,218      $    216,320     $    381,493
   Restricted cash                                                            5,001,151                --        4,534,931
   Other current assets                                                             525             3,807              525
                                                                           -------------     ------------     -------------
       Total current assets                                                   5,954,894           220,127        4,916,949
Long-Term Assets
   Intangible assets, net of amortization of 39,252, $23,294
       and 42,333 (unaudited), respectively                                     200,122           216,080          196,132
   Satellite under construction                                               1,337,932           850,000        1,837,932
                                                                           -------------     ------------     -------------
       Total assets                                                        $  7,492,948      $  1,286,207     $  6,951,013
                                                                           =============     ============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts payable                                                        $    109,413      $     78,668     $    407,963
   Accrued expenses                                                             338,431           783,820          292,486
   Due to Mobile Satellite Ventures LP, net                                          --         3,179,913               --
                                                                           -------------     ------------     -------------
       Total current liabilities                                                447,844         4,042,401          700,449
                                                                           -------------     ------------     -------------
Long-Term Liabilities:
   Notes Payable, including accrued interest thereon                          5,004,167                --        5,166,631
                                                                           -------------     ------------     -------------
       Total long-term liabilities                                            5,004,167                --        5,166,631
                                                                           -------------     ------------     -------------
       Total liabilities                                                      5,452,011         4,042,401        5,867,080
                                                                           -------------     ------------     -------------
Commitments And Contingencies                                                        --                --               --

Stockholders' Equity (Deficit):
Common Stock; voting, par value $0.001; authorized 50 million shares;
   23,271,515, 23,265,428 and 23,938,487 shares issued and outstanding at December 31, 2004 and 2003 and March 31,
   2005 (unaudited), respectively                                                23,271            23,265           23,938
Additional paid-in capital                                                    9,952,551         3,216,110       10,144,705
Deficit accumulated during the development stage                             (7,934,885)       (5,995,569)      (9,084,710)
                                                                           -------------     -------------    -------------
Stockholders' Equity (Deficit)                                                2,040,937        (2,756,194)       1,083,933
                                                                           -------------     -------------    -------------
Total liabilities and stockholders' equity                                 $  7,492,948      $  1,286,207     $  6,951,013
                                                                           =============     ============     =============

   The accompanying notes are an integral part of these financial statements.

                             TerreStar Networks Inc.
                          (A Development Stage Company)
             Statements of Changes In Stockholders' Equity (Deficit)


                                                                                                Deficit
                                                                                              Accumulated
                                                 Common Stock               Additional         Through
                                       --------------------------------       Paid-In         Develpment
                                           Shares           Par Value         Capital            Stage             Total
                                       --------------    --------------    -------------     ------------     -------------
   Investment By MSV LP                         1,000    $           1     $  2,999,999      $         --     $  3,000,000
   Contribution of 2GHz license
      right by MSV LP                      23,264,428           23,264          216,111                --          239,375
   Net loss                                        --               --               --        (1,667,586)      (1,667,586)
                                       --------------    --------------    -------------     -------------    -------------
Balance, December 31, 2002                 23,265,428           23,265        3,216,110        (1,667,586)       1,571,789

   Net loss                                        --               --               --        (4,327,983)      (4,327,983)
                                       --------------    --------------    -------------     -------------    -------------
Balance, December 31, 2003                 23,265,428           23,265        3,216,110        (5,995,569)      (2,756,194)

   Conversion of amounts due
      to MSV LP                                    --               --        6,732,186                --        6,732,186
   Exercise of stock options                    6,087                6            4,255                --            4,261
   Net loss                                        --               --               --        (1,939,316)      (1,939,316)
                                       --------------    --------------    -------------     -------------    -------------
Balance, December 31, 2004                 23,271,515           23,271        9,952,551        (7,934,885)       2,040,937

   Exercise of warrants issued
      to Telecom Venture                      666,972              667          142,672                --          143,339
   Stock compensation                              --               --           49,482                --           49,482
   Net loss                                        --               --               --        (1,149,825)      (1,149,825)
                                       --------------    --------------    -------------     -------------    -------------
Balance, March 31, 2005 (Unaudited)        23,938,487    $      23,938     $ 10,144,705      $ (9,084,710)    $  1,083,933
                                       ==============    ==============    =============     =============    =============

   The accompanying notes are an integral part of these financial statements.

                             TerreStar Networks Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                For the                                               Cumulative
                                                                Period       Cumulative                                  Since
                                                               February 20,    Since          For the three           February 20,
                                                                 2002        February 20,      Months Ended              2002
                                       For the Years Ended    (Inception)      2002       ------------------------   Inception of
                                   -------------------------    through     Inception of  March 31,     March 31,    Development
                                   December 31,  December 31, December 31,  Development     2005          2004         Stage
                                       2004          2003        2002          Stage     (Unaudited)   (Unaudited)    (Unaudited)
                                   -----------  ------------  -----------  -----------  ------------ -------------    ----------
Cash Flows From Operating
Activities:
Net (loss)                         $(1,939,316) $(4,327,983) $(1,667,586)   $(7,934,885)$(1,149,825) $  (433,586)    $(9,084,710)
Adjustments to reconcile net
(loss) to net cash (used in)
operating activities:
     Depreciation and amortization      15,958       14,724        7,661         38,343       3,990        3,990          42,333
   Write-off of investment
   in joint venture                        --     2,000,000           --      2,000,000          --           --       2,000,000
   Stock based compensation expense        --            --           --             --      49,482           --          49,482
   Changes in assets and liabilities,
     net of acquisitions and
     dispositions
   Accounts receivable-trade               --             1           (1)            --          --           (1)             --
   Other current assets                  3,282       (3,282)        (525)          (525)         --        3,282            (525)
   Accounts payable and accrued
     expenses                         (414,644)      16,650      845,838        447,844     252,605      (83,998)        700,449
   Note payable accrued interest         4,167           --           --          4,167     162,464           --         166,631
   Other                                   --           217          693            910          --           --             910
                                   -----------  ------------  -----------  -----------  -----------  -----------     ------------
   Net cash (used in) operating
     activities                     (2,330,553)  (2,299,673)    (813,920)    (5,444,146)   (681,284)    (510,313)     (6,125,430)
                                   ------------ ------------  -----------  -----------  -----------  ------------    ------------
Cash Flows From Investing Activities:
   Restricted cash                  (5,001,151)          --           --     (5,001,151)    466,220           --      (4,534,931)
   Payments made in exercise of
     joint venture option                  --      (500,000)  (1,500,000)    (2,000,000)         --           --      (2,000,000)
   Additions to satellite under
     construction                     (400,000)    (350,000)    (500,000)    (1,250,000)   (500,000)          --      (1,750,000)
                                   ------------ ------------  -----------  -----------  -----------  -----------     ------------
   Net cash (used in) investing
     activities                     (5,401,151)    (850,000)  (2,000,000)    (8,251,151)    (33,780)          --      (8,284,931)
                                   ------------ ------------  -----------  -----------  -----------  -----------     ------------
Cash Flows From Financing Activities:
   Proceeds from loan and security
     agreement                       5,000,000           --           --      5,000,000          --           --       5,000,000
   Proceeds from due to MSV, LP      3,464,341           --    3,000,000      6,464,341          --      293,993       6,464,341
   Proceeds from exercise of
     stock option                        4,261           --           --          4,261          --           --           4,261
   Proceeds from exercise of warrants      --            --           --             --     143,339           --         143,339
      Due to Mobile Satellite
     Ventures LP, net                      --     3,165,872       14,041      3,179,913          --           --       3,179,913
                                   -----------  ------------  -----------   ----------- -----------  -----------    ------------
   Net cash provided by financing
     activities                      8,468,602    3,165,872    3,014,041     14,648,515     143,339      293,993      14,791,854
                                   -----------  ------------  -----------   ----------- -----------  -----------    ------------
   Net increase (decrease) in cash
     and cash equivalents              736,898       16,199      200,121        953,218    (571,725)    (216,320)        381,493
Cash and cash equivalents, beginning
     of the period                     216,320      200,121           --             --     953,218      216,320              --
                                   -----------  ------------  -----------   ----------- -----------  -----------    ------------
Cash and cash equivalents,
   end of period                   $   953,218  $   216,320   $  200,121     $  953,218  $  381,493   $       --     $   381,493
                                   ===========  ============  ===========   =========== ===========  ===========    ============
Supplemental Information
   Cash paid for interest          $        --  $        --   $       --     $       --  $       --   $       --     $        --
                                   ===========  ============  ===========   =========== ===========  ===========    ============
Non-Cash Investing and Financing Activities
     During 2004 the Company:
         Converted $6,732,186 of amounts due to MSV, LP to equity, which included capitalized interest of $87,932 on amounts advanced by MSV,
          LP to fund the satellite under construction project.
     During 2002 the Company:
         Issued 23,264,428 shares of common stock to MSV, LP in exchange for contribution of the 2GHz license right valued at $239,374 recorded as an intangible asset.

   The accompanying notes are an integral part of these financial statements.

                                                   Notes to Financial Statements

                             TerreStar Networks Inc.
                          (A Development Stage Company)
                          Notes To Financial Statements

Note 1:  Development Stage And Business

      On February 20, 2002, Mobile Satellite Venture LP ("MSV") established TerreStar Networks Inc. ("the Company", "TerreStar", "we" or "our") as a wholly owned subsidiary. The Company is in the development stage and is in the early stages of building the necessary communication infrastructure, including its own satellite, necessary to offer communications services to individual and corporate customers in the United States and Canada. Our ability to realize the carrying value of our assets is dependent on being able to successfully develop business opportunities related to our right to receive (subject to the satisfaction of certain regulatory conditions) certain licenses in the 2 GHz band. The Company's operations are subject to significant risks and uncertainties including technological, competitive, financial, operational, and regulatory risks associated with the mobile satellite system and associated terrestrial segment.

      On May 11, 2005, Motient Ventures Holding Inc. ("MVH"), a wholly owned subsidiary of Motient Corporation ("Motient"), purchased 8,190,008 shares of the Company's common stock from the Company for $200 million pursuant to a Purchase Agreement by and between MVH and the Company. As a result of this purchase and as of May 11, 2005, Motient owns approximately 61% of the Company's issued and outstanding common stock. See Note 10, "Subsequent Events" in the Notes to Financial Statements for further discussion.

      The Company's future capital requirements will depend on, but not be limited to, the successful and timely completion of its satellite system construction contract, and the development of certain ground infrastructure, for use in the 2 GHz band.

Note 2:  Significant Accounting Policies

      Basis Of Presentation

      The Company was incorporated under the laws of the State of Delaware on February 20, 2002 to serve as a vehicle to develop business opportunities related to the proposed receipt of certain licenses in the 2 GHz band. Since February 20, 2002, the Company has been in the development stage, and has not commenced planned principal operations. The financial statements include the accounts of the Company and are prepared in accordance with accounting principles generally accepted in the United States.

      Use Of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash And Cash Equivalents

      Cash and cash equivalents include investments such as money market accounts with an original maturity of three months or less.

      Restricted Cash

      In September 2004, the Company entered into an escrow agreement to provide for payments under its satellite construction contract (see Note 9). As of December 31, 2004, the amount in escrow was $5.0 million. If TerreStar terminates the satellite construction contract, the escrow funds may be returned to TerreStar, subject to the termination liability under the contract. The cash in escrow as of December 31, 2004 is reflected as restricted cash on the accompanying balance sheet.

                                                   Notes to Financial Statements
      Satellite Under Construction

      Satellites are stated at cost. These costs consist primarily of the cost of satellite construction and launch, including premiums for launch insurance and insurance during the period of in-orbit testing, the net present value of performance incentives expected to be payable to the satellite manufacturers, costs directly associated with the monitoring and support of satellite construction and interest costs incurred during the period of satellite construction. Satellite construction and launch services are generally procured under long-term contracts that provide for payments by us over the contract periods. Satellite construction and launch services costs are capitalized to reflect progress toward completion, which typically coincides with contract milestone payment schedules. Insurance premiums related to satellite launches and subsequent in-orbit testing are capitalized and amortized over the lives of the related satellites. Insurance premiums associated with in-orbit operations are expensed as incurred. Performance incentives payable in future periods are dependent on the continued satisfactory performance of the satellites in service. Satellites are depreciated and amortized on a straight-line basis over their estimated useful lives. The depreciable lives of similar type satellites range from 11 years to 15 years. We will make estimates of the useful lives of our satellites for depreciation and amortization purposes based upon an analysis of each satellite's performance, including its orbital design life and its estimated orbital maneuver life. The orbital design life of a satellite is the length of time that the manufacturer has contractually committed that the satellite's hardware will remain operational under normal operating conditions. In contrast, a satellite's orbital maneuver life is the length of time the satellite is expected to remain operational as determined by remaining fuel levels and consumption rates. An in-orbit satellite generally has an orbital design life ranging from 10 years to 13 years and orbital maneuver life as high as 20 years. The useful lives of satellites generally exceed the orbital design life and less than the orbital maneuver life. Although the orbital maneuver life of a satellite has historically extended beyond their depreciable lives, this trend may not continue. We will periodically review the remaining estimated useful lives of our satellites to determine if any revisions to our estimates are necessary based on the health of the individual satellites. Changes in our estimate of the useful lives of our satellites could have a material effect on our financial position or results of operations.

      In the event any satellite is lost as a result of a launch or in-orbit failure upon the occurrence of the loss we would take a charge to operations for the carrying value of the satellite. In the event of a partial failure, we would record an impairment charge to operations upon the occurrence of the loss if the undiscounted future cash flows were less than the carrying value of the satellite. We would measure the impairment charge as the excess of the carrying value of the satellite over its estimated fair value as determined by the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved. We would reduce the charge to operations resulting from either a complete or a partial failure by the amount of any insurance proceeds that were either due and payable to or received by us. We would record any insurance proceeds received in excess of the carrying value of the satellite as a gain and no impairment loss would be recognized. In the event the insurance proceeds equal the carrying value of the satellite, neither a gain nor an impairment loss would be recognized.

      Impairment Of Long-Lived And Amortizable Intangible Assets

      We review our long-lived and amortizable intangible assets to assess whether an impairment has occurred using the guidance established under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, whenever events or changes in circumstances indicate, in our judgment, that the carrying amount of an asset may not be recoverable. The recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds its fair value.

                                                   Notes to Financial Statements

      As of December 31, 2004, there had been no events or changes in circumstances leading us to believe that a possible impairment to any of our long-lived and amortizable intangible assets existed as of that date. In addition, no impairment charges were recorded in the year ended December 31, 2003 or the period from February 20, 2002 (inception) through December 31, 2002. The Company's estimates of anticipated cash flows and the remaining estimated useful lives of long-lived assets could be reduced significantly in the future. As a result, the carrying amount of long-lived assets may be reduced in the future.

      Deferred Satellite Orbital Performance Incentives

      We are contractually obligated to make deferred satellite orbital performance incentive payments over the life of the satellite, provided the satellite continues to operate in accordance with contractual specifications. Historically, the satellite manufacturers have earned substantially all of these payments. Therefore, we will account for these payments as deferred financing. Consequently, we will capitalize the present value of these payments as part of the cost of the satellites and record a corresponding liability to the satellite manufacturers. These costs will be amortized over the useful lives of the satellites and the liability is reduced as the payments are made.

      Concentrations Of Credit Risk

      Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintained cash balances at financial institutions that exceeded federally insured limits as of December 31, 2004. The Company maintains its cash and cash equivalents at high-credit-quality institutions, and as a result, management believes that credit risk related to its cash is not significant.

      Capitalized Interest

      The Company's policy is to capitalize interest on expenditures for satellite under construction projects while such activities are in progress to bring the satellites to their intended use. Capitalized interest included in Satellite Under Construction was $87,932 and $0 at December 31, 2004 and 2003, respectively.

      Stock-Based Compensation

      SFAS No. 123, Accounting for Stock-Based Compensation, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans using the fair value method. The Company has chosen to account for employee stock-based compensation using the intrinsic value method as prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations.

      The following illustrates the effect on net loss if the Company had applied the fair value method of SFAS No. 123:

                                                   Notes to Financial Statements

                                                                           For the Period
                                                                            February 20,
                                                                               2002             For the Three Months Ended
                                              For the Year Ended            (Inception)      --------------------------------
                                                 December 31,                 through            March 31,         March 31,
                                            ----------------------          December 31,           2005              2004
                                            2004              2003             2002             (unaudited)      (unaudited)
                                       --------------    --------------    -------------     ----------------- --------------
Net loss, as reported                  $    1,939,316    $   4,327,983     $  1,667,586      $  1,149,825     $    433,586

Subtract stock-based employee
   compensation included in
   reported net loss                               --               --               --           (49,482)              --
Additional stock-based employee
   compensation expense determined
   under fair value method                     63,626           60,531           18,311            50,578           15,906
                                       --------------    --------------    -------------     ------------     -------------
Pro forma net loss                     $    2,002,942    $   4,388,514     $  1,685,897      $  1,150,921     $    449,492
                                       ==============    ==============    =============     ============     =============

      In accordance with SFAS No. 123, the fair value of the options granted was estimated at the grant date using an option-pricing model with the following weighted-average assumptions: risk-free interest rates ranging from 2.7% to 4.6%, no dividends, expected life of the options of five years, and no volatility.

      Income Taxes

      We account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

      Revenue Recognition

      We will recognize revenue primarily from satellite utilization charges and, to a lesser extent, from providing managed services to our customers. We will recognize revenue over the period during which services are provided, as long as collection of the related receivable is reasonably assured. We will make estimates regarding the likelihood of collection based upon an evaluation of the customer's creditworthiness, the customer's payment history and other conditions or circumstances that may affect the likelihood of payment, such as political and economic conditions in the country in which the customer is located. When we have determined that the collection of payments for satellite utilization or managed services is not reasonably assured at the time the service is provided, we will defer recognition of the revenue until such time that collection is believed to be reasonably assured or the payment is received. We will also maintain an allowance for doubtful accounts for customers' receivables where the collection of these receivables is uncertain. If our estimate of the likelihood of collection is not accurate, we may experience lower revenue or an increase in our bad debt expense. Upon receipt of payments from customers in advance of our providing services and amounts that might be received from customers pursuant to satellite capacity prepayment options will be recorded in the financial statements as deferred revenue. These deferred amounts will be recognized as revenue on a straight-line basis over the agreement terms. Our revenue recognition policy as described above complies with the criteria set forth in Staff Accounting Bulletin No. 101, Revenue Recognition, as amended by Staff Accounting Bulletin No. 104.

                                                   Notes to Financial Statements
      Comprehensive Income (Loss)

      The Company has no components of other comprehensive income. Accordingly, net income equals comprehensive income for all periods.

      Recent Pronouncements

      In January 2003, the FASB issued Financial Interpretation No. 46 (FIN), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, which requires the consolidation of an entity in which an enterprise absorbs a majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both, as a result of ownership or contractual or other financial interests in the entity. Generally, an entity is generally consolidated by an enterprise when the enterprise has a controlling financial interest in the entity through ownership of a majority voting interest in the entity. The Company is currently evaluating the impact of adoption of FIN 46. Adoption of this standard will be required for the first annual period beginning after December 15, 2004.

      In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123, supersedes APB Opinion No. 25, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company for the year ending December 31, 2006. The impact of the adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had we adopted SFAS No. 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net loss.

Note 3:  Intangible Assets

      The Company's identifiable intangible assets consist of the Company's right to receive the 2GHz FCC and Industry Canada spectrum authorizations of TMI Communications and Company, which is obligated to transfer these authorizations to any entity that the Company may designate, subject to the receipt of regulatory (FCC and Industry Canada) approvals, which may never be obtained.

                                                       December 31,
                                                   2004             2003
                                              -------------     -------------
      2 GHz License rights                    $     239,374     $     239,374
      Accumulated amortization                       39,252            23,294
                                              -------------     -------------
      Intangible assets, net                  $     200,122     $     216,080
                                              =============     =============

Note 4:  Long-Term Debt

      On December 27, 2004 the Company and MSV consummated a Loan and Security Agreement. Under the terms of the Loan Agreement, which matures on December 27, 2008, the Company can borrow up to $15,000,000, and use the proceeds of such loans to make milestone payments under the Company's satellite construction contract and for certain other purposes, as defined in the Loan Agreement. Each loan accrues and bears interest from the closing date, as defined in the Loan Agreement, until paid in full at a rate of 10% per annum. Commencing on December 27, 2008, the Company is to pay the principal of, and all accrued interest on, each loan that is outstanding in 36 monthly installments. As of December 31, 2004, the Company had borrowed $5,000,000 and had $10,000,000 available to it under the Loan Agreement. The Loan Agreement provides for, among other things, the Company's requirement to meet certain affirmative and negative

                                                   Notes to Financial Statements

      covenants. See Note 10 "Subsequent Events", in the Notes to Financial Statements for information regarding cancellation of the Loan Agreement.

Note 5:  Statement Of Operations Details

      General and administrative expenses consisted of the following:

      Rent expense of $6,305, $6,305, and $1,619 for the 2004, 2003, and 2002
      operating years, respectively. TerreStar has incurred cumulative rent expense of $14,229 since inception on February 20, 2002 through December 31, 2004.

      Operations expense consisted of the following:

                                                                                        For the period        Cumulative
                                                                                         Februrary 20,           since
                                                                                            2002              February 20,
                                                                                         (inception)             2002
                                                                                           through          (inception) of
                                                            For the Years Ended           December 31,        Development
                                                          2004             2003              2002                Stage
                                                     --------------    -------------    ---------------     ---------------
      Salaries & Wages                               $     397,321     $    418,039     $       360,046     $     1,175,406
      Bonuses                                              173,590          195,000             250,000             618,590
      Consultants                                          650,983          670,499             480,431           1,801,913
      Legal Expenses                                       654,912          950,542             509,358           2,114,812
      Regulatory Expenses                                       --           52,018               7,386              59,404
      Other                                                 37,511           20,856              51,085             109,452
                                                     -------------     ------------     ---------------     ---------------
                                                     $   1,914,317     $  2,306,954     $     1,658,306     $     5,879,577
                                                     =============     ============     ===============     ===============

Note 6:  2002 TERRESTAR STOCK INCENTIVE PLAN

      Terrestar Option Plan

      In July 2002, the Board of Directors of TerreStar approved the 2002 TerreStar Stock Incentive Plan. Options to acquire shares generally vest over a 3-year period, and the options to acquire shares have a 10-year life. At December 31, 2003 and 2004, and March 31, 2005 (unaudited), 568,304, 1,157,664, and 1,338,044 (unaudited) options, respectively, were exercisable. At December 31, 2003 and 2004 and March 31, 2005 (unaudited), the weighted-average remaining contractual life for outstanding options was 8.6, 8.0, and 8.52 (unaudited) years, respectively. The weighted-average fair value of options granted during the periods ended December 31, 2002, 2003, and 2004 was $.10, $.10, and $0.00 per unit, respectively. The weighted-average value of shares granted during the three-month periods ended March 31, 2004 and 2005 (unaudited), was $0.00 and $1.42, respectively (unaudited). During 2004, the Company promised to grant 208,277 options with an exercise price of $.70 during 2005 to certain executives of the Company, of which 146,200 were granted in March 2005 (unaudited).

                                                   Notes to Financial Statements

      As part of the TerreStar Rights transaction (see Note 9), the Board of Directors of TerreStar authorized a grant of additional options to employee option holders of record at December 20, 2004, of approximately 50% of the options outstanding on that date, which were granted in February 2005. The Company recognized the cash received of $4,261 during 2004 for the options exercised as minority interest. During the three-month period ended March 31, 2005, the Company granted options with exercise prices at less than the estimated fair market value of the related TerreStar stock on the options' grant date resulting in stock based compensation of $1,971,412 which will be amortized over the options' vesting period of 36 months. For the three-month period ended March 31, 2005 (unaudited), the Company recognized compensation expense of $49,481 in the accompanying statement of operations.

      The following summarizes activity in the TerreStar Option Plan:

                                                                                                          Weighted-Average
                                                                                            Options to        Exercise
                                                                                              Acquire           Price
                                                                                              Shares          Per Share
                                                                                          -------------       -----------
      Options outstanding at December 31, 2001                                                       --     $        --
          Granted                                                                             1,762,567            0.70
                                                                                          -------------     -------------

      Options outstanding at December 31, 2002                                                1,762,567            0.70
          Granted                                                                               138,773            0.70
          Canceled                                                                              (39,803)           0.70
                                                                                          --------------    -------------

      Options outstanding at December 31, 2003                                                1,861,537            0.70
          Granted                                                                               535,278            0.66
          Canceled                                                                              (18,990)           0.70
          Exercised                                                                              (6,086)           0.70
                                                                                          --------------    -------------

      Options outstanding at December 31, 2004                                                2,371,739     $      0.69
          Granted (unaudited)                                                                 1,398,264            0.27
          Canceled (unaudited)                                                                   (8,277)           0.70
                                                                                          --------------    -------------

      Options outstanding at March 31, 2005 (unaudited)                                       3,761,726     $      0.54
                                                                                          =============     =============

Note 7:  Related Party Transactions

      During the years ended December 31, 2003, and 2004 the Company received $3,165,873 and $3,552,274, respectively, of cash and services provided by its parent company, Mobile Satellite Ventures, LP. The amounts received by the Company were converted into equity in December 2004. Please also see
      Note 4, "Long Term Debt", for information regarding the Company's Loan and Security Agreement with MSV.

Note 8:  Income Taxes

      There was no income tax benefit reported for the years ended December 31, 2004 and 2003, for the period February 20, 2002 (inception) through December 31, 2002 and for the period February 20, 2002 (inception) through December 31, 2004. Due to the Company's history of net operating losses ("NOLs") since inception, and the uncertainties that affect the ultimate resolution of the $3,173,954 and $2,398,228 deferred tax asset arising from such NOLs for the year ended December 31, 2004 and 2003 respectively, the Company recorded a 100% valuation allowance applicable to such Deferred Tax Asset. The Company will periodically review the realizability of the deferred tax asset and adjust the related valuation allowance as needed.

                                                   Notes to Financial Statements

Note 9: Commitments And Contingencies

      Leases

      As of December 31, 2004, the Company has no non-cancelable operating leases. Rental expense, net of sublease income, for the years ended December 31, 2004 and 2003, for the period February 20, 2002 (inception) through December 31, 2002 and for the period February 20, 2002 (inception) through December 31, 2004 was $6,305, $6,305, $1,619 and $14,229,
      respectively.

      Litigation And Claims

      The Company is periodically a party to lawsuits and claims in the normal course of business. While the outcome of the lawsuits and claims against the Company cannot be predicted with certainty, management believes that the ultimate resolution of the matters will not have a material adverse effect on the financial position or results of operations of the Company.

      Contingencies

      From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company recognizes a liability for these contingencies when it is probable that future expenditures will be made and such expenditures can be reasonably estimated.

      Joint Venture Option

      During 2002, TerreStar acquired an option to establish a joint venture with a third party to develop certain opportunities in the 2 GHz band. The FCC licensed the third party to construct, launch, and operate a communications system consisting of two geostationary satellites in the 2 GHz band, a communications network, and user terminals. Consideration for the option consisted of nonrefundable payments made by TerreStar of $1.0 million during 2002 and $500,000 during 2003. In January 2003, TerreStar exercised its option to form the joint venture. Under the terms of the memorandum of agreement, TerreStar contributed an additional $500,000 to the joint venture upon signing of the joint venture agreements. However, as a result of the February 2003 FCC order canceling TMI's 2 GHz license described above, in July 2003 TerreStar and the third party mutually agreed to terminate the option agreement and the joint venture and any remaining obligations or liabilities related to these agreements. As a result, TerreStar wrote off its $2.0 million investment in the joint venture during the year ended December 31, 2003.

      Satellite Construction Contract

      During 2002 and in connection with its contractual obligations to TMI, TerreStar entered into a contract to purchase a satellite system, including certain ground infrastructure for use with the 2 GHz band. TerreStar continues to make payments according to a milestone payment plan. TerreStar made payments of $500,000 and $350,000 during the years ended December 31, 2002 and 2003, respectively.

      Following the reinstatement of the TMI license in July 2004, the contract was amended resulting in a reduced milestone payment plan. TerreStar made payments of $400,000 during the year ended December 31, 2004 related to this contract. Such payments have been capitalized as satellite under construction in property and equipment in the accompanying balance sheets. The satellite manufacturer may also be entitled to certain incentive payments based upon the performance of the satellite once in operation. If TerreStar terminates the contract, the manufacturer shall be entitled to payment of a termination liability as prescribed in the contract. Beginning in 2005, the termination liability will be equal to amounts that would have otherwise been due on milestones scheduled within 30 days following notice of termination by TerreStar. The satellite represents one component of a communications system that would include ground-switching infrastructure, launch costs, and insurance. Total cost of this system could exceed $500 million. In order to finance future payments, TerreStar will be required to obtain additional debt or equity financing, or may enter into various joint ventures to share the cost of development. There can be no assurance that such financing or joint venture opportunities will be available to TerreStar or available on terms acceptable to TerreStar.

                                                   Notes to Financial Statements

      TerreStar Rights Transaction

      On December 20, 2004, MSV issued rights (the Rights) to receive an aggregate of 23,265,428 shares of common stock of the Company representing all of the shares of TerreStar common stock (the TerreStar Stock), owned by MSV, to the limited partners of MSV, pro rata in accordance with each limited partner's percentage ownership in MSV. The Rights will be exchanged into shares of TerreStar Stock automatically in May 2005. In addition, in connection with this transaction, TerreStar issued warrants to purchase an aggregate of 666,972 shares of TerreStar Stock to one of MSV's limited partners. The Warrants have an exercise price of $0.21491 per share and may be exercised until the second anniversary of the date of their issuance. Please See Note 10, "Subsequent Events", for additional information.

      Concurrent with these transactions, the Company's Board of Directors authorized a grant of additional options to employee option holders of record at December 20, 2004 of approximately 50% of the options outstanding on that date, which were granted in February 2005.

Note 10: Subsequent Events

      On May 11, 2005, Motient Ventures Holding Inc. ("MVH"), a wholly owned subsidiary of Motient Corporation ("Motient"), purchased 8,190,008 shares of the Company's common stock from the Company for $200 million pursuant to a Purchase Agreement by and between MVH and the Company. $8.7 million of this investment was used to repay amounts outstanding under the Loan Agreement between MSV and TerreStar. The Loan Agreement was terminated at the closing of this transaction. As a result of this purchase and as of May 11, 2005, Motient owns approximately 61% of the Company's issued and outstanding common stock.

      On May 11, 2005, TerreStar was spun-off by MSV to its limited partners and, in connection with that spin-off, Motient acquired ownership of approximately 49% of the issued and outstanding shares of capital stock of TerreStar. The subsequent stock purchase increased Motient's ownership to its current 61% level.

      Following this acquisition, Christopher Downie, Motient's Executive Vice President and Chief Operating Officer, and Jared E. Abbruzzese and Shawn O'Donnell of CTA, Motient's Chief Restructuring Entity, will be among the seven members of the Board of Directors of TerreStar.

      In February and March 2005, TerreStar, pursuant to the 2002 TerreStar Stock Incentive Plan (the "Plan"), granted options to purchase approximately 1.4 million shares of its common stock at a price of $0.21 per share to employees of TerreStar and MSV. These option grants were initially authorized by the TerreStar board of directors in conjunction with the December 20, 2004 TerreStar rights issuance. These options generally provide for vesting over three years, and expire ten years from the date of grant.

      The May 11, 2005 spin-off of TerreStar by MSV resulted in a change of control under the terms of options issued pursuant to the Plan. Accordingly, such options vested on that date, pursuant to their terms. However, holders of approximately 85% of the 1.4 million options granted in February and March 2005 agreed to waive the immediate vesting of their options, and therefore those options will generally vest according to the three year vesting schedule provided for in the option grant.

      In February 2005, the warrants to purchase 666,972 shares of TerreStar common stock, issued in connection with the December 2004 rights issuance, were exercised by their holder.

MOBILE SATELLITE VENTURES LP AND SUBSIDIARIES

Consolidated Financial Statements

Years ended December 31, 2003 and 2004 with Report of Independent Auditors and the three-month and six-month periods ended June 30, 2004 and 2005 (unaudited)

                 MOBILE SATELLITE VENTURES LP AND SUBSIDIARIES

                        Consolidated Financial Statements


             Years ended December 31, 2003 and 2004 with Report of
         Independent Auditors and the three-month and six-month periods ended June 30, 2004 and 2005 (unaudited)

                                    Contents

Report of Independent Auditors..............................................................................     M-1
Consolidated Financial Statements
Consolidated Balance Sheets as of December 31, 2003 and 2004 and June 30, 2005 (unaudited)..................     M-2
Consolidated Statements of Operations for the years ended December 31, 2002, 2003, and 2004 and
   the three-month and six-month periods ended June 30, 2004 and 2005 (unaudited)...........................     M-3
Consolidated Statements of Partners' Equity (Deficit) for the years ended December 31, 2002, 2003,
   and 2004 and the six-month period ended June 30, 2005 (unaudited)........................................     M-4
Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2003, and 2004
   and for the three-month and six-month periods ended June 30, 2004 and 2005 (unaudited)...................     M-5
Notes to Consolidated Financial Statements..................................................................     M-6

                         Report of Independent Auditors

General Partner and Unit Holders
Mobile Satellite Ventures LP

We have audited the accompanying consolidated balance sheets of Mobile Satellite Ventures LP (a Delaware limited partnership) and subsidiaries (collectively, the Company) as of December 31, 2003 and 2004, and the related consolidated statements of operations, partners' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mobile Satellite Ventures LP and subsidiaries at December 31, 2003 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States.




/s/ Ernst & Young LLP
McLean, Virginia
February 18, 2005, except for the matter
   described in the last two paragraphs of
   Note 10, as to which the date is May 11, 2005

  Mobile Satellite Ventures LP and Subsidiaries - Consolidated Balance Sheets


                                                                                December 31                June 30
                                                                           2003             2004             2005
                                                                       ------------------------------------------------
                                                                                                          (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                                           $   3,765,305    $ 129,124,291    $ 115,235,120
   Restricted cash                                                            74,246           74,823        1,606,061
   Accounts receivable, net of allowance of $71,687, $69,908, and
    $54,048 (unaudited) as of December 31, 2003 and 2004, and
    June 30, 2005, respectively                                            4,156,416        3,343,769        5,360,318
   Inventory                                                               1,406,604          698,279          481,722
   Prepaid expenses and other current assets                               1,055,135          782,236          594,238
   TerreStar assets, discontinued                                            220,127        5,954,894               --
                                                                       ------------------------------------------------
Total current assets                                                      10,677,833      139,978,292      123,277,459

Restricted cash                                                                   --               --        4,600,000
Property and equipment, net                                               22,748,573       15,120,484       13,256,399
Intangible assets, net                                                    80,457,125       71,506,197       66,721,497
Goodwill                                                                  15,784,572       16,495,324       16,237,296
Other assets                                                                  84,779        1,584,779          294,662
TerreStar assets, discontinued                                             1,066,080        1,538,054               --
                                                                       ------------------------------------------------
Total assets                                                           $ 130,818,962    $ 246,223,130    $ 224,387,313
                                                                       ================================================

Liabilities, minority interest, and partners' equity (deficit)
Current liabilities:
   Accounts payable and accrued expenses                               $   3,384,055    $   6,171,221    $   5,185,949
   Vendor note payable, current portion                                      127,211          205,846          210,569
   Deferred revenue, current portion                                       5,887,381        4,882,189        4,084,575
   Other current liabilities                                                 110,767           64,978           71,935
   TerreStar liabilities, discontinued                                       862,488          447,844               --
                                                                       ------------------------------------------------
Total current liabilities                                                 10,371,902       11,772,078        9,553,028

Deferred revenue, net of current portion                                  20,865,511       20,690,599       21,172,588
Accrued interest, net of current portion                                  16,725,057               --               --
Vendor note payable, net of current portion                                  915,785          695,714          590,403
Notes payable to investors                                                82,924,667               --               --
                                                                       ------------------------------------------------
Total liabilities                                                        131,802,922       33,158,391       31,316,019

Commitments and contingencies
Minority interest                                                                 --          100,723               --

Partners' equity (deficit):
   MSV general partner                                                            --               --               --
   MSV limited partners                                                   (1,041,013)     217,643,300      198,597,770
   Deferred compensation                                                          --       (4,185,223)      (4,640,079)
   Accumulated other comprehensive income (loss)                              57,053         (494,061)        (886,397)
                                                                       ------------------------------------------------
Total partners' equity (deficit)                                            (983,960)     212,964,016      193,071,294
                                                                       ------------------------------------------------
Total liabilities, minority interest, and partners' equity (deficit)   $ 130,818,962    $ 246,223,130    $ 224,387,313
                                                                       ================================================

See accompanying notes.

                 Mobile Satellite Ventures LP and Subsidiaries
                     Consolidated Statements of Operations

                                                                                        Three-month period ended
                                                 Year ended December 31                         June 30
                                         2002             2003            2004            2004            2005
                                      -----------------------------------------------------------------------------
                                                                                              (Unaudited)
Revenues:
   Services and related revenues      $ 24,389,482    $ 25,536,096    $ 26,664,328    $  6,428,178    $  6,587,106
   Equipment sales and other
    revenues                               464,833       1,588,294       2,342,592         690,645         872,962
                                      -----------------------------------------------------------------------------
Total revenues                          24,854,315      27,124,390      29,006,920       7,118,823       7,460,068

Operating expenses:
   Satellite operations and cost of
    services                            11,477,095      10,781,525      10,848,766       2,781,905       3,653,449
   Satellite capacity purchased
    from MSV Canada                      4,647,224       4,858,305       5,768,970       1,238,083              --
   Next-generation research and
    development expenditures             3,532,487       4,267,991       8,593,001       1,925,146       2,818,334
   Sales and marketing                   2,416,050       1,973,381       4,762,461         568,219         561,562
   General and administrative            3,713,718       4,318,913       7,350,119       1,475,848       4,069,343
   Depreciation and amortization        18,227,369      17,927,948      18,438,732       4,630,381       3,745,021
                                      -----------------------------------------------------------------------------
Total operating expenses                44,013,943      44,128,063      55,762,049      12,619,582      14,847,709
                                      -----------------------------------------------------------------------------

Loss from continuing operations before
 other income (expense)                (19,159,628)    (17,003,673)    (26,755,129)     (5,500,759)     (7,387,641)

Other income (expense):
   Management fee from MSV Canada        3,100,847       3,199,974       3,568,013         882,622              --
   Equity in losses of MSV Canada         (373,738)     (1,030,119)       (275,000)       (234,028)             --
   Interest income                          55,538          40,355         441,791          27,143         766,052
   Interest expense                     (8,577,407)     (9,616,235)     (8,550,971)     (2,453,394)        (28,786)
   Management fee from Terrestar                --              --              --              --         600,064
   Minority interest in
    consolidated subsidiary                     --              --              --              --          24,784
   Other income, net                     2,424,490         737,211          55,716          (7,770)         (4,953)
                                      -----------------------------------------------------------------------------
   Loss from continuing operations
    before cumulative effect of change
    in accounting principle            (22,529,898)    (23,672,487)    (31,515,580)     (7,286,186)     (6,030,480)
   Loss from operations of
    discontinued TerreStar              (3,637,586)     (4,327,983)     (1,939,316)       (288,981)       (692,139)
                                      -----------------------------------------------------------------------------
   Net loss before cumulative
    effect of change in accounting
    principle                          (26,167,484)    (28,000,470)    (33,454,896)     (7,575,167)     (6,722,619)
   Cumulative effect of change in
    accounting principle                        --              --              --              --              --
                                      -----------------------------------------------------------------------------
Net loss                              $(26,167,484)   $(28,000,470)   $(33,454,896)   $ (7,575,167)   $ (6,722,619)
                                      =============================================================================

See accompanying notes.

                  Mobile Satellite Ventures LP and Subsidiaries
                Consolidated Statements of Operations (continued)

                                          Six-month period ended
                                                  June 30
                                           2004               2005
                                      -------------------------------
                                                (Unaudited)
Revenues:
   Services and related revenues      $ 13,094,269    $ 13,293,154
   Equipment sales and other
    revenues                             1,135,837       1,356,709
                                      -------------------------------
Total revenues                          14,230,106      14,649,863

Operating expenses:
   Satellite operations and cost of
    services                             5,375,069       7,326,998
   Satellite capacity purchased
    from MSV Canada                      2,479,351              --
   Next-generation research and
    development expenditures             3,505,216       8,592,369
   Sales and marketing                   1,068,033       1,280,485
   General and administrative            2,619,856       8,950,319
   Depreciation and amortization         9,227,579       8,321,673
                                      -------------------------------
Total operating expenses                24,275,104      34,471,844
                                      -------------------------------
Loss from continuing operations before
 other income (expense)                (10,004,998)    (19,821,981)

Other income (expense):
   Management fee from MSV Canada        1,727,853              --
   Equity in losses of MSV Canada         (370,331)             --
   Interest income                          37,119       1,397,176
   Interest expense                     (4,946,134)        (58,502)
   Management fee from Terrestar                --         600,064
   Minority interest in net loss of
    consolidated subsidiary                     --          31,289
   Other income, net                        11,417           8,972
                                      -------------------------------
   Loss from continuing operations
    before cumulative effect of change
    in accounting principle            (13,585,074)    (17,842,982)
   Loss from operations of
    discontinued TerreStar                (722,567)     (9,584,101)
                                      -------------------------------
   Net loss before cumulative
    effect of change in accounting
    principle                          (14,307,641)    (27,427,083)
   Cumulative effect of change in
    accounting principle                        --         723,579
                                      -------------------------------
Net loss                              $(14,307,641)   $(26,703,504)
                                      ===============================


See accompanying notes.

                 Mobile Satellite Ventures LP and Subsidiaries
             Consolidated Statements of Partners' Equity (Deficit)

                                               General Partner         Limited Partners
                                             -----------------------------------------------
                                             Number of            Number of
                                               Units     Amount     Units        Amount
                                             ------------------------------------------------
Balance at December 31, 2001                     --      $   --   16,642,732   $  49,426,941
   Net loss                                      --          --           --     (26,167,484)
   Translation adjustment                        --          --           --              --
                                             ------------------------------------------------
Balance, December 31, 2002                       --          --   16,642,732      23,259,457
Total, year ended December 31, 2002

   Issuance of MSV Class A Preferred Units       --          --      573,951       3,700,000
   Net loss                                      --          --           --     (28,000,470)
   Change in market value of derivative
    instruments                                  --          --           --              --
   Translation adjustment                        --          --           --              --
                                             ------------------------------------------------
Balance, December 31, 2003                       --          --   17,216,683      (1,041,013)
Total, year ended December 31, 2003

   Issuance of MSV Class A Preferred Units       --          --    2,735,317      17,633,333
   Conversion of Notes                           --          --    9,911,234      84,922,011
   Issuance of MSV Common Units                  --          --    4,923,599     145,000,000
   Issuance of stock options                     --          --           --       4,680,376
   Amortization of deferred compensation         --          --           --              --
   Distribution of warrant in subsidiary         --          --           --         (96,511)
   Net loss                                      --          --           --     (33,454,896)
   Change in market value of derivative
    instruments                                  --          --           --              --
   Translation adjustment                        --          --           --              --
                                             ------------------------------------------------
Balance, year ended December 31, 2004            --          --   34,786,833     217,643,300
Total, year ended December 31, 2004

   Issuance of stock options (unaudited)         --          --           --       6,788,807
   Amortization of deferred compensation
    (unaudited)                                  --          --           --              --
   Distribution to shareholders for
    TerreStar spin-off (unaudited)               --          --           --         869,167
   Net loss (unaudited)                          --          --           --     (26,703,504)
   Change in market value of derivative
    instruments (unaudited)                      --          --           --              --
   Translation adjustment (unaudited)            --          --           --              --
                                             ------------------------------------------------
Balance, June 30, 2005 (unaudited)               --      $   --   34,786,833   $ 198,597,770
                                             ================================================
Total, six-month period ended June 30,
  2005 (unaudited)

See accompanying notes.

                 Mobile Satellite Ventures LP and Subsidiaries
        Consolidated Statements of Partners' Equity (Deficit) (continued)


                                                              Accumulated
                                                                 Other      Total Partners'
                                               Deferred      Comprehensive      Equity       Comprehensive
                                             Compensation       Income         (Deficit)         Loss
                                             --------------------------------------------------------------
Balance at December 31, 2001                 $         --    $         --   $   49,426,941
   Net loss                                            --              --      (26,167,484)   $(26,167,484)
   Translation adjustment                              --           6,867            6,867           6,867
                                             --------------------------------------------------------------
Balance, December 31, 2002                             --           6,867       23,266,324
Total, year ended December 31, 2002                                                           $(26,160,617)
                                                                                              =============
   Issuance of MSV Class A Preferred Units             --              --        3,700,000
   Net loss                                            --              --      (28,000,470)   $(28,000,470)
   Change in market value of derivative
    instruments                                        --          81,712           81,712          81,712
   Translation adjustment                              --         (31,526)         (31,526)        (31,526)
                                             --------------------------------------------------------------
Balance, December 31, 2003                             --          57,053         (983,960)
Total, year ended December 31, 2003                                                           $(27,950,284)
                                                                                              =============
   Issuance of MSV Class A Preferred Units             --              --       17,633,333
   Conversion of Notes                                 --              --       84,922,011
   Issuance of MSV Common Units                        --              --      145,000,000
   Issuance of stock options                   (4,680,376)             --               --
   Amortization of deferred compensation          495,153              --          495,153
   Distribution of warrant in subsidiary               --              --          (96,511)
   Net loss                                            --              --      (33,454,896)   $(33,454,896)
   Change in market value of derivative
    instruments                                        --         (45,407)         (45,407)        (45,407)
   Translation adjustment                              --        (505,707)        (505,707)       (505,707)
                                             --------------------------------------------------------------
Balance, year ended December 31, 2004          (4,185,223)       (494,061)     212,964,016
Total, year ended December 31, 2004                                                           $(34,006,010)
                                                                                              =============
   Issuance of stock options (unaudited)       (6,788,807)             --               --
   Amortization of deferred compensation
    (unaudited)                                 6,333,951              --        6,333,951
   Distribution to shareholders for
    TerreStar spin-off (unaudited)                     --              --          869,167
   Net loss (unaudited)                                --              --      (26,703,504)    (26,703,504)
   Change in market value of derivative
    instruments (unaudited)                            --         (36,188)         (36,188)        (36,188)
   Translation adjustment (unaudited)                  --        (356,148)        (356,148)       (356,148)
                                             --------------------------------------------------------------
Balance, June 30, 2005 (unaudited)           $ (4,640,079)   $   (886,397)  $  193,071,294
                                             ==============================================
Total, six-month period ended June 30,
  2005 (unaudited)                                                                            $(27,095,840)
                                                                                              =============

See accompanying notes.

                 Mobile Satellite Ventures LP and Subsidiaries

                     Consolidated Statements of Cash Flows

                                                                                                         Six-month period ended
                                                                  Year ended December 31                        June 30
                                                            2002           2003           2004            2004            2005
                                                        ---------------------------------------------------------------------------
                                                                                                               (Unaudited)
Operating activities
Net loss                                                $(26,167,484)  $(28,000,470)  $ (33,454,896)  $(14,307,641)  $ (26,703,504)
Less: net loss from operations of discontinued
  TerreStar                                               (3,637,586)    (4,327,983)     (1,939,316)      (722,567)     (9,584,101)
                                                        ---------------------------------------------------------------------------
Net loss from continuing operations                      (22,529,898)   (23,672,487)    (31,515,580)   (13,585,074)    (17,119,403)

Adjustments to reconcile net loss to net cash provided
  by (used in) operating activities:
   Cumulative effect of change in accounting principle            --             --              --             --        (723,579)
   Depreciation and amortization                          18,227,369     17,927,948      18,438,732      9,227,579       8,321,673
   Equity in losses of MSV Canada                            373,738      1,030,119         275,000        370,331              --
   Amortization of deferred compensation                          --             --         495,153             --       6,220,384
   Minority interest in net loss of consolidated
    subsidiary                                                    --             --         100,723             --         (31,290)
   Changes in operating assets and liabilities:
     Accounts receivable                                     471,009     (1,061,933)        916,694          7,998      (1,746,605)
     Inventory                                               811,197        711,979         708,325        479,936         216,557
     Prepaid expenses and other assets                      (353,283)      (938,231)        332,883       (128,536)       (123,881)
     Accounts payable and accrued expenses                   230,743        307,320       2,765,258        311,413          60,515
     Other current liabilities                            (4,138,827)      (751,514)       (119,672)        50,621          89,413
     Accrued interest                                      8,571,854      7,384,721     (12,589,396)     2,252,931              --
     Deferred revenue                                        723,136      1,274,075      (2,677,326)    (1,850,847)     (2,473,405)
                                                        ---------------------------------------------------------------------------
Net cash provided by (used in) operating activities        2,387,038      2,211,997     (22,869,206)    (2,863,648)     (7,309,621)

Investing activities
Purchase of Motient Satellite business, net of cash
  acquired                                                (2,200,000)    (2,200,000)             --             --              --
Purchase of property and equipment                          (340,328)      (966,512)       (343,963)       (25,541)       (131,147)
Purchase of intangible assets and other assets                    --             --        (500,000)            --              --
Restricted cash                                            3,355,184        578,614            (577)          (215)     (6,076,601)
Net cash received from repayment of TerreStar advance             --             --              --             --       8,624,115
                                                        ---------------------------------------------------------------------------
Net cash used in investing activities                        814,856     (2,587,898)       (844,540)       (25,756)      2,416,367

Financing activities
Proceeds from issuance of Class A Preferred Units                 --      3,700,000      17,633,333     17,633,333              --
Proceeds from issuance of Common Units                            --             --     145,000,000             --              --
Principal payment on notes payable                                --     (1,575,333)     (2,370,583)    (2,402,340)       (100,588)
Proceeds from issuance of notes payable to investors       3,000,000             --              --             --              --
Proceeds from exercise of warrant in subsidiary                   --             --              --             --              --
Proceeds from exercise of stock option in subsidiary              --             --           4,261             --              --
                                                        ---------------------------------------------------------------------------
Net cash provided by (used in) financing activities        3,000,000      2,124,667     160,267,011     15,230,993        (100,588)
Effect of exchange rates on cash and cash equivalents        235,076        134,374         (66,248)      (228,592)       (172,689)
                                                        ---------------------------------------------------------------------------

                                                        ---------------------------------------------------------------------------
Net cash used in discontinued operations                  (4,484,796)    (3,699,324)    (11,128,031)      (610,628)     (8,722,640)
                                                        ---------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents       1,952,174     (1,816,184)    125,358,986     11,502,369     (13,889,171)
Cash and cash equivalents, beginning of period             3,629,315      5,581,489       3,765,305      3,765,305     129,124,291
                                                        ---------------------------------------------------------------------------
Cash and cash equivalents, end of period                $  5,581,489   $  3,765,305   $ 129,124,291   $ 15,267,674   $ 115,235,120
                                                        ===========================================================================
Supplemental information
Cash paid for interest                                  $      5,553   $  2,124,667   $  21,394,806   $  2,676,202   $      39,181
                                                        ===========================================================================

Non-cash financing information
Equipment obtained through issuance of notes to vendor  $         --   $  1,028,771   $          --   $         --   $          --
                                                        ===========================================================================
Conversion of Notes                                     $         --   $         --   $  84,922,011   $         --   $          --
                                                        ===========================================================================
See accompanying notes

                  Mobile Satellite Ventures LP and Subsidiaries

                   Notes to Consolidated Financial Statements

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

1. Organization and Business

Mobile Satellite Venture LP's predecessor company, Motient Satellite Ventures LLC, was organized as a limited liability company pursuant to the Delaware Limited Liability Company Act on June 16, 2000, by Motient Corporation (Motient). On December 19, 2000, Motient Satellite Ventures LLC changed its name to Mobile Satellite Ventures LLC (MSV LLC). On November 26, 2001, MSV LLC was converted into a limited partnership, Mobile Satellite Ventures LP (MSV or the Company), subject to the laws of the state of Delaware. Concurrent with such conversion, the Company acquired certain assets and liabilities of the Motient and TMI Communications LP (TMI) satellite businesses. In connection with its purchase of TMI's satellite business, the Company acquired a 20% equity interest in Mobile Satellite Ventures (Canada) Inc. (MSV Canada) and a 33 1/3% equity interest in Mobile Satellite Ventures Holdings (Canada) Inc. (MSV Holdings). In February 2002, the Company established TerreStar Networks Inc. (TerreStar), as a majority-owned subsidiary, to develop business opportunities related to the planned receipt of certain licenses in the 2 GHz band (see Note 10). On May 11, 2005, holders of the Company's Limited Partnership units exercised previously distributed rights to acquire all of the shares of TerreStar owned by the Company. As a result of this transaction, TerreStar is no longer a subsidiary of the Company (see Note 10).

The Company provides mobile satellite and communications services to individual and corporate customers in the United States and Canada via its own satellite and leased satellite capacity. The Company's operations are subject to significant risks and uncertainties including technological, competitive, financial, operational, and regulatory risks associated with the wireless communications business. Uncertainties also exist regarding the Company's ability to raise additional debt and equity financing and the ultimate profitability of the Company's proposed next-generation wireless system. The Company will require substantial additional capital resources to construct its next-generation wireless system.

The Company's current operating assumptions and projections, which reflect management's best estimate of future revenue and operating expenses, indicate that anticipated operating expenditures through 2005 can be met by cash flows from operations and available working capital; however, the Company's ability to meet its projections is subject to uncertainties, and there can be no assurance that the Company's current projections will be accurate. If the Company's cash requirements are more than projected, the Company may require additional financing.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

1. Organization and Business (continued)

The type, timing, and terms of financing, if required, selected by the Company will be dependent upon the Company's cash needs, the availability of financing sources, and the prevailing conditions in the financial markets. There can be no assurance that such financing will be available to the Company at any given time or available on favorable terms.

2. Significant Accounting Policies

Basis of Presentation


The consolidated financial statements as of December 31, 2003 and 2004, for each of the three years in the period ended December 31, 2004, and the three-month and six-month periods ended June 30, 2004 include the accounts of the Company and its majority owned subsidiaries prepared in accordance with accounting principles generally accepted in the United States (GAAP). The consolidated financial statements as of June 30, 2005, and for the three-month and six-month periods then ended include the accounts of the Company and its majority-owned subsidiaries and all variable interest entities for which the Company is the primary beneficiary, in accordance with GAAP. All significant intercompany accounts are eliminated upon consolidation.


Unaudited Interim Consolidated Financial Statements Basis of Presentation

The accompanying unaudited interim consolidated financial statements of the Company have been prepared in accordance with GAAP for interim financial information. Certain information and note disclosures normally included in the annual financial statements, prepared in accordance with GAAP, have been condensed or omitted pursuant to GAAP for interim information, although the Company believes that the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of financial position and results of operations for the three-month and six-month periods ended June 30, 2004 and 2005, have been recorded. Operating results for the six-month period ended June 30, 2005, are not necessarily indicative of the results that may be expected for the entire fiscal year or for any future period.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

2. Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates affecting the consolidated financial statements include management's judgments regarding the allowance for doubtful accounts, reserves for inventory, future cash flows expected from long-lived assets, and accrued expenses for probable losses. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include investments such as money market accounts with an original maturity of three months or less.

Restricted Cash

In connection with the purchase of the Motient satellite business in 2001, the Company retained a portion of the purchase price, which was restricted to pay Motient's rent obligation to the Company for the lease of office space in the Company's headquarters and to ensure the provision of certain services to the Company by Motient under a transition services agreement. During the year ended December 31, 2002, the agreement was amended, $1,104,708 was released to Motient, and $336,060 was released to MSV. During 2003, $530,742 was used to satisfy Motient's obligations under its sublease with the Company, and $50,708 was remitted to Motient for services provided to MSV. As of December 31, 2003, and 2004, the restricted cash balance for this purpose was $74,246 and $74,352 respectively. During March, 2005, all obligations under this transition services agreement were satisfied and all remaining funds were released to Motient and MSV, accordingly.


In September 2004, the Company entered into an escrow agreement to provide for payments under TerreStar's satellite construction contract (see Note 10). If TerreStar terminates the satellite construction contract, the escrow funds may be returned to TerreStar, subject to the termination liability under the contract. As of December 31, 2004, the amount in escrow was $5.0 million, which is reflected in TerreStar assets, discontinued on the accompanying consolidated balance sheet. As a result of the spin-off of TerreStar on May 11, 2005 (see
Note 10) MSV no longer has any rights or obligations relating to this escrow account.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

2. Significant Accounting Policies (continued)

Restricted Cash (continued)

On January 10, 2005, and on May 23, 2005 the Federal Communication Commission's
(FCC) International Bureau authorized MSV to launch and operate new L-Band mobile satellite services (MSS) systems that will occupy orbital locations that are in addition to the company's existing orbital slots, and satellites. The International Bureau requires all grants for new systems to be supported by a performance bond. In accordance with this requirement, the Company secured a five-year, $3.0 million bond for each slot. The bonds were fully collateralized by a $3.0 million letter of credit for each bond, secured by cash on deposit, which is reflected as restricted cash in the accompanying consolidated balance sheet as of June 30, 2005.

Inventory

Inventories consist of finished goods that are communication devices and are stated at the lower of cost or market, average cost method. The Company periodically assesses the market value of its inventory, based on sales trends and forecasts and technological changes, and records a charge to current-period income when such factors indicate that a reduction in net realizable value is appropriate.

Property and Equipment

Property and equipment acquired in business combinations are recorded at their estimated fair value on the date of acquisition. Purchases of property and equipment are recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives, ranging from three to ten years. During 2004, MSV initiated inclined orbit of the MSAT-2 satellite, effectively extending its fuel life. In March 2005, the Company completed a formal evaluation of the impact of this action and concluded that the satellite's useful life had been extended by approximately five years. The depreciation life of this satellite was extended by five years on a prospective basis. This change in estimate decreased the net loss for the six months ended June 30, 2005, by approximately $1.7 million. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the remaining lease term.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

2. Significant Accounting Policies (continued)

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews its long-lived assets, including property and equipment and intangible assets other than goodwill, whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine the recoverability of its long-lived assets, the Company evaluates the probability that future estimated undiscounted net cash flows will be less than the carrying amount of the assets. If such estimated cash flows are less than the carrying amount of the long-lived assets, then such assets are written down to their fair value. No impairment charges were recorded in the years ended December 31, 2002, 2003, or 2004. During March 2005, the Company expensed approximately $8.1 million related to the termination of certain agreements to acquire spectrum access and rights (see Note 3). The Company's estimates of anticipated cash flows and the remaining estimated useful lives of long-lived assets could be reduced significantly in the future. As a result, the carrying amount of long-lived assets may be reduced in the future.

Goodwill

SFAS No. 142, Goodwill and Other Intangible Assets, requires the use of a non-amortization approach to account for purchased goodwill. Under a non-amortization approach, goodwill is not amortized into results of operations, but instead is reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill is determined to be more than its estimated fair value. The Company performs its annual impairment test on December 31 or when certain triggering events occur. No impairment charges were recorded in the years ended December 31, 2002, 2003, or 2004.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

2. Significant Accounting Policies (continued)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintained cash balances at financial institutions that exceeded federally insured limits as of December 31, 2004. The Company maintains its cash and cash equivalents at high-credit-quality institutions, and as a result, management believes that credit risk related to its cash is not significant.

The Company generally grants credit to customers on an unsecured basis. The Company performs ongoing evaluations of probability of collection of amounts owed to the Company. The Company records an allowance for doubtful accounts equal to the amount estimated to be potentially uncollectible.

The Company's significant customers, as measured by percentage of total revenues, were as follows:

                                                                   For the six-month period ended
                             For the year ended December 31                   June 30
                            2002          2003         2004            2004           2005
                      -----------------------------------------------------------------------------
                                                                          (unaudited)
Customer A                     13%           12%          *             *              *
Customer B                     13%            *           *             *              *
Customer C                      *            11%          *             *              *
Customer D                      *            13%         14%           14%            13%

The Company's significant customers, as measured by percentage of total accounts receivable, were as follows:

                               December 31                    June 30
                         2003               2004                2005
                     ----------------------------------------------------
                                                              (unaudited)

Customer A                  *                  *                 15%
Customer C                  *                 12%                14%
Customer D                  *                 12%                 *
Customer E                 14%                 *                  *
Customer F                 12%                11%                 *

* Customer did not represent more than 10% for the period presented.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

2. Significant Accounting Policies (continued)

Fair Value of Financial Instruments

SFAS No. 107, Disclosure about Fair Value of Financial Instruments, requires disclosures regarding the fair value of certain financial instruments. The carrying amount of the Company's cash and cash equivalents, restricted cash, accounts receivables, and accounts payable, accrued expenses approximates their fair value because of the short-term maturity of these instruments. The Company estimated the fair value of its notes payable using estimated market prices based upon the current interest rate environment and the remaining term to maturity. The Company believes the fair value of these liabilities approximates their carrying value.

Stock-Based Compensation

SFAS No. 123, Accounting for Stock-Based Compensation, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans using the fair value method. The Company has chosen to account for employee stock-based compensation using the intrinsic value method as prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations.

The following illustrates the effect on net loss if the Company had applied the fair value method of SFAS No. 123:

                                                                                              Six-month period ended
                                                    December 31                                       June 30
                                    2002               2003               2004                2004               2005
                             ------------------------------------------------------------------------------------------------
                                                                                                     (unaudited)
Net loss, as reported         $ (26,167,484)     $ (28,000,470)     $ (33,454,896)       $ (14,307,641)      $ (26,703,504)
Add stock-based
  compensation included in
  reported net loss                      --                 --            495,153                   --           6,333,951
Additional stock-based
  compensation expense
  determined under fair
  value method                     (621,148)        (1,080,385)        (1,952,382)            (141,483)         (5,999,348)
                             ------------------------------------------------------------------------------------------------
Pro forma net loss            $ (26,788,632)    $  (29,080,855)    $  (34,912,125)       $ (14,449,124)      $ (26,368,901)
                             ================================================================================================

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

2. Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

In accordance with SFAS No. 123, the fair value of the options granted was estimated at the grant date using an option-pricing model with the following weighted-average assumptions: risk-free interest rates ranging from 2.7% to 4.6%, no dividends, expected life of the options of five years, and no volatility.

Income Taxes

As a limited partnership, the Company is not subject to income tax directly. Rather, each unit holder is subject to income taxation based on the unit holder's portion of the Company's income or loss as defined in the limited partnership agreement.

Revenue Recognition

The Company generates revenue primarily through the sale of wireless airtime service and equipment. The Company recognizes revenue when the services are performed or delivery has occurred, evidence of an arrangement exists, the fee is fixed and determinable, and collectibility is probable. The Company receives activation fees related to initial registration for retail customers. Revenue from activation fees is deferred and recognized ratably over the customer's contractual service period, generally one year. The Company records equipment sales upon transfer of title and accordingly recognizes revenue upon shipment to the customer.

Derivatives

The Company accounts for derivatives in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which requires the recognition of all derivatives as either assets or liabilities measured at fair value with changes in fair value of derivatives other than hedges reflected as current-period income (loss) unless the derivatives qualify as hedges of future cash flows. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in equity and then recognized in earnings along with the related effects of the hedged items. Any ineffective portion of hedges is reported in earnings as it occurs.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

2. Significant Accounting Policies (continued)

Derivatives (continued)

In the normal course of business, the Company is exposed to the impact of fluctuations in the exchange rate with the Canadian dollar. The Company limits this risk by following an established foreign currency financial management policy. This policy provides for the use of forward and option contracts, which limit the effects of exchange rate fluctuations of the Canadian dollar on financial results. The Company does not use derivatives for trading or speculative purposes.


As of December 31, 2003, 2004, and June 30, 2005, the Company hedged portions of its forecasted expenses, payable in Canadian dollars, totaling $2.8 million, $2.2 million and $1.8 million, respectively, by entering into forward contracts and option contracts, respectively. In general, these contracts have varying maturities up to, but not exceeding, one year with cash settlements made at maturity based upon rates agreed to at contract inception. All derivatives held by the Company satisfy the hedge criteria of SFAS No. 133, and therefore, the Company recorded unrealized gains (losses) on these contracts of $81,712, $36,305, $(15,761), and $117 for the years ended December 31, 2003 and 2004, and for the six-month periods ended June 30, 2004 and 2005, respectively, which are reflected as a component of accumulated other comprehensive income and an asset within prepaid expenses and other current assets in the accompanying consolidated balance sheets.


Foreign Currency and International Operations


The functional currency of two of the Company's subsidiaries is the Canadian dollar. The financial statements of these subsidiaries are translated to U.S. dollars using period-end rates for assets and liabilities, which is included as a component of accumulated other comprehensive income in the accompanying consolidated balance sheets. In addition, the Company realized foreign exchange transaction (losses) gains, which are a component of other income in the accompanying consolidated statements of operations. For the years ended December 31, 2002, 2003, and 2004, foreign exchange transaction (losses) gains were $(266,507), $444,753, and $40,858, respectively. For the six-month periods ended June 30, 2004 and 2005, the realized foreign exchange transaction gains were $11,343 and $9,604, respectively.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

2. Significant Accounting Policies (continued)

Investments in MSV Canada and MSV Holdings

For the years ended December 31, 2002, 2003, and 2004, the Company accounted for its equity investments in MSV Canada and MSV Holdings pursuant to the equity method of accounting. The carrying value of these investments was $0 at each balance sheet date presented. Because the Company is obligated to provide working capital financial support to MSV Canada through a management agreement, the Company recorded losses related to such funding as equity in losses of MSV Canada in the accompanying consolidated statements of operations.

In January 2003, the FASB issued Financial Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities--an Interpretation of Accounting Research Bulletin No. 51. FIN 46 provides a new framework for identifying variable interest entities (VIEs) and determining when a company should include the assets, liabilities, noncontrolling interests and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited-liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

FIN 46 requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE's activities, is entitled to receive a majority of the VIE's residual returns (if no party absorbs a majority of the VIE's losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE's assets, liabilities, and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46 also requires disclosures about VIEs that the variable interest holder is not required to consolidate but in which it has a significant variable interest.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

2. Significant Accounting Policies (continued)

Investments in MSV Canada and MSV Holdings (continued)

FIN 46 was effective immediately for VIEs created after January 31, 2003, and was effective January 1, 2005, for VIEs created before February 1, 2003. The provisions of FIN 46, as revised, were adopted as of January 1, 2005, for the Company's interest in MSV Canada, which was created prior to February 1, 2003.


In accordance with the transition provisions of FIN 46, the assets, liabilities, and noncontrolling interests of newly consolidated VIEs such as MSV Canada were initially recorded at the amounts at which they would have been carried in the consolidated financial statements if FIN 46 had been effective when the Company first met the conditions to be the primary beneficiary of the VIE. The difference between the net amount added to the Company's consolidated balance sheet related to MSV Canada and the Company's previously recognized interest in MSV Canada represented a gain of $723,579 and was recognized as a cumulative effect of change in accounting principle during the three-month period ended March 31, 2005. Excluding the cumulative effect of change in accounting principle, the consolidation of MSV Canada resulted in an additional income of $365,953 during the three-month period ended March 31, 2005 and an additional loss of $695,034 and $329,081 during the three-month and the six-month periods ended June 30, 2005, respectively. The adoption of FIN 46 on January 1, 2005 also increased total assets by approximately $3.3 million and total liabilities by approximately $2.6 million. Prior periods were not restated. Had FIN 46 been applied retroactively, the impact on prior periods would not have been material. Neither the assets nor liabilities of MSV Canada have been reported in any of the Company's financial statements prior to January 1, 2005.

MSV Canada Holdings Inc.'s financial results are entirely the result of its ownership interest in MSV Canada. The Company considers its investment in MSV Holdings Inc. as part of its overall ownership interest in MSV Canada in recording the consolidation of MSV Canada. The assets, as consolidated by MSV, of MSV Canada consist primarily of its satellite, which has a carrying value of $2.0 million at June 30, 2005 and is included in property, plant, and equipment in the Company's consolidated balance sheet. The consolidated liabilities of MSV Canada consist primarily of its deferred revenue, which has a carrying value of $1.9 million at June 30, 2005 and is included in deferred revenue in the Company's consolidated balance sheet. The Company has an obligation, by contract, to fund MSV Canada.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

2. Significant Accounting Policies (continued)

Recent Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123, supersedes APB Opinion No. 25, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company for the year beginning January 1, 2006. The impact of the adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future.

Reclassifications

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

3. Intangible Assets and Goodwill

The Company's intangible assets and goodwill arose primarily as a result of the Company's 2001 acquisitions of the Motient and TMI satellite businesses. These transactions were accounted for using the purchase method of accounting. At the time of the acquisition, the Company allocated the purchase price to the assets acquired and liabilities assumed on a preliminary basis based on their respective estimated fair values. During 2002, the Company revised its purchase price allocation based upon changes in estimates related primarily to certain liabilities assumed in the acquisition. In addition, under the terms of the agreement, the Company paid a total of $6.6 million through December 31, 2003, of which $2.2 million was paid in each of the years ended December 31, 2002 and 2003, in contingent consideration to Motient for the provision of services to a customer under a contract assumed by the Company. These payments were accounted for as contingent consideration and were included in the determination of the purchase price when paid to Motient. As of December 31, 2003, there were no contingent purchase payments remaining.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

3. Intangible Assets and Goodwill (continued)

In July 2004, MSV purchased certain intangible assets including intellectual property, or rights to acquire spectrum access and rights, or rights to acquire related assets from a third party. During the year ended December 31, 2004, MSV paid $2.0 million in cash for these intangible assets, of which $1.5 million was included in other assets and $500,000 was included in intangible assets as of December 31, 2004 in the accompanying consolidated balance sheet. In connection with these transactions, MSV also acquired rights related to a system development contract in exchange for MSV's assumption of certain payments through January 2005. The Company paid $1.1 million during 2004, and accrued $67,000 in capitalized interest costs, which were capitalized as system under construction in property and equipment in the accompanying consolidated balance sheet.


During the three-month period ended March 31, 2005, the Company paid an additional $4.0 million related to the acquisition of rights, or rights to acquire spectrum access and rights, or rights to acquire related assets from various third parties. The Company also agreed to pay one of the parties an additional $1 million due in January 2006, which is recorded in accounts payable and accrued expenses as of June 30, 2005, in the accompanying consolidated balance sheet.

During the three-month period ended March 31, 2005, the Company terminated certain of the 2004 and 2005 agreements described above. Accordingly, the Company recognized a charge of $8.1 million associated with this action, which is reflected as a component of loss from operations from discontinued TerreStar in the accompanying consolidated statement of operations. The Company has retained the rights to use the intangible assets representing $500,000 of the amounts capitalized during 2004.


The Company's identifiable intangible assets consist of the following:

                                                           December 31                  June 30
                                                    2003                 2004             2005
                                              ------------------------------------------------------
                                                                                       (unaudited)
Customer contracts                            $ 18,092,565         $ 18,177,727       $ 18,153,846
Next-generation intellectual property           82,100,000           82,600,000         82,600,000
                                              ------------------------------------------------------
                                               100,192,565          100,777,727        100,753,846
Accumulated amortization                       (19,735,440)         (29,271,530)       (34,032,349)
                                              ------------------------------------------------------
Intangible assets, net                        $ 80,457,125         $ 71,506,197       $ 66,721,497
                                              ======================================================

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

3. Intangible Assets and Goodwill (continued)

Customer contracts are amortized over a period ranging from 4.5 to 5 years. Next-generation intellectual property is amortized over periods ranging from 4.5 to 15 years. During the years ended December 31, 2002, 2003, and 2004, the Company recorded approximately $9.4 million, $9.4 million, and $9.5 million, respectively, of amortization expense related to these intangible assets. The Company's next-generation intellectual property consists of a combination of licenses and contractual rights to various authorizations, various applications, certain technology, and certain other rights. The increase in goodwill from December 31, 2003 to December 31, 2004, and the decrease from December 31, 2004, to June 30, 2005, are primarily the result of the fluctuation of the exchange rate between the U.S. dollar and Canadian dollar. Future amortization of intangible assets is as follows as of December 31, 2004:

              2005                                   $ 9,571,931
              2006                                     7,520,535
              2007                                     5,601,111
              2008                                     5,601,111
              2009                                     5,490,000
              Thereafter                              37,921,631
                                                     ------------
                                                     $71,706,319
                                                     ============

4. Balance Sheet Details

Property and Equipment

Property and equipment consisted of the following:

                                                               December 31                 June 30
                                                         2003               2004             2005
                                                   ----------------------------------------------------
                                                                                         (unaudited)
Space and ground segments                          $ 39,771,813       $ 40,577,825       $ 43,171,505
System under construction                                    --          1,067,329                 --
Office equipment and furniture                          836,961            927,112            928,427
Leasehold improvements                                  300,000            434,832            452,195
                                                   ----------------------------------------------------
                                                     40,908,774         43,007,098         44,552,127
Accumulated depreciation                            (18,160,201)       (27,886,614)       (31,295,728)
                                                   ----------------------------------------------------
Property and equipment, net                        $ 22,748,573       $ 15,120,484       $ 13,256,399
                                                   ====================================================

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

4. Balance Sheet Details (continued)

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:


                                                               December 31                June 30
                                                         2003           2004               2005
                                                   --------------------------------------------------
                                                                                       (unaudited)
Accounts payable                                    $   927,668     $ 2,447,819        $ 1,739,620
Accrued expenses                                        715,254       1,368,593          1,660,505
Accrued compensation and benefits                     1,457,384       2,011,696          1,429,907
Accrued interest                                        283,749         343,113            355,917
                                                   --------------------------------------------------
Total accounts payable and accrued expenses         $ 3,384,055     $ 6,171,221         $5,185,949
                                                   ==================================================

5. Long-Term Debt

Notes Payable

In November 2001, the Company issued $55.0 million of Convertible Notes and $26.5 million of Non-Convertible Notes (collectively, the Notes) to finance the acquisitions of the Motient and TMI satellite businesses. In August 2002, the Company issued an additional $3.0 million of Convertible Notes. The Notes were scheduled to mature on November 26, 2006, and bore interest at 10% per annum, compounded semiannually and payable at maturity.

The Convertible Notes were convertible, at any time, into a number of the Company's Class A Preferred Units (Preferred Units) determined by dividing the principal being converted by $6.45. The terms of the Convertible Notes were amended during 2003 to automatically convert into Preferred Units upon the Company's payment in full of the principal and accrued interest on the Non-Convertible Notes and the accrued interest on the Convertible Notes.

In August 2003, the Company repaid approximately $1.6 million of the principal, and all of the accrued interest of approximately $2.1 million, on one of the Non-Convertible Notes.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

5. Long-Term Debt (continued)

Notes Payable (continued)

Long-term debt at December 31, 2003, consisted of the following:

Convertible Notes                                      $  58,000,000
Non-Convertible Notes                                     24,924,667
                                                      ---------------
Notes payable                                          $  82,924,667
                                                      ===============

In April 2004, the Company made payments totaling approximately $2.4 million for principal and $2.6 million for accrued interest, on the Non-Convertible Notes. In November 2004, $25.9 million of Non-Convertible Notes and accrued interest were exchanged for 878,115 Common Units of MSV. The principal balance of $22.6 million and accrued interest of $3.3 million were exchanged for 765,843 and 112,272 Common Units, respectively, and approximately $56,000 of accrued interest were paid in cash. At the same time, $58.0 million of Convertible Notes was converted into 8,997,073 Class A Preferred Units in accordance with their terms. At the date of the transaction, accrued interest on the Convertible Notes was approximately $19.2 million, of which $18.2 million was paid in cash and $1.0 million was exchanged for 36,045 Common Units (see Note 6). At the completion of this transaction, all outstanding principal and interest obligations on the Notes were extinguished.

Vendor Notes Payable

In February 2003, the Company entered into an agreement with a satellite communications provider that is a related party (the Vendor) for the construction and procurement of a ground station. The Vendor provided financing for this project totaling approximately $1.0 million at an interest rate of 9.5%. Future payments on the Vendor note payable as of December 31, 2004, are as follows:

     2005                                           $   279,523
     2006                                               279,523
     2007                                               279,523
     2008                                               232,936
                                                    ------------
     Total future payments                            1,071,505
     Less: interest                                    (169,945)
                                                    ------------
     Principal portion                                  901,560
     Less: current portion                             (205,846)
                                                    ------------
     Long-term portion of vendor note payable       $   695,714
                                                    ============

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

6. Partners' Equity

Effective November 26, 2001, pursuant to the Limited Partnership Agreement of the Company, the partners' interests in the Company consisted of MSV Common Units and MSV Class A Preferred Units. The Company's general partner, Mobile Satellite Ventures GP Inc., a Delaware corporation, has no economic interest in the Company and is owned by the Company's limited partners in proportion to their fully diluted interests in the Company.

The Class A Preferred Units and Common Units had many of the same rights and privileges, except the Class A Preferred Units had preference over the Common Units in receiving proceeds resulting from a distribution of assets in certain circumstances. The general partner did not hold any units as of December 31, 2002, 2003, and 2004. As of December 31, 2002, 2003, and 2004, there were
14,642,732, 14,642,732, and 34,786,823 Common Units, respectively, held by limited partners. As of December 31, 2002 and 2003, there were 2,000,000 and 2,573,951 Class A Preferred Units, respectively, held by limited partners. In November 2004, the Company's limited partnership agreement was amended to eliminate the distinction between Class A Preferred and Common Units, and all Class A Preferred Units were converted to Common Units. As of June 30, 2005, there were 34,786,833 Common Units held by limited partners and no units held by the general partner.

Effective November 26, 2001, profits and losses are allocated to the partners in proportion to their economic interests. Losses allocated to any partner for any fiscal year will not exceed the maximum amount of losses that may be allocated to such partner without causing such partner to have an adjusted capital account deficit at the end of such fiscal year. Any losses in excess of this limitation shall be specially allocated solely to the other partners. Thereafter, subsequent profits shall be allocated to reverse any such losses specially allocated pursuant to the preceding sentence. Except for certain capital proceeds and upon liquidation, the Company shall make distributions as determined by the Board of Directors to the partners in proportion to their respective percentage interests. Upon dissolution of the Company, a liquidating trustee shall be appointed by the Board, or under certain circumstances, the required investor majority, as defined, who shall immediately commence to wind up the Company's affairs. The proceeds of liquidation shall be distributed in the following order:

o First, to creditors of the Company, including partners, in the order provided by law

o      Thereafter, to the partners in the same order as other distributions

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

6. Partners' Equity (continued)

Issuance of Class A Preferred Units

In August 2003, the Company received $3.7 million in exchange for the issuance of 573,951 Class A Preferred Units at $6.45 per unit. The Company used these funds to repay approximately $1.6 million of the principal and approximately $2.1 million of accrued interest on one of the Non-Convertible Notes (see Note
5). In March 2004, the Company received $17.6 million in exchange for the issuance in April 2004 of 2,735,317 Class A Preferred Units. The Company used a portion of the proceeds to repay approximately $2.4 million of the principal balance and approximately $2.6 million of accrued interest on Non-Convertible Notes (see Note 5). In November 2004, the Company's limited partnership agreement was amended to eliminate the distinction between Preferred and Common Units, and all Preferred Units were converted to Common Units.

Issuance of Common Units

In November 2004, the Company received $145.0 million in proceeds from its existing investors in exchange for the issuance of 4,923,599 Common Units. Concurrently, $25.9 million of Non-Convertible Notes and accrued interest was exchanged for 878,115 Common Units. The principal balance of $22.6 million and accrued interest of $3.3 million were exchanged for 765,843 and 112,272 Common Units, respectively, and approximately $56,000 of accrued interest was paid in cash. Additionally, $58.0 million of Convertible Notes were converted into 8,997,073 Class A Preferred Units in accordance with their terms. At the date of the transaction, accrued interest on the Convertible Notes was approximately $19.2 million, of which $18.2 million was paid in cash and $1.0 million was exchanged for 36,045 Common Units.

7. Unit and Stock Option Plans

MSV Option Plan


In December 2001, the Company adopted a unit option incentive plan (Unit Option Incentive Plan). Under the Unit Option Incentive Plan, the Company reserved for issuance and may grant up to five million options to acquire units to employees and directors upon approval by the Board of Directors. Options to acquire units generally vest over a three-year period and have a 10-year life. In July 2005, the total options available for grant were increased by 500,000.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

7. Unit and Stock Option Plans (continued)

MSV Option Plan (continued)


Beginning in July 2004, the Company granted options with exercise prices at less than the estimated fair market value of the related units on the option's grant date. As a result, the Company recorded approximately $4.7 million in deferred compensation during the year ended December 31, 2004. The Company recorded approximately $6.2 million in deferred compensation during the six-month period ended June 30, 2005. The deferred compensation is being amortized over the options' vesting period. For the year ended December 31, 2004 and the six-month period ended June 30, 2005, the Company recognized compensation expense of approximately $495,000 and $6.2 million, of which $4.0 million related to the change in control described below, $1.5 million related to modifications of certain options granted to Directors, and $700,000 related to the amortization of deferred compensation for options that vested as services were provided by employees during the six-month period ended June 30, 2005.


Change of Control


Subsequent to the issuance of its March 31, 2005 financial statements, the Company's Compensation Committee of the Board of Directors determined that a "Change of Control" of the Company, as defined in the Unit Option Incentive Plan, had occurred during the three-month period ended March 31, 2005. This interpretation was related to Motient's acquisition, in February 2005, of MSV interests previously held by other MSV limited partners. This Change of Control in turn triggered the acceleration of the vesting of all of the Company's then outstanding options and recognition of all deferred compensation expense associated with these options. Accordingly, the Company recorded additional amortization of deferred compensation of $3.8 million in the three-month period ended March 31, 2005, which decreased the previously reported partners' equity at March 31, 2005, and increased the net loss for the three-month period ended March 31, 2005 by $3.8 million. These adjustments had no impact on total partners' equity for the three-month period ended March 31, 2005. The Company has restated its unaudited interim financial statements for the three-month period ended March 31, 2005 to reflect the impact of this accelerated vesting.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

7. Unit and Stock Option Plans (continued)

MSV Option Plan (continued)

At December 31, 2003 and 2004, and June 30, 2005, there were 885,333, 1,807,167, and 3,657,847 options, respectively that were exercisable. At December 31, 2003 and 2004, and June 30, 2005, the weighted-average remaining contractual life for outstanding options was 7.9 years, 8.1 years, and 7.7 years, respectively. The weighted-average fair value of unit options granted during the years ended December 31, 2002, 2003, and 2004 was $0.80, $0.91, and $4.61 per unit, respectively. The weighted-average fair value of unit options granted during the six-month periods ended June 30, 2004 and 2005, was $1.09 and $9.91, respectively. At December 31, 2004 and June 30, 2005, the outstanding options had exercise prices ranging from $6.45 to $29.45.



The following summarizes activity in the Unit Incentive Option Plan:

                                                            Options to       Weighted-Average
                                                           Acquire Units      Exercise Price
                                                         ---------------------------------------
Options outstanding at December 31, 2001                     1,297,500          $  6.45
   Granted                                                      91,000             6.45
                                                         ---------------------------------------
Options outstanding at December 31, 2002                     1,388,500             6.45
   Granted                                                   1,621,500             6.45
   Canceled                                                   (115,833)            6.45
                                                         ---------------------------------------
Options outstanding at December 31, 2003                     2,894,167             6.45
   Granted                                                   1,497,750             6.81
   Canceled                                                    (78,334)            6.45
                                                         ---------------------------------------
Options outstanding at December 31, 2004                     4,313,583             6.58
   Granted (unaudited)                                         445,000            19.55
   Canceled (unaudited)                                        (41,936)           11.93
                                                         ---------------------------------------
Options outstanding at June 30, 2005 (unaudited)             4,716,647           $ 7.85
                                                         =======================================

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

7. Unit and Stock Option Plans (continued)

TerreStar Stock Option Plan

In July 2002, the Board of Directors of TerreStar approved the 2002 TerreStar Stock Incentive Plan. The plan terms are similar to the Unit Option Incentive Plan. Options to acquire shares generally vest over a 3-year period, and the options to acquire shares have a 10-year life. At December 31, 2003 and 2004, and May 11, 2005, 568,304, 1,157,664, and 1,342,295 options, respectively, were exercisable. At December 31, 2003 and 2004 and May 11, 2005, the weighted-average remaining contractual life for outstanding options was 8.6 years, 8.0 years, and 8.4 years, respectively. The weighted-average fair value of options granted during the years ended December 31, 2002, 2003, and 2004 was $0.10, $0.10, and $0.00 per unit, respectively. The weighted-average fair value of shares granted during the six-month periods ended June 30, 2004 and 2005 was $0.00 and $0.04, respectively. During 2004, the Company promised to grant 208,277 options with an exercise price of $0.70 during 2005 to certain executives of the Company, of which 146,200 were granted in March 2005.


As part of the TerreStar Rights transaction (see Note 10), the Board of Directors of TerreStar authorized a grant of additional options to employee option holders of record at December 20, 2004, of approximately 50% of the options outstanding on that date, which were granted in February 2005. The Company recognized the cash received of $4,261 during 2004 for the options exercised as minority interest. During the period from January 1, 2005 through May 11, 2005, the Company granted options with exercise prices at less than the estimated fair market value of the related TerreStar stock on the grant date. As a result, the Company recorded approximately $2.0 million and $600,000 in deferred compensation during the three-month period ended March 31, 2005 and from April 1, 2005 through May 11, 2005, respectively. The deferred compensation is being recognized over the options' vesting period. For the three-month period ended March 31, 2005 and from April 1, 2005 through May 11, 2005, the Company recognized compensation expense of approximately $49,000 and $64,000, respectively in the accompanying consolidated statement of operations.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

7. Unit and Stock Option Plans (continued)

TerreStar Stock Option Plan (continued)

The following summarizes activity in the TerreStar Option Plan as of May 11, 2005:

                                                                                Weighted-Average
                                                             Options to        Exercise Price per
                                                           Acquire Shares           Share
                                                         ---------------------------------------
Options outstanding at December 31, 2001                            --              $  --
   Granted                                                   1,762,567               0.70
                                                         ---------------------------------------
Options outstanding at December 31, 2002                     1,762,567               0.70
   Granted                                                     138,773               0.70
   Canceled                                                    (39,803)              0.70
                                                         ---------------------------------------
Options outstanding at December 31, 2003                     1,861,537               0.70
   Granted                                                     535,278               0.66
   Canceled                                                    (18,990)              0.70
   Exercised                                                    (6,086)              0.70
                                                         ---------------------------------------
Options outstanding at December 31, 2004                     2,371,739               0.69
   Granted (unaudited)                                       1,445,751               0.57
   Canceled (unaudited)                                        (20,086)              0.62
                                                         ---------------------------------------
Options outstanding at May 11, 2005 (unaudited)              3,797,404             $ 0.65
                                                         =======================================


8. Related Party Transactions

During the years ended December 31, 2002, 2003, and 2004, the Company incurred $1,441,673, $150,966, and $1,180 of administrative expenses related primarily to services provided by Motient. In addition, the Company provided facilities-related services to Motient of $133,729 during the year ended December 31, 2003.

The Company has an arrangement with MSV Canada, under which the Company provides management services to MSV Canada and purchases satellite capacity from MSV Canada. MSV Canada owns the satellite formerly owned by TMI. The Company earned fees under the management agreement by providing certain services to MSV Canada such as allowing access to its intellectual property; providing voice- and data-switching capabilities; providing backup, restoral, and emergency spectrum and satellite capacity and providing accounting, customer service, and billing

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

8. Related Party Transactions (continued)

services. Prior to January 1, 2005 (see Note 2), the Company recognized the related management fee income in the month in which the services are provided. The Company leases satellite capacity from MSV Canada pursuant to a lease agreement. The term of the lease extends for 25 years and may be terminated by the Company with one year's notice or by either party in certain circumstances. The amount of the lease payments is determined by the parties periodically based upon the amount of capacity usage by the Company and market rates. Prior to January 1, 2005 (see Note 2) the Company recognized capacity fee expense in the month in which the service was provided.

During the years ended December 31, 2002, 2003, and 2004, the Company incurred $117,000, $36,025, and $188,682, respectively, of consulting expenses for services provided by a company controlled by one of the Company's investors, which is included in legal, regulatory, and consulting expenses in the accompanying consolidated statements of operations. During the six-month periods ended June 30, 2004 and 2005, the Company incurred $36,916 and $107,408, respectively, of consulting expenses for these services.

The Company leases office space from an affiliate of TMI (see Note 9). The Company has also entered into an agreement with this company to obtain telemetry, tracking, and control services. The agreement ends April 30, 2006, with automatic extension for three successive additional renewal periods of one year each. The agreement may be terminated at any time, provided that the Company makes a payment equal to the lesser of 12 months of service or the remaining service fee. Under its services agreement, the Company paid $378,462, $360,819, and $428,867, during the years ended December 31, 2002, 2003, and 2004, respectively. Under its services agreement, the Company paid $240,413 and $243,918, during the six-month periods ended June 30, 2004 and 2005, respectively.


During the year ended December 31, 2004, the Company incurred approximately $2,728,000 of expenses for services provided by companies controlled by one of the Company's investors. During the six-month periods ended June 30, 2004 and 2005, the Company incurred approximately $112,100 and $10,850 respectively, of expenses for these services.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

9. Commitments and Contingencies

Leases

As of December 31, 2004, the Company has noncancelable operating leases, expiring through August 2008. Rental expense, net of sublease income, for the years ended December 31, 2002, 2003, and 2004, was approximately $1.8 million, $1.1 million, and $1.2 million, respectively. Rental expense, net of sublease income was $630,000 and $634,000, respectively, during the six-month periods ended June 30, 2004 and 2005.

Future minimum lease payments under noncancelable operating leases with initial terms of one year or more are as follows for the years ended December 31:

                 2005                      $  1,289,236
                 2006                         1,282,417
                 2007                         1,282,417
                 2008                           936,757
                                            -------------
                                            $  4,790,827
                                            =============

Office facility leases may provide for periodic escalations of rent, rent abatements during specified periods of the lease, and payment of pro rata portions of building operating expenses, as defined. The Company records rent expense for operating leases using the straight-line method over the term of the lease agreement.


Executive Employment Agreements

Certain executives have employment agreements that provide for severance and other benefits, as well as acceleration of option vesting in certain circumstances following a change in control as defined in those agreements.


Litigation and Claims

The Company is periodically a party to lawsuits and claims in the normal course of business. While the outcome of the lawsuits and claims against the Company cannot be predicted with certainty, management believes that the ultimate resolution of the matters will not have a material adverse effect on the financial position or results of operations of the Company.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)


9. Commitments and Contingencies (continued)


Contingencies

From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company recognizes a liability for these contingencies when it is probable that future expenditures will be made and such expenditures can be reasonably estimated.

Regulatory Matters

During 2001, Motient applied to the FCC to transfer licenses and authorizations related to its L-Band mobile satellite service (MSS) system to MSV. This transfer was approved in November 2001. In connection with this application, Motient sought FCC authority to launch and operate a next-generation MSS system that will include the deployment of satellites and terrestrial base stations operating in the same frequencies as an integrated network. In February 2003, the FCC adopted general rules based on the Company's proposal to develop an integrated satellite-terrestrial system, subject to the requirement that the Company file an additional application for a specific terrestrial component consistent with the broader guidelines issued in the February 2003 order. These broad guidelines govern issues such as aggregate system interference to other MSS operators, the level of integration between satellite and terrestrial service offerings, and specific requirements of the satellite component that the Company currently meets by virtue of its existing satellite system. While the Company's current satellite assets satisfy these requirements, the Company anticipates the future need to construct and deploy more powerful satellites.


The Company believes that the ruling allows for significant commercial opportunity related to the Company's next-generation system. Both proponents and opponents of the Ancillary Terrestrial Component (ATC), including the Company, asked the FCC to reconsider the rules adopted in the February 2003 order. Opponents of the ruling advocated changes that could adversely impact the Company's business plans. The Company also sought certain corrections and relaxations of technical standards that would further enhance the commercial viability of the next-generation system. The FCC issued an order on reconsideration of the February 2003 order in February 2005. The FCC granted some of the corrections and relaxations of technical standards the Company has advocated and has rejected the requests for changes advocated by opponents of the FCC's February 2003 order. Only Inmarsat Ventures Ltd. has filed a petition for reconsideration of the February 2005 order, which is currently pending. One terrestrial wireless carrier filed an appeal of the FCC's February 2003 order with the United States Court of Appeals. This appeal has been withdrawn.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

9. Commitments and Contingencies (continued)

Regulatory Matters (continued)


In November 2003, the Company applied for authority to operate ATC in conjunction with the current and next-generation satellites of MSV and MSV Canada. The FCC's International Bureau granted this authorization, in part, in November 2004 and deferred certain issues to the FCC's rulemaking proceeding, which was resolved in February 2005. One opponent of the Company's application has asked the FCC to review the Company's ATC authorization. This challenge is pending. The Company has also received authorization to construct, launch and operate three satellites; two by the FCC and one by Industry Canada. MSV must meet certain milestone dates for each of these satellites.

There can be no assurance that, following the conclusion of the rulemaking and the other legal challenges, the Company will have authority to operate a commercially viable next-generation network.

10. TerreStar Networks

In February 2002, the Company established TerreStar, a majority-owned subsidiary, to develop business opportunities related to the proposed receipt of certain licenses in the 2 GHz band.

Regulatory Matters

TMI holds the approval issued by Industry Canada for a 2 GHz space station authorization and related spectrum licenses for the provision of MSS in the 2 GHz band as well as an authorization from the FCC for the provision of MSS in the 2 GHz band (MSS authorization). These authorizations are subject to FCC and Industry Canada milestones relating to construction, launch, and operational date of the system. TMI plans to transfer the Canadian authorization to an entity that is eligible to hold the Canadian authorization and in which TerreStar and/or TMI will have an interest, subject to obtaining the necessary Canadian regulatory approvals. To satisfy the milestone requirements included within the authorizations, TerreStar and TMI entered into an agreement in which TerreStar agreed to enter into a non-contingent satellite procurement contract for the construction and delivery to TMI of a satellite that is consistent with the Canadian and FCC authorizations. Further, TMI agreed that at TerreStar's election, TMI will transfer the 2 GHz authorizations to the entities described above, subject to any necessary Canadian and U.S. regulatory approvals. In December 2002, TMI and TerreStar jointly applied to the FCC for authority to transfer TMI's MSS authorization to TerreStar.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

10. TerreStar Networks (continued)

Regulatory Matters (continued)


In August 2002, Industry Canada advised TMI that the contractual arrangement with TerreStar met the requirement that TMI demonstrate that it is bound to a contractual agreement for the construction of the proposed satellite. However, certain wireless carriers had urged the FCC to cancel TMI's MSS authorization. A similar group also filed a petition in January 2003 asking the FCC to dismiss the application to transfer TMI's MSS authorization to TerreStar. In February 2003, the FCC's International Bureau adopted an order canceling TMI's MSS authorization due to an alleged failure to enter into a non-contingent satellite construction contract before the specified first milestone date and dismissing the application for TMI to transfer its MSS authorization to TerreStar. Also in February 2003, the FCC adopted an order allowing MSS carriers, including those in the 2 GHz band, to provide ATC. A number of parties, principally wireless carriers, challenged the validity of that order. The FCC issued an order on reconsideration of the February 2003 order in February 2005 (see Note 9).

In June 2004, upon review of the International Bureau's decision, the FCC agreed to waive aspects of the first milestone requirement applicable to TMI's MSS authorization and, therefore, also reinstated that authorization, along with the application to transfer TMI's MSS authorization to TerreStar. The FCC also modified the milestone schedule applicable to TMI's MSS authorization. In November 2004, TMI certified to the FCC its compliance with the second milestone under its MSS authorization. In April 2005, TMI certified compliance with the third milestone under its MSS authorization. The FCC is currently reviewing both certifications for compliance with the requirements of TMI's MSS authorization. The application to transfer TMI's MSS authorization to TerreStar is still pending before the FCC.

In September 2004, the FCC issued an order allowing PCS operation in the 1995-2000 MHz band, which may be adjacent to the 2 GHz frequencies ultimately assigned to TMI. TerreStar has commented in the proceedings to establish service rules for the 1995-2000 MHz band. There can be no assurance that the FCC will not adopt service rules that will create interference to MSS operators in the 2 GHz band, including TerreStar.

As of December 31, 2004, spectrum in the 2 GHz MSS band is assigned pro rata among the existing licensees. TMI's current spectrum assignments from the FCC and Industry Canada reflect the cancellation of licenses of three of the eight entities that were authorized to provide 2 GHz MSS in 2001: Mobile Communications Holding Inc. (MCHI), Constellation Communications Holdings, Inc. (Constellation), and Globalstar LP. Globalstar LLC, the successor-in-interest to

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)


10. TerreStar Networks (continued)

Regulatory Matters (continued)


Globalstar LP, along with another interested entity, Globalstar Satellite LP, has collectively challenged cancellation of its license on reconsideration to the FCC. MCHI and Constellation have jointly challenged cancellation of their licenses on appeal to the U.S. Court of Appeals for the D.C. Circuit. If any or all of those licenses were reinstated, TMI would likely have access to less spectrum than it would otherwise. The FCC has not yet redistributed spectrum surrendered in March 2005 by three of the then remaining five 2 GHz MSS licensees to the current remaining two 2 GHz MSS licensees. Although the FCC's rules presume that such redistribution shall be made in the case of the fourth and fifth license surrenders, there is no guarantee that the FCC will follow that presumption, or that Industry Canada would make consequential amendments to the spectrum assignment contained in TMI's Industry Canada authorization. Also, TMI and TerreStar recently filed a letter at the FCC arguing for redistribution of spectrum surrendered by Celsat, the third surrendering licensee. The letter asks that the FCC find merit in the rebuttal of the presumption of the FCC's rules that the Celsat spectrum would not be redistributed to the remaining two 2 GHz MSS licensees. The FCC has not yet issued a Public Notice concerning that request. The Cellular Telecommunications Industry Association has filed an objection to the TMI and TerreStar letter. There can be no assurance that more oppositions will not be filed to TMI's and TerreStar's letter, nor can there be any assurance that the FCC will accept TMI's and TerreStar's positions in such letter or grant TMI's and TerreStar's request.

The 2 GHz MSS band and certain adjacent bands are currently occupied by broadcast auxiliary service licensees, cable television relay service licensees, local television transmission service licensees, fixed service licensees, and certain other licensees. Most if not all of those licensees, and especially those in the 2 GHz MSS uplink at 2000-2020 MHz, will need to relocate their operations to a new band to accommodate 2 GHz MSS and other new entrants. As a 2 GHz MSS entrant, TMI and/or TerreStar may be obligated to compensate those incumbent licensees for their relocation costs and for the costs of providing "comparable facilities" to them. Under a separate FCC Order, Nextel Communications Inc. (Nextel) must relocate incumbent licensees in the 1990-2025 MHz band by September 6, 2007. TMI and TerreStar have filed a Petition for Reconsideration asking that the FCC clarify the reimbursement obligations of 2 GHz MSS licensees to Nextel, but the FCC has not yet acted on that Petition. It is thus unclear what the potential reimbursement liability of TerreStar will be with regard to Nextel's costs in that relocation process. Even if Nextel bears all costs of relocating incumbent licensees in the 1990-2025 MHz band, TMI and/or TerreStar will still likely be responsible for relocating certain incumbent licensees in the 2165-2200 MHz band, although it may have the right to recoup certain costs from wireless entrants in the 2165-2180 MHz band.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

10. TerreStar Networks (continued)

Joint Venture Option

During 2002, TerreStar acquired an option to establish a joint venture with a third party to develop certain opportunities in the 2 GHz band. The FCC licensed the third party to construct, launch, and operate a communications system consisting of two geostationary satellites in the 2 GHz band, a communications network, and user terminals. Consideration for the option consisted of nonrefundable payments made by TerreStar of $1.0 million during 2002 and $500,000 during 2003. In January 2003, TerreStar exercised its option to form the joint venture. Under the terms of the memorandum of agreement, TerreStar contributed an additional $500,000 to the joint venture upon signing of the joint venture agreements. However, as a result of the February 2003 FCC order canceling TMI's 2 GHz license described above, in July 2003 TerreStar and the third party mutually agreed to terminate the option agreement and the joint venture and any remaining obligations or liabilities related to these agreements. As a result, TerreStar wrote off its $2.0 million investment in the joint venture during the year ended December 31, 2003.

Satellite Construction Contract

During 2002 and in connection with its contractual obligations to TMI, TerreStar entered into a contract to purchase a satellite system, including certain ground infrastructure for use with the 2 GHz band. TerreStar made payments of $500,000 and $350,000 during the years ended December 31, 2002 and 2003, respectively. Following the reinstatement of the TMI license in July 2004, the contract was amended resulting in a reduced milestone payment plan. TerreStar made payments of $400,000 during the year ended December 31, 2004, and $0 and $2 million during the six-month periods ended June 30, 2004 and 2005, respectively, related to this contract. Such payments were capitalized as system under construction in property and equipment in the accompanying consolidated balance sheets. As a result of the spin-off of TerreStar as of May 11, 2005 (see below) MSV no longer has any rights or obligations relating to this contract.

On December 20, 2004, the Company issued rights (the Rights) to receive an aggregate of 23,265,428 shares of common stock of TerreStar representing all of the shares of TerreStar common stock (the TerreStar Stock), owned by the Company, to the limited partners of the Company, pro rata in accordance with each limited partner's percentage ownership in the Company. In addition, in connection with this transaction, TerreStar issued warrants (the Warrants) to purchase an aggregate of 666,972 shares of TerreStar Stock to one of the Company's limited partners.

                  Mobile Satellite Ventures LP and Subsidiaries

   (information as of June 30, 2005, and the three-month and six-month periods ended June 30, 2004 and 2005, is unaudited)

10. TerreStar Networks (continued)

Satellite Construction Contract (continued)


The Warrants have an exercise price of $0.21491 per share. The Company recognized the fair value of the warrants of $95,611 as minority interest using an option pricing model with the following assumptions: risk free interest rate of 2.5%, expected life of the warrant of two years, and volatility of 141%. The limited partner exercised the warrant in March 2005. The Company recorded the cash received of $143,340 as minority interest.

On May 11, 2005, the limited partners of MSV exercised the Rights to acquire shares of common stock of TerreStar. As a result of this transaction, Motient Ventures Holdings, Inc. gained a majority interest in TerreStar and MSV divested its ownership interest in TerreStar, thereby effecting a spin-off, which was recorded as a distribution to the limited partners at book value in the accompanying consolidated statement of partners' equity (deficit) for the six months ended June 30, 2005. In May 2005, MSV and TerreStar entered into a management services agreement whereby MSV agreed to provide certain services, to include technical and program management efforts associated with ATC network development as well as administrative support required to accomplish these tasks.

Subsequent to the spin-off, as MSV no longer has an ownership interest in TerreStar and is not the primary beneficiary of TerreStar, the accompanying consolidated financial statements do not include the assets or liabilities of TerreStar as of June 30, 2005, which were approximately $9.7 million and $10.4 million, respectively, on May 11, 2005. The accompanying consolidated financial statements include the results of TerreStar since its inception through May 11, 2005, and are presented as discontinued operations in the accompanying consolidated statements of operations and as TerreStar assets and liabilities, discontinued, in the accompanying consolidated balance sheet.

11.  Subsequent Events (unaudited)

On September 22, 2005 certain of the Company's limited partners announced the key terms of a non-binding letter of intent for transactions that would result in the consolidation of the ownership of MSV within Motient. Consummation of the transactions will require successful completion of due diligence, negotiation and execution of definitive documentation, Motient and SkyTerra Communications, Inc. board and shareholder approval, and various regulatory approvals. Because the letter of intent is non-binding, the parties have no obligation to negotiate such documentation or otherwise consummate the transactions. Therefore, there are no assurances that the transactions will be consummated on the currently proposed terms or will ever be consummated, or that the required corporate or regulatory approvals will be obtained.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All of these expenses will be paid by Motient. All amounts except the SEC registration fee are estimated.


SEC Registration Fee....................................     $       42,524
Accounting Fees and Expenses............................             25,000
Legal Fees and Expenses.................................            200,000
Miscellaneous...........................................            148,000
                                                             --------------
Total...................................................     $      415,524
                                                             ==============


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses, including attorneys' fees, as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Our Restated Certificate of Incorporation provides that no director of Motient shall be personally liable for breach of fiduciary duty as a director. Any repeal or modification of such provision shall not adversely affect any right or protection, or any limitation of the liability of, a director of Motient existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification. Both our Restated Certificate of Incorporation and our Amended and Restated Bylaws contain provisions that further provide for the indemnification of directors and officers in accordance with and to the fullest extent permitted by the DGCL.

Additionally, Motient has entered into indemnification agreements with certain of its directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained under current applicable law. The indemnification agreements may require Motient, among other things, to indemnify such officers, directors and key personnel against certain liabilities that may arise by reason of their status or service as directors, officers or employees of Motient and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On May 1, 2002, pursuant to Motient's plan of reorganization, 25,000,000 shares of Motient's common stock, par value $0.01 per share, were issued. An additional 97,256 shares of our common stock were issued to certain of our creditors upon completion of the bankruptcy claims process.

Additionally, pursuant to our plan of reorganization, holders of our pre-reorganization common stock became entitled to receive warrants to purchase an aggregate of approximately 1,496,512 shares of common stock at a price of $0.01 per share. The holders were entitled to exercise such warrants to purchase shares of our common stock prior May 1, 2004, if and only if the average closing price of our common stock for ninety consecutive trading days was equal to or greater than $15.44 per share. Since such condition was never satisfied, the no warrants were ever exercised.

The shares of common stock and warrants to purchase shares of common stock described above were not registered under the Securities Act of 1933. These securities were issued in reliance upon the exemption contained in Section 1145(a) of the Bankruptcy Code, which exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act.

In July 2002, our board of directors approved the offer and sale to CTA (or its affiliates), a consultant to Motient, of warrants to purchase an aggregate of 500,000 shares of our common stock, for an aggregate purchase price of $25,000. The warrants have an exercise price of $3.00 per share and a term of five years. CTA purchased their warrants in December 2002. The warrants were valued at $1.5 million and recorded as a consultant compensation expense in December 2002. The warrants were issued in reliance upon the exemption provided by Rule 506 under the Securities Act of 1933, as amended, and/or in reliance on the exemption afforded by Section 4(2) of the Securities Act.

On January 27, 2003, in connection with the execution of the credit agreement, we issued warrants at closing to the lenders to purchase, in the aggregate, 3,125,000 shares of our common stock. The exercise price for these warrants is $1.06 per share. The warrants were immediately exercisable upon issuance and have a term of five years. The warrants were issued in reliance upon the exemption afforded by Section 4(2) of the Securities Act.

On July 29, 2003, in connection with the execution of the letter agreement with Further Lane, we issued Further Lane a warrant to purchase 200,000 shares of our common stock. The exercise price of the warrant is $5.10 per share. The warrant was immediately exercisable upon issuance and has a term of five years. The warrant was issued in reliance upon the exemption afforded by Section 4(2) of the Securities Act.

On March 16, 2004, in connection with the execution of the amendment to our credit agreement, we issued warrants to the lenders to purchase, in the aggregate, 2,000,000 shares of our common stock. The number of warrants will be reduced to an aggregate of 1,000,000 shares of common stock because we obtained at least $7.5 million of additional debt or equity financing within 60 days after March 16, 2004. The exercise price of the warrants is $4.88 per share. The warrants were immediately exercisable upon issuance and have a term of five years. The warrants were issued in reliance upon the exemption afforded by
Section 4(2) of the Securities Act. The warrants are also subject to a registration rights agreement. Under such agreement, we agreed to register the shares underlying the warrants upon the request of a majority of the warrant holders, or in conjunction with the registration of other common stock of the company. We will bear all the expenses of such registration.

On April 7, 2004, we sold 4,215,910 shares of our common stock at a per share price of $5.50 for an aggregate purchase price of $23.2 million to The Raptor Global Portfolio Ltd., The Tudor BVI Global Portfolio, Ltd., The Altar Rock Fund L.P., Tudor Proprietary Trading, L.L.C., Highland Crusader Offshore Partners, L.P., York Distressed Opportunities Fund, L.P., York Select, L.P., York Select Unit Trust, M&E Advisors L.L.C., Catalyst Credit Opportunity Fund, Catalyst Credit Opportunity Fund Offshore, DCM, Ltd., Greywolf Capital II LP and Greywolf Capital Overseas Fund and LC Capital Master Fund. The sale of these shares was not registered under the Securities Act of 1933, as amended and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or
Section 4(2) of the Securities Act. In connection with this sale, we signed a registration rights agreement with the holders of these shares. We also issued warrants to purchase an aggregate of 1,053,978 shares of our common stock to the investors listed above, at an exercise price of $5.50 per share. However, because we met certain conditions following the issuance of these warrants, they will never vest.

In connection with this sale, we issued to Tejas Securities Group, Inc., our placement agent for the private placement, and certain CTA affiliates, warrants to purchase 600,000 and 400,000 shares, respectively, of our common stock. The exercise price of these warrants is $5.50 per share. The warrants are immediately exercisable upon issuance and have a term of five years. The fair value of the warrants was estimated at $6.2 million using a Black-Scholes model. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

In April 2004, Michael Fabbri, Daniel Croft and Walter V. Purnell, Jr., received 275,000 shares of common stock upon the exercise of certain of their outstanding options under Motient's 2002 employee stock option plan. Additionally, in June 2004, Walter V. Purnell, Jr. received an approximately 16,600 additional shares of common stock upon the exercise of additional outstanding options. All of the shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

In June 2004, in connection with the settlement of outstanding obligations due to Motorola, Motient agreed to issue Motorola warrants to purchase 200,000 of its common stock. The exercise price of these warrants is $8.68 per share. The warrants are immediately exercisable upon issuance and have a term of five years. The warrants were issued in reliance upon the exemption afforded by
Section 4(2) of the Securities Act.

On July 1, 2004, we sold 3,500,000 shares of our common stock at a per share price of $8.57 for an aggregate purchase price of $30.0 million to The Raptor Global Portfolio Ltd., The Tudor BVI Global Portfolio, Ltd., The Altar Rock Fund L.P., Tudor Proprietary Trading, L.L.C., York Distressed Opportunities Fund, L.P., York Select, L.P., York Select Unit Trust, York Global Value Partner, L.P., Catalyst Credit Opportunity Fund, Catalyst Credit Opportunity Fund Offshore, DCM, Ltd., Rockbay Capital Fund, LLC, Rockbay Capital Investment Fund, LLC, Rockbay Capital Offshore Fund, Ltd., Glenview Capital Partner, L.P., Glenview Institutional Partners, L.P., Glenview Capital Master Fund, Ltd., GCM Little Arbor Master Fund, Ltd., OZ Master Fund, Ltd., OZ Mac 13 Ltd., Fleet Maritime, Inc., John Waterfall, Edwin Morgens, Greywolf Capital II, L.P., Greywolf Capital Overseas Fund, Highland Equity Focus Fund, L.P., Singer Children's Management Trust, Highland Equity Fund, L.P., and Strome Hedgecap Limited. The sale of these shares was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act. In connection with this sale, we signed a registration rights agreement with the holders of these shares. We also issued warrants to purchase an aggregate of 525,000 shares of our common stock to the investors listed above, at an exercise price of $8.57 per share. However, because we met certain conditions following the issuance of these warrants, they will never vest.

In connection with this sale, we issued to certain affiliates of CTA and Tejas Securities Group, Inc., our placement agent for the private placement, warrants to purchase 340,000 and 510,000 shares, respectively, of our common stock. The exercise price of these warrants is $8.57 per share. The warrants are immediately exercisable upon issuance and have a term of five years. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

On November 12, 2004, Motient sold 15,353,609 shares of its common stock at a per share price of $8.57. Motient received aggregate proceeds of $126,397,809, net of $5,182,620 in commissions paid to Motient's placement agent, Tejas Securities Group, Inc. The approximately 60 purchasers included substantially all of the purchasers from the April and July 2004 private placements, as well multiple new investors. The sale of these shares was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act. In connection with this sale, Motient signed a registration rights agreement with the holders of these shares. Among other things, this registration rights agreement requires Motient to file and cause to make effective a registration statement permitting the resale of the shares by the holders thereof. Motient also issued warrants to purchase an aggregate of approximately 3,838,401 shares of its common stock to the investors listed above, at an exercise price of $8.57 per share. These warrants will vest if and only if Motient does not meet certain deadlines between January and March 2005 with respect to certain requirements under the registration rights agreement. If the warrants vest, they may be exercised by the holders thereof at any time through November 11, 2009.

On February 9, 2005, Motient entered into a merger agreement with Telcom Satellite Ventures Inc. and Telcom Satellite Ventures II Inc. and simultaneously consummated the transactions contemplated thereby, pursuant to which Telcom merged with and into MVH Holdings Inc., a direct and wholly-owned subsidiary of Motient, in a tax free reorganization in which MVH is the surviving company. In exchange for 2,296,835 MSV limited partnership units owned by the Telcom entities, Motient issued to Telcom's stockholders 8,187,804 shares of its common stock. As the purchasers are all accredited investors, and no general solicitation has occurred, or will occur, as part of the offering and sale of these securities, Motient has relied upon the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

Concurrently with this merger, Motient (through MVH) also purchased 373.7 shares of common stock of Spectrum Space Equity Investors IV, Inc. and two other related entities, representing approximately 66.3% of the outstanding common stock of each of such entities, and 221.2 shares of common stock of Columbia Space Partners, Inc. and two other related entities, representing approximately 27.8% of the outstanding common stock of such entities. In total, Motient issued to the Spectrum entities and Columbia entities a total of 4,516,978 shares of Motient common stock in a private placement in exchange for indirect ownership of 1,267,098 MSV units. As the purchasers are all accredited investors, and no general solicitation has occurred, or will occur, as part of the offering and sale of these securities, Motient has relied upon the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

Telcom, Columbia and Spectrum also received warrants exercisable for an aggregate of approximately 952,858 shares of Motient common stock. The warrants have a term of five years and an exercise price equal to $22.50. Each warrant shall become exercisable only as follows: (i) with respect to 35% of the warrant shares, on the date that is 30 days following the closing of the merger, if a registration statement covering the resale of the shares shall not have been filed with the SEC by such date, (ii) with respect to an additional 35% of the warrant shares, on the 60th day after the closing of the merger, if a registration statement covering the resale of the shares shall not have been filed with the SEC by such date, and (iii) with respect to 30% of the warrant shares, on the 180th day after the closing of the Mergers, if a registration statement covering the resale of the shares shall not have been declared effective. As Motient has filed a registration statement covering these shares on February 14, 2005, 70% of the 952,858 warrants will never vest.

On April 15, 2005, Motient sold 408,500 shares of non-voting Series A Cumulative Convertible Preferred Stock, $0.01 par value, at a per share price of $1,000, for total aggregate proceeds of approximately $391,000,000, net of $17,500,000 in combined commissions paid to Tejas Securities Group, Inc. and Deutsche Bank Securities Inc. The approximately 40 purchasers included substantially all of the purchasers from the November 2004 private placements, as well multiple new investors. Each share of preferred stock has a term of five years and is convertible into 30 shares of common stock. Dividends may be paid in cash or common stock at Motient's option. Dividends paid in cash bear interest at a rate of 5.25% and dividends paid in common stock bear interest at a rate of 6.25%. Motient was required to place into escrow a sufficient amount to pay 24 months of cash dividends, and accordingly will pay dividends only in cash through April 15, 2007.

After 24 months, Motient can require holders of preferred stock to convert it into common stock if the trading price of Motient common stock exceeds $43.33 for at least 15 trading days within a 20 consecutive trading day period, so long as the common stock underlying the convertible preferred stock is then registered. If Motient is acquired prior to maturity of the preferred stock, or if Motient issues more than $250 million of senior or pari passu securities, then Motient must offer to redeem the preferred stock at a price of $1,080 per share, plus any interest then remaining in the escrow account.


The sale of these shares was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act. In connection with this sale, Motient signed a registration rights agreement with the holders of these shares. Among other things, this registration rights agreement requires Motient to file and cause to make effective a registration statement permitting the resale of the common stock underlying the preferred stock. If Motient does not meet certain registration deadlines with respect to the registration of these shares, it will be required to issue warrants to the preferred holders in the amount of 1/12 of 1% per month that the registration statement is not effective after mid-September 2005.

On October 26, 2005, Motient completed an exchange offer whereby purchasers of Series A Preferred could exchange their shares for Series B Preferred with economic terms substantially identical to the Series A Preferred. Motient accepted for exchange 318,500 shares of Series A Preferred Stock, representing approximately 78% percent of the outstanding Series A Preferred Stock. With the exception of 90,000 shares of Series A Preferred Stock held by funds affiliated with Highland Capital Management (which remain outstanding), all Series A Preferred Stockholders tendered their Series A Preferred Stock in the offer. The Company will issue an equal number of shares of Series B Preferred Stock to the holders who elected to exchange their shares of Series A Preferred Stock in the exchange offer. The exchange was made pursuant to an exemption from registration afforded by Section 3(a)(9) of the Securities Act.


No underwriters were involved in any of the foregoing distributions of securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      EXHIBITS

                  The Exhibit Index filed herewith is incorporated herein by reference.

         (b)      Financial Statement Schedules

                  Financial Statement Schedules not included below have been omitted because they are not required or not applicable, or because the required information is shown in the financial statements or notes thereto.

         Schedule II - Valuation and Qualifying Accounts.........    Page F-42

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation, as amended, or the Amended and Restated Bylaws of registrant, indemnification agreements entered into between registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lincolnshire, Commonwealth of Illinois, on November 2, 2005.


                                MOTIENT CORPORATION

                                By: /s/ Christopher Downie
                                    -------------------------------------------
                                    Christopher Downie Executive Vice President,
                                    Chief Operating Officer and Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 2, 2005.


       Name                                     Title
       ----                                     -----

/s/ Christopher Downie       Executive Vice President, Chief Operating Officer
----------------------       and Treasurer (Principal Executive Officer)
Christopher Downie


/s/ Myrna J. Newman          Controller and Chief Accounting Officer
---------------------        (Principal Financial Officer)
Myrna J. Newman


----------------------       Director
Barry A. Williamson


*                            Director
---------------------
Gerry S. Kittner


*                            Chairman, Director
---------------------
Steven G. Singer


*                            Director
---------------------
Jonelle St. John



----------------------       Director
James D. Dondero



*                            Director
---------------------
Raymond L. Steele


----------------------       Director
C. Gerald Goldsmith

* Signed by Christopher W. Downie pursuant to a power of attorney.

                                  EXHIBIT INDEX

2.1       -    Debtors' Amended Joint Plan of Reorganization Under Chapter 11 of
               the Bankruptcy Code, dated February 27, 2002 (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K dated March 4, 2002 (File No. 0-23044)).

3.1       -    Restated Certificate of Incorporation of the Company (as restated
               effective May 1, 2002) (incorporated by reference to Exhibit 3.1 of the Company's Amendment No. 2 to Registration Statement on
               Form 8-A, filed May 1, 2002).

3.2       -    Amended and Restated Bylaws of the Company (as amended and restated effective May 1, 2002) (incorporated by reference to
               Exhibit 3.1 of the Company's Amendment No. 2 to Registration
               Statement on Form 8-A, filed May 1, 2002).

3.3       -    Certificate of Designations of the Series A Cumulative
               Convertible Preferred Stock (incorporated by reference to Exhibit
               3.1 to the Registrant's Current Report on Form 8-K dated April
               15, 2005)

3.4       -    Amendment to Restated Certificate of Incorporation (incorporated by reference to Motient's Registration Statement on Form S-1 filed on June 24, 2005).


3.5       -    Certificate of Designations of the Series B Cumulative
               Convertible Preferred Stock (incorporated by reference to Exhibit
               3.1 to the Registrant's Current Report on Form 8-K dated October
               31, 2005)


4.1       -    Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company's Amendment No. 2 to Registration
               Statement on Form 8-A, filed May 1, 2002).

+5.1      -    Opinion of General Counsel of Motient Corporation, regarding the legality of the common stock registered hereby (incorporated by reference to the Company's registration statement on Form S-1, filed January 5, 2005).

10.2      -    Credit Agreement by and between Motorola Inc. and ARDIS Company dated June 17, 1998 (incorporated by reference to Exhibit 10.61 to the Company's Current Report on Form 10-Q dated June 30, 1998
               (File No. 0-23044)).

10.2a     -    Amendment No. 2, dated September 1, 2000, to the Credit
               Agreement, dated as of June 17, 1998, by and between Motorola, Inc. and Motient Communications Company (formerly known as ARDIS
               Company) (incorporated by reference to Exhibit 10.22a to the Company's Quarterly Report on Form 10-Q for the quarter ended
               September 30, 2000 (File No. 0-23044)).

10.2b     -    Assumption, Release, Amendment and Waiver Agreement by and among
               Motorola, Inc., Motient Communications Inc. and Motient
               Communications Company, dated as of December 29, 2000
               (incorporated by reference to Exhibit 10.22b to the Company's
               Annual Report on Form 10-K for the year ended December 31, 2001
               (File No. 0-23044)).

10.3      -    Investment Agreement dated as of June 22, 2000, by and among the
               Company, Motient Satellite Ventures LLC, and certain other investors (incorporated by reference to Exhibit 10.41 to the Company's Quarterly Report on Form 10-Q for the quarter ended
               June 30, 2000 (File No. 0-23044)).

10.4      -    Asset Sale Agreement between Motient Satellite Ventures LLC and
               Motient Services Inc. dated as of June 29, 2000 (incorporated by reference to Exhibit 10.42 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File No.
               0-23044)).

10.4a     -    Amendment No. 1, dated as of November 29, 2000, to Asset Sale
               Agreement, dated as of June 29, 2000, between Motient Satellite
               Ventures LLC and Motient Services Inc. (incorporated by reference to Exhibit 10.42a to the Company's annual report on Form 10-K for the year ended December 31, 2000 (File No. 0-23044)).

10.4b     -    Amended and Restated Asset Sale Agreement, dated as of January 8,
               2001, between Mobile Satellite Ventures LLC and Motient Services
               Inc. (incorporated by reference to Exhibit 10.42b to the Company's annual report on Form 10-K for the year ended December
               31, 2000 (File No. 0-23044)).

10.4c     -    Amendment, dated as of October 12, 2001, to the Amended and
               Restated Asset Sale Agreement, dated as of January 8, 2001, by and between Motient Services Inc. and Mobile Satellite Ventures
               LLC (incorporated by reference to Exhibit 10.42c to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001 (File No. 0-23044)).

10.5      -    Asset Sale Agreement, dated November 29, 2000, by and among the
               Company, Motient Services Inc. and Aether Systems, Inc.
               (incorporated by reference to Exhibit 10.46 to the Company's
               Annual Report on Form 10-K for the year ended December 31, 2000
               (File No. 0-23044)).

10.6      -    January 2001 Investment Agreement, dated as of January 8, 2001, by and among the Company, Mobile Satellite Ventures LLC, TMI
               Communications and Company, Limited Partnership, and the other investors named therein (incorporated by reference to Exhibit
               10.48 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-23044)).

10.7      -    Document Standstill and Termination Agreement, dated as of
               January 8, 2001, by and among the Company, Mobile Satellite
               Ventures LLC, Motient Services Inc., and certain investors named therein (incorporated by reference to Exhibit 10.50 to the Company's annual report on Form 10-K for the year ended December
               31, 2000 (File No. 0-23044)).

10.7a     -    Amended and Restated Document Standstill and Termination
               Agreement, dated as of October 12, 2001 (incorporated by reference to Exhibit 10.50a to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (File No.
               0-23044)).

10.8      -    Amended and Restated Investment Agreement, dated October 12,
               2001, by and among Motient Corporation, Mobile Satellite Ventures
               LLC, TMI Communications and Company, Limited Partnership, and the other investors named therein (incorporated by reference to Exhibit 10.55 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001 (File No. 0-23044)).

10.9      -    Form of Stockholders' Agreement of Mobile Satellite Ventures GP
               Inc. (incorporated by reference to Exhibit 10.56 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001 (File No. 0-23044)).

10.9a     -    Stockholders' Agreement, dated as of November 26, 2001, of
               Mobile Satellite Ventures GP Inc. (incorporated by reference to
               Exhibit 10.56a of the Company's Current Report on Form 8-K dated
               November 19, 2001 (File No. 0-23044)).

10.10     -    Form of Limited Partnership Agreement of Mobile Satellite
               Ventures LP (incorporated by reference to Exhibit 10.57 to the Company's quarterly report on Form 10-Q for the quarter ended
               September 30, 2001 (File No. 0-23044)).

10.11     -    Form of Convertible Note of Mobile Satellite Ventures LP, in the
               amount of $50.0 million issued to MSV Investors LLC (incorporated by reference to Exhibit 10.58 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001 (File No.
               0-23044)).

10.12     -    Form of Promissory Note of Mobile Satellite Ventures LP, in the
               amount of $15.0 million issued to Motient Services Inc.
               (incorporated by reference to Exhibit 10.59 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001 (File No. 0-23044)).

10.13     -    Registration Rights Agreement between the Company and Highland
               Capital Management, L.P., and Morgan Stanley Investment
               Management, dated May 1, 2002 (incorporated by reference to
               Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002) (File No. 0-23044)).

10.14*    -    Form of Change of Control Agreement for Officers of the Company
               (incorporated by reference to Exhibit 10.2 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended March 31,
               2002 (File No. 0-23044)).

10.15     -    Senior Indebtedness Note of MVH Holdings Inc., in the amount of
               $19.0 million issued to Rare Medium Group, Inc., dated May 1,
               2002 (incorporated by reference to Exhibit 10.3 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended March 31,
               2002 (File No. 0-23044)).

10.16     -    Senior Indebtedness Note of MVH Holdings Inc., in the amount of
               $750,000 issued to Credit Suisse First Boston, dated May 1, 2002
               (incorporated by reference to Exhibit 10.4 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended March 31,
               2002 (File No. 0-23044)).

10.17     -    Settlement Agreement by and among the Registrant and Rare Medium
               Group, Inc., dated March 28, 2002 (incorporated by reference to
               Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 0-23044)).

10.18     -    Form of Warrant to purchase 343,450 shares of the Company's common stock at an exercise price of $3.95 per share issued to Evercore Partners, L.P. (incorporated by reference to Exhibit
               10.28 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-87844)).

10.19     -    Debtors' Amended Joint Plan of Reorganization Under Chapter 11 of
               the Bankruptcy Code, dated February 27, 2002 (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K dated March 4, 2002 (File No. 0-23044)).

10.20*    -    Motient Corporation 2002 Stock Option Plan (incorporated by reference to Exhibit 99.1 to the Company's registration statement on Form S-8 (File No. 333-92326)).

10.21*    -    Form of Stock Option Agreement (incorporated by reference to
               Exhibit 99.2 to the Company's registration statement on Form S-8
               (File No. 333-92326)).

10.22     -    Form of Warrant to purchase up to 500,000 shares of the Company's common stock at an exercise price of $3.00 per share issued to certain affiliates of Communication Technology Advisors LLC
               (incorporated by reference to Exhibit 10.22 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended June 30,
               2002).

10.23*    -    Executive Retention Agreement, dated as of July 16, 2002, by and between Walter V. Purnell, Jr. and the Company (incorporated by reference to Exhibit 10.23 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

10.24     -    Amended and Restated Term Credit Agreement, dated January 27,
               2003, by and among the Company, Motient Communications Inc.,
               Motient Holdings Inc., the Lenders named therein, and M&E
               Advisors, L.L.C., as Administrative Agent and Collateral Agent
               (incorporated by reference to Exhibit 10.24 to the Company's
               Annual Report on Form 10-K for the year ended December 31, 2002).

10.25     -    Security Agreement, dated as of January 27, 2003, between Motient
               Communications Inc. and M&E Advisors L.L.C. as Collateral Agent
               (incorporated by reference to Exhibit 10.25 to the Company's
               Annual Report on Form 10-K for the year ended December 31, 2002).

10.26     -    First Amendment to Security Agreement, dated as of January 30,
               2003, between Motient Communications Inc. and M&E Advisors L.L.C.
               as Collateral Agent (incorporated by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-K for the year ended
               December 31, 2002).

10.27     -    Motient Corporation Share Pledge Agreement, dated as of January
               27, 2003, between Motient Corporation and M&E Advisors L.L.C., as
               Collateral Agent (incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-K for the year ended
               December 31, 2002).

10.28     -    Motient Holdings Share Pledge Agreement, dated as of January 27,
               2003, between Motient Holdings Inc. and M&E Advisors L.L.C., as
               Collateral Agent (incorporated by reference to Exhibit 10.28 to the Company's Annual Report on Form 10-K for the year ended
               December 31, 2002).

10.29     -    Form of Warrant to purchase shares of common stock of Motient
               Corporation issued to lenders under the Amended and Restated Term
               Credit Agreement dated as of January 27, 2003 (incorporated by reference to Exhibit 10.29 to the Company's Annual Report on Form
               10-K for the year ended December 31, 2002).

10.30*    -    Letter amendment to Executive Retention Agreement, dated as of
               February 10, 2004, by and between Walter V. Purnell, Jr. and the
               Company (incorporated by reference to Exhibit 10.30 to the Company's Annual Report on Form 10-K for the year ended December
               31, 2002).

10.31     -    Amendment No. 1 to Amended and Restated Term Credit Agreement,
               dated March 16, 2004, by and among Motient Communications Inc.,
               Motient License Inc., the Required Lenders party thereto, and M&E
               Advisors, L.L.C., as Administrative Agent and Collateral Agent
               (incorporated by reference to Exhibit 10.31 to the Company's
               Annual Report on Form 10-K for the year ended December 31, 2002).

10.32     -    Omnibus Amendment to SLA Note and Credit Facility, dated as of
               March 16, 2004, by and among Motient Communications Inc., Motient
               Corporation, Motient Holdings Inc., Motient Services Inc., and
               Motorola, Inc. (incorporated by reference to Exhibit 10.32 to the Company's Annual Report on Form 10-K for the year ended December
               31, 2002).

10.33     -    Share Pledge Agreement, dated as of March 16, 2004, by and between Motient Communications Inc. and M&E Advisors, L.L.C.
               (incorporated by reference to Exhibit 10.33 to the Company's
               Annual Report on Form 10-K for the year ended December 31, 2002).

10.34     -    Warrant to purchase shares of common stock of Motient
               Corporation, issued to lenders under Amendment No. 1 to Amended and Restated Term Credit Agreement, dated March 16, 2004
               (incorporated by reference to Exhibit 10.34 to the Company's
               Annual Report on Form 10-K for the year ended December 31, 2002).

10.35     -    Registration Rights Agreement, dated March 16, 2004, by and between Motient Corporation and M&E Advisors, L.L.C. in its capacity as Administrative and Collateral Agent under Amendment
               No. 1 to Amended and Restated Term Credit Agreement (incorporated by reference to Exhibit 10.35 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).

10.36     -    Collateral Agency, Subordination and Intercreditor Agreement,
               dated as of March 16, 2004, by and among Motient Communications
               Inc., Motient License Inc., M&E Advisors L.L.C., and Motorola,
               Inc. (incorporated by reference to Exhibit 10.36 to the Company's
               Annual Report on Form 10-K for the year ended December 31, 2002).

10.37     -    Subordinate Motient Communications Share Pledge Agreement, dated as of March 16, 2004, by and between Motient Communications Inc.
               and Motorola, Inc. (incorporated by reference to Exhibit 10.37 to the Company's Annual Report on Form 10-K for the year ended
               December 31, 2002).

10.38     -    Common Stock Purchase Agreement, dated as of April 7, 2004, by and among Motient Corporation and the Raptor Global Portfolio,
               Ltd., et al (incorporated by reference to Exhibit 10.38 to the Company's Quarterly Report on Form 10-Q for the quarter ended
               March 31, 2003).

10.39     -    Registration Rights Agreement, dated as of April 7, 2004, by and among Motient Corporation and the Raptor Global Portfolio, Ltd., et al (incorporated by reference to Exhibit 10.39 to the Company's Quarterly Report on Form 10-Q for the quarter ended
               March 31, 2003).

10.40     -    Form of Common Stock Purchase Warrant, dated as of April 7, 2004
               (incorporated by reference to Exhibit 10.40 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended March 31,
               2003).

10.41     -    Form of Common Stock Purchase Warrant, dated as of April 7, 2004
               (incorporated by reference to Exhibit 10.41 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended March 31,
               2004).

10.42     -    Securities Purchase Agreement, dated as of June 30, 2004, by and among Motient Corporation and the Raptor Global Portfolio, Ltd.,
               et al (incorporated by reference to Exhibit 10.42 to the
               Company's Registration Statement on Form S-1 filed on July 6,
               2004)

10.43     -    Registration Rights Agreement, dated as of June 30, 2004, by and among Motient Corporation and the Raptor Global Portfolio, Ltd.,
               et al (incorporated by reference to Exhibit 10.42 to the
               Company's Registration Statement on Form S-1 filed on July 6,
               2004)

10.44     -    Form of Common Stock Purchase Warrant, dated as of June 30, 2004
               (incorporated by reference to Exhibit 10.42 to the Company's
               Registration Statement on Form S-1 filed on July 6, 2004)

10.45     -    Form of Common Stock Purchase Warrant, dated as of June 30, 2004
               (incorporated by reference to Exhibit 10.42 to the Company's
               Registration Statement on Form S-1 filed on July 6, 2004)

10.46     -    Warrant Issued to Motorola, Inc. (incorporated by reference to
               Exhibit 10.42 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

10.47     -    Common Stock Purchase Agreement, dated as of November 12, 2004, by and among Motient Corporation and the investors listed therein
               (incorporated by reference to Exhibit 10.43 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended September 30,
               2004)

10.48     -    Registration Rights Agreement, dated as of November 12, 2004, by and among Motient Corporation and the investors listed therein
               (incorporated by reference to Exhibit 10.44 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended September 30,
               2004)

10.49     -    Form of Common Stock Purchase Warrant, dated as of November 12,
               2004 (incorporated by reference to Exhibit 10.45 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended September 30,
               2004)

10.50     -    Purchase Agreement, dated as of November 12, 2004, by and among
               Motient Ventures Holding Inc., Mobile Satellite Ventures LP, et
               al (incorporated by reference to Exhibit 10.46 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended September 30,
               2004)

10.51     -    Note Exchange Agreement, dated as of November 12, 2004, by and among Motient Ventures Holding Inc., Mobile Satellite Ventures
               LP, et al (incorporated by reference to Exhibit 10.47 to the Company's Quarterly Report on Form 10-Q for the quarter ended
               September 30, 2004)

10.52     -    Amended and Restated Limited Partnership Agreement, dated as of
               November 12, 2004, by and among Motient Ventures Holding Inc.,
               Mobile Satellite Ventures LP, et al (incorporated by reference to Exhibit 10.48 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)

10.53     -    Amended and Restated Stockholders Agreement, dated as of November
               12, 2004, by and among Motient Ventures Holding Inc., Mobile
               Satellite Ventures GP Inc., et. al. (incorporated by reference to Exhibit 10.49 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)

10.54     -    Second Amended and Restated Parent Transfer/Drag Along Agreement,
               dated as of November 12, 2004, by and among Motient Corporation, et. al. (incorporated by reference to Exhibit 10.50 to the Company's Quarterly Report on Form 10-Q for the quarter ended
               September 30, 2004)


+10.55    -    Voting Agreement, dated as of November 12, 2004, by and among
               Columbia Space (QP), Inc., et al (incorporated by reference to Exhibit 10.55 of the Company's Registration Statement on Form
               S-1/A, file number 333-121862)

+10.56    -    Consent Agreement, dated January 27, 2005, by and among Columbia
               Space (QP), Inc., et al (incorporated by reference to Exhibit
               10.56 of the Company's Registration Statement on Form S-1/A, file number 333-121862)

+10.57    -    Merger Agreement, dated as of February 9, 2005, by and among
               Motient Corporation, Telcom Satellite Ventures Inc., et al
               (incorporated by reference to Exhibit 10.57 of the Company's
               Registration Statement on Form S-1/A, file number 333-121862)

+10.58    -    Form of Stock Purchase Agreement, dated February 9, 2005
               (incorporated by reference to Exhibit 10.58 of the Company's
               Registration Statement on Form S-1/A, file number 333-121862)

+10.59    -    Registration Rights Agreement, dated February 9, 2005 by and among Motient Corporation, Telcom Satellite Ventures Inc., et al
               (incorporated by reference to Exhibit 10.59 of the Company's
               Registration Statement on Form S-1/A, file number 333-121862)

+10.60    -    Form of Warrant to purchase Motient common stock, dated February
               9, 2005 (incorporated by reference to Exhibit 10.60 of the Company's Registration Statement on Form S-1/A, file number
               333-121862)

+10.61    -    Form of Stockholder's Agreement, dated February 9, 2005
               (incorporated by reference to Exhibit 10.61 of the Company's
               Registration Statement on Form S-1/A, file number 333-121862)


10.62     -    Securities Purchase Agreement dated April 15, 2005 by and among the Registrant and the Purchasers listed on Schedule 1 thereto
               (incorporated by reference to Exhibit 10.1 to the Registrant's
               Current Report on Form 8-K dated April 15, 2005)


10.63     -    Amended and Restated Registration Rights Agreement dated October
               26, 2005 by and among the Registrant and the Purchasers listed on
               Schedule 1 thereto (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated October 31,
               2005)

10.64     -    Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K dated April 15, 2005)

10.65     -    Purchase Agreement dated May 11, 2005 by and between Motient
               Ventures Holding Inc. and TerreStar Networks Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated May 11, 2005)

10.66     -    Conditional Waiver and Consent Agreement dated May 11, 2005 by and among the Registrant and each other party listed on the signature page thereto (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K dated May 11,
               2005)

10.67     -    Stockholders Agreement dated May 11, 2005 by and among Motient
               Ventures Holding Inc. and the other parties thereto (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K dated May 11, 2005)

10.68     -    Purchase Agreement dated May 13, 2005 by and between Motient
               Corporation and George Haywood (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated
               May 19, 2005)

10.69     -    Form of Purchase Agreement dated May 17, 2005 by and between
               Motient Corporation and Columbia Capital Investors III, LLC, et al (incorporated by reference to Exhibit 10.2 to the Registrant's
               Current Report on Form 8-K dated May 19, 2005

10.70*    -    Amendment to Motient Corporation 2002 Stock Option Plan
               (incorporated by reference to Motient's Registration Statement on Form S-1 filed June 24, 2005)


10.71     -    Amended and Restated Registration Escrow Agreement dated October
               26, 2005 by and among the Registrant and Computershare
               (incorporated by reference to Exhibit 10.2 to the Registrant's
               Current Report on Form 8-K dated October 31, 2005)


16.1      -    Letter from PricewaterhouseCoopers LLP to the Securities and
               Exchange Commission dated April 22, 2003 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form
               8-K filed on April 23, 2003).

16.2      -    Letter from PricewaterhouseCoopers LLP to the Securities and
               Exchange Commission dated March 9, 2004 (incorporated by reference to Exhibit 16.1 to the Company's Current Report on Form
               8-K filed on March 9, 2004).

16.3      -    Letter from Friedman LLP to the Securities and Exchange
               Commission dated June 7, 2004 (incorporated by reference to
               Exhibit 16.1 to the Company's Current Report on Form 10-Q for the quarter ended September 30, 2003, filed on June 7, 2004).

21.1      -    Subsidiaries of the Company. (filed herewith)

23.1      -    Consent of General Counsel of Motient Corporation (included in
               Exhibit 5.1)

23.2      -    Consent of Friedman LLP, Independent Registered Public Accounting
               Firm (filed herewith).

23.3      -    Consent of Friedman LLP, Independent Registered Public Accounting
               Firm (filed herewith).

23.4      -    Consent of Ernst & Young LLP, Independent Auditors (filed
               herewith).

+24.1     -    Power of Attorney pursuant to which amendments to this
               registration statement may be filed (included on the signature page in Part II of this registration statement).

------------

*    Management contract or compensatory plan or arrangement.

+    Previously filed.



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